This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 30, 2004

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 14, 2004

                                 $1,166,039,000
                                  (Approximate)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C3

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.

                         PNC BANK, NATIONAL ASSOCIATION
                              mortgage loan sellers

                                   ----------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 174 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 24 classes of certificates, eight (8) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in September 2004. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of % of the total initial principal balance of the offered certificates plus accrued interest from August 1, 2004. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-42 OF THIS PROSPECTUS SUPPLEMENT.

                          APPROXIMATE           INITIAL                                                      EXPECTED
                         TOTAL INITIAL       PASS-THROUGH       ASSUMED FINAL          RATED FINAL            RATINGS
  OFFERED CLASSES      PRINCIPAL BALANCE         RATE         DISTRIBUTION DATE     DISTRIBUTION DATE     (MOODY'S/FITCH)
-------------------   -------------------   --------------   -------------------   -------------------   ----------------
Class A-1 .........      $  10,000,000               %         September 2005          July 2036              Aaa/AAA
Class A-2 .........      $  61,126,000               %           March 2009            July 2036              Aaa/AAA
Class A-3 .........      $ 187,320,000               %          August 2009            July 2036              Aaa/AAA
Class A-4 .........      $ 125,000,000               %          October 2013           July 2036              Aaa/AAA
Class A-5 .........      $ 694,474,000               %           July 2014             July 2036              Aaa/AAA
Class B ...........      $  45,084,000               %           July 2014             July 2036              Aa2/AA
Class C ...........      $  14,345,000               %           July 2014             July 2036              Aa3/AA-
Class D ...........      $  28,690,000               %           July 2014             July 2036               A2/A

     Delivery of the offered certificates, in book-entry form only, will be made
on or about August    , 2004.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston LLC will act as lead and book running manager. See "Underwriting" in this prospectus supplement.

CREDIT SUISSE FIRST BOSTON

                           PNC CAPITAL MARKETS, INC.
                                                           GOLDMAN, SACHS & CO.

          The date of this prospectus supplement is August    , 2004

--------------------------------------------------------------------------------

CREDIT | FIRST     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
SUISSE | BOSTON    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C3

--------------------------------------------------------------------------------

[ ]   LESS THAN 1.00% OF INITIAL NET MORTGAGE POOL BALANCE

[ ]   1.00% - 5.99% OF INITIAL NET MORTGAGE POOL BALANCE

[ ]   6.00% - 9.99% OF INITIAL NET MORTGAGE POOL BALANCE

[ ]   EQUAL OR GREATER THAN 10.00% OF INITIAL NET MORTGAGE POOL BALANCE

                                      [MAP OMITTED]

          CALIFORNIA                 27 PROPERTIES      22.5% OF TOTAL
          SOUTHERN CALIFORNIA        25 PROPERTIES      21.0% OF TOTAL
          NORTHERN CALIFORNIA         2 PROPERTIES       1.5% OF TOTAL
          NEW YORK                   10 PROPERTIES      17.2% OF TOTAL
          TEXAS                      41 PROPERTIES      10.5% OF TOTAL
          PENNSYLVANIA               11 PROPERTIES       6.9% OF TOTAL
          FLORIDA                    10 PROPERTIES       6.6% OF TOTAL
          MICHIGAN                    9 PROPERTIES       6.2% OF TOTAL
          GEORGIA                     9 PROPERTIES       5.1% OF TOTAL
          VIRGINIA                    9 PROPERTIES       3.8% OF TOTAL
          KENTUCKY                    5 PROPERTIES       3.6% OF TOTAL
          PUERTO RICO                 1 PROPERTY         3.1% OF TOTAL
          OHIO                       10 PROPERTIES       1.7% OF TOTAL
          ILLINOIS                    5 PROPERTIES       1.6% OF TOTAL
          WASHINGTON                  5 PROPERTIES       1.5% OF TOTAL
          SOUTH CAROLINA              1 PROPERTY         1.4% OF TOTAL
          MARYLAND                    1 PROPERTY         1.1% OF TOTAL
          MASSACHUSETTS               1 PROPERTY         1.0% OF TOTAL
          NORTH CAROLINA              3 PROPERTIES       1.0% OF TOTAL
          ARIZONA                     6 PROPERTIES       0.8% OF TOTAL
          COLORADO                    3 PROPERTIES       0.7% OF TOTAL
          DISTRICT OF COLUMBIA        1 PROPERTY         0.6% OF TOTAL
          DELAWARE                    1 PROPERTY         0.6% OF TOTAL
          MISSOURI                    3 PROPERTIES       0.3% OF TOTAL
          TENNESSEE                   2 PROPERTIES       0.3% OF TOTAL
          INDIANA                     2 PROPERTIES       0.3% OF TOTAL
          NEVADA                      2 PROPERTIES       0.3% OF TOTAL
          OREGON                      1 PROPERTY         0.2% OF TOTAL
          KANSAS                      2 PROPERTIES       0.2% OF TOTAL
          OKLAHOMA                    2 PROPERTIES       0.2% OF TOTAL
          CONNECTICUT                 2 PROPERTIES       0.2% OF TOTAL
          NEW HAMPSHIRE               3 PROPERTIES       0.1% OF TOTAL
          MINNESOTA                   1 PROPERTY         0.1% OF TOTAL
          LOUISIANA                   1 PROPERTY         0.1% OF TOTAL
          IOWA                        1 PROPERTY         0.05% OF TOTAL

                                   [PIE CHART OMITTED]


MORTGAGED REAL PROPERTY
(BY PROPERTY TYPE)

PERCENTAGE OF INITIAL NET
MORTGAGE POOL BALANCE

                            Office             33.8%
                            Retail             28.1%
                            Multifamily        21.2%
                            Mixed Use          11.4%
                            Self Storage        3.2%
                            Hotel               1.7%
                            Industrial          0.6%

                                                         [PICTURE OMITTED]



                                        4. MIZNER | Boca Raton,
                                             PARK | FL

               [PICTURE OMITTED]





                                                         [PICTURE OMITTED]

1. ONE PARK | New York,
     AVENUE | NY


                                        19. ESTATES AT | Kennesaw,
                                              RIDENOUR | GA

               [PICTURE OMITTED]




10. VILLAGE | Torrance,
    DEL AMO | CA




               [PICTURE OMITTED]                         [PICTURE OMITTED]




49. 509 VINE | Philadelphia,            11.     275 PARK AVENUE - | Brooklyn,
      STREET | PA                           THE CHOCOLATE FACTORY | NY

                [PICTURE OMITTED]



26. DEL RAYO | Rancho Santa Fe,                         [PICTURE OMITTED]
    VILLIAGE | CA



                [PICTURE OMITTED]



13. ADDISON AT SWIFT | Midlothian,      3. 160 WEST 24TH | New York,
    CREEK APARTMENTS | VA                         STREET | NY



                                                        [PICTURE OMITTED]



                [PICTURE OMITTED]       73. LAKESHORE CROSSING | Atlanta,
                                                    APARTMENTS | GA



                                                        [PICTURE OMITTED]



18.      THE | Baltimore,               2. PACIFIC DESIGN | West Hollywood,
    STANDARD | MD                                  CENTER | CA

                                 ---------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.................................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM....................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-5
RISK FACTORS................................................................S-42
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT........................S-63
FORWARD-LOOKING STATEMENTS..................................................S-64
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS................................S-64
DESCRIPTION OF THE OFFERED CERTIFICATES....................................S-134
YIELD AND MATURITY CONSIDERATIONS..........................................S-159
THE POOLING AND SERVICING AGREEMENT........................................S-164
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
  LOCATED IN NEW YORK, CALIFORNIA AND TEXAS................................S-194
U.S. FEDERAL INCOME TAX CONSEQUENCES.......................................S-195
ERISA CONSIDERATIONS.......................................................S-198
LEGAL INVESTMENT...........................................................S-201
USE OF PROCEEDS............................................................S-202
UNDERWRITING...............................................................S-202
LEGAL MATTERS..............................................................S-203
RATING.....................................................................S-204
GLOSSARY...................................................................S-206

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1   --   CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                     RELATED MORTGAGED REAL PROPERTIES
EXHIBIT A-2   --   MORTGAGE POOL INFORMATION
EXHIBIT B     --   FORM OF TRUSTEE REPORT
EXHIBIT C     --   DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D     --   SCHEDULE OF REFERENCE RATES
EXHIBIT E     --   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................29
USE OF PROCEEDS...............................................................30
DESCRIPTION OF THE TRUST ASSETS...............................................30
YIELD AND MATURITY CONSIDERATIONS.............................................54
DESCRIPTION OF THE CERTIFICATES...............................................60
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................68
DESCRIPTION OF CREDIT SUPPORT.................................................78
LEGAL ASPECTS OF MORTGAGE LOANS...............................................80
FEDERAL INCOME TAX CONSEQUENCES...............................................91
STATE AND OTHER TAX CONSEQUENCES.............................................126
ERISA CONSIDERATIONS.........................................................127
LEGAL INVESTMENT.............................................................130
PLAN OF DISTRIBUTION.........................................................131
LEGAL MATTERS................................................................132
FINANCIAL INFORMATION........................................................132
RATING.......................................................................133
GLOSSARY.....................................................................134

                                 ---------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL                  , 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2004-C3 Commercial Mortgage Pass-Through Certificates. The series 2004-C3 certificates will consist of 24 classes. The table below identifies and specifies various characteristics for 22 of those classes.

                                        APPROXIMATE %
                                           OF TOTAL                                         ASSUMED
                         INITIAL TOTAL     INITIAL                              INITIAL    WEIGHTED
            EXPECTED       PRINCIPAL     CERTIFICATE   APPROXIMATE PASS-THROUGH  PASS-      AVERAGE    ASSUMED    ASSUMED FINAL
            RATINGS       BALANCE OR      PRINCIPAL      CREDIT       RATE      THROUGH      LIFE     PRINCIPAL    DISTRIBUTION
 CLASS  (MOODY'S/FITCH) NOTIONAL AMOUNT    BALANCE       SUPPORT   DESCRIPTION    RATE      (YEARS)     WINDOW         DATE
 -----  --------------- ---------------    -------       -------   -----------    ----      -------     ------         ----
  A-1       Aaa/AAA     $   10,000,000      0.61%        13.63%                       %       0.5     9/04-9/05    September 2005
  A-2       Aaa/AAA     $   61,126,000      3.73%        13.63%                       %       3.2     9/05-3/09      March 2009
  A-3       Aaa/AAA     $  187,320,000     11.43%        13.63%                       %       4.8     3/09-8/09     August 2009
  A-4       Aaa/AAA     $  125,000,000      7.62%        13.63%                       %       6.9     8/09-10/13    October 2013
  A-5       Aaa/AAA     $  694,474,000     42.36%        13.63%                       %       9.7     10/13-7/14     July 2014
   B         Aa2/AA     $   45,084,000      2.75%        10.88%                       %       9.9     7/14-7/14      July 2014
   C        Aa3/AA-     $   14,345,000      0.87%        10.00%                       %       9.9     7/14-7/14      July 2014
   D          A2/A      $   28,690,000      1.75%         8.25%                       %       9.9     7/14-7/14      July 2014
 A-1-A      Aaa/AAA     $  338,144,000     20.63%        13.63%                       %       N/A        N/A           N/A
   E         A3/A-      $   16,395,000      1.00%         7.25%                       %       N/A        N/A           N/A
   F       Baa1/BBB+    $   20,493,000      1.25%         6.00%                       %       N/A        N/A           N/A
   G        Baa2/BBB    $   16,394,000      1.00%         5.00%                       %       N/A        N/A           N/A
   H       Baa3/BBB-    $   22,542,000      1.37%         3.63%                       %       N/A        N/A           N/A
   J        Ba1/BB+     $    8,198,000      0.50%         3.13%                       %       N/A        N/A           N/A
   K         Ba2/BB     $    6,147,000      0.37%         2.75%                       %       N/A        N/A           N/A
   L        Ba3/BB-     $    8,198,000      0.50%         2.25%                       %       N/A        N/A           N/A
   M         B1/B+      $    6,148,000      0.38%         1.88%                       %       N/A        N/A           N/A
   N         B2/NR      $    6,147,000      0.37%         1.50%                       %       N/A        N/A           N/A
   O         B3/B-      $    2,050,000      0.13%         1.38%                       %       N/A        N/A           N/A
   P         NR/NR      $   22,542,484      1.38%         0.00%                       %       N/A        N/A           N/A
  A-X       Aaa/AAA     $1,639,437,484       N/A           N/A     Variable IO        %       N/A        N/A           N/A
  A-SP      Aaa/AAA     $1,449,239,000       N/A           N/A     Variable IO        %       N/A        N/A           N/A

     In reviewing the foregoing table, please note that:

     o Only the class A-1, A-2, A-3, A-4, A-5, B, C and D certificates are offered by this prospectus supplement.

     o The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Fitch, Inc., respectively. "NR" means not rated.

     o Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in July 2036.

     o All of the classes in the table on page S-5, except the A-X and A-SP classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2004-C3 certificates with principal balances constitute the series 2004-C3 principal balance certificates.

     o For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the
          class   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,
            ,   ,   and   certificates.

     o For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) during the period from the date of initial issuance of the series 2004-C3 certificates through and including the distribution date
               in      , the sum of (a) the lesser of $      and the total
               principal balance of the class      certificates outstanding from
               time to time, (b) the lesser of $      and the total principal
               balance of the class certificates outstanding from time to time,
               and (c) the total principal balance of the class   ,   ,   ,
               and    certificates outstanding from time to time;

          (2)  during the period following the distribution date in      through
               and including the distribution date in      , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $      and the total principal balance of the class  certificates outstanding from time to time, and (c) the total principal
               balance of the class   ,   ,   and   certificates outstanding
               from time to time;

          (3)  during the period following the distribution date in      through
               and including the distribution date in      , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $      and the total principal balance of the class  certificates outstanding from time to time, and (c) the total principal
               balance of the class   ,   and   certificates outstanding from
               time to time;

          (4)  during the period following the distribution date in      through
               and including the distribution date in      , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $      and the total principal balance of the class  certificates outstanding from time to time, and (c) the total principal
               balance of the class   ,   and   certificates outstanding from
               time to time;

          (5)  during the period following the distribution date in      through
               and including the distribution date in      , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $      and the total principal balance of the class  certificates outstanding from time to time, and (c) the total principal balance of the class certificates outstanding from time to time;

          (6)  during the period following the distribution date in      through
               and including the distribution date in      , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $      and the total principal balance of the class  certificates outstanding from time to time, and (c) the total principal balance of the class certificates outstanding from time to time;

          (7)  during the period following the distribution date in      through
               and including the distribution date in      , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $      and the total principal balance of the class  certificates outstanding from time to time, and (c) the total principal balance of the class certificates outstanding from time to time;

          (8)  following the distribution date in          , $0.

     o The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     o Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     o Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the mortgage loans.

     o Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a)  the initial pass-through rate shown for that class in that table
               (or, solely in the case of the class certificates,    % per
               annum), and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     o    The pass-through rate for the class A-SP certificates, for each
          interest accrual period through and including the     interest accrual
          period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2004-C3 principal balance certificates. If the entire total principal balance of any class of series 2004-C3 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2004-C3 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2004-C3 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and
          including the     interest accrual period, on any particular component
          of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          (2) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C3 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

          Following the      interest accrual period, the class A-SP
          certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the interest accrual period and for each interest accrual period thereafter.

     o The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C3 principal balance certificates. In general, the total principal balance of each class of series 2004-C3 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2004-C3 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest
          accrual period, through and including the     interest accrual period,
          on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          (1) if such particular component consists of the entire total principal balance of any class of series 2004-C3 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C3 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (3) if such particular component consists of the entire total principal balance of any class of series 2004-C3 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C3 principal balance certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C3 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C3 principal balance certificates.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period
          subsequent to the        interest accrual period, the total principal
          balance of each class of series 2004-C3 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C3 principal balance certificates whose principal balance makes up such component.

     o The references to "net interest rates on the underlying mortgage loans" in the four preceding bullets mean, as to any particular mortgage loan in the trust fund, an annual interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, any related primary servicing fee and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the applicable foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

     o    The initial pass-through rates shown in the table on page S-5 with
          respect to the class   ,   and   certificates are each approximate.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     o The class R and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2004-C3 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of August 1, 2004, between us, as depositor, and a trustee, a master servicer and a special servicer.

     The series 2004-C3 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from two mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in August 2004. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

Initial mortgage pool balance.......................................................   $1,639,437,484
Number of underlying mortgage loans.................................................              174
Number of mortgaged real properties.................................................              191

Greatest cut-off date principal balance.............................................     $154,000,000
Smallest cut-off date principal balance.............................................         $546,639
Average cut-off date principal balance..............................................       $9,422,055

Highest mortgage interest rate......................................................          7.2000%
Lowest mortgage interest rate.......................................................          4.5200%
Weighted average mortgage interest rate.............................................          5.6410%

Longest original term to maturity or anticipated repayment date.....................       240 months
Shortest original term to maturity or anticipated repayment date....................        60 months
Weighted average original term to maturity or anticipated repayment date............       108 months

Longest remaining term to maturity or anticipated repayment date....................       234 months
Shortest remaining term to maturity or anticipated repayment date...................        51 months
Weighted average remaining term to maturity or anticipated repayment date...........       105 months

Highest debt service coverage ratio, based on underwritten net cash flow............           3.54 x
Lowest debt service coverage ratio, based on underwritten net cash flow.............           1.20 x
Weighted average debt service coverage ratio, based on underwritten net cash flow...           1.62 x

Highest cut-off date loan-to-value ratio............................................           80.9 %
Lowest cut-off date loan-to-value ratio.............................................           33.5 %
Weighted average cut-off date loan-to-value ratio...................................           69.8 %

     In reviewing the foregoing table, please note that:

     o The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as One Park Avenue secures, on senior basis, an underlying mortgage loan, with a $154,000,000 cut-off date principal balance, and also secures, on a subordinated basis, three (3) junior mortgage loans, with a total cut-off date principal balance of $84,500,000, that will not be included in the trust fund. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the One Park Avenue underlying mortgage loan will be calculated: (a) based on the relevant total principal balance of, and debt service payments on, the One Park Avenue underlying mortgage loan; and (b) unless expressly indicated otherwise, without regard to the three junior One Park Avenue outside-the-trust fund mortgage loans. One of those three (3) junior One Park Avenue outside-the-trust fund mortgage loans is subordinate to the other two of those mortgage loans and one of those two mortgage loans is, in turn, subordinate to the other.

     o The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mizner Park secures, on senior basis, an underlying mortgage loan, with a $53,110,129 cut-off date principal balance, and also secures, on a subordinated basis, a junior mortgage loan, with a cut-off date principal balance of $8,821,480, that will not be included in the trust fund. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Mizner Park underlying mortgage loan will be calculated: (a) based on the relevant total principal balance of, and debt service payments on, the Mizner Park underlying mortgage loan; and (b) unless expressly indicated otherwise, without regard to the junior Mizner Park outside-the-trust fund mortgage loan.

     o In the case of two (2) of the underlying mortgage loans, representing 0.6% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note. Each such junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those two (2) underlying mortgage loans provided in this prospectus supplement reflects the presence of or otherwise includes any numerical information with respect to those junior loans. The underlying mortgage loans described in this bullet are in addition to the One Park Avenue underlying mortgage loan and the Mizner Park underlying mortgage loan. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

     o The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

         For purposes of calculating distributions on the respective classes of the series 2004-C3 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     o Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with five (5) mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred and eight (108) mortgage loans, with an initial loan group no. 1 balance of $1,301,292,951, representing approximately 79.4% of the initial mortgage pool balance.

     o Loan group no. 2, which will consist of all but five (5) of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of sixty-six
          (66) mortgage loans, with an initial loan group no. 2 balance of $338,144,534, representing approximately 20.6% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND............................  CSFB Commercial Mortgage Trust 2004-C3,
                                        a New York common law trust, will issue
                                        the series 2004-C3 certificates. The
                                        primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the two mortgage loan sellers.

DEPOSITOR.............................  Credit Suisse First Boston Mortgage
                                        Securities Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. All references to "we", "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICER.......................  Midland Loan Services, Inc., a Delaware
                                        corporation, and an affiliate of PNC
                                        Bank, National Association, one of the
                                        mortgage loan sellers, and an affiliate
                                        of PNC Capital Markets, Inc., one of the underwriters, will act as master servicer with respect to the underlying mortgage loans. The primary servicing offices of Midland Loan Services, Inc. are located at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210.

                                        See "The Pooling and Servicing
                                        Agreement--The Master Servicer" in this
                                        prospectus supplement.

MIZNER PARK PRIMARY SERVICER..........  KeyCorp Real Estate Capital Markets,
                                        Inc., an Ohio corporation, and a
                                        wholly-owned subsidiary of KeyBank
                                        National Association, will act as
                                        primary servicer with respect to the
                                        Mizner Park underlying mortgage loan,
                                        which represents 3.2% of the initial
                                        mortgage pool balance. The servicing
                                        offices of KeyCorp Real Estate Capital
                                        Markets, Inc. are located at 911 Main
                                        Street, Suite 1500, Kansas City,
                                        Missouri 64105. See "The Pooling and
                                        Servicing Agreement--Servicing Under the
                                        Pooling and Servicing Agreement" and
                                        "--Servicing and Other Compensation and
                                        Payment of Expenses."

SPECIAL SERVICER......................  Clarion Partners, LLC will act as special servicer with respect to the
                                        underlying mortgage loans and any
                                        related foreclosure properties. See "The
                                        Pooling and Servicing Agreement--The
                                        Special Servicer" in this prospectus
                                        supplement.

                                        The special servicer will, in general,
                                        be responsible for servicing and
                                        administering:

                                        o    underlying mortgage loans that, in
                                             general, are in default or as to
                                             which default is reasonably
                                             foreseeable; and

                                        o    any real estate acquired by the
                                             trust fund upon foreclosure of a
                                             defaulted underlying mortgage loan.

                                        The special servicer will be permitted
                                        to purchase series 2004-C3 certificates.

                                        The holders of a majority interest in
                                        the series 2004-C3 controlling class can replace the special servicer, with or without cause, except that those holders can replace any separate special servicer that may be appointed with respect to the One Park Avenue loan group or the Mizner Park loan group as contemplated by the next two paragraphs only under the circumstances described or referred to in those paragraphs.

                                        The special servicer can be replaced,
                                        with or without cause, with a separate
                                        special servicer solely in respect of
                                        the One Park Avenue loan group,
                                        consisting of the One Park Avenue
                                        underlying mortgage loan and the three
                                        (3) junior One Park Avenue
                                        outside-the-trust fund mortgage loans,
                                        by the holder of one of the three (3)
                                        junior One Park Avenue outside-the-trust fund mortgage loans, but only for so long as that holder constitutes the "controlling holder" for the One Park Avenue loan group. We describe the circumstances in which one of the holders of the three (3) junior One Park Avenue outside-the-trust fund mortgage loans will constitute the "controlling holder" for the One Park Avenue loan group under "--One Park Avenue Junior Lenders" below. If one of the holders of the junior One Park Avenue outside-the-trust fund mortgage loans constitutes the "controlling holder" for the One Park Avenue loan group and one of those holders has replaced the special servicer solely in respect of the One Park Avenue loan group, then the holders of a majority interest in the series 2004-C3 controlling class will not be entitled to replace that special servicer. The holders of a majority interest in the series 2004-C3 controlling class will be entitled to replace the special servicer solely with respect to the One Park Avenue loan group (separately or as part of a replacement of the special servicer with respect to the mortgage pool generally) at any time when those holders constitute the "controlling holder" for the One Park Avenue loan group.

                                        The special servicer can be replaced,
                                        for cause only, with a separate special
                                        servicer solely in respect of the Mizner
                                        Park loan group, consisting of the
                                        Mizner Park underlying mortgage loan and the junior Mizner Park outside-the-trust fund mortgage loan, by and/or at the direction of the holder of the junior Mizner Park outside-the-trust fund mortgage loan. However, the right to cause any replacement will be subject to various terms, conditions and limitations and, in some circumstances, the holders of a majority interest in the series 2004-C3 controlling class will have the right to replace the new special servicer appointed by the holder of the junior Mizner Park outside-the-trust fund mortgage loan with another replacement special servicer.

TRUSTEE...............................  Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2004-C3 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASS OF SERIES 2004-C3
CERTIFICATEHOLDERS....................  At any time of determination, the controlling class of series 2004-C3
                                        certificateholders will be the holders
                                        of the most subordinate class of series
                                        2004-C3 certificates, exclusive of the
                                        A-X, A-SP, R and V classes, that has a
                                        total principal balance at least equal
                                        to 25% of the total initial principal
                                        balance of that class. However, if no
                                        class of series 2004-C3 certificates,
                                        exclusive of the A-X, A-SP, R and V
                                        classes, has a total principal balance
                                        at least equal to 25% of the total
                                        initial principal balance of that class, then the controlling class of series 2004-C3 certificateholders will be the holders of the most subordinate class of series 2004-C3 certificates, exclusive of the A-X, A-SP, R and V classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 2004-C3 certificateholders, the class A-1, A-2, A-3, A-4, A-5 and A-1-A certificateholders will be considered a
                                        single class. See "The Pooling and
                                        Servicing Agreement--Realization Upon
                                        Mortgage Loans--Series 2004-C3
                                        Controlling Class and Series 2004-C3
                                        Directing Certificateholder" in this
                                        prospectus supplement.

SERIES 2004-C3 DIRECTING
CERTIFICATEHOLDER.....................  The series 2004-C3 directing certificateholder will, in general, be a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2004-C3 controlling class selected by holders (or beneficial owners) of series 2004-C3 certificates representing a majority interest in the series 2004-C3 controlling class.

                                        As and to the extent described under
                                        "The Pooling and Servicing
                                        Agreement--Realization Upon Mortgage
                                        Loans--Asset Status Report" in this
                                        prospectus supplement, the series
                                        2004-C3 directing certificateholder may
                                        direct the master servicer and the
                                        special servicer with respect to various servicing matters involving each of the underlying mortgage loans, except as described in the next paragraph with respect to the One Park Avenue loan group.

                                        The series 2004-C3 directing
                                        certificateholder will be entitled to
                                        direct the special servicer with respect to various servicing matters (including proposed actions of the master servicer that may not be taken in the absence of approval from the special servicer) involving the One Park Avenue loan group, consisting of the One Park Avenue underlying mortgage loan and the three
                                        (3) One Park Avenue outside-the-trust
                                        fund mortgage loans, only for so long as none of the holders of the three (3) junior One Park Avenue outside-the-trust fund mortgage loans constitutes the "controlling holder" for the One Park Avenue loan group. We describe the circumstances in which one of the holders of the three (3) junior One Park Avenue outside-the-trust fund mortgage loans will constitute the "controlling holder" for the One Park Avenue loan group under "--One Park Avenue Junior Lenders" below.

                                        See "The Pooling and Servicing
                                        Agreement--Realization Upon Mortgage
                                        Loans--Asset Status Report" and
                                        "--Realization Upon Mortgage
                                        Loans--Series 2004-C3 Controlling Class
                                        and Series 2004-C3 Directing
                                        Certificateholder" in this prospectus
                                        supplement.

ONE PARK AVENUE JUNIOR LENDERS........  The mortgaged real property identified on Exhibit A-1 to this prospectus
                                        supplement as One Park Avenue secures,
                                        on a subordinate basis relative to the
                                        One Park Avenue underlying mortgage
                                        loan, three (3) junior mortgage loans
                                        that will not be part of the trust fund.
                                        Those three (3) junior One Park Avenue
                                        outside-the-trust fund mortgage loans
                                        have cut-off date principal balances of
                                        $20,000,000, $36,000,000 and
                                        $28,500,000, respectively. The junior
                                        One Park Avenue outside-the-trust fund
                                        mortgage loan with a $20,000,000 cut-off date principal balance is senior in right of payment to the other junior One Park Avenue outside-the-trust fund mortgage loans and the junior One Park Avenue outside-the-trust fund mortgage loan with a $36,000,000 cut-off date principal balance is senior in right of payment to the junior One Park Avenue outside-the-trust fund mortgage loan with a $28,500,000 cut-off date principal balance.

                                        The holder of one of the three (3)
                                        junior One Park Avenue outside-the-trust fund mortgage loans will be entitled to direct the special servicer with respect to various servicing matters involving the One Park Avenue loan group, but only for so long as that holder constitutes the "controlling holder" for the One Park Avenue loan group.

                                        The holder of one of the three (3)
                                        junior One Park Avenue outside-the-trust fund mortgage loans will constitute the "controlling holder" for the One Park Avenue loan group only so long as either
                                        (i) (a) an amount generally equal to the unpaid principal balance of the junior One Park Avenue outside-the-trust fund mortgage loan with the highest payment priority, net of the portion of any appraisal reduction amount (as described under "--Advances of Delinquent Monthly Debt Service Payments" below) and any realized losses with respect to the One Park Avenue loan group that are allocable thereto, is greater than or equal to (b) 25% of the initial unpaid principal balance of the junior One Park Avenue outside-the-trust fund mortgage loan with the highest payment priority or (ii) the holder of one of the junior One Park Avenue outside-the-trust-fund mortgage loans delivers in favor of the trust as the holder of the One Park Avenue underlying mortgage loan cash or a letter of credit in an amount that, when added to the appraised value of the One Park Avenue property, would be sufficient to result in the satisfaction of the condition described in the preceding clause (i).

                                        In addition, each holder of a junior One
                                        Park Avenue outside-the-trust fund
                                        mortgage loan will also be entitled to:

                                        o    consult with -- but, except as
                                             contemplated by the second
                                             preceding paragraph, not direct --
                                             the special servicer with respect
                                             to various servicing matters
                                             involving the One Park Avenue loan
                                             group, including the One Park
                                             Avenue underlying mortgage loan;

                                        o    purchase all the more senior
                                             mortgage loans which are a part of
                                             the One Park Avenue loan group,
                                             including the One Park Avenue
                                             underlying mortgage loan, under
                                             various default scenarios; and

                                        o    cure defaults with respect to all
                                             the more senior mortgage loans
                                             comprising the One Park Avenue loan
                                             group, including the One Park
                                             Avenue underlying mortgage loan.

                                        See "Description of the Underlying
                                        Mortgage Loans--Certain Matters
                                        Regarding the One Park Avenue Mortgage
                                        Loan and the Mizner Park Mortgage Loan"
                                        and "--Most Significant Mortgage
                                        Loans--One Park Avenue" in this
                                        prospectus supplement.

MIZNER PARK JUNIOR LENDER.............  The mortgaged real property identified on Exhibit A-1 to this prospectus
                                        supplement as Mizner Park secures, on a
                                        subordinate basis relative to the Mizner
                                        Park underlying mortgage loan, a junior
                                        mortgage loan that will not be part of
                                        the trust fund. That junior Mizner Park
                                        outside-the-trust fund mortgage loan has a cut-off date principal balance of $8,821,480.

                                        The holder of the junior Mizner Park
                                        outside-the-trust fund mortgage loans
                                        will be entitled to consult with and/or
                                        direct the special servicer (including
                                        proposed actions of the master servicer
                                        that may not be taken in the absence of
                                        approval from the special servicer) with respect to various proposed servicing actions involving the Mizner Park loan group, but generally only for so long as
                                        (a) an amount generally equal to the
                                        unpaid principal balance of the junior
                                        Mizner Park outside-the-trust fund
                                        mortgage loan, net of the portion of any appraisal reduction amount (as described under "--Advances of Delinquent Monthly Debt Service Payments" below) and any realized losses with respect to the Mizner Park loan group that are allocable thereto, is greater than or equal to (b) 25% of the initial unpaid principal balance of the junior Mizner Park outside-the-trust fund mortgage loan. These rights will be in addition to, and not in limitation of, the rights of the series 2004-C3 directing certificateholder with respect to various servicing actions as described under "--The Series 2004-C3 Directing Certificateholder" above.

                                        The holder of the junior Mizner Park
                                        outside-the-trust fund mortgage loan
                                        will also be entitled to:

                                        o    purchase the Mizner Park underlying
                                             mortgage loan under various default
                                             scenarios; and

                                        o    cure defaults with respect to the
                                             Mizner Park underlying mortgage
                                             loan.

                                        See "Description of the Underlying
                                        Mortgage Loans--Certain Matters
                                        Regarding the One Park Avenue Mortgage
                                        Loan and the Mizner Park Mortgage Loan"
                                        and "--Most Significant Mortgage
                                        Loans--Mizner Park" in this prospectus
                                        supplement.

UNDERWRITERS..........................  Credit Suisse First Boston LLC, PNC
                                        Capital Markets, Inc. and Goldman, Sachs
                                        & Co. are the underwriters with respect
                                        to this offering. Credit Suisse First
                                        Boston LLC will be lead and bookrunning
                                        manager. Credit Suisse First Boston LLC
                                        is an affiliate of us and Column
                                        Financial, Inc., one of the mortgage
                                        loan sellers. PNC Capital Markets, Inc.
                                        is an affiliate of PNC Bank, National
                                        Association, one of the mortgage loan
                                        sellers and an affiliate of Midland Loan
                                        Services, Inc., the master servicer.

MORTGAGE LOAN SELLERS.................  We will acquire the mortgage loans that are to back the offered certificates
                                        from two separate mortgage loan sellers.

                                        o    Column Financial, Inc., a Delaware
                                             corporation. It is an affiliate of
                                             us and of Credit Suisse First
                                             Boston LLC, one of the
                                             underwriters. Column Financial,
                                             Inc. maintains an office at 3414
                                             Peachtree Road, N.E., Suite 1140,
                                             Atlanta, Georgia 30326.

                                        o    PNC Bank, National Association, a
                                             national banking association. It is
                                             an affiliate of PNC Capital
                                             Markets, Inc., one of the
                                             underwriters, and an affiliate of
                                             Midland Loan Services, Inc., the
                                             master servicer. PNC Bank, National
                                             Association maintains an office at
                                             249 Fifth Avenue, One PNC Plaza,
                                             Pittsburgh, Pennsylvania 15222.

                                        One of the underlying mortgage loans
                                        that we will acquire from Column
                                        Financial, Inc., the Mizner Park
                                        underlying mortgage loan, will be
                                        acquired by Column Financial, Inc. from
                                        KeyBank National Association shortly
                                        before the date of initial issuance of
                                        the offered certificates.

                                        See "Description of the Underlying
                                        Mortgage Loans--The Mortgage Loan
                                        Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..........................  The underlying mortgage loans will be considered part of the trust fund as of
                                        their respective due dates in August
                                        2004. All payments and collections
                                        received on each of the underlying
                                        mortgage loans after its due date in
                                        August 2004, excluding any payments or
                                        collections that represent amounts due
                                        on or before that date, will belong to
                                        the trust fund. The respective due dates for the underlying mortgage loans in August are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE............................  The date of initial issuance for the series 2004-C3 certificates will be on
                                        or about August , 2004.

DUE DATES.............................  Subject, in some cases, to a next business day convention, the dates on
                                        which monthly installments of principal
                                        and/or interest will be due on the
                                        underlying mortgage loans are as
                                        follows:

                                                                    % OF INITIAL
                                                      NUMBER OF       MORTGAGE
                                        DUE DATE   MORTGAGE LOANS   POOL BALANCE
                                        --------   --------------   ------------
                                          11th           151            83.2%
                                          1st             23            16.8%

DETERMINATION DATE....................  The monthly cut-off for collections on the underlying mortgage loans that are
                                        to be distributed, and information
                                        regarding the underlying mortgage loans
                                        that is to be reported, to the holders
                                        of the series 2004-C3 certificates on
                                        any distribution date will be the close
                                        of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with September 2004, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE.....................  Distributions on the series 2004-C3 certificates are scheduled to occur
                                        monthly, commencing in September 2004.
                                        During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE...........................  The record date for each monthly distribution on a series 2004-C3
                                        certificate will be the last business
                                        day of the prior calendar month. The
                                        registered holders of the series 2004-C3 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD.....................  Amounts available for distribution on the series 2004-C3 certificates on any
                                        distribution date will depend on the
                                        payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                        o    will relate to a particular
                                             distribution date,

                                        o    will begin when the prior
                                             collection period ends or, in the
                                             case of the first collection
                                             period, will begin as of the issue
                                             date, and

                                        o    will end at the close of business
                                             on the determination date that
                                             occurs in the same month as the
                                             related distribution date.

INTEREST ACCRUAL PERIOD...............  The amount of interest payable with respect to the interest-bearing classes
                                        of the series 2004-C3 certificates on
                                        any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                            THE OFFERED CERTIFICATES

GENERAL...............................  The series 2004-C3 certificates offered by this prospectus supplement are the
                                        class A-1, A-2, A-3, A-4, A-5, B, C and
                                        D certificates. Each class of offered
                                        certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A.  GENERAL...........................  Funds collected or advanced on the underlying mortgage loans will be
                                        distributed on each distribution date,
                                        net of specified trust fund expenses
                                        including servicing fees, trustee fees
                                        and related compensation.

B.  PRIORITY OF DISTRIBUTIONS.........  The trustee will make distributions of interest and, if and when applicable,
                                        principal, to the following classes of
                                        series 2004-C3 certificateholders, in
                                        the following order:


                            DISTRIBUTION ORDER              CLASS
                            ------------------              -----
                                   1st             A-1, A-2, A-3, A-4, A-5
                                                     A-1-A, A-X and A-SP
                                   2nd                        B
                                   3rd                        C
                                   4th                        D
                                Thereafter      The Other Non-Offered Classes,
                                               Exclusive of the R and V Classes

                                        Allocation of interest distributions
                                        among the class A-1, A-2, A-3, A-4, A-5,
                                        A-1-A, A-X and A-SP certificates are to
                                        be made concurrently:

                                        o    in the case of the A-1, A-2, A-3,
                                             A-4 and A-5 classes, on a pro rata
                                             basis in accordance with the
                                             respective interest entitlements
                                             evidenced by those classes of
                                             certificates from available funds
                                             attributable to loan group no. 1;

                                        o    in the case of the A-1-A class,
                                             from available funds attributable
                                             to loan group no. 2;

                                        o    in the case of the A-X and A-SP
                                             classes, on a pro rata basis in
                                             accordance with the respective
                                             interest entitlements evidenced by
                                             those classes, from available funds
                                             attributable to loan group no. 1
                                             and/or loan group no. 2;

                                        provided that, if the foregoing would
                                        result in a shortfall in the interest
                                        distributions on any of the A-1, A-2,
                                        A-3, A-4, A-5, A-1-A, A-X and/or A-SP
                                        classes, then distributions of interest
                                        will be made on those classes of series
                                        2004-C3 certificates, on a pro rata
                                        basis in accordance with the respective
                                        interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                        Allocation of principal distributions
                                        among the A-1, A-2, A-3, A-4, A-5 and
                                        A-1-A classes is described under
                                        "--Distributions--Principal
                                        Distributions" below. The class A-X,
                                        A-SP, R and V certificates do not have
                                        principal balances and do not entitle
                                        holders to distributions of principal.

                                        See "Description of the Offered
                                        Certificates--Distributions--Priority of
                                        Distributions" in this prospectus
                                        supplement.

C.  INTEREST DISTRIBUTIONS............  Each class of series 2004-C3 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class of series 2004-C3 certificates, that interest will accrue during each interest accrual period based upon:

                                        o    the pass-through rate with respect
                                             to that class for that interest
                                             accrual period;

                                        o    the total principal balance or
                                             notional amount, as the case may
                                             be, of that class outstanding
                                             immediately prior to the related
                                             distribution date; and

                                        o    the assumption that each year
                                             consists of twelve 30-day months.

                                        However, the class A-SP certificates
                                        will not accrue interest beyond the
                                        interest accrual period.

                                        A whole or partial prepayment on an
                                        underlying mortgage loan may not be
                                        accompanied by the amount of a full
                                        month's interest on the prepayment.
                                        These shortfalls (to the extent not
                                        covered by the master servicer as
                                        described under "The Pooling and
                                        Servicing Agreement--Servicing and Other
                                        Compensation and Payment of Expenses" in this prospectus supplement) will be allocated, as described under
                                        "Description of the Offered
                                        Certificates--Distributions--Interest
                                        Distributions", to reduce the amount of
                                        accrued interest otherwise payable to
                                        the holders of one or more of the
                                        interest-bearing classes of series
                                        2004-C3 certificates, including the
                                        offered certificates.

                                        On each distribution date, subject to
                                        available funds and the distribution
                                        priorities described under
                                        "--Distributions--Priority of
                                        Distributions" above, you will be
                                        entitled to receive your proportionate
                                        share of all unpaid distributable
                                        interest accrued with respect to your
                                        class of offered certificates through
                                        the end of the related interest accrual
                                        period.

                                        See "Description of the Offered
                                        Certificates--Distributions--Interest
                                        Distributions" and "--Distributions--
                                        Priority of Distributions" in this
                                        prospectus supplement.

D.  PRINCIPAL DISTRIBUTIONS...........  Subject to--

                                        o    available funds,

                                        o    the distribution priorities
                                             described under "--Distributions--
                                             Priority of Distributions" above,
                                             and

                                        o    the reductions to principal
                                             balances described under
                                             "--Reductions of Certificate
                                             Principal Balances in Connection
                                             with Losses and Expenses" below,

                                        the holders of each class of offered
                                        certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                        The total distributions of principal to
                                        be made on the series 2004-C3
                                        certificates on any distribution date
                                        will, in general, be a function of--

                                        o    the amount of scheduled payments of
                                             principal due or, in some cases,
                                             deemed due, on the underlying
                                             mortgage loans during the related
                                             collection period, which payments
                                             are either received as of the end
                                             of that collection period or
                                             advanced by the master servicer
                                             and/or the trustee, as applicable,
                                             and

                                        o    the amount of any prepayments,
                                             including in the form of
                                             accelerated amortization on any
                                             underlying mortgage loan that
                                             remains outstanding past any
                                             applicable anticipated repayment
                                             date, and other unscheduled
                                             collections of previously
                                             unadvanced principal with respect
                                             to the underlying mortgage loans
                                             that are received during the
                                             related collection period.

                                        The trustee must make principal
                                        distributions in a specified sequential
                                        order, taking account of whether the
                                        payments (or advances in lieu thereof)
                                        and other collections of principal that
                                        are to be distributed were received
                                        and/or made with respect to the mortgage loans in loan group no. 1 or the mortgage loans in loan group no. 2 such that:

                                        o    no principal distributions will be
                                             made to the holders of any of the
                                             class E, F, G, H, J, K, L, M, N, O
                                             or P certificates until the total
                                             principal balance of the offered
                                             certificates and the class A-1-A
                                             certificates is reduced to zero;

                                        o    no principal distributions will be
                                             made to the holders of the class B,
                                             C or D certificates until, in the
                                             case of each of those classes, the
                                             total principal balance of all more
                                             senior classes of offered
                                             certificates and the class A-1-A
                                             certificates is reduced to zero;

                                        o    except as described in the
                                             paragraph following these bullets,
                                             no principal distributions with
                                             respect to loan group no. 1 will be
                                             made to the holders of the class
                                             A-1-A certificates until the total
                                             principal balance of the class A-1,
                                             A-2, A-3, A-4 and A-5 certificates
                                             are reduced to zero;

                                        o    except as described in the
                                             paragraph following these bullets,
                                             no distributions of principal with
                                             respect to loan group no. 2 will be
                                             made to the holders of the class
                                             A-1, A-2, A-3, A-4 and/or A-5
                                             certificates until the total
                                             principal balance of the class
                                             A-1-A certificates is reduced to
                                             zero;

                                        o    except as described in the
                                             paragraph following these bullets,
                                             no distributions of principal will
                                             be made to the holders of the
                                             class A-5 certificates until the
                                             total principal balance of the
                                             class A-1, A-2, A-3 and A-4
                                             certificates is reduced to zero;

                                        o    except as described in the
                                             paragraph following these bullets,
                                             no distributions of principal will
                                             be made to the holders of the class
                                             A-4 certificates until the total
                                             principal balance of the class A-1,
                                             A-2 and A-3 certificates is reduced
                                             to zero;

                                        o    except as described in the
                                             paragraph following these bullets,
                                             no distributions of principal will
                                             be made to the holders of the class
                                             A-3 certificates until the total
                                             principal balance of the class A-1
                                             and A-2 certificates is reduced to
                                             zero; and

                                        o    except as described in the
                                             paragraph following these bullets,
                                             no distributions of principal will
                                             be made to the holders of the class
                                             A-2 certificates until the total
                                             principal balance of the class A-1
                                             certificates is reduced to zero.

                                        Because of the losses on the underlying
                                        mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-3, A-4, A-5 and A-1-A classes remain outstanding. Under those
                                        circumstances, any principal
                                        distributions on the A-1, A-2, A-3, A-4,
                                        A-5 and A-1-A classes will be made on a
                                        pro rata basis in accordance with the
                                        relative sizes of the respective then
                                        outstanding total principal balances of
                                        those classes.

                                        Notwithstanding the provisions otherwise described above, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the underlying mortgage loans (thereby reducing the amount of principal otherwise distributable on the series 2004-C3 certificates on the related distribution date), prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans.

                                        Additionally, in the event that any
                                        advance (including any interest accrued
                                        thereon) with respect to a defaulted
                                        underlying mortgage loan remains
                                        unreimbursed following the time that
                                        such underlying mortgage loan is
                                        modified and returned to performing
                                        status, the master servicer or the
                                        trustee will be entitled to
                                        reimbursement for that advance (even
                                        though that advance is not deemed
                                        nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2004-C3 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

                                        In addition, to the extent that
                                        reimbursements of any nonrecoverable
                                        and/or other above-described advances
                                        relating to one or more underlying
                                        mortgage loans are deemed to be
                                        reimbursed out of payments and other
                                        collections of principal on all the
                                        underlying mortgage loans as described
                                        in the preceding two paragraphs, the
                                        reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

                                        The class A-X, A-SP, R and V
                                        certificates do not have principal
                                        balances. They do not entitle holders to any distributions of principal.

                                        See "Description of the Offered
                                        Certificates--Distributions--Principal
                                        Distributions" and "--Distributions--
                                        Priority of Distributions" in this
                                        prospectus supplement.

E.  DISTRIBUTIONS OF PREPAYMENT
      PREMIUMS AND YIELD MAINTENANCE
      CHARGES........................   Any prepayment premium or yield
                                        maintenance charge collected in respect
                                        of any of the underlying mortgage loans
                                        will be distributed, in the proportions
                                        described under "Description of the
                                        Offered Certificates--Distributions--
                                        Distributions of Static Prepayment
                                        Premiums and Yield Maintenance Charges"
                                        in this prospectus supplement, as
                                        additional interest to the holders of
                                        the class A-X and, in some cases, the
                                        class A-SP certificates and/or as
                                        additional interest to any holders of
                                        class A-1, A-2, A-3, A-4, A-5, A-1-A, B,
                                        C, D, E, F, G or H certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN CONNECTION
WITH LOSSES AND EXPENSES..............  As and to the extent described under
                                        "Description of the Offered
                                        Certificates--Reductions of Certificate
                                        Principal Balances in Connection with
                                        Realized Losses and Additional Trust
                                        Fund Expenses" in this prospectus
                                        supplement, losses on, and
                                        default-related or other unanticipated
                                        trust fund expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of the series 2004-C3 principal balance certificates, sequentially, in the following order:

                                          REDUCTION ORDER         CLASS
                                          ---------------         -----
                                                1st                 P
                                                2nd                 O
                                                3rd                 N
                                                4th                 M
                                                5th                 L
                                                6th                 K
                                                7th                 J
                                                8th                 H
                                                9th                 G
                                               10th                 F
                                               11th                 E
                                               12th                 D
                                               13th                 C
                                               14th                 B
                                               15th           A-1, A-2, A-3,
                                                            A-4, A-5 and A-1-A

                                        Any reduction of the principal balances
                                        of the A-1, A-2, A-3, A-4, A-5 and A-1-A
                                        classes will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.................  Except as described below in this
                                        "--Advances of Delinquent Monthly Debt
                                        Service Payments" section, the master
                                        servicer will be required to make
                                        advances with respect to any delinquent
                                        scheduled monthly payments, other than
                                        certain payments (including balloon
                                        payments), of principal and/or interest
                                        due on the underlying mortgage loans.
                                        The master servicer will be required to
                                        make advances for balloon loans that
                                        become defaulted upon their maturity
                                        dates on the same amortization schedule
                                        as if the maturity date had not
                                        occurred. In addition, the trustee must
                                        make any of those advances that the
                                        master servicer fails to make. As
                                        described under "Description of the
                                        Offered Certificates--Advances of
                                        Delinquent Monthly Debt Service
                                        Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                        Neither the master servicer nor the
                                        trustee will advance master servicing
                                        fees, primary servicing fees or work-out fees.

                                        Notwithstanding the foregoing, neither
                                        the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related underlying mortgage loan.

                                        In addition, if any of the adverse
                                        events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of less than $2,000,000, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                        o    the principal balance of, and other
                                             delinquent amounts due under, the
                                             subject mortgage loan, exceed

                                        o    an amount equal to--

                                             1.   90% of the new
                                                  appraised/estimated value of
                                                  that real property (as such
                                                  value may be adjusted downward
                                                  by the special servicer),
                                                  minus

                                             2.   any liens on that real
                                                  property that are prior to the
                                                  lien of the subject mortgage
                                                  loan, plus

                                             3.   the amount of related escrow
                                                  payments, reserve funds and
                                                  letters of credit which are
                                                  posted as additional security
                                                  for payments due on the
                                                  subject mortgage loan,

                                        then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2004-C3 certificates outstanding.

                                        See "Description of the Offered
                                        Certificates--Advances of Delinquent
                                        Monthly Debt Service Payments" and "The
                                        Pooling and Servicing Agreement--
                                        Required Appraisals" in this prospectus
                                        supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.........  On each distribution date, the trustee will provide or make available to the
                                        registered holders of the offered
                                        certificates a monthly report
                                        substantially in the form of Exhibit B
                                        to this prospectus supplement. The
                                        trustee's report will detail, among
                                        other things, the distributions made to
                                        the series 2004-C3 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report at our request.

                                        You may also review via the trustee's
                                        website or, upon reasonable prior
                                        notice, at the trustee's offices during
                                        normal business hours, a variety of
                                        information and documents that pertain
                                        to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                        See "Description of the Offered
                                        Certificates--Reports to
                                        Certificateholders; Available
                                        Information" in this prospectus
                                        supplement.

OPTIONAL TERMINATION..................  The following parties will each in turn, according to the order listed below,
                                        have the option to purchase all of the
                                        underlying mortgage loans and all other
                                        property remaining in the trust fund on
                                        any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2004-C3 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2004-C3 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                                        o    any single holder or group of
                                             holders of the majority of the
                                             total outstanding principal balance
                                             of certificates of the series
                                             2004-C3 controlling class;

                                        o    the master servicer; and

                                        o    the special servicer.

                                        In the event that any party above
                                        exercises this option, the trust fund
                                        will terminate and all outstanding
                                        offered certificates will be retired, as described in more detail in this prospectus supplement.

                                        Following the date on which the total
                                        principal balance of the offered
                                        certificates and the class A-1-A, D, E,
                                        F, G and H certificates is reduced to
                                        zero, the trust fund may also be
                                        terminated in connection with an
                                        exchange of all the remaining series
                                        2004-C3 certificates (other than the
                                        class R and V certificates) for all the
                                        mortgage loans and foreclosure
                                        properties in the trust fund at the time of the exchange.

DENOMINATIONS.........................  The offered certificates will be issuable in registered form, in the
                                        following denominations:

                                                       MULTIPLES IN EXCESS
                                            MINIMUM        OF MINIMUM
                             CLASS       DENOMINATION     DENOMINATION
                             -----       ------------     ------------
                      A-1, A-2, A-3, A-4
                        A-5, B, C and D     $10,000            $1

CLEARANCE AND SETTLEMENT..............  You will initially hold your offered certificates through The Depository
                                        Trust Company, in the United States, or
                                        Clearstream Banking, Luxembourg or The
                                        Euroclear System, in Europe. As a
                                        result, you will not receive a fully
                                        registered physical certificate
                                        representing your interest in any
                                        offered certificate, except under the
                                        limited circumstances described under
                                        "Description of the Offered
                                        Certificates--Registration and
                                        Denominations" in this prospectus
                                        supplement and "Description of the
                                        Certificates--Book-Entry Registration"
                                        in the accompanying prospectus. We may
                                        elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS
                       -----------------------------------

FEDERAL INCOME TAX CONSEQUENCES.......  The trustee or its agent will make elections to treat designated portions
                                        of the assets of the trust fund as
                                        multiple separate real estate mortgage
                                        investment conduits under sections 860A
                                        through 860G of the Internal Revenue
                                        Code of 1986. There will also be the
                                        following REMICs:

                                        o    REMIC I, which will consist of,
                                             among other things--

                                             1.   the underlying mortgage loans,
                                                  and

                                             2.   any mortgaged real properties,
                                                  other than in respect of any
                                                  underlying mortgage loan that
                                                  is the subject of a single
                                                  mortgage loan REMIC, that may
                                                  be acquired by the trust fund
                                                  following a borrower default,

                                             but will exclude collections of
                                             additional interest accrued and
                                             deferred as to payment with respect
                                             to each underlying mortgage loan
                                             with an anticipated repayment date
                                             that remains outstanding past that
                                             date; and

                                        o    REMIC II, which will hold the
                                             regular interests in REMIC I.

                                        Any assets not included in a REMIC will
                                        constitute one or more grantor trusts
                                        for U.S. federal income tax purposes.

                                        The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for U.S. federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

                                        The class certificates will, and the
                                        other classes of offered certificates
                                        will not, be issued with more than a de
                                        minimis amount of original issue
                                        discount. If you own an offered
                                        certificate issued with original issue
                                        discount, you may have to report
                                        original issue discount income and be
                                        subject to a tax on this income before
                                        you receive a corresponding cash
                                        payment.

                                        When determining the rate of accrual of
                                        original issue discount, market discount and premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                        o    the underlying mortgage loans with
                                             anticipated repayment dates will,
                                             in each case, be paid in full on
                                             that date,

                                        o    no underlying mortgage loan will
                                             otherwise be prepaid prior to
                                             maturity, and

                                        o    there will be no extension of
                                             maturity for any underlying
                                             mortgage loan.

                                        However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                        For a more detailed discussion of the
                                        U.S. federal income tax aspects of
                                        investing in the offered certificates,
                                        see "U.S. Federal Income Tax
                                        Consequences" in this prospectus
                                        supplement and "Federal Income Tax
                                        Consequences" in the accompanying
                                        prospectus.

ERISA CONSIDERATIONS..................  The acquisition of an offered certificate by an employee benefit plan
                                        or other plan or arrangement subject to
                                        the Employee Retirement Income Security
                                        Act of 1974, as amended, or to section
                                        4975 of the Internal Revenue Code of
                                        1986, as amended, could, in some
                                        instances, result in a prohibited
                                        transaction or other violation of the
                                        fiduciary responsibility provisions of
                                        these laws.

                                        We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                        o    Title I of ERISA, or

                                        o    section 4975 of the Internal
                                             Revenue Code,

                                        will be able to invest in the offered
                                        certificates without giving rise to a
                                        prohibited transaction. This is based
                                        upon an individual prohibited
                                        transaction exemption granted to Credit
                                        Suisse First Boston LLC by the U.S.
                                        Department of Labor.

                                        If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT......................  The class A-1, A-2, A-3, A-4, A-5, B and
                                        C certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the rating agencies.

                                        You should consult your own legal
                                        advisors to determine whether and to
                                        what extent the offered certificates
                                        will be legal investments for you. See
                                        "Legal Investment" in this prospectus
                                        supplement and in the accompanying
                                        prospectus.

INVESTMENT CONSIDERATIONS.............  The rate and timing of payments and other collections of principal on or
                                        with respect to the underlying mortgage
                                        loans will affect the yield to maturity
                                        on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                        Holders of the class A-1, A-2, A-3, A-4
                                        and A-5 certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                        The yield on the offered certificates
                                        with variable or capped pass-through
                                        rates could also be adversely affected
                                        if the underlying mortgage loans with
                                        relatively higher net mortgage interest
                                        rates pay principal faster than the
                                        mortgage loans with relatively lower net mortgage interest rates.

                                        See "Yield and Maturity Considerations"
                                        in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL...............................  We intend to include the 174 mortgage loans identified on Exhibit A-1 to this
                                        prospectus supplement in the trust fund
                                        for the offered certificates. In this
                                        section, "--The Underlying Mortgage
                                        Loans", we provide summary information
                                        with respect to those mortgage loans.
                                        For more detailed information regarding
                                        those mortgage loans, you should review
                                        the following sections in this
                                        prospectus supplement:

                                        o    "Description of the Underlying
                                             Mortgage Loans";

                                        o    "Risk Factors--Risks Related to the
                                             Underlying Mortgage Loans";

                                        o    Exhibit A-1--Characteristics of the
                                             Underlying Mortgage Loans and the
                                             Related Mortgaged Real Properties;
                                             and

                                        o    Exhibit A-2--Mortgage Pool
                                             Information.

                                        For purposes of calculating
                                        distributions on the respective classes
                                        of series 2004-C3 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                        o    Loan group no. 1, which will
                                             consist of all of the mortgage
                                             loans that are secured by property
                                             types other than multifamily and
                                             manufactured housing property
                                             types, together with five (5)
                                             mortgage loans that are secured by
                                             multifamily and manufactured
                                             housing property types. Loan group
                                             no. 1 will consist of one hundred
                                             and eight (108) mortgage loans,
                                             with
                                             an initial loan group no. 1 balance
                                             of $1,301,292,951, representing
                                             approximately 79.4% of the initial
                                             mortgage pool balance.

                                        o    Loan group no. 2, which will
                                             consist of all but five (5) of the
                                             mortgage loans that are secured by
                                             multifamily and manufactured
                                             housing property types. Loan group
                                             no. 2 will consist of sixty-six
                                             (66) mortgage loans, with an
                                             initial loan group no. 2 balance of
                                             $338,144,534, representing
                                             approximately 20.6% of the initial
                                             mortgage pool balance.

                                        Exhibit A-1 to this prospectus
                                        supplement identifies which mortgage
                                        loans are included in each of loan group no. 1 and loan group no. 2.

                                        When reviewing the information that we
                                        have included in this prospectus
                                        supplement with respect to the mortgage
                                        loans that we intend to include in the
                                        trust fund, please note that--

                                        o    All numerical information provided
                                             with respect to the mortgage loans
                                             is provided on an approximate
                                             basis.

                                        o    All weighted average information
                                             provided with respect to the
                                             underlying mortgage loans reflects
                                             a weighting based on their
                                             respective cut-off date principal
                                             balances. We will transfer the
                                             cut-off date principal balance for
                                             each of the underlying mortgage
                                             loans to the trust fund. We show
                                             the cut-off date principal balance
                                             for each of the underlying mortgage
                                             loans on Exhibit A-1 to this
                                             prospectus supplement. References
                                             in this prospectus supplement to
                                             the initial mortgage pool balance
                                             are to the total cut-off date
                                             principal balance of the underlying
                                             mortgage loans.

                                        o    In calculating the respective
                                             cut-off date principal balances of
                                             the underlying mortgage loans, we
                                             have assumed that--

                                             1.   all scheduled payments of
                                                  principal and/or interest due
                                                  on those mortgage loans on or
                                                  before their respective due
                                                  dates in August 2004 are
                                                  timely made, and

                                             2.   there are no prepayments or
                                                  other unscheduled collections
                                                  of principal with respect to
                                                  any of those mortgage loans
                                                  during the period from its due
                                                  date in July 2004 up to and
                                                  including its due date in
                                                  August 2004.

                                        o    Whenever we refer to the following
                                             terms in this prospectus
                                             supplement, we intend for them to
                                             have the respective meanings
                                             specified below:

                                             1.   initial mortgage pool balance
                                                  -- the total cut-off date
                                                  principal balance of the
                                                  entire mortgage pool;

                                             2.   initial loan group no. 1
                                                  balance-- the total cut-off
                                                  date principal balance of all
                                                  of loan group no. 1; and

                                             3.   initial loan group no. 2
                                                  balance-- the total cut-off
                                                  date principal balance of all
                                                  of loan group no. 2.

                                        o    When information with respect to
                                             mortgaged real properties is
                                             expressed as a percentage of the
                                             initial mortgage pool balance, the
                                             initial loan group no. 1 balance or
                                             the initial loan group no. 2
                                             balance, as the case may be, the
                                             percentages are based upon the
                                             cut-off date principal balances of
                                             the related underlying mortgage
                                             loans.

                                        o    Two of the underlying mortgage
                                             loans are cross-collateralized and
                                             cross-defaulted with each other.
                                             Except as otherwise indicated, when
                                             an underlying mortgage loan is
                                             cross-collateralized and
                                             cross-defaulted with another
                                             underlying mortgage loan, we
                                             present the information regarding
                                             those mortgage loans as if each of
                                             them was secured only by a mortgage
                                             lien on the corresponding mortgaged
                                             real property identified on Exhibit
                                             A-1 to this prospectus supplement.
                                             One exception is that each and
                                             every underlying mortgage loan in
                                             any particular group of
                                             cross-collateralized and
                                             cross-defaulted mortgage loans is
                                             treated as having the same
                                             loan-to-value ratio and the same
                                             debt service coverage ratio. Other
                                             than as described under
                                             "Description of the Underlying
                                             Mortgage Loans--The CBA A/B Loan
                                             Pairs" and "--Most Significant
                                             Mortgage Loans--Mizner Park" and
                                             "--One Park Avenue", none of the
                                             underlying mortgage loans will be
                                             cross-collateralized with any
                                             mortgage loan that is not in the
                                             trust fund.

                                        o    In some cases, an individual
                                             underlying mortgage loan is secured
                                             by multiple mortgaged real
                                             properties. For purposes of
                                             providing property-specific
                                             information, we have allocated each
                                             of those mortgage loans among the
                                             related mortgaged real properties
                                             based upon--

                                             1.   relative appraised values,

                                             2.   relative underwritten net cash
                                                  flow, or

                                             3.   prior allocations reflected in
                                                  the related loan documents.

                                        o    If an underlying mortgage loan is
                                             secured by multiple parcels of real
                                             property and the operation or
                                             management of those parcels so
                                             warranted, we treat those parcels
                                             as a single parcel of real
                                             property.

                                        o    Whenever we refer to a particular
                                             mortgaged real property by name, we
                                             mean the property identified by
                                             that name on Exhibit A-1 to this
                                             prospectus supplement. Whenever we
                                             refer to a particular underlying
                                             mortgage loan by name, we mean the
                                             underlying mortgage loan secured by
                                             the mortgaged property identified
                                             by that name on Exhibit A-1 to this
                                             prospectus supplement.

                                        o    Statistical information regarding
                                             the underlying mortgage loans may
                                             change prior to the date of initial
                                             issuance of the offered
                                             certificates due to changes in the
                                             composition of the mortgage pool
                                             prior to that date.

                                        o    The general characteristics of the
                                             entire mortgage pool backing the
                                             offered certificates are not
                                             necessarily representative of the
                                             general characteristics of either
                                             loan group no. 1 or loan group no.
                                             2. The yield and risk of loss on
                                             any class of offered certificates
                                             will depend on, among other things,
                                             the composition of each of loan
                                             group no. 1 and loan group no. 2.
                                             The general characteristics of each
                                             of those loan groups should also be
                                             analyzed when making an investment
                                             decision. See "--Additional
                                             Statistical Information" below.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS........................  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from two separate sellers. Each of the underlying mortgage loans was originated--

                                        o    by the related mortgage loan seller
                                             from whom we are acquiring the
                                             mortgage loan,

                                        o    by an affiliate of the related
                                             mortgage loan seller,

                                        o    by a correspondent in the related
                                             mortgage loan seller's or its
                                             affiliate's conduit lending
                                             program, or

                                        o    in the case of the Mizner Park
                                             underlying mortgage loan, which
                                             represents 3.2% of the initial
                                             mortgage pool balance, and which
                                             Column Financial, Inc. will acquire
                                             from KeyBank National Association
                                             shortly before the date of initial
                                             issuance of the offered
                                             certificates, by KeyBank National
                                             Association.

                                        The following table sets forth the
                                        number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                       NUMBER OF   % OF INITIAL
                                                       MORTGAGE      MORTGAGE
                         MORTGAGE LOAN SELLER            LOANS     POOL BALANCE
                         --------------------            -----     ------------
               1.  Column Financial, Inc.............      152         86.5%
               2.  PNC Bank, National Association....       22         13.5%
                                                           ---        ------
               TOTAL                                       174        100.0%

PAYMENT AND OTHER TERMS...............  Each of the mortgage loans that we intend to include in the trust fund is
                                        the obligation of a borrower to repay a
                                        specified sum with interest.

                                        Repayment of each of the underlying
                                        mortgage loans is secured by a mortgage
                                        lien on the fee and/or leasehold
                                        interest of the related borrower or
                                        another party in one or more commercial
                                        or multifamily real properties. That
                                        mortgage lien will be a first priority
                                        lien, except for limited permitted
                                        encumbrances, which we refer to under

                                        "Description of the Underlying Mortgage
                                        Loans--General" in, and describe in the
                                        glossary to, this prospectus supplement.

                                        Most of the mortgage loans that we
                                        intend to include in the trust fund are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the trust fund is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the trust fund should be considered nonrecourse.

                                        None of the underlying mortgage loans
                                        are insured or guaranteed by any
                                        governmental agency or instrumentality
                                        or by any private mortgage insurer.

                                        Each of the underlying mortgage loans
                                        currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS.........................  One hundred sixty-five (165) of the mortgage loans that we intend to include in the trust fund, representing 77.0% of the initial mortgage pool balance, of which one hundred and one (101) mortgage loans are in loan group no. 1, representing 71.7% of the initial loan group no. 1 balance, and sixty-four (64) mortgage loans are in loan group no. 2, representing 97.4% of the initial loan group no. 2 balance, are balloon loans that provide for:

                                        o    an amortization schedule that is
                                             significantly longer than its
                                             remaining term to stated maturity
                                             or no amortization prior to stated
                                             maturity; and

                                        o    a substantial payment of principal
                                             on its maturity date.

LOANS WITH ANTICIPATED REPAYMENT
DATES.................................  Six (6) of the mortgage loans that we intend to include in the trust fund,
                                        representing 22.9% of the initial
                                        mortgage pool balance, and of which five
                                        (5) mortgage loans are in loan group no.
                                        1, representing 28.2% of the initial
                                        loan group no. 1 balance, and one (1)
                                        mortgage loan is in loan group no. 2,
                                        representing 2.4% of the initial loan
                                        group no. 2 balance, provide material
                                        incentives to, but do not require, the
                                        related borrower to pay its mortgage
                                        loan in full by a specified date prior
                                        to stated maturity. We consider each
                                        such specified date to be the
                                        anticipated repayment date for the
                                        related mortgage loan. There can be no
                                        assurance, however, that these
                                        incentives will result in any of these
                                        mortgage loans being paid in full on or
                                        before its anticipated repayment date.
                                        The incentives generally include the
                                        following:

                                        o    Commencing on the related
                                             anticipated repayment date, the
                                             subject mortgage loan will accrue
                                             interest in excess of interest at
                                             the initial mortgage interest rate.
                                             The additional interest will--

                                             1.   be deferred,

                                             2.   in some cases, compound,

                                             3.   be payable only after the
                                                  outstanding principal balance
                                                  of the subject mortgage loan
                                                  is paid in full, and

                                             4.   be payable only to the holders
                                                  of the class V certificates,
                                                  which are not offered by this
                                                  prospectus supplement.

                                        o    Commencing no later than the
                                             related anticipated repayment date,
                                             the subject mortgage loan may be
                                             freely prepaid.

                                        o    Commencing no later than the
                                             related anticipated repayment date,
                                             cash flow from the related
                                             mortgaged real property will be
                                             deposited into a lockbox under the
                                             control of the lender or the party
                                             servicing the subject mortgage
                                             loan.

                                        o    Commencing on the related
                                             anticipated repayment date, cash
                                             flow from the related mortgaged
                                             real property that is not otherwise
                                             applied to pay the normal monthly
                                             debt service payment or to pay or
                                             escrow for the payment of various
                                             expenses, will be applied to pay
                                             down the principal balance of the
                                             subject mortgage loan.

                                        All of these mortgage loans with
                                        anticipated repayment dates require
                                        amortization after the related
                                        anticipated repayment date only to the
                                        extent of the cash flow available
                                        therefor as described in the last bullet above, except that the One Park Avenue underlying mortgage loan, which represents 9.4% of the initial mortgage pool balance and 11.8% of the initial loan group no. 1 balance, requires monthly payments of interest and principal after the related anticipated repayment date that are sufficient to amortize the loan in full by its maturity date.

FULLY AMORTIZING LOANS................  Three (3) of the mortgage loans that we intend to include in the trust fund,
                                        representing 0.1% of the initial
                                        mortgage pool balance, of which two (2)
                                        mortgage loans are in loan group no. 1,
                                        representing 0.1% of the initial loan
                                        group no. 1 balance, and one (1)
                                        mortgage loan is in loan group no. 2,
                                        representing 0.2% of the initial loan
                                        group no. 2 balance, has a payment
                                        schedule that provides for the payment
                                        of the principal balance of the subject
                                        mortgage loan in full or substantially
                                        in full by its maturity date. These
                                        mortgage loan do not provide for any of
                                        the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH
INITIAL INTEREST ONLY PERIODS.........  Seven (7) of the mortgage loans that we intend to include in the trust fund,
                                        representing 14.9% of the initial
                                        mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 14.7% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 15.9% of the initial loan group no. 2 balance, are balloon loans or loans with anticipated repayment dates that do not provide for any amortization prior to the maturity date or the anticipated repayment date, as the case may be. Seventeen (17) other mortgage loans that we intend to include in the trust fund, representing 26.9% of the initial mortgage pool balance, of which twelve (12) mortgage loans are in loan group no. 1, representing 30.7% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 12.5% of the initial loan group no. 2 balance, are balloon loans or loans with anticipated repayment dates that provide for an interest only period of between 12 and 60 months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired.

CROSSED MORTGAGE LOANS AND
MULTI-PROPERTY MORTGAGE LOANS.........  The trust fund will include one (1)
                                        group of mortgage loans that are
                                        cross-collateralized and cross-defaulted with each other. That group consists of the mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Meadows at Shadow Ridge and Oaks of Dutch Hollow, which together represent 0.4% of the initial mortgage pool balance.

                                        The trust fund will also include five
                                        (5) mortgage loans that are, in each
                                        such case, secured by multiple real
                                        properties. The table below identifies
                                        those multi-property mortgage loans.

                                                                % OF INITIAL
                                                 NUMBER OF        MORTGAGE
             PROPERTY/PORTFOLIO NAME(S)          PROPERTIES     POOL BALANCE
             --------------------------          ----------     ------------
       1.  BC WOOD PORTFOLIO
           (Dixie Manor Shopping Center,
           Eastland Shopping Center,
           Iroquois Manor Shopping Center
           and Paris Village Shopping Center)        4              2.8%

       2.  PRIVATE MINI STORAGE PORTFOLIO
           (San Felipe Self Storage,
           Pressler Self Storage, Lemmon
           Self Storage, Jersey Village Self
           Storage, Plano Parkway Self
           Storage, West Little York Self
           Storage, Conroe Self Storage,
           Starcrest Self Storage and
           Kuykendahl Self Storage)                  9              2.4%

        3. CHEHALIS GARDENS APARTMENTS
           (McKinley Terrace, Meadow Park
           Garden Court, Chehalis Manor
           Apartments and Kennewick Garden
           Court)                                    4              0.5%

       4.  LEHIGH INDUSTRIAL PORTFOLIO (2440
           Brodhead Road (LBC) and 3000
           Emrick Blvd. (BBC))                       2              0.3%

       4.  NH PORTFOLIO
           (Hillcrest Apartments, Abbott
           Street Apartments and
           Wyman Street Apartments)                  3              0.1%

                                        You should note that some of the
                                        underlying mortgage loans that are
                                        secured by multiple real properties
                                        (alone or through
                                        cross-collateralization) allow for the
                                        termination of the applicable
                                        cross-collateralization provisions
                                        and/or for the release of individual
                                        mortgaged real properties, whether
                                        through partial prepayment of a release
                                        price, through partial defeasance,
                                        through property substitution and/or
                                        upon the satisfaction of various
                                        underwriting criteria. See "Risk
                                        Factors--Risks Related to the Underlying
                                        Mortgage Loans--Enforceability of
                                        Cross-Collateralization Provisions May
                                        Be Challenged and the Benefits of these
                                        Provisions May Otherwise Be Limited" and
                                        "Description of the Underlying Mortgage
                                        Loans--Cross-Collateralized Mortgage
                                        Loans, Multi-Property Mortgage Loans and
                                        Mortgage Loans with Affiliated
                                        Borrowers" in this prospectus
                                        supplement.

DEFEASANCE MORTGAGE LOANS.............  One hundred fifty-five (155) of the mortgage loans that we intend to include in the trust fund, representing 95.3% of the initial mortgage pool balance, of which one-hundred (100) mortgage loans are in loan group no. 1, representing 97.7% of the initial loan group no. 1 balance, and fifty-five (55) mortgage loans are in loan group no. 2, representing 86.1% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of non-callable U.S. Treasury securities or other non-callable government securities. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s). In all of those cases, defeasance may not occur earlier than the second anniversary of the date of initial issuance of the offered certificates.

ADDITIONAL COLLATERAL MORTGAGE LOANS..  Eleven (11) of the mortgage loans that we intend to include in the trust fund,
                                        representing 9.8% of the initial
                                        mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1, representing 11.4% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 3.7% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves in material amounts that in each such case:

                                        o    will be released to the related
                                             borrower upon satisfaction by the
                                             related borrower of certain
                                             performance related conditions,
                                             which may include, in some cases,
                                             meeting debt service coverage ratio
                                             levels and/or satisfying leasing
                                             conditions; and

                                        o    if not so released, will or, under
                                             certain mortgage loans, at the
                                             discretion of the lender, may prior
                                             to loan maturity (or earlier loan
                                             default or loan acceleration) be
                                             applied to prepay a portion of the
                                             subject mortgage loan if such
                                             performance related conditions are
                                             not satisfied within specified time
                                             periods.

                                        Based on the amount of such collateral
                                        at the time of closing of each such
                                        loan, the aggregate additional
                                        collateral is $12,392,688.

                                        See "Description of the Underlying
                                        Mortgage Loans--Certain Terms and
                                        Conditions of the Underlying Mortgage
                                        Loans--Mortgage Loans Which May Require
                                        Principal Paydowns" in this prospectus
                                        supplement.

LOCKBOX TERMS.........................  Forty-two (42) mortgage loans that we intend to include in the trust fund,
                                        representing 57.8% of the initial
                                        mortgage pool balance, of which
                                        thirty-eighty (38) mortgage loans are in loan group no. 1, representing 69.9% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 11.3% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                                        HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                                        SPRINGING LOCKBOX. Income is collected
                                        and retained by or is otherwise
                                        accessible by the borrower until the
                                        occurrence of a triggering event,
                                        following which a hard lockbox or
                                        modified lockbox is put in place.
                                        Examples of triggering events include:

                                        o    a failure to pay the related
                                             mortgage loan in full on or before
                                             any related anticipated repayment
                                             date; or

                                        o    a decline, by more than a specified
                                             amount, in the net operating income
                                             of the related mortgaged real
                                             property; or

                                        o    a failure to meet a specified debt
                                             service coverage ratio; or

                                        o    an event of default under the
                                             mortgage.

                                        For purposes of this prospectus
                                        supplement, a springing lockbox can be
                                        either an account that is currently
                                        under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                                        MODIFIED LOCKBOX. Except in those cases
                                        involving multifamily and hospitality
                                        properties that are described under
                                        "Hard Lockbox" above, income is
                                        collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                                        The above-referenced mortgage loans
                                        provide for the following types of
                                        lockbox accounts:

                                                                  % OF INITIAL
                                                    NUMBER OF       MORTGAGE
                               TYPE OF LOCKBOX   MORTGAGE LOANS   POOL BALANCE
                               ---------------   --------------   ------------
                               Hard                     11            28.4%
                               Springing                29            26.4%
                               Modified                  2             3.0%
                               TOTAL                    42            57.8%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS.................  Each underlying mortgage loan restricts voluntary prepayments in one or more of
                                        the following ways:

                                        o    by prohibiting any voluntary
                                             prepayments for a specified period
                                             of time after the underlying
                                             mortgage loan is originated; and/or

                                        o    by prohibiting any voluntary
                                             prepayments for a specified period
                                             of time after the underlying
                                             mortgage loan is originated,
                                             although, for a portion of that
                                             period, beginning no sooner than
                                             the second anniversary of the date
                                             of initial issuance of the series
                                             2004-C3 certificates, the
                                             underlying mortgage loan may be
                                             defeased; and/or

                                        o    by requiring that any voluntary
                                             principal prepayment made during a
                                             specified period of time be
                                             accompanied by a prepayment premium
                                             or yield maintenance charge.

                                        However, as described under
                                        "--Additional Collateral Mortgage Loans" above, some underlying mortgage loans may require partial principal prepayments during the related lock-out period.

                                        The purchase of any underlying mortgage
                                        loan by any party that has an option or
                                        is otherwise entitled to purchase that
                                        loan from the trust fund following
                                        default generally would have the same
                                        effect on the offered certificates as a
                                        prepayment but the required purchase
                                        price will not include or be accompanied by any consideration similar to prepayment consideration.

                                        Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                        Maximum remaining lock-out or
                          lock-out/defeasance period............  228 months
                        Minimum remaining lock-out or
                          lock-out/defeasance period............   33 months
                        Weighted average remaining lock-out or
                          lock-out/defeasance period............   98 months

                                        In general, the underlying mortgage
                                        loans that provide for a yield
                                        maintenance charge also provide that
                                        such yield maintenance charge will not
                                        be less than 1% of the amount prepaid.
                                        See "Description of the Underlying
                                        Mortgage Loans--Certain Terms and
                                        Conditions of the Underlying Mortgage
                                        Loans--Prepayment Provisions" in this
                                        prospectus supplement.

DELINQUENCY STATUS....................  None of the mortgage loans that we intend to include in the trust fund was
                                        30 days or more delinquent in respect of any monthly debt service payment--

                                        o    as of the related due date in
                                             August 2004, or

                                        o    at any time during the 12-month
                                             period preceding the related due
                                             date in August 2004.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS...........  The mortgage loans that we intend to include in the mortgage pool will have
                                        the following general characteristics as of their respective due dates in August 2004:

                                                                                    LOAN GROUP          LOAN GROUP
                                                               MORTGAGE POOL           NO. 1               NO. 2
                                                              --------------      --------------        ------------
       Initial mortgage pool balance..................        $1,639,437,484      $1,301,292,951        $338,144,534
       Number of underlying mortgage loans............                   174                 108                  66
       Number of mortgaged real properties............                   191                 120                  71

       Greatest cut-off date principal balance........          $154,000,000        $154,000,000         $28,000,000
       Smallest cut-off date principal balance........              $546,639            $546,639            $747,856
       Average cut-off date principal balance.........            $9,422,055         $12,019,009          $5,123,402

       Highest annual mortgage interest rate..........               7.2000%             7.2000%             6.7500%
       Lowest annual mortgage interest rate...........               4.5200%             4.6500%             4.5200%
       Weighted average annual mortgage interest rate.               5.6410%             5.6916%             5.4461%

       Longest original term to maturity or
         anticipated repayment date...................            240 months          180 months          240 months
       Shortest original term to maturity or
         anticipated repayment date...................             60 months           60 months           60 months
       Weighted average original term to maturity or
         anticipated repayment date...................            108 months          109 months          106 months

       Longest remaining term to maturity or
         anticipated repayment date...................            234 months          178 months          234 months
       Shortest remaining term to maturity or
         anticipated repayment date...................             51 months           52 months           51 months
       Weighted average remaining term to maturity or
         anticipated repayment date...................            105 months          106 months          102 months
       Highest debt service coverage ratio, based on
         underwritten net cash flow...................                3.54 x               2.64x               3.54x
       Lowest debt service coverage ratio, based on
         underwritten net cash flow...................                1.20 x               1.26x               1.20x
       Weighted average debt service coverage ratio,
         based on underwritten net cash flow..........                1.62 x               1.65x               1.51x


                                      S-38


       Highest cut-off date loan-to-value ratio.......                80.9 %               80.0%               80.9%
       Lowest cut-off date loan-to-value ratio........                33.5 %               35.2%               33.5%
       Weighted average cut-off date loan-to-value
         ratio........................................                 69.8%               68.4%               75.1%

                                        In reviewing the foregoing table, please note that:

                                        o    Loan-to-value and debt service
                                             coverage information shown in this
                                             prospectus supplement, including in
                                             the table above, with respect to
                                             the One Park Avenue underlying
                                             mortgage loan have been calculated:
                                             (a) based on the relevant total
                                             principal balance of, and debt
                                             service payments on, the One Park
                                             Avenue underlying mortgage loan;
                                             and (b) unless expressly indicated
                                             otherwise, without regard to the
                                             three junior One Park Avenue
                                             outside-the-trust fund mortgage
                                             loans.

                                        o    Loan-to-value and debt service
                                             coverage information shown in this
                                             prospectus supplement, including in
                                             the table above, with respect to
                                             the Mizner Park underlying mortgage
                                             loan have been calculated: (a)
                                             based on the relevant total
                                             principal balance of, and debt
                                             service payments on, the Mizner
                                             Park underlying mortgage loan; and
                                             (b) unless expressly indicated
                                             otherwise, without regard to the
                                             junior Mizner Park
                                             outside-the-trust fund mortgage
                                             loan.

                                        o    In the case of the two (2)
                                             underlying mortgage loans (in
                                             addition to the One Park Avenue
                                             underlying mortgage loans and the
                                             Mizner Park underlying mortgage
                                             loan) where the related borrower
                                             encumbered the related mortgaged
                                             real property with junior debt that
                                             is secured by the same mortgage
                                             that secures the related underlying
                                             mortgage loan, which two (2)
                                             mortgage loans represent 0.6% of
                                             the initial mortgage pool balance,
                                             none of the statistical information
                                             provided in this prospectus
                                             supplement reflects the presence of
                                             or otherwise includes any numerical
                                             information with respect to those
                                             junior loans. For more information
                                             regarding these loans, see
                                             "Description of the Underlying
                                             Mortgage Loans--The CBA A/B Loan
                                             Pairs" in this prospectus
                                             supplement.

                                        o    The underwritten net cash flow for
                                             any mortgaged real property is an
                                             estimated number based on numerous
                                             assumptions that may not
                                             necessarily reflect recent
                                             historical performance and may not
                                             ultimately prove to be an accurate
                                             prediction of future performance.

B.  GEOGRAPHIC CONCENTRATION..........  The table below shows the number of, and percentage of the initial mortgage pool
                                        balance secured by, mortgaged real
                                        properties located in the indicated
                                        states:

                                                                 % OF INITIAL
                                                    NUMBER OF      MORTGAGE
                                       STATE        PROPERTIES   POOL BALANCE
                                       -----        ----------   ------------
                                    California          27          22.5%
                                    New York            10          17.2%
                                    Texas               41          10.5%
                                    Pennsylvania        11           6.9%
                                    Florida             10           6.6%
                                    Michigan             9           6.2%
                                    Georgia              9           5.1%

                                        The remaining mortgaged real properties
                                        with respect to the mortgage pool are
                                        located throughout 24 other states, the
                                        District of Columbia and Puerto Rico. No more than 5.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more jurisdictions, the foregoing information reflects the allocated loan amounts for those properties.

                                        Twenty-five (25) of the California
                                        properties, securing 21.0% of the
                                        initial mortgage pool balance, are
                                        located in southern California - areas
                                        with zip codes of 93600 or below - and
                                        two (2) of the California properties,
                                        securing 1.5% of the initial mortgage
                                        pool balance, are located in northern
                                        California - areas with zip codes above
                                        93600.

                                        Five (5) of the New York properties,
                                        securing 16.1% of the initial mortgage
                                        pool balance, are located in the New
                                        York City metropolitan area. Two (2) of
                                        those properties, representing 14.0% of
                                        the initial mortgage pool balance, are
                                        located in Manhattan; one of those
                                        properties, representing 1.9% of the
                                        initial mortgage pool balance, is
                                        located in Brooklyn; one of those
                                        properties, representing 0.1% of the
                                        initial mortgage pool balance, is
                                        located in The Bronx; and one of those
                                        properties, representing 0.03% of the
                                        initial mortgage pool balance, is
                                        located in Queens.

C.  PROPERTY TYPES....................  The table below shows the number of, and percentage of the initial mortgage pool
                                        balance secured by, mortgaged real
                                        properties operated for each indicated
                                        purpose:

                                                        INITIAL
                                      NUMBER OF      MORTGAGE POOL
                   PROPERTY TYPE     PROPERTIES         BALANCE
                   -------------     ----------         -------
        Office                            31              33.8%
        Retail                            51              28.1%
        Multifamily(1)                    76              21.2%
        Mixed Use                         10              11.4%
        Self Storage                      15               3.2%
        Hotel                              4               1.7%
        Industrial                         4               0.6%
                                         ---             -----
        TOTAL                            191             100.0%

        -------------------------
        (1) Multifamily properties include conventional rental properties and manufactured housing properties.

D.  ENCUMBERED INTERESTS..............  The table below shows the number of, and percentage of the initial mortgage pool
                                        balance secured by, mortgaged real
                                        properties for which the encumbered
                                        interest is as indicated:

                                                             INITIAL
             ENCUMBERED INTEREST IN THE    NUMBER OF      MORTGAGE POOL
               MORTGAGED REAL PROPERTY    PROPERTIES         BALANCE
               -----------------------    ----------         -------
         Fee                                  186              91.6%
         Leasehold                              3               4.8%
         Fee/Leasehold                          2               3.6%
                                              ---             -----
         TOTAL                                191             100.0%

                                        In circumstances where both the fee and
                                        leasehold interest in the entire
                                        mortgaged real property are encumbered,
                                        we have treated that as simply an
                                        encumbered fee interest.

E.  MOST SIGNIFICANT MORTGAGE LOANS...  The ten (10) largest underlying mortgage loans or groups of cross-collateralized
                                        underlying mortgage loans collectively
                                        represent 42.2% of the initial mortgage
                                        pool balance. See "Description of the
                                        Underlying Mortgage Loans--Most
                                        Significant Mortgage Loans" in this
                                        prospectus supplement.

                                 RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors", summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Commercial and Multifamily Lending Subjects Your Investment to Special Risks that Are Not Associated with Single-Family Residential Lending. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     o    office properties;

     o    anchored, including shadow anchored, and unanchored retail properties;

     o multifamily properties, including conventional rental properties and manufactured housing properties;

     o mixed use properties with significant office, retail and/or multifamily components;

     o    self storage properties;

     o    limited service and full service hotel properties; and

     o    industrial properties.

         Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     The Source of Repayment on Your Offered Certificates Will Be Limited to Payments and Other Collections on the Underlying Mortgage Loans. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     o    any governmental entity;

     o    any private mortgage insurer;

     o    us;

     o    any mortgage loan seller;

     o    the master servicer;

     o    the special servicer;

     o any primary servicer or sub-servicer of the master servicer or the special servicer;

     o    the trustee; or

     o    any of their respective affiliates.

     Repayment of Each of the Underlying Mortgage Loans Will Be Dependent on the Cash Flow Produced by the Related Mortgaged Property, which Can Be Volatile and Insufficient to Allow Timely Distributions on Your Offered Certificates, and on the Value of the Related Mortgaged Property, which May Fluctuate Over Time. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each underlying mortgage loan may also depend on:

     o with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     o in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred sixty-five (165) of the mortgage loans that we intend to include in the trust fund, representing 77.0% of the initial mortgage pool balance, of which one hundred and one (101) mortgage loans are in loan group no. 1, representing 71.7% of the initial loan group no. 1 balance, and sixty-four
(64) mortgage loans are in loan group no. 2, representing 97.4% of the initial loan group no. 2 balance, are balloon loans; and six (6) of the mortgage loans that we intend to include in the trust fund, representing 22.9% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 28.2% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 2.4% of the initial loan group no. 2 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Nineteen (19) of these mortgage loans, representing 16.0% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 13.9% of the initial loan group no. 1 balance, and eleven (11) mortgage loans are in loan group no. 2, representing 23.8% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from August 2008 through July 2009, inclusive. One hundred thirty-eight (138) of these mortgage loans, representing 74.9% of the initial mortgage pool balance, of which eighty-six (86) mortgage loans are in loan group no. 1, representing 74.7% of the initial loan group no. 1 balance, and fifty-two (52) mortgage loans are in loan group no. 2, representing 75.5% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from August 2013 through July 2014, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     o    the ability to cover debt service;

     o the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     o    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     o    national, regional and local economic conditions;

     o local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     o changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     o the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     o the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     o the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     o the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     o    demographic factors;

     o retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     o capable management and adequate maintenance for the related mortgaged real property;

     o    location of the related mortgaged real property;

     o if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     o the age, construction, quality and design of the related mortgaged real property; and

     o whether the related mortgaged real property is readily convertible to alternative uses.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Office Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Office Properties. Thirty-one (31) mortgaged real properties, securing mortgage loans that represent 33.8% of the initial mortgage pool balance, are primarily used for office purposes. In addition, six (6) mortgaged real properties, securing mortgage loans that represent 4.7% of the initial mortgage pool balance, are mixed use properties that each has a significant office component. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    accessibility from surrounding highways/streets;

     o the ability of the management team to effectively manage the subject property;

     o the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     o    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Retail Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Retail Properties. Fifty-one (51) mortgaged real properties, securing mortgage loans that represent 28.1% of the initial mortgage pool balance, are primarily used for retail purposes. In addition, eight (8) mortgaged real properties, securing mortgage loans that represent 11.2% of the initial mortgage pool balance, are mixed use properties that each has a significant retail component. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

     o the ability of the management team to effectively manage the subject property;

     o    whether the subject property is in a desirable location;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     o whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o    the financial condition of the owner of the subject property.

     We consider thirty (30) of the subject retail properties, securing mortgage loans that represent 23.2% of the initial mortgage pool balance, to be anchored, including shadow anchored; and twenty-one (21) of the subject retail properties, securing mortgage loans that represent 4.9% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

     In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Multifamily Rental and Manufactured Housing Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Multifamily Rental Properties and Manufactured Housing Properties. Seventy-six (76) mortgaged real properties, securing mortgage loans that represent 21.2% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. In addition, four (4) mortgaged real properties, securing mortgage loans that represent 6.7% of the initial mortgage pool balance, are mixed use properties that each has a significant multifamily component. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical condition and amenities of the subject property in relation to competing properties;

     o    the subject property's reputation;

     o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     o    local factory or other large employer closings;

     o the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     o the ability of the management team to effectively manage the subject property;

     o compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     o    distance from employment centers and shopping areas;

     o    the financial condition of the owner of the subject property; and

     o government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties that will secure mortgage loans that we may include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to section 42 of the Internal Revenue Code of 1986.
Section 42 of the Internal Revenue Code of 1986 provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period", which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     Property Management Is Important to the Successful Operation of the Mortgaged Real Property. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     o    operating the property and providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

     o    responding to changes in the local market; and

     o advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     Reliance on a Single or Major Tenant May Increase the Risk that Cash Flow Will Be Interrupted. Five (5) mortgaged real properties, securing 2.3% of the initial mortgage pool balance, are each leased by a single tenant. In addition, thirteen (13) other mortgaged real properties, securing 4.8% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to Mortgaged Real Properties. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds.

     Condominium Ownership May Limit Use and Improvements. Certain of the mortgage loans that we intend to include in the trust fund may be secured by mortgaged real properties that consist of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2004-C3 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     Losses on Larger Loans May Adversely Affect Distributions on Your Certificates. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following table lists the ten (10) largest underlying mortgage loans or groups of cross-collateralized underlying mortgage loans that are to be included in the trust fund.

     TEN LARGEST UNDERLYING MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED
                            UNDERLYING MORTGAGE LOANS

                                                         % OF INITIAL
                                       CUT-OFF DATE        MORTGAGE
PROPERTY/PORTFOLIO NAME             PRINCIPAL BALANCE    POOL BALANCE
-----------------------             -----------------    ------------
1. One Park Avenue                    $154,000,000           9.4%
2. Pacific Design Center              $150,000,000           9.1%
3. 160 West 24th Street                $76,255,309           4.7%
4. Mizner Park                         $53,110,129           3.2%
5. Centro Grand Caribe                 $51,200,000           3.1%
6. Centerpointe Mall                   $47,301,787           2.9%
7. BC Wood Portfolio                   $45,400,000           2.8%
8. Private Mini Storage Portfolio      $40,000,000           2.4%
9. 615 Chestnut Street                 $37,973,276           2.3%
10. Village Del Amo                    $36,300,000           2.2%

     Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Offered Certificates. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     o financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     o the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited. Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 6.5% of the initial mortgage pool balance, are secured by multiple real properties, either because they cross-collateralized with one or more other underlying mortgage loans or because they constitute a single obligation that is secured by more than one mortgaged real property. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     o    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

         In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     A Borrower's Other Loans May Reduce the Cash Flow Available to Operate and Maintain the Related Mortgaged Real Property or May Interfere with the Trust Fund's Rights Under the Related Underlying Mortgage Loan, Thereby Adversely Affecting Distributions on Your Offered Certificates. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans are presently or may subsequently become encumbered by other subordinate debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     o adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     o    complicate bankruptcy proceedings; and

     o    delay foreclosure on the related mortgaged real property.

     In addition, in the case of two (2) mortgage loans that we intend to include in the trust fund, collectively representing 12.6% of the initial mortgage pool balance, and secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as One Park Avenue and Mizner Park, the holders of the subordinate outside-the-trust fund mortgage loans secured by each of those mortgaged real properties have one or more of the following rights:

     o the right to direct or consult with one or more of the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan;

     o the right to purchase the subject underlying mortgage loan under various default scenarios; and

     o the right to cure various events of default under the subject underlying mortgage loan.

     These parties may have interests that conflict with the interests of the holders of the series 2004-C3 certificates.

     See "--Offered Certificates--The Interests of the Respective Holders of the One Park Avenue Outside-the-Trust Fund Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders" and "--The Interests of the Holder of the Mizner Park Outside-the-Trust Fund Mortgage Loan May Be in Conflict with the Interests of the Offered Certificateholders" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan" in this prospectus supplement.

     Mezzanine Debt Can Act as a Disincentive to the Principals of a Borrower. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     o depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     o if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     Some Borrowers Under the Underlying Mortgage Loans Will Not Be Limited to Owning Their Respective Mortgaged Real Properties, Thereby Increasing the Risk of Borrower Bankruptcy. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     Tenancies in Common May Hinder Recovery. Eight (8) of the mortgage loans that we intend to include in the trust fund, representing 3.9% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any class A-2, A-3, A-4, A-5, B, C and/or D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

     Geographic Concentration of the Mortgaged Real Properties May Adversely Affect Distributions on Your Offered Certificates. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     o    economic conditions, including real estate market conditions;

     o    changes in governmental rules and fiscal policies;

     o    acts of God, which may result in uninsured losses; and

     o    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 31 states, the District of Columbia and Puerto Rico. The table below sets forth the jurisdictions in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no jurisdiction contains more than 5.0%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                             NUMBER OF            INITIAL
                           MORTGAGED REAL      MORTGAGE POOL
                STATE        PROPERTIES           BALANCE
                -----        ----------           -------
            California           27                22.5%
            New York             10                17.2%
            Texas                41                10.5%
            Pennsylvania         11                 6.9%
            Florida              10                 6.6%
            Michigan              9                 6.2%
            Georgia               9                 5.1%

     Some Remedies May Not Be Available Following a Mortgage Loan Default. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     o the trust fund may not have a perfected security interest in the rent payments until the master servicer or special servicer collects them;

     o the master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     o the bankruptcy of the related borrower could limit the ability of the master servicer or special servicer to collect the rents.

     Lending on Income-Producing Real Properties Entails Environmental Risks. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     A third-party environmental consultant conducted some form of environmental review with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for 55 mortgaged real properties, securing 5.9% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance in lieu of an environmental review. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in July 2004, except in the case of one (1) mortgaged real property, securing 1.1% of the initial mortgage pool balance, as to which the assessment was prepared within an 18-month period ending in July 2004. In the case of one hundred thirty-six (136) mortgaged real properties, securing 94.1% of the initial mortgage pool balance, the environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted Phase I environmental site assessment. In the case of 55 mortgaged real properties, securing 5.9% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental review for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental reviews described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     o    those conditions were remediated or abated prior to the closing date;

     o a letter was obtained from the applicable regulatory authority stating that no further action was required;

     o either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3.   an environmental insurance policy was obtained; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, an environmental assessment described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment or continuation of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the environmental reviewer identified the presence of asbestos-containing materials and/or lead-based paint but concluded that the matter was not of concern and did not recommend the establishment of an operation and maintenance plan.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve or letter of credit in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the extent to which the respective borrowers have complied or will comply with any post-closing obligations (whether remediation, testing, the establishment or maintenance of operation and maintenance plans or otherwise) imposed on them with respect to environmental conditions at their mortgaged real properties.

     Furthermore, any particular environmental review, assessment or testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property.

         There can be no assurance that--

     o the environmental reviews referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the actual costs of the recommended remediation or other action, or

     o an environmental insurance policy will cover all or part of a claim asserted under it, because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 55 mortgaged real properties, securing 5.9% of the initial mortgage pool balance, the environmental review that was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 55 mortgaged real properties was based upon the delivery of an environmental insurance policy covering specific environmental matters with respect to the particular property. Those mortgaged real properties are covered by one or more blanket environmental insurance policies. The policies, however, do not provide coverage for adverse environmental conditions at levels below legal limits and typically do not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of an environmental insurance policy covering that property, or

     o required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     Appraisals and Market Studies May Inaccurately Reflect the Value of the Mortgaged Real Properties. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     The Master Servicer and the Special Servicer May Experience Conflicts of Interest. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     o be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     o have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund, and/or

     o be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and its other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     Encumbered Leasehold Interests Are Subject to Terms of the Ground Lease and Are Therefore Riskier than Encumbered Fee Estates as Collateral. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 8.4% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     Changes in Zoning Laws May Affect Ability to Repair or Restore a Mortgaged Real Property. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     o    density;

     o    use;

     o    parking;

     o    set-back requirements; or

     o    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. All of the mortgaged real properties were inspected by engineers during the 19-month period preceding July 2004. One hundred eighty-eight (188) of those inspected mortgaged real properties, securing 99.9% of the initial mortgage pool balance, were inspected during the 12-month period preceding July 2004. The scope of those inspections included an assessment of--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

At 8 of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     The Absence or Inadequacy of Terrorism Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to address that situation, the Terrorism Risk Insurance Act of 2002 established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed

$5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate on December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leaves insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed.

     The master servicer will use reasonable efforts to cause the borrower under such underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the master servicer will maintain - all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents, provided, however, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the series 2004-C3 directing certificateholder, approves such determination. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the series 2004-C3 directing certificateholder), in accordance with the servicing standard, that either--

     o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     o    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2004-C3 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only for damages that do not exceed a specified dollar amount set forth in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     The underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hidden Creek MHP, which represents 0.1% of the initial mortgage pool balance, does not require the maintenance of terrorism insurance because that mortgaged real property does not include any improvements.

     Compliance with Americans with Disabilities Act May Result in Additional Costs to Borrowers. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     Certain Loans May Require Principal Paydowns which May Reduce the Yield on Your Offered Certificates. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     Prior Bankruptcies May Reflect Future Performance. In the case of three (3) mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial mortgage pool balance, a guarantor or a principal of the borrower has been a debtor in prior bankruptcy proceedings within the ten-year period preceding July 2004.

     Litigation May Adversely Affect Property Performance. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     One Action Rules May Limit Remedies. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     Tax Considerations Related to Foreclosure. Under the pooling and servicing agreement, the special servicer, on behalf of the trust fund, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2004-C3 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

     In addition, if the special servicer, on behalf of the trust fund, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2004-C3 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Trust Fund's Assets May Be Insufficient to Allow for Repayment in Full on Your Offered Certificates. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     The Class B, C and D Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-4, A-5, A-1-A, A-X and A-SP Certificates. If you purchase class B, C or D certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-1-A, A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2004-C3 certificates.

     When making an investment decision, you should consider, among other things--

     o the distribution priorities of the respective classes of the series 2004-C3 certificates,

     o the order in which the principal balances of the respective classes of the series 2004-C3 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the underlying mortgage loans.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

     o the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o the pass-through rate for, and the other payment terms of, your offered certificates,

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2004-C3 certificates,

     o the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans; and

     o    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3, A-4 and A-5 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3, A-4 and A-5 certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges or prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2004-C3 certificateholders.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2004-C3 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     The Right of the Master Servicer, the Special Servicer and the Trustee to Receive Interest on Advances May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     If the Master Servicer or the Special Servicer Purchases Series 2004-C3 Certificates, a Conflict of Interest Could Arise between Its Duties and Its Interests in the Series 2004-C3 Certificates. The master servicer and/or special servicer or an affiliate of any of them may purchase or retain any of the series 2004-C3 certificates. In fact, it is anticipated that Clarion

Partners, LLC will purchase some of the non-offered series 2004-C3 certificates. The purchase of series 2004-C3 certificates by the master servicer and/or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2004-C3 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2004-C3 certificates. However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     The Interests of the Series 2004-C3 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2004-C3 certificates representing a majority interest in the controlling class of series 2004-C3 certificates will be entitled to designate a particular series 2004-C3 controlling class certificateholder (or beneficial owner of series 2004-C3 controlling class certificates), referred to in this prospectus supplement as the series 2004-C3 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2004-C3 Controlling Class and Series 2004-C3 Directing Certificateholder" in this prospectus supplement. In addition, subject to the conditions described under "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement and except to the extent that another party (if any) is entitled at any time to appoint and/or direct the appointment of a separate special servicer for the One Park Avenue loan group or the Mizner Park loan group, the holders of series 2004-C3 certificates representing a majority interest in the controlling class of series 2004-C3 certificates may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2004-C3 certificates, the trustee or the master servicer. You should expect that the series 2004-C3 directing certificateholder will exercise the rights and powers described above on behalf of the series 2004-C3 controlling class certificateholders, and it will not be liable to any class of series 2004-C3 certificateholders for doing so. In the absence of significant losses on the underlying mortgage loans, the series 2004-C3 controlling class will be a non-offered class of series 2004-C3 certificates. The series 2004-C3 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     The Interests of the Respective Holders of the One Park Avenue Outside-the-Trust Fund Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders. The respective holders of the junior One Park Avenue outside-the-trust fund mortgage loans will be entitled, directly or through a representative or designee, to exercise the rights and powers with respect to the One Park Avenue underlying mortgage loan and the One Park Avenue outside-the-trust fund mortgage loans described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The One Park Avenue Mortgage Loan" in this prospectus supplement. In addition, subject to the conditions described under "Description of the Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the special servicer may be replaced, with or without cause, with a separate special servicer solely in respect of the One Park Avenue loan group, consisting of the One Park Avenue underlying mortgage loan and the One Park Avenue junior outside-the trust fund mortgage loans by the holder of one of the three (3) junior One Park Avenue outside-the-trust fund mortgage loans, but only for so long as (a) an amount generally equal to the unpaid principal balance of the junior One Park Avenue outside-the-trust fund mortgage loan with the highest payment priority (net of the portion of any appraisal reduction amount and any realized losses with respect to the One Park Avenue loan group that are allocable thereto), is greater than or equal to (b) 25% of the initial unpaid principal balance of the junior One Park Avenue outside-the-trust fund mortgage loan with the highest payment priority. You should expect that the holder of a One Park Avenue outside-the-trust fund mortgage loan will exercise the rights and powers described above exclusively for its own benefit, and it will not be liable to any class of series 2004-C3 certificateholders for doing so. The holder of the junior One Park Avenue outside-the-trust-fund mortgage loans are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     The Interests of the Holder of the Mizner Park Outside-the-Trust Fund Mortgage Loan May Be in Conflict with the Interests of the Offered Certificateholders. The holder of the Mizner Park outside-the-trust fund mortgage loan will be entitled, directly or through a representative or designee, to exercise the rights and powers with respect to the Mizner Park underlying mortgage loan and the Mizner Park outside-the-trust fund mortgage loan described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The Mizner Park Mortgage Loan" in this prospectus supplement. In addition, subject to the conditions described under "Description of the Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement and to various additional terms, conditions and limitations, the special servicer may be replaced, for cause only, with a separate special servicer solely in respect of the Mizner Park loan group, consisting of the Mizner Park underlying mortgage loan and the junior Mizner Park outside-the-trust fund mortgage loan by and/or at the direction of the holder of the junior Mizner Park outside-the-trust fund mortgage loan, except that in some circumstances the holders of the series 2004-C3 certificates representing a majority interest in the controlling class will have the right to replace the new special servicer appointed by and/or at the direction of the holder of the junior Mizner Park outside-the-trust fund mortgage loan with another replacement special servicer. You should expect that the holder of the Mizner Park outside-the-trust fund mortgage loan will exercise the rights and powers described above exclusively for its own benefit, and it will not be liable to any class of series 2004-C3 certificateholders for doing so. The holder of the junior Mizner Park outside-the-trust-fund mortgage loan is therefore likely to have interests that conflict with those of the holders of the offered certificates.

     Book-Entry Registration of the Offered Certificates May Require You To Exercise Your Rights Through The Depository Trust Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder", you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     You May Be Bound by the Actions of Other Series 2004-C3 Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2004-C3 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2004-C3 certificates.

     Lack of a Secondary Market for the Offered Certificates May Make It Difficult for You to Resell Your Offered Certificates. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the underlying mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the timing, nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize. Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the value of your certificates and the performance of the underlying mortgage loans.


              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates", and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.


                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 174 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,639,437,484. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on the respective classes of the series 2004-C3 certificates, the mortgage loans will be divided into the following two loan groups:

     o Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing, together with five (5) mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred and eight (108) mortgage loans, with an initial loan group no. 1 balance of $1,301,292,951, representing approximately 79.4% of the initial mortgage pool balance.

     o Loan group no. 2, which will consist of all but five (5) of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of sixty-six
          (66) mortgage loans, with an initial loan group no. 2 balance of $338,144,534, representing approximately 20.6% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any Junior Loan is equal to its unpaid principal balance as of its due date in August 2004, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

     The One Park Avenue Property secures the One Park Avenue Mortgage Loan and also secures the three (3) One Park Avenue Junior Loans on a subordinated basis relative to the One Park Avenue Mortgage Loan. One (1) of the One Park Avenue Junior Loans, which we refer to in this prospectus supplement as the "One Park Avenue B-Note Junior Loan", is senior in right of payment to the other One Park Avenue Junior Loans and one (1) of those other One Park Avenue Junior Loans, which we refer to in this prospectus supplement as the "One Park Avenue C-Note Junior Loan" is senior in right of payment to the other one, which we refer to in this prospectus supplement as the "One Park Avenue D-Note Junior Loan". The One Park Avenue Mortgage Loan and the One Park Avenue Junior Loans collectively constitute the One Park Avenue Total Loan. However, none of the One Park Avenue Junior Loans is included in the trust fund. The One Park Avenue Mortgage Loan has a cut-off date principal balance of $154,000,000, the One Park Avenue B-Note Junior Loan has a cut-off date principal balance of $20,000,000, the One Park Avenue C-Note Junior Loan has a cut-off date principal balance of $36,000,000 and the One Park Avenue D-Note Junior Loan has a cut-off date principal balance of $28,500,000.

     The Mizner Park Property secures the Mizner Park Mortgage Loan and also secures the Mizner Park Junior Loan. The Mizner Park Mortgage Loan and the Mizner Park Junior Loan collectively constitute the Mizner Park Total Loan. However, the Mizner Park Junior Loan is not included in the trust fund. The Mizner Park Mortgage Loan has a cut-off date principal balance of $53,110,129 and the Mizner Park Junior Loan has a cut-off date principal balance of $8,821,480.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     o All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to those mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

          1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in August 2004, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in July 2004 up to and including its due date in August 2004.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance, or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

     o Two of the underlying mortgage loans are cross-collateralized and cross-defaulted with each other. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs", "--Most Significant Mortgage Loans--One Park Avenue" and "--Most Significant Mortgage Loans--Mizner Park" below in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

     o Loan-to-value and debt service coverage information shown in this prospectus supplement with respect to each of the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan will be in, each case, calculated based on the relevant total principal balance of, and debt service payments on, the One Park Avenue Mortgage Loan or the Mizner Park Mortgage Loan, as the case may be, without regard to the related Junior Loan(s).

     o In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     o If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     o Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include seven (7) mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The mortgage pool will include one (1) group of mortgage loans that are cross-collateralized and cross-defaulted with each other. That group consists of the mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Meadows at Shadow Ridge and Oaks of Dutch Hollow, which together represent 0.4% of the initial mortgage pool balance. The borrowers under those mortgage loans are entitled to obtain a release of either of those mortgaged real properties upon a defeasance of the 125% of the remaining scheduled debt service under the related underlying mortgage loan if certain conditions are satisfied, including satisfaction of a minimum debt service coverage ratio (equal to the initial debt service coverage ratio upon origination) and a maximum loan-to-value ratio of 80% after giving effect to the defeasance and release. In addition, the related borrower is entitled to a release of an unimproved portion of the Meadows at Shadow Ridge mortgaged real property upon the satisfaction of certain conditions that include satisfaction of a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80% for the remaining real estate collateral after giving effect to the release.

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                               % OF INITIAL
                                                 NUMBER OF       MORTGAGE
        PROPERTY/PORTFOLIO NAMES                   STATES      POOL BALANCE
        ------------------------                   ------      ------------

1.  BC WOOD PORTFOLIO
    (Dixie Manor Shopping Center,
    Eastland Shopping Center,
    Iroquois Manor Shopping Center and
    Paris Village Shopping Center)                   1             2.8%

2.  PRIVATE MINI STORAGE PORTFOLIO (San
    Felipe Self Storage, Pressler Self
    Storage, Lemmon Self Storage, Jersey
    Village Self Storage, Plano Parkway
    Self Storage, West Little York Self
    Storage, Conroe Self Storage,
    Starcrest Self Storage and
    Kuykendahl Self Storage)                         1             2.4%

3.  CHEHALIS GARDENS APARTMENTS
    (McKinley Terrace, Meadow Park
    Garden Court, Chehalis Manor
    Apartments and Kennewick Garden
    Court)                                           1             0.5%

4.  LEHIGH INDUSTRIAL PORTFOLIO
    (2440 Brodhead Road (LBC), 3000
    Emrick Blvd. (BBC))                              1             0.3%

5.  NH PORTFOLIO
    (Hillcrest Apartments, Abbott Street
    Apartments and Wyman Street
    Apartments)                                      1             0.1%

     In the case of the Chehalis Gardens Apartments Portfolio underlying mortgage loan, which represents 0.5% of the initial mortgage pool balance, the borrower is entitled to obtain release of any of the four (4) related mortgaged real properties if certain conditions are satisfied, including satisfaction of a minimum debt service coverage ratio of 1.45x and maximum loan-to-value ratio of 75% for the remaining properties after giving effect to the release and defeasance of a portion of the remaining scheduled debt service on that underlying mortgage loan that is attributable to 125% of the allocated loan balance for the property to be released.

     The table below shows each group of mortgaged real properties that--

     o    have the same or affiliated borrowers, and

     o secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                    % OF INITIAL
                                                        NUMBER OF     MORTGAGE
                  PROPERTY/PORTFOLIO NAME                 LOANS     POOL BALANCE
                  -----------------------                 -----     ------------
   1.  Village Del Amo and Lakewood Square                  2           4.1%
   2.  Centerpointe Mall and Shelby Creek Shopping
       Center                                               2           3.4%
   3.  Wall Street Apartment Homes, Fountains of
       Tomball Apartment Homes, Northcastle Apartment
       Homes and Country Village Apartment Homes            4           2.2%
   3.  Gwinnett Crossing Apartments, Whisper Hollow
       Apartments and Highpoint Village Apartments          3           2.2%
   4.  One & Two River Crossing and 357 S. Gulf             2           1.1%

PARTIAL RELEASES OF PROPERTY

     Upon satisfaction of certain conditions specified in the related loan documents, the Mizner Park Mortgage Loan permits the release of a portion of the Mizner Park Property (consisting of multi-family apartments), which portion was not assigned any value in the appraisal of the Mizner Park Property used for purposes of the calculation of the Cut-off Date LTV Ratio or the Maturity Date LTV Ratio of the Mizner Park Mortgage Loan.

     Upon satisfaction of certain conditions specified in the related loan documents, the BC Wood Portfolio Mortgage Loan permits the release of a portion of one of the BC Wood Portfolio Properties (consisting of an unimproved parcel), which portion was not assigned any value in the appraisal of that property used for purposes of the calculation of the related Cut-off Date LTV Ratio or the Maturity Date LTV Ratio of the BC Wood Portfolio Mortgage Loan.

     In the case of the underlying mortgage loan secured by the Cold Spring Crossing mortgaged real property, which represents 0.9% of the initial mortgage pool balance, O'Charley's, a tenant at the property that leases a 1.732-acre parcel that forms a part of the mortgaged real property and on which improvements owned by that tenant are located, has an option to purchase the leased premises. If the tenant exercises the option, the borrower is entitled to a partial release of the parcel, subject to the satisfaction of certain conditions that include prepayment of the underlying mortgage loan in an amount equal to the greater of 80% of the purchase price paid by the tenant for the parcel and $500,000 (net of the prepayment consideration that is required to be accompany the prepayment).

     In the case of the underlying mortgage loan secured by the Counsel Square mortgaged real property, which represents 0.6% of the initial mortgage pool balance, RM Academy, a tenant that leases a parcel that forms a part of the mortgaged real property and on which improvements owned by that tenant are located, has an option to purchase the leased parcel. If the tenant exercises the option, the borrower is entitled to a partial release of the parcel, subject to the satisfaction of certain conditions that include prepayment of the underlying mortgage loan in an amount equal to the greater of $960,000 and an amount that, after giving effect to the prepayment and release, would be sufficient to result in a loan-to-value ratio that does not exceed 76% and a debt service coverage ratio that is at least 1.25x. Additionally, the borrower may seek a release of approximately 0.75 acres of the mortgaged real property, to be selected and identified by the borrower, for the development of a cellular phone tower (without a partial defeasance or payment of a release price), subject to the satisfaction of certain conditions that include the delivery of evidence reasonably satisfactory to the holder of the underlying mortgage loan that the future uses of the area released for the cellular phone tower will not adversely impact the operation, access or parking conditional of the remainder of the underlying mortgaged real property. A release in connection with the development of a cellular phone tower as described above will not be conditioned on any prepayment of the underlying mortgage loan.

     In the case of the underlying mortgage loan secured by the College Towers Apartments mortgaged real property, which represents 0.5% of the initial mortgage pool balance, the borrower is entitled to a release of approximately
3.6 acres that form a part of the mortgaged real property (without a partial defeasance or partial prepayment), subject to the satisfaction of certain conditions that include satisfaction of a minimum debt service coverage ratio of 1.20x for the portion of the mortgaged real property that would remain after giving effect to the release.

     In the case of the underlying mortgage loan secured by the 509 Vine Street Philadelphia mortgaged real property, which represents 0.5% of the initial mortgage pool balance, the borrower is entitled to a release of the parking structure that forms a part of that property if it substitutes a replacement parking parcel, subject to the satisfaction of certain conditions.

     In the case of the underlying mortgage loan secured by the VIP Plaza mortgaged real property, which represents 0.4% of the initial mortgage pool balance, the lender is required to release a designated portion of the mortgaged real property in exchange for a designated substitute real property consisting of a nearby parking lot if certain conditions are satisfied, including that (i) the fair market value of the substitute property is equal to or greater than that of the release property and generates not less net operating income than the release property, (ii) the mortgaged real property, excluding both the release property and the substitute property, has an appraised value that is not less than the remaining outstanding principal balance of the underlying mortgage loan, (iii) the mortgaged real property, excluding the release property but including the substitute property, has an appraised value of not less than the fair market value of the mortgaged real property (including the release property) as of the origination of the underlying mortgage loan (approximately $9,000,000) fair market value and (iv) the term of the lease of the parking lot with the existing lessee has been extended to a date not earlier than the one year after the scheduled maturity of the underlying mortgage loan at a rental rate of not less than the existing rate.

     In the case of the underlying mortgage loan secured by the American Gem mortgaged real property, which represents 0.2% of the initial mortgage pool balance, the borrower is entitled to construct a new building of up to 7,800 square feet on a vacant parcel that forms a part of the mortgaged real property (subject to the satisfaction of various conditions that include a prohibition on the incurrence of any indebtedness in connection with the construction) and the borrower is entitled to obtain a release of that portion at any time after the second anniversary of the date of initial issuance of the offered certificates if it does exercise its right to construct a new building. Conditions to a release of the vacant parcel include prepayment of the underlying mortgage loan in an amount determined by the holder of the underlying mortgage loan to represent 125% of the portion of the mortgage loan indebtedness that is allocable to the vacant parcel (which prepayment will not be accompanied by any prepayment consideration) and satisfaction of a minimum debt service coverage ratio of 1.75x and a maximum loan-to-value ratio of 60.0% after giving effect to the prepayment and release.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                      % OF INITIAL
                                  NUMBER OF             MORTGAGE
          DUE DATE             MORTGAGE LOANS         POOL BALANCE
          --------             --------------         ------------
            11th                     151                  83.2%
             1st                      23                  16.8%
                                     ---                 -----
            TOTAL                    174                 100.0%

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     All of the mortgage loans that we intend to include in the trust fund, loan group no. 1 and/or loan group no. 2 accrue interest on an Actual/360 Basis.

     Balloon Loans. One hundred sixty-five (165) of the mortgage loans that we intend to include in the trust fund, representing 77.0% of the initial mortgage pool balance, of which one hundred and one (101) mortgage loan is in loan group no. 1, representing 71.7% of the initial loan group no. 1 balance, and sixty-four (64) mortgage loans are in loan group no. 2, representing 97.4% of the initial loan group no. 2 balance, are each characterized by--

     o either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

     o in either case, a substantial payment of principal on its stated maturity date.

     ARD Loans. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 22.9% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 28.2% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 2.4% of the initial loan group no. 2 balance, are each characterized by the following features:

     o A maturity date that is generally 10 to 30 years following origination.

     o The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to two percentage points over the initial mortgage interest rate.

     o The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     All of the ARD Loans require amortization after the related anticipated repayment date only to the extent of the cash flow available therefor as described in the last bullet above, except that the One Park Avenue underlying mortgage loan, which represents, which represents 9.4% of the initial mortgage pool balance and 11.8% of the initial loan group no. 1 balance, requires monthly payments of interest and principal after the related anticipated repayment date that are sufficient to amortize the loan in full by its maturity date.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans. Three (3) of the mortgage loans that we intend to include in the trust, representing 0.1% of the initial mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 0.1% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.2% of the initial loan group no. 2 balance, are characterized by--

     o constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing mortgage loans do not have either--

     o    an anticipated repayment date, or

     o    the associated payment incentives.

     Additional Amortization Considerations. Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 14.9% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 14.7% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 15.9% of the initial loan group no. 2 balance, are balloon loans or ARD Loans that do not provide for any amortization prior to the maturity date or the anticipated repayment date, as the case may be. Seventeen (17) other mortgage loans that we intend to include in the trust fund, representing 26.9% of the initial mortgage pool balance, of which twelve (12) mortgage loans are in loan group no. 1, representing 30.7% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 12.5% of the initial loan group no. 2 balance, are balloon loans or ARD Loans that provide for an interest only period of between 12 and 60 months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired. The following table sets forth the length of the interest only periods for those mortgage loans.

                                                         % OF INITIAL
           LENGTH OF INITIAL             NUMBER OF         MORTGAGE
     INTEREST-ONLY PERIOD (MONTHS)    MORTGAGE LOANS     POOL BALANCE
     -----------------------------    --------------     ------------
                  12                          4              2.0%
                  24                          8             13.3%
                  30                          2              1.3%
                  36                          1              9.1%
                  60                          2              1.2%
                                             --             ----
                 TOTAL                       17             26.9%

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. As of origination:

     o One hundred fifty-four (154) of the mortgage loans that we intend to include in the trust fund, representing 95.0% of the initial mortgage pool balance, of which one hundred (100) mortgage loans are in loan group no. 1, representing 97.7% of the initial loan group no. 1 balance, and fifty-four (54) mortgage loans are in loan group no. 2, representing 84.5% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o Nineteen (19) of the mortgage loans that we intend to include in the trust fund, representing 4.7% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 2.3% of the initial loan group no. 1 balance, and eleven (11) mortgage loans are in loan group no. 2, representing 13.9% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration; and

     o One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.3% of the initial mortgage pool balance, which mortgage loan is in loan group no. 2 and represents 1.5% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period and a defeasance period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any underlying mortgage loan will generally begin three to seven months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date. However, in the case of the underlying mortgage loan that is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Sequoia Bend Apartments, which represents 0.3% of the initial mortgage pool balance and is contained in loan group no. 1, the open prepayment period will begin 23 months prior to stated maturity.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-1 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     o it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     Prepayment Lock-Out Periods. All of the mortgage loans that we intend to include in the trust fund provide for prepayment lock-out and/or defeasance periods as of their respective due dates in August 2004. With respect to those mortgage loans, taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     o the maximum remaining prepayment lock-out/defeasance period as of the related due date in August 2004 is 228 months with respect to the entire mortgage pool, one hundred and sixteen (116) months with respect to loan group no. 1 and two hundred and twenty eight (228) months with respect to loan group no. 2;

     o the minimum remaining prepayment lock-out/defeasance period as of the related due date in August 2004 is 33 months with respect to the entire mortgage pool, thirty-four (34) months with respect to loan group no. 1 and thirty-three (33) months with respect to loan group no. 2; and

     o the weighted average remaining prepayment lock-out/defeasance period as of the respective related due dates in August 2004 is 98 months with respect to the entire mortgage pool, one hundred (100) months with respect to loan group no. 1 and eighty-seven (87) months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     Prepayment Consideration Periods. Twenty (20) of the mortgage loans that we intend to include in the trust fund, representing 5.0% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 2.3% of the initial loan group no. 1 balance, and twelve (12) mortgage loans are in loan group no. 2, representing 15.5% of the initial loan group no. 2 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     o In the case of nineteen (19) of those mortgage loans, representing 4.7% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 2.3% of the initial loan group no. 1 balance, and eleven (11) mortgage loans are in loan group no. 2, representing 13.9% of the initial loan group no. 2 balance, a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) 1% of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     o In the case of one (1) of those mortgage loans, representing 0.3% of the initial mortgage pool balance, which mortgage loan is in loan group no. 2, representing 1.5% of the initial loan group no. 2 balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Static Prepayment Premium or a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

     Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Certain of the mortgage loans that we intend to include in the trust fund may provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     Mortgage Loans Which May Require Principal Paydowns. Eleven (11) of the mortgage loans that we intend to include in the trust fund, representing 9.8% of the initial mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1, representing 11.4% of the initial loan group no. 1 balance, and two
(2) mortgage loans are in loan group no. 2, representing 3.7% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves that in each such case:

     o will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     o if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $12,392,688.

     Defeasance Loans. One hundred fifty-five (155) of the mortgage loans that we intend to include in the trust fund, representing 95.3% of the initial mortgage pool balance, of which one hundred (100) mortgage loans are in loan group no. 1, representing 97.7% of the initial loan group no. 1 balance, and fifty-five (55) mortgage loans are in loan group no. 2, representing 86.1% of the initial loan group no. 2 balance, permit the borrower to deliver non-callable U.S. Treasury securities or other non-callable government securities as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of non-callable U.S. Treasury securities or other non-callable government securities and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     Lockboxes. Forty-two (42) mortgage loans that we intend to include in the trust fund, representing 57.8% of the initial mortgage pool balance, of which thirty-eight (38) mortgage loans are in loan group no. 1, representing 69.9% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 11.3% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o Hard Lockbox. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     o Springing Lockbox. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

     o Modified Lockbox. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                  % OF INITIAL
                                     NUMBER OF                 MORTGAGE
      TYPE OF LOCKBOX             MORTGAGE LOANS             POOL BALANCE
      ---------------             --------------             ------------
Hard                                   11                        28.4%
Springing                              29                        26.4%
Modified                                2                         3.0%
                                       --                        ----
TOTAL                                  42                        57.8%

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Escrow and Reserve Accounts. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     o    taxes and insurance,

     o    capital improvements,

     o    furniture, fixtures and equipment, and/or

     o    various other purposes.

     Some of the escrow and reserve accounts were established by the borrowers to hold nonrecurring escrows or reserves to address circumstances existing when the underlying mortgage loan was originated and the account was generally funded by the related borrower by means of a cash deposit or the delivery of a letter of credit upon origination. Some of the escrow and reserve accounts were established by the borrowers to hold recurring escrows or reserves and the account is generally required to be funded periodically during the term of the loan out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer under the direction of the master servicer.

     Tax Escrows. In the case of one hundred seventy-one (171) of the mortgage loans that we intend to include in the trust fund, representing 94.9% of the initial mortgage pool balance, of which one hundred and five (105) mortgage loans are in loan group no. 1, representing 93.5% of the initial loan group no. 1 balance, and sixty-six (66) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, escrows were established for real estate taxes. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows whether a real estate tax escrow account was established for each applicable mortgage loan that we intend to include in the trust fund. In cases in which a real estate tax escrow was established, the related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments. If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property. In the case of some of the mortgage loans described in this paragraph, however, the borrower made an upfront deposit into the real estate tax escrow account in an amount equal to the aggregate of the monthly deposits that would otherwise have been required during a specified number of months following origination. Generally in those cases, the obligation to make monthly deposits to the real estate tax escrow account has been suspended for as long as an event of default has not occurred under the related underlying mortgage loan, the borrower is required pay real estate taxes directly to the taxing authority when due and the borrower is required to deliver evidence of those payments to the holder of the mortgage loan from time to time.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     Insurance Escrows. In the case of one hundred seventy-one (171) of the mortgage loans that we intend to include in the trust fund, representing 94.9% of the initial mortgage pool balance, of which one hundred and five (105) mortgage loans are in loan group no. 1, representing 93.5% of the initial loan group no. 1 balance, and sixty-six (66) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows whether an insurance escrow account was established for each applicable mortgage loan that we intend to include in the trust fund. In cases in which an insurance escrow account was established, the related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain. If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property. In the case of some of the mortgage loans described in this paragraph, however, the borrower made an upfront deposit into the insurance escrow account in an amount equal to the aggregate of the monthly deposits that would otherwise have been required during a specified number of months following origination. Generally in those cases, the obligation to make monthly deposits to the insurance escrow account has been suspended for as long as an event of default has not occurred under the related underlying mortgage loan, the borrower is required pay insurance premiums directly to the insurers when due and the borrower is required to deliver evidence of those payments to the holder of the mortgage loan from time to time.

     Under some of the mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

     Recurring Replacement Reserves/Recurring LC & TI Reserves. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     o capital replacements, repairs and furniture, fixtures and equipment, or

     o    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits identified in the table are initial deposit amounts and the required amounts of subsequent deposits may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or are entitled to substitute letters of credit for cash deposits and obtain a release of established cash reserves.

     Engineering Reserves. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     o various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the trust fund, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because the borrower contemplated completing repairs in addition to those shown in the related inspection report. Each engineering reserve constitutes a nonrecurring reserve that is not required to be replenished at any time. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work. The related borrowers are generally entitled to releases of funds from their engineering reserves to pay for the costs of the required work as that work progresses.

     Nonrecurring LC & TI Reserves. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows the reserves established at the origination (or, in certain cases, required to be established within a specified period following origination) of the corresponding underlying mortgage loans for the estimated costs of leasing commissions and tenant improvements associated with specific space at the related mortgaged real property that was vacant and/or for which a lease was scheduled to expire imminently. Each of these reserves constitutes a nonrecurring reserve that is not required to be replenished at any time. We cannot provide any assurance that the reserved amounts will be sufficient to cover the entire actual leasing commissions and/or costs of required tenant improvements leasing commissions that are incurred by the borrower and that the borrower will successfully retenant any vacant or unleased space. The related borrowers are generally entitled to releases of funds from these reserves to pay for leasing commissions and the costs of tenant improvements as those costs are incurred.

     Other Nonrecurring Reserves. In the case of certain of the mortgage loans that we intend to include in the trust fund, the related borrower was required to establish nonrecurring reserves at origination to address circumstances involving the related mortgaged real property that were not addressed by the establishment of another reserve account. Some of these other nonrecurring reserves consist of earnout reserves to be released to the related borrower upon a new tenant taking occupancy of a specific space, the achievement of a specified debt service coverage ratio and/or the achievement of a specified occupancy rate; renovation reserves to be released to the related borrower as a planned capital improvements program progresses; and/or reserves to be released to the related borrower upon its performance of certain post-closing document delivery obligations of the borrower. We cannot provide any assurance that the related borrowers will satisfy the conditions to the releases of these other nonrecurring reserves or that the reserves will be sufficient for their intended purposes.

     Due-on-Sale and Due-on-Encumbrance Provisions. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     o permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     o prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2004-C3 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     o involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     o transfers of ownership interests in the borrower or the issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     o a transfer of ownership interests if there is no change in the individuals who manage and control the mortgaged real property,

     o    a transfer of ownership interests for estate planning purposes;

     o changes in ownership between existing partners and members of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower;

     o a required or permitted restructuring of a borrower or a tenant-in-common group of borrowers into a single purpose successor borrower; or

     o    other transfers similar in nature to the foregoing.

     Hazard, Liability and Other Insurance. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the Flood Disaster Protection Act of 1978, as amended;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     o    obtain earthquake insurance, or

     o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

     o    the trustee has an insurable interest,

     o the insurance coverage is available at commercially reasonable rates, and

     o any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other mortgage loans with express provisions governing such matters.

     In addition, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided, however, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the Series 2004-C3 Directing Certificateholder, approves such determination. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the Series 2004-C3 Directing Certificateholder), in accordance with the Servicing Standard, that either:

     o such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     o    such insurance is not available at any rate.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     o to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     o    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election with the Series 2004-C3 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause, and

     o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only for damages that do not exceed a specified dollar amount set forth in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. The underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hidden Creek MHP, which represents 0.1% of the initial mortgage pool balance, does not require the maintenance of terrorism insurance because that mortgaged real property does not include any improvements.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust fund was as of its due date in August 2004, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     o Thirteen (13) mortgaged real properties, securing 4.8% of the initial mortgage pool balance, of which all thirteen (13) of those mortgage loans are in loan group no. 1, securing 6.0% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     o Five (5) mortgaged real properties, securing 2.3% of the initial mortgage pool balance, of which all five (5) of those mortgage loans are in loan group no. 1, securing 2.9% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     o Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     o A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     o A number of companies are Major Tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     o Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

     o The Major Tenant(s) at some of the mortgaged office or mixed use properties are state or local government agencies or instrumentalities whose ability to pay rent depends on periodic legislative appropriations.

     Ground Leases. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 8.4% of the initial mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 9.2% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 5.4% of the initial loan group no. 2 balance, are secured by a mortgage lien on a leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     o the related ground lease, after giving effect to all extension options, expires approximately 10 years or more after the maturity date of the related mortgage loan,

     o the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     o in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     Additional Secured Financing. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The One Park Avenue Property secures the One Park Avenue Mortgage Loan, which represents 9.4% of the initial mortgage pool balance, and also secures the One Park Avenue Junior Loans, which are subordinate to the One Park Avenue Mortgage Loan. The One Park Avenue Junior Loans are not included in the trust fund. See "--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The One Park Avenue Mortgage Loan" and "--Most Significant Mortgage Loans--One Park Avenue" below.

     The Mizner Park Property secures the Mizner Park Mortgage Loan, which represents 3.2% of the initial mortgage pool balance, and also secures the Mizner Park Junior Loan, which is subordinate to the Mizner Park Mortgage Loan. The Mizner Park Junior Loan is not included in the trust fund. See "--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The Mizner Park Mortgage Loan" and "--Most Significant Mortgage Loans--Mizner Park" below.

     The 615 Chestnut Street Property, which represents security for 2.3% of the initial mortgage pool balance, secures a subordinated mortgage loan held by a borrower affiliate, which loan has been pledged to the lender as additional security for the 615 Chestnut Street Mortgage Loan. See "--Most Significant Mortgage Loans--615 Chestnut Street" below.

     In the case of the underlying mortgage loans secured by the Creekside Plaza Building C mortgaged property, which represents 0.6% of the initial mortgage pool balance, that property is encumbered by a lien securing indebtedness in an aggregate amount of $1,348,301 in favor of a local redevelopment agency from which the land was acquired. The two loans are cross-defaulted but the other indebtedness is secondary and subordinate to the underlying mortgage loan and is the subject of a subordination and standstill agreement executed by the holder of the subordinate indebtedness in favor of the holder of the underlying mortgage loan.

     Each of the CBA A-Note Mortgage Loans is secured by a mortgaged real property that also secures, on a subordinated basis, a CBA B-Note Junior Loan that is not included in the trust. The CBA A-Note Mortgage Loans collectively represent 0.6% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs" below.

     In the case of the underlying mortgage loan secured by the FBI Building mortgaged real property, which represents 1.3% of the initial mortgage pool balance, that property is encumbered by a lien securing tax increment financing in the amount of $2,015,000 that is secondary and subordinate to the Mortgage Loan.

     In the case of the underlying mortgage loan secured by the Groves at Wimauma Apartments mortgaged real property, which represents 0.2% of the initial mortgage pool balance, that property is encumbered by a lien securing the amount of $550,000 that is secondary and subordinate to the Mortgage Loan.

     Mezzanine Debt. In the case of seven (7) mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the Pacific Design Center Loan, which represents 9.1% of the initial mortgage pool balance, future mezzanine financing is permitted in a maximum amount of $22,500,000, subject to satisfaction of certain conditions. See "--Most Significant Mortgage Loans--Pacific Design Center" below.

     In the case of the Centerpointe Mall Loan, which represents 2.9% of the initial mortgage pool balance, various members of the borrower have obtained mezzanine loans from borrower-affiliated entities in an aggregate amount of $3,000,000 and the borrower is obligated on a $6,000,000 loan to an affiliated entity secured by a pledge of a member's interest in the borrower. See "--Most Significant Mortgage Loans--Centerpointe Mall" below.

     In the case of the Village Del Amo Loan, which represents 2.2% of the initial mortgage pool balance, the sole member of the borrower obtained mezzanine financing in the initial amount of $4,850,000 secured by the 100% membership interest in the borrower. See "--Most Significant Mortgage Loans--Village Del Amo" below.

     In the case of the underlying mortgage loan secured by Lakewood Square, which represents 1.9% of the initial mortgage pool balance, the sole member of the borrower obtained mezzanine financing in the initial amount of $3,650,000 (which may accrue up to $4,350,000) secured by the 100% membership interest in the borrower.

     In the case of the underlying mortgage loan secured by the Fountain Valley Town Center mortgaged real property, which represents 1.5% of the initial mortgage pool balance, the entity that is the sole limited partner of the borrower and the sole member of the borrower's general partner obtained mezzanine financing in the initial amount of $2,500,000 made by GRE Hanover Funding LLC, a Massachusetts limited liability company. This mezzanine financing is secured by the pledge of 100% of such entity's (a) limited partnership interest in the borrower and (b) membership interest in the sole member of the general partner of the borrower. The mezzanine loan is subject to an intercreditor agreement entered into between the holder of the underlying mortgage loan and the mezzanine lender.

     In the case of the underlying mortgage loan secured by the Parkland Town Center mortgaged real property, which represents 0.4% of the initial mortgage pool balance, the mortgage loan documents permit the members of the borrower to obtain mezzanine financing in an amount up to $450,000 from a mezzanine lender approved by the holders of the lender, provided that conditions stipulated in the mortgage loan documents are satisfied, including satisfaction of a combined debt service coverage ratio of 1.3x and maximum combined loan-to-value ratio of 75% and delivery of a subordination and standstill agreement.

     In the case of the underlying mortgage loan secured by the American Gem mortgaged real property, which represents 0.2% of the initial mortgage pool balance, the mortgage loan documents permit the members of the borrower to obtain mezzanine financing from a mezzanine lender approved by the holders of the lender, provided that conditions stipulated in the mortgage loan documents are satisfied, including satisfaction of a combined debt service coverage ratio of 2.0x and maximum combined loan-to-value ratio of 65% and delivery of a subordination and standstill agreement.

     Unsecured Indebtedness. The borrowers under some of the mortgage loans that we intend to include in the trust fund have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the trust fund is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     We are aware that the borrower under the underlying mortgage loan secured by the Encino Atrium mortgaged real property, which represents 0.9% of the initial mortgage pool balance, is the obligor under unsecured subordinate indebtedness in a principal amount of $250,000 that is held by a tenant that leases parking spaces at the property. The indebtedness was incurred in October 2003, has a five-year term, accrues interest at a rate per annum equal to the "prime" lending rate plus 3% and provides for monthly payments of principal and interest. The tenant holder of the unsecured subordinate indebtedness has agreed for the benefit of the holder of the underlying mortgage loan that it will be entitled to receive payments under the indebtedness only from excess cash flow derived from the operation of the property (after operating expenses and scheduled debt service on the underlying mortgage loan) and only for as long as a default or event of default has not occurred and is continuing under the underlying mortgage loan. However, if a payment default occurs under the unsecured subordinate indebtedness, the tenant holder of that indebtedness will be entitled to offset the rental payments otherwise due under its lease with the borrower against payments due under the subordinate indebtedness (whether or not a default exists under the underlying mortgage loan).

     Non-Special Purpose Entity Borrowers. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

     Title, Survey and Similar Issues. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates or easements affect a property. Generally in those cases, either (i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

CERTAIN MATTERS REGARDING THE ONE PARK AVENUE MORTGAGE LOAN AND THE MIZNER PARK MORTGAGE LOAN

     The One Park Avenue Mortgage Loan.

     General. The One Park Avenue Mortgage Loan is secured by the One Park Avenue Property. In addition, the One Park Avenue Property also secures, on a subordinate basis, the One Park Avenue B-Note Junior Loan, the One Park Avenue C-Note Junior Loan and the One Park Avenue D-Note Junior Loan (together, the "One Park Avenue Junior Loans"), of which the One Park Avenue D-Note Junior Loan is subordinate to the One Park Avenue C-Note Junior Loan and the One Park Avenue B-Note Junior Loan and the One Park Avenue C-Note Junior Loan is subordinate to the One Park Avenue B-Note Junior Loan. The holder of the One Park Avenue B-Note Junior Loan is referred to herein as the "One Park Avenue B-

Note Junior Lender". The holder of the One Park Avenue C-Note Junior Loan is referred to herein as the "One Park Avenue C-Note Junior Lender". The holder of the One Park Avenue D-Note Junior Loan is referred to herein as the "One Park Avenue D-Note Junior Lender". The One Park Avenue Junior Loans are not included in the trust fund. The One Park Avenue Mortgage Loan together with the One Park Avenue Junior Loans are referred to herein as the "One Park Avenue Total Loan".

     Column, in its capacity as holder of the One Park Avenue Mortgage Loan, Metropolitan Life Insurance Company, in its capacity as holder of the One Park Avenue B-Note Junior Loan, Metropolitan Life Insurance Company, in its capacity as holder of the One Park Avenue C-Note Junior Loan, and Teachers Insurance and Annuity Association of America, in its capacity as holder of the One Park Avenue D-Note Junior Loan are parties to an intercreditor agreement (the "One Park Avenue Intercreditor Agreement"). In connection with the transfer of the One Park Avenue Mortgage Loan to the series 2004-C3 trust fund, Column's rights and obligations in respect of the One Park Avenue Mortgage Loan under the One Park Avenue Intercreditor Agreement will be assigned to the series 2004-C3 trust fund.

     The One Park Avenue Total Loan will be serviced pursuant to the pooling and servicing agreement.

     One Park Avenue Intercreditor Agreement. The One Park Avenue Intercreditor Agreement provides, among other things, for the application of payments among the One Park Avenue Mortgage Loan and the One Park Avenue Junior Loans.

     If no monetary event of default, and no non-monetary event of default as to which the One Park Avenue Total Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the One Park Avenue Total Loan (net of various payments and reimbursements to third parties, including the master servicer, the special servicer and/or the trustee under the pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in the following amounts and order of priority, in each case to the extent of the remaining portion of those funds:

     o first, to the trust as the holder of the One Park Avenue Mortgage Loan, an amount equal to the sum of (i) its pro rata share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the One Park Avenue Total Loan) of all scheduled payments and prepayments of principal of the One Park Avenue Total Loan other than any prepayment consisting of condemnation proceeds or insurance proceeds, (ii) 100% of any prepayment consisting of condemnation proceeds or insurance proceeds, until the principal balance of the One Park Avenue Mortgage Loan is reduced to zero, (iii) all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest and exclusive of related trustee fees and master servicing fees) on the One Park Avenue Mortgage Loan, (iv) on and after the Anticipated Repayment Date for the One Park Avenue Total Loan, 100% of excess cash flow (after operating expenses and debt service on the One Park Avenue Total Loan) (net of any portion thereof paid to the holder of a more senior One Park Avenue mortgage loan), until the principal balance of the One Park Avenue Mortgage Loan is reduced to zero and (v) any One Park Avenue-related realized losses previously allocated to the One Park Avenue Mortgage Loan and not previously reimbursed; and

     o second, to the respective One Park Avenue Junior Lenders (with no One Park Avenue Junior Lender entitled to receive such payment until all One Park Avenue Junior Lenders have received all such payments to which they are entitled), an amount equal to, in each case, the sum of
          (i) the amount of any costs or expenses paid by or on behalf of the relevant One Park Avenue Junior Lender pursuant to the One Park Avenue Intercreditor Agreement, (ii) all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest and exclusive of related primary servicing fees) with respect to the subject One Park Avenue Junior Loan, (iii) its pro rata share (based on the unpaid principal balance of the subject One Park Avenue Junior Loan to the unpaid principal balance of the One Park Avenue Total Loan) of all scheduled payments and prepayments of principal of the One Park Avenue Total Loan other than any prepayment consisting of condemnation proceeds or insurance proceeds, (iv) 100% of any prepayment consisting of condemnation proceeds or insurance proceeds (net of any portion thereof paid to the holder of a more senior One Park Avenue mortgage loan), until the principal balance of the subject One Park Avenue Junior Loan is reduced to zero, (v) on and after the Anticipated Repayment Date for the One Park Avenue Total Loan, 100% of excess cash flow (after operating expenses and debt service on the One Park Avenue Total Loan) (net of any portion thereof paid to the holder of a more senior One Park Avenue mortgage loan), until the principal balance of the subject One Park Avenue Junior Loan is reduced to zero and (vi) any One Park Avenue-related realized losses previously allocated to the relevant One Park Avenue Junior Loan and not previously reimbursed.

     After all such payments are made on the One Park Avenue mortgage loans, any remaining amounts paid on the One Park Avenue Total Loan are to be used to pay the holders of the One Park Avenue mortgage loans for, first, toward the reimbursement of the One Park Avenue Junior Lenders for any unreimbursed One Park Avenue Cure Payments, second, any Post-ARD Additional Interest (pro rata among those holders according to the respective amounts thereof owed to them) to the extent of the portion of "excess cash flow" not otherwise applied on the relevant date; third, any Default Interest (pro rata among those holders according to the respective amounts thereof owed to them), net of any interest on debt service advances or servicing advances paid to the holders of the One Park Avenue mortgage loans on the relevant date; fourth, their respective pro rata shares (based on the unpaid principal balance of each subject mortgage loan relative to the unpaid principal balance of the One Park Avenue Total Loan) of any related Yield Maintenance Charge, to the extent actually paid by or on behalf of the related borrower; and fifth, their respective pro rata shares (based on the unpaid principal balance of each subject mortgage loan relative to the unpaid principal balance of the One Park Avenue Total Loan) of any other late payment charge or default interest, to the extent actually paid and not otherwise payable to a servicer, trustee or other similar party.

     If a monetary event of default, or a non-monetary event of default as to which the One Park Avenue Total Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the One Park Avenue Total Loan (net of various payments and reimbursements to third parties, including the master servicer, the special servicer and/or the trustee under the pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in the following amounts and order of priority, in each case to the extent of the remaining portion of those funds:

     o first, to the trust as the holder of the One Park Avenue Mortgage Loan, an amount equal to the sum of (i) all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest and exclusive of related trustee fees and master servicing fees) with respect to the One Park Avenue Mortgage Loan, (ii) the entire unpaid principal balance of the One Park Avenue Mortgage Loan and (iii) any One Park Avenue-related realized losses previously allocated to the One Park Avenue Mortgage Loan and not previously reimbursed; and

     o second, to the to the respective One Park Avenue Junior Lenders (with no One Park Avenue Junior Lender entitled to receive such payment until all One Park Avenue Junior Lenders with a higher payment priority have received all such payments to which they are entitled), an amount equal to, in each case, the sum of (i) the amount of any costs or expenses paid by or on behalf of the relevant One Park Avenue Junior Lender pursuant to the One Park Avenue Intercreditor Agreement,
          (ii) all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest and exclusive of related primary servicing fees) with respect to the subject One Park Avenue Junior Loan, (iii) the entire unpaid principal balance of the subject One Park Avenue Junior Loan and (iv) any One Park Avenue-related realized losses previously allocated to the relevant One Park Avenue Junior Loan and not previously reimbursed.

     After all such payments are made on the One Park Avenue Total Loan, any remaining amounts paid on the One Park Avenue Total Loan are to be used to pay the holders of the One Park Avenue mortgage loans for, first, any unreimbursed One Park Avenue Cure Payments made by the One Park Avenue Junior Lenders, second, any Post-ARD Additional Interest (to the holders in order of their seniority) accrued on the respective One Park Avenue mortgage loans; third, any Default Interest (to the holders in order of their seniority) accrued on the respective One Park Avenue mortgage loans, net of any interest on debt service advances or servicing advances paid to the holders of the One Park Avenue mortgage loans on the relevant date; fourth, their respective pro rata shares (based on the unpaid principal balance of each subject mortgage loan relative to the unpaid principal balance of the One Park Avenue Total Loan) of any related Yield Maintenance Charge, to the extent actually paid by or on behalf of the related borrower, and fifth, their respective pro rata shares (based on the unpaid principal balance of each subject mortgage loan relative to the unpaid principal balance of the One Park Avenue Total Loan) of any other late payment charge or default interest, to the extent actually paid and not otherwise payable to a servicer, trustee or other similar party.

     The One Park Avenue Intercreditor Agreement also entitles a particular holder or group of holders of mortgage loans comprising the One Park Avenue Total Loan (the "One Park Avenue Controlling Holder") to exercise, directly or through a representative, certain rights and powers with respect to the One Park Avenue Total Loan. Under the One Park Avenue Intercreditor Agreement, the "One Park Avenue Controlling Holder" will be:

     o the One Park Avenue D-Note Junior Lender, but only for so long as (a) an amount generally equal to the unpaid principal balance of the One Park Avenue D-Note Junior Loan, net of the portion of any Appraisal Reduction Amount and any realized losses with respect to the One Park Avenue Total Loan that are allocable to the One Park Avenue D-Note Junior Loan, is greater than or equal to (b) 25% of the initial unpaid principal balance of the One Park Avenue D-Note Junior Loan;

     o the One Park Avenue C-Note Junior Lender, but only for so long as (a) an amount generally equal to the unpaid principal balance of the One Park Avenue C-Note Junior Loan, net of the portion of any Appraisal Reduction Amount and any realized losses with respect to the One Park Avenue Total Loan that are allocable to the One Park Avenue C-Note Junior Loan, is greater than or equal to (b) 25% of the initial unpaid principal balance of the One Park Avenue C-Note Junior Loan;

     o the One Park Avenue B-Note Junior Lender, but only for so long as (a) the One Park Avenue C-Note Junior Lender is no longer the One Park Avenue Controlling Holder and (b) (i) an amount generally equal to the unpaid principal balance of the One Park Avenue B-Note Junior Loan, net of the portion of any Appraisal Reduction Amount and any realized losses with respect to the One Park Avenue Total Loan that are allocable to the One Park Avenue B-Note Junior Loan, is greater than or equal to (ii) 25% of the initial unpaid principal balance of the One Park Avenue B-Note Junior Loan; or

     o the holders of the One Park Avenue Mortgage Loan, but only if none of the One Park Avenue Junior Lenders is the One Park Avenue Controlling Holder.

     However, a One Park Avenue Controlling Holder will be entitled to continue as the One Park Avenue Controlling Holder notwithstanding that the conditions described in clause (b) of the applicable bullet above have ceased to be satisfied if (i) that holder delivers in favor of the trust as the holder of the One Park Avenue Mortgage Loan cash or an unconditional, irrevocable and transferable standby letter of credit issued by a financial institution with long-term debt ratings of not lower than "Aa2" by Moody's and "AA" by S&P or short-term debt ratings of not lower than "P-1" by Moody's and "A-1+" by S&P and
(ii) that cash or letter of credit is in an amount that, when added to the appraised value of the One Park Avenue Property, would be sufficient to satisfy the conditions described in clause (b) of the applicable bullet above.

     Certain Rights to Consult with and Direct the Special Servicer. The master servicer or the special servicer, as applicable, will be required to consult with the One Park Avenue Controlling Holder at any time with respect to proposals to take any significant action with respect to the One Park Avenue Total Loan or the One Park Avenue Property and to consider alternative actions recommended by the One Park Avenue Controlling Holder in connection with (a) any adoption or implementation of a business plan submitted by the related borrower with respect to the One Park Avenue Property, (b) the execution or renewal of any lease (if a lender approval is provided for in the applicable loan documents), (c) the release of any escrow held in conjunction with the One Park Avenue Total Loan to the related borrower not expressly required by the related loan documents or under applicable law, (d) material alterations on the One Park Avenue Property, if approval by the lender is required by the related loan documents, (e) material change in any ancillary loan documents, or (f) the waiver of any notice provisions related to prepayment. In addition, the master servicer or the special servicer, as applicable, will be required to notify and receive the approval of the One Park Avenue Controlling Holder prior to taking any One Park Avenue Specially Designated Servicing Action.

     With respect to any proposed action requiring consultation with or approval of the One Park Avenue Controlling Holder as described above, the master servicer or the special servicer, as applicable, must prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable servicer made that determination, and must provide to the One Park Avenue Controlling Holder copies of such summary by hard copy or electronic means on a timely basis. If any such proposed action is disapproved by the One Park Avenue Controlling Holder, then the applicable servicer must propose an alternate action (based on any counter-proposals received from the One Park Avenue Controlling Holder, to the extent such counter-proposal is consistent with the next paragraph, or, if no such counter-proposal is received, then based on any alternate course of action that the applicable servicer may deem appropriate) until the approval of the One

Park Avenue Controlling Holder is obtained; provided that, if the applicable servicer and the One Park Avenue Controlling Holder do not agree on a proposed course of action within 60 days after the date on which the applicable servicer first proposed a course of action, then the applicable servicer must take such action as it deems appropriate in accordance with the Servicing Standard.

     Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the One Park Avenue Controlling Holder, as contemplated above, may (and the applicable servicer is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC provisions of the Code or violate any other provisions of the pooling and servicing agreement or any provisions of the One Park Avenue Intercreditor Agreement.

     Purchase Option. If any event of default with respect to an obligation of the related borrower to pay money due under the One Park Avenue Total Loan, or any non-monetary event of default as to which the One Park Avenue Total Loan becomes specially serviced, has occurred, then each holder of a One Park Avenue Junior Loan may purchase the One Park Avenue Mortgage Loan at any time thereafter until the earliest to occur of (a) the cure of the subject event of default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure of the One Park Avenue Property, (c) modification of the related loan documents in accordance with the pooling and servicing agreement (subject to the approval rights of the One Park Avenue Controlling Holder) and (d) the date that is 90 days after the holder of such One Park Avenue Junior Loan has been notified of the subject event of default. The relevant purchase price will generally equal the related unpaid principal balance of the One Park Avenue Mortgage Loan, plus accrued interest thereon (exclusive of Default Interest), plus any related unreimbursed servicing advances, plus any interest payable on related advances, plus any related special servicing compensation payable under the pooling and servicing agreement.

     Cure Rights. Any holder of a One Park Avenue Junior Loan that is also the One Park Avenue Controlling Holder will have the right to cure defaults with respect to the One Park Avenue Mortgage Loan; provided that the subject cure must be completed, in the case of a monetary default, within five business days of receipt by that holder of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 business days of receipt by that holder of notice of the continuation of the default beyond any applicable notice and grace periods; and provided, further, that, subject to obtaining the consent of the holder of the One Park Avenue Mortgage Loan to the contrary, the right to cure a monetary default or non-monetary default will be limited to six cure events over the life of the One Park Avenue Total Loan, no single cure event may exceed three consecutive months and no cure event may begin in a month immediately following the end of the preceding cure event. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one month or for consecutive months in the aggregate. In the event that the holder of a One Park Avenue Junior Loan elects to cure a default that can be cured by making a One Park Avenue Cure Payment, that party is required to make such One Park Avenue Cure Payment to the master servicer. The master servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the series 2004-C3 trust fund. The right of the curing party to be reimbursed for any One Park Avenue Cure Payment (including the reimbursement by the curing party of a previous advance and interest thereon made by the master servicer, the special servicer or the trustee under the pooling and servicing agreement) will be subordinate to the payment of all interest (other than Default Interest and Post-ARD Additional Interest) and principal due with respect to the One Park Avenue Mortgage Loan. So long as a default exists that is being cured by a holder of a One Park Avenue Junior Loan, payments and collections received on or in respect of the One Park Avenue Total Loan will be applied as if the default did not exist for purposes of the applications described under "--One Park Avenue Intercreditor Agreement" above and that default will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the Mizner Park Mortgage Loan or cause the servicing of the Mizner Park Total Loan to be transferred to the special servicer (unless a separate Servicing Transfer Event has occurred with respect thereto).

     Right to Replace the Special Servicer. The One Park Avenue Controlling Holder will have the right, with or without cause, and subject to certain additional conditions, to terminate the special servicer in respect of the One Park avenue Total Loan only and to appoint a successor special servicer for the One Park Avenue Total Loan only.

     Certain Other Matters. The One Park Avenue Intercreditor Agreement provides that the rate used for the determination of any special servicing fees applicable to the One Park Avenue Total Loan will be 0.25% per annum and rate used for the determination of any liquidation fees or work-out fees applicable to the One Park Avenue Total Loan will be 0.75%.

     The Mizner Park Mortgage Loan.

     General. The Mizner Park Mortgage Loan is secured by the Mizner Park Property. In addition, the Mizner Park Property also secures, on a subordinate basis, the Mizner Park Junior Loan. The holder of the Mizner Park Junior Loan is referred to herein as the "Mizner Park Junior Lender". The Mizner Park Junior Loan is not included in the trust fund. The Mizner Park Mortgage Loan together with the Mizner Park Junior Loan are referred to herein as the "Mizner Park Total Loan".

     The holder of the Mizner Park Mortgage Loan and the holder of the Mizner Park Junior Loan will be bound by an intercreditor agreement (the "Mizner Park Intercreditor Agreement"). In connection with the transfer of the Mizner Park Mortgage Loan to the series 2004-C3 trust fund, KeyBank's rights and obligations as initial holder of the Mizner Park Mortgage Loan under the Mizner Park Intercreditor Agreement will be assigned to Column and further assigned by Column to the series 2004-C3 trust fund.

     The Mizner Park Total Loan will be serviced pursuant to the pooling and servicing agreement.

     Mizner Park Intercreditor Agreement. The Mizner Park Intercreditor Agreement provides, among other things, for the application of payments among the Mizner Park Mortgage Loan and the Mizner Park Junior Loan. The right of the holder of the Mizner Park Junior Loan to receive payments with respect to the Mizner Park Total Loan is at all times junior to the right of the holder of the Mizner Park Mortgage Loan to receive payments of interest, principal and other amounts from amounts collected with respect to the Mizner Park Total Loan.

     If no default with respect to an obligation of the related borrower to pay money due under the Mizner Park Total Loan and no other default which causes the Mizner Park Total Loan to become a specially serviced loan (each a "Mizner Park Triggering Event of Default") has occurred and is continuing (or if a Mizner Park Triggering Event of Default has occurred but the Mizner Park Junior Lender has exercised its rights under the Mizner Park Intercreditor Agreement to cure the Mizner Park Triggering Event of Default within certain time periods and subject to certain conditions (see "--Cure Rights" below)), then all amounts tendered by the related borrower or otherwise available for payment on the Mizner Park Total Loan (including amounts received by the master servicer or the special servicer), whether received in the form of monthly payments, a balloon payment, cure payments, advances, default interest, late payment charges, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than any amounts for required reserves or escrows and other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents) are (net of any amounts then due to the master servicer, the special servicer or the trustee with respect to the Mizner Park Total Loan under the pooling and servicing agreement, including any servicing fees and special servicing fees) to be applied in the following amounts and order of priority, in each case to the extent of the remaining portion of those funds:

     o first, to the trust as the holder of the Mizner Park Mortgage Loan, an amount equal to the sum of (i) all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) on the unpaid principal balance of the Mizner Park Mortgage Loan, (ii) its pro rata portion (based on the unpaid principal balance of the Mizner Park Mortgage Loan relative to the unpaid principal balance of the Mizner Park Total
          Loan) of any scheduled principal payment (including balloon payments) on the Mizner Park Total Loan, (iii) its pro rata portion (based on the unpaid principal balance of the Mizner Park Mortgage Loan relative to the unpaid principal balance of the Mizner Park Total Loan) of any principal prepayments on the Mizner Park Total Loan and (iv) any Mizner Park-related realized losses previously allocated to the holder of the Mizner Park Mortgage Loan and not previously reimbursed; and

     o second, to the Mizner Park Junior Lender, an amount equal to the sum of (i) unreimbursed costs paid by or advances made by or on behalf of the Mizner Park Junior Lender (without duplication of amounts due to the master servicer, the special servicer or the trustee as otherwise described above), (ii) interest (at the "prime" lending rate) on any cure payments made by the Mizner Park Junior Lender (see "--Cure Rights" below) in respect of any delinquent payments of principal and interest on the Mizner Park Mortgage Loan, (iii) all accrued and unpaid interest (other than Default Interest and exclusive of related primary servicing fees) on the unpaid principal balance of the Mizner Park Junior Loan, (iv) its pro rata portion (based on the unpaid principal balance of the Mizner Park Junior Loan relative to the unpaid principal balance of the

          Mizner Park Total Loan) of any scheduled principal payment (including balloon payments) on the Mizner Park Total Loan, (v) its pro rata portion (based on the unpaid principal balance of the Mizner Park Junior Loan relative to the unpaid principal balance of the Mizner Park Total Loan) of any principal prepayments on the Mizner Park Total Loan and (vi) any Mizner Park-related realized losses previously allocated to the Mizner Park Junior Lender and not previously reimbursed.

     If a Mizner Park Triggering Event of Default has occurred and is continuing (unless the Mizner Park Junior Lender has exercised its rights under the Mizner Park Intercreditor Agreement to cure the Mizner Park Triggering Event of Default within certain time periods and subject to certain conditions (see "--Cure Rights" below), then all amounts tendered by the related borrower or otherwise available for payment of the Mizner Park Total Loan (including amounts received by the master servicer or the special servicer), whether received in the form of monthly payments, a balloon payment, cure payments, advances, default interest, late payment charges, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents) are (net of any amounts then due to the master servicer, the special servicer or the trustee with respect to the Mizner Park Total Loan under the Pooling and Servicing Agreement, including any servicing fees and special servicing fees) required to be applied in the following amounts and order of priority, in each case to the extent of the remaining portion of those funds:

     o first, to the trust as the holder of the Mizner Park Mortgage Loan, an amount equal to the sum of (i) all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the Mizner Park Mortgage Loan, (ii) the entire unpaid principal balance of the Mizner Park Mortgage Loan and (iii) any Mizner Park-related realized losses previously allocated to the Mizner Park Mortgage Loan and not previously reimbursed; and

     o second, to the Mizner Park Junior Lender, an amount equal to the sum of (i) unreimbursed costs paid by or advances made by or on behalf of the Mizner Park Junior Lender (without duplication of amounts due to the master servicer, the special servicer or the trustee as otherwise described above), (ii) interest (at the "prime" lending rate) on any cure payments made by the Mizner Park Junior Lender (see "--Cure Rights" below) in respect of any delinquent payments of principal and interest on the Mizner Park Mortgage Loan, (iii) all accrued and unpaid interest (other than Default Interest and exclusive of related primary servicing fees) on the unpaid principal balance of the Mizner Park Junior Loan, (iv) the entire unpaid principal balance of the Mizner Park Junior Loan and (v) any Mizner Park-related realized losses previously allocated to the Mizner Park Mortgage Loan and not previously reimbursed.

     After all such payments described in the preceding two paragraphs are made on the Mizner Park Total Loan, any remaining amounts paid on the Mizner Park Total Loan are to be used to pay the holders of the Mizner Park Mortgage Loan and the Mizner Park Junior Loan for: first (and pro rata among those holders according to the respective amounts owned to them), any Default Interest and late payment charges on the relevant loan , net of any interest on advances paid as otherwise described above; second (and pro rata among those holders according to the respective amounts owned to them), of any related prepayment consideration due and unpaid on the relevant loan; and third, their respective pro rata shares (based on the unpaid principal balance of each subject mortgage loan relative to the unpaid principal balance of the Mizner Park Total Loan) of any other amounts.

     Certain Rights to Consult with and Approve Actions of the Special Servicer. The master servicer or the special servicer, as applicable, will be required to consult with the Mizner Park Junior Lender at any time with respect to proposals to take any servicing action with respect to the Mizner Park Total Loan or the Mizner Park Property in connection with (a) any adoption or implementation of a business plan submitted by the related borrower with respect to the Mizner Park Property, (b) the execution or renewal of any material tenant lease (if a lender approval is provided for in the applicable loan documents), (c) the release of any reserves held in conjunction with the Mizner Park Total Loan to the related borrower not expressly required by the related loan documents or under applicable law, (d) material alterations on the Mizner Park Property, if approval by the lender is required by the related loan documents, (e) any material change in any ancillary loan documents, or (f) the waiver of any notice provisions related to prepayment.

     The special servicer under the pooling and servicing agreement will be required to notify the Mizner Park Junior Lender, among others, of its intention to take, or consent to the taking by the master servicer of any Mizner Park Specially Designated Servicing Action in respect of the Mizner Park Total Loan or any related REO Property. If the Mizner Park

Junior Lender fails to notify the special servicer of its disapproval of any Mizner Park Specially Designated Servicing Action within ten business days after delivery of that notice, the relevant Mizner Park Specially Designated Servicing Action will be deemed to have been approved by the Mizner Park Junior Lender. If any Mizner Park Specially Designated Servicing Action is disapproved by the Mizner Park Junior Lender, the special servicer may propose an alternate action (which may be based on any counter-proposal received from the Mizner Park Junior Lender) until the approval of the Mizner Park Junior Lender is obtained. However, if the special servicer and the Mizner Park Junior Lender do not agree on a proposed course of action within sixty (60) days after the date on which the special servicer first proposed to enter into or consent to a Mizner Park Specially Designated Servicing Action, then after giving due consideration to the alternatives and counter-proposals, if any, provided by the Mizner Park Junior Lender, the special servicer must take such action as it deems appropriate in accordance with the Servicing Standard. Additionally, in the event that the special servicer reasonably determines that immediate action is necessary to protect the interests of the series 2004-C3 certificateholders and the Mizner Park Junior Lender (as a collective whole), the special servicer may take, or consent to the master servicer's taking, any of the foregoing actions with respect to the Mizner Park Total Loan or any related REO Property without waiting for the response of the Mizner Park Junior Lender or any other person or entity.

     The Mizner Park Junior Lender will have the rights described above under this heading only for so long as both (i) (a) an amount generally equal to the unpaid principal balance of the Mizner Park Junior Loan, net of the portion of any Appraisal Reduction Amount and any realized losses with respect to the Mizner Park Total Loan that are allocable to the Mizner Park Junior Loan, is greater than or equal to (b) 25% of the initial unpaid principal balance of the Mizner Park Junior Loan and (ii) the borrower under the Mizner Park Total Loan or any affiliate thereof does not hold any interest in the Mizner Park Junior Loan.

     The rights of the Mizner Park Junior Lender described above under this heading are in addition to any and all rights of the Series 2004-C3 Directing Certificateholder as generally described herein.

     Purchase Options. By written notice to the master servicer and the special servicer delivered during any period when the Mizner Park Junior Lender may cure defaults as described under "--Cure Rights" below or the Mizner Park Mortgage Loan is specially serviced, the Mizner Park Junior Lender may elect (but is not required) to purchase the Mizner Park Mortgage Loan until the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure of the Mizner Park Property. The relevant purchase will generally be at the same purchase price as if it were being repurchased by KeyBank for a material breach of representation or warranty with respect to the Mizner Park Mortgage Loan.

     Prior to entering into any modification of the Mizner Park Total Loan that would materially affect the monetary terms of the Mizner Park Total Loan, the special servicer or master servicer, as applicable, must provide the Mizner Park Junior Lender with notice thereof and with all information that the special servicer or master servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Mizner Park Junior Lender will have the right to purchase the Mizner Park Mortgage Loan generally at the same purchase price as if it were being repurchased by KeyBank for a material breach of representation or warranty with respect to the Mizner Park Mortgage Loan, if it notifies the special servicer or master servicer, as applicable, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option; provided that such purchase option will terminate at the end of that five business day period or upon receipt of notice by the special servicer that the Mizner Park Mortgage Loan will otherwise be sold pursuant to the pooling and servicing agreement. In the event that any party entitled to do so elects to exercise such purchase option, that party must deliver the applicable purchase price to the master servicer within three business days after the end of the five business day period referred to in the prior sentence.

     Cure Rights. Upon notice from the master servicer or special servicer (depending on whether the Mizner Park Mortgage Loan is being specially serviced) to the Mizner Park Junior Lender of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any material non-monetary default with respect to the Mizner Park Mortgage Loan, the Mizner Park Junior Lender will have the right to cure defaults with respect to the Mizner Park Total Loan during certain periods set forth in the Mizner Park Intercreditor Agreement; provided, however, that the rights to cure a monetary default or non-monetary default (i) will be limited to no more than six such cure events over the term of the Mizner Park Total Loan and no more than three consecutive cure events (unless additional cure events are consented to by the special servicer), and (ii) may only be exercised prior to the date that is one year after the maturity date of the Mizner Park Total Loan. In the event that the Mizner Park Junior Lender elects to cure a default that can be cured by making a Mizner Park Cure Payment, the Mizner Park Junior Lender is required to pay or reimburse the parties to the pooling and servicing agreement for all out-of-pocket costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against any of them (including any interest on advances) during the period of time from the expiration of such applicable grace period until that monetary cure is made. The right of the Mizner Park Junior Lender to be reimbursed for any Mizner Park Cure Payment will be subordinate to the right of the parties to the pooling and servicing agreement to receive reimbursement for amounts previously advanced to effect one or more cures and also subordinate in all respect to the rights of the holders of the Mizner Park Mortgage Loan and Mizner Park Junior Loan to receive current payments of principal and interest under the Mizner Park Total Loan. So long as a default exists that is being cured by the Mizner Park Junior Lender, payments and collections received on or in respect of the Mizner Park Total Loan will be applied as if the default did not exist for purposes of the applications described under "--Mizner Park Intercreditor Agreement" above, and that default will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the Mizner Park Mortgage Loan or cause the servicing of the Mizner Park Total Loan to be transferred to the special servicer (unless a separate Servicing Transfer Event has occurred with respect thereto).

     Limited Right to Replace the Special Servicer. The Mizner Park Junior Lender will have the right, solely upon an event of default with respect to the special servicer and subject to various additional terms, conditions and limitations, to terminate the special servicer in respect of the Mizner Park Total Loan only and to appoint a successor special servicer for the Mizner Park Total Loan only. However, in some circumstances, the series 2004-C3 Directing Certificateholder will have the right to replace the new special servicer appointed by the Mizner Park Junior Lender with another replacement special servicer.

THE CBA A/B LOAN PAIRS

     General. The CBA A-Note Mortgage Loans, which collectively represent 0.6% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Highpoint Village Apartments and Whisper Hollow Apartments, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Junior Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Junior Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the trust fund. The related CBA B-Note Junior Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

     Each CBA A-Note Mortgage Loan and CBA B-Note Junior Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Junior Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. Each CBA B-Note Junior Loan has an interest rate of 13.5% per annum and has the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Junior Loan.

     The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Junior Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Junior
Loan) will be performed by the master servicer on behalf of the trust (or, in the case of a CBA B-Note Junior Loan, on behalf of the holder of that loan). The master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Junior Loan. The master servicer will collect payments with respect to each CBA B-Note Junior Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     Allocation of Payments Between a CBA A-Note Mortgage Loan and the related CBA B-Note Junior Loan. The right of the holder of each CBA B-Note Junior Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, an "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Junior Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Junior Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Junior Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject CBA B-Note Junior Loan after and during such a CBA A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Junior Loan.

     If, after the expiration of the right of the holder of a CBA B-Note Junior Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Junior Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Junior Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the subject CBA B-Note Junior Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Junior Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Junior Loan).

     Servicing of the CBA A/B Loan Pairs. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each CBA B-Note Junior Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Junior Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Junior Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Junior Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Junior Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the related CBA B-Note Junior Loan. A separate servicer of each CBA B-Note Junior Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Junior Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Junior Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     Advances. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Junior Loan. Neither the holder of a CBA B-Note Junior Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Junior Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Junior Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Junior Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Junior Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Junior Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     Purchase of a CBA A-Note Mortgage Loan by the Holder of the Related CBA B-Note Junior Loan. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Junior Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Junior Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     General. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquirer of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     Environmental Assessments. A third-party environmental consultant conducted some form of environmental review with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for 55 mortgaged real properties, securing 5.9% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance in lieu of an environmental review. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in July 2004, except in the case of one (1) mortgaged real property, securing 1.1% of the initial mortgage pool balance, as to which the assessment was prepared within an 18-month period ending in July 2004. In the case of one hundred thirty-six (136) mortgaged real properties, securing 94.1% of the initial mortgage pool balance, the environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted Phase I environmental site assessment. In the case of 55 mortgaged real properties, securing 5.9% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental review for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental reviews described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     o    those conditions were remediated or abated prior to the closing date;

     o a letter was obtained from the applicable regulatory authority stating that no further action was required;

     o either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3.   an environmental insurance policy was obtained; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, an environmental assessment described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment or continuation of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the environmental reviewer identified the presence of asbestos-containing materials and/or lead-based paint but concluded that the matter was not of concern and did not recommend the establishment of an operation and maintenance plan.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

          1.   to carry out the specific remedial measures prior to closing;

          2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve or letter of credit in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

          3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     With respect to the Mizner Park Mortgage Loan, a Phase I environmental site assessment conducted on the related Mortgaged Property indicates that a funeral facility operated at the Mortgage Property from 1958 through 1965 and a dry cleaner operated at the Mortgaged Property from 1985 through 1989. Based on those prior uses, the environmental consultant recommended a Phase II environmental site assessment. In response, an affiliate of the borrower obtained an owner's policy of environmental insurance. See "--Environmental Insurance" below.

     The environmental site assessment for the Addison at Swift Creek Apartments mortgaged real property, which represents security for 1.7% of the initial mortgage pool balance, detected radon levels that exceed federal action levels. In connection with the origination of the related underlying mortgage loan, the borrower agreed to implement a radon reduction program and established a cash reserve in an amount equal to $51,250, which is to be released upon demonstration of radon levels that are below federal action levels.

     With respect to the BC Wood Portfolio Mortgage Loan, which represents security for 2.8% of the initial mortgage pool balance, the environmental investigations conducted with respect to three of the four BC Wood Portfolio Properties indicated that the operation of dry cleaners previously located at those BC Wood Portfolio Properties had resulted in soil and groundwater contamination. In connection with the origination of the BC Wood Portfolio Mortgage Loan, the related borrower deposited a letter of credit in the amount of $500,000 with the lender. The borrower is entitled to a release of the letter of credit if and when the borrower obtains a "no further action" letter for each contaminated BC Wood Portfolio Property from the state environmental protection agency.

     The environmental site assessment for the Lakewood Square mortgaged real property, which represents security for 1.9% of the initial mortgage pool balance, indicated that a fully operational dry cleaner has occupied the property for approximately 15 years and that contaminated soil and groundwater had been identified and remedial activities were ongoing. In connection with the origination of the related underlying mortgage loan, the borrower established a cash reserve in an amount equal to $483,125. The borrower is entitled to a release of the reserve if and when (among other things) (i) the borrower has caused to be conducted a pilot scale test of the injection of ozone gas into the soil and groundwater at the property to expedite remediation as approved by the local water quality board, (ii) based on the results of the test, the borrower has caused to be designed and implemented a full-scale system to address the remaining contamination and (iii) the borrower obtains a "no further action" letter from the local water quality board.

     The environmental investigations conducted with respect to the Fountain Valley Town Center mortgaged real property, which represents security for 1.5% of the initial mortgage pool balance, indicated that soil and groundwater contamination existed from dry cleaning operations at the site. In connection with the origination of the related underlying mortgage loan, the borrower deposited $125,000 in escrow with the lender. The borrower is entitled to a release of the funds if and when the borrower remediates the contamination and obtains a "no further action" letter from the state environmental protection agency.

     The environmental site assessment for the 333 West Fort Street mortgaged real property, which represents security for 1.1% of the initial mortgage pool balance, indicated that an area underneath the below-grade parking garage portion of the property was contaminated in 1991 by a release of gasoline from underground storage tanks that were subsequently removed and that residual contamination remains. A groundwater treatment system (consisting of a low-flow pump-and-treat system used in connection with the property's regular sump pump system) is used at the property in order to satisfy requirements imposed by the local water and sewerage department as a condition to the disposal of property effluents into the public sanitary sewer system. The water and sewerage department requires the continued operation of the system until the level of contamination meets an acceptable level for a one-year period based on monthly sampling and testing. In connection with the origination of the related underlying mortgage loan, the borrower established a cash reserve in an amount equal to $256,250, which is the sum of the estimated cost of operating the groundwater treatment system during the entire term of the loan and the estimated costs of obtaining potential closure documentation from the state department of environmental quality.

     The environmental site assessment conducted with respect to the Del Rayo Village mortgaged real property, which represents security for 0.9% of the initial mortgage pool balance, indicated that a dry cleaner has been operating at the site since 1995. Based on the presence of the dry cleaner, the consultant recommended a Phase II environmental site assessment. In response, the borrower obtained an owner's policy of environmental insurance. See "--Environmental Insurance" below.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the extent to which the respective borrowers have complied or will comply with any post-closing obligations (whether remediation, testing, the establishment or maintenance of operation and maintenance plans or otherwise) imposed on them with respect to environmental conditions at their mortgaged real properties.

     Furthermore, any particular environmental review, assessment or testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a environmental insurance policy covering that property, or

     o required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     In the case of 55 mortgaged real properties, securing 5.9% of the initial mortgage pool balance, the environmental review that was conducted in connection with the origination of the related underlying mortgage loan was limited to an assessment concerning asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 55 mortgaged real properties was based upon the delivery to the trust fund of a blanket environmental insurance policy covering specific environmental matters with respect to the particular properties. In each case, however, the policy does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos, lead-based paint or microbial matter.

     There can be no assurance that--

     o the environmental reviews referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the actual costs of the recommended remediation or other action, or

     o an environmental insurance policy will cover all or part of a claim asserted under it, because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     See "--Underwriting Matters--Environmental Insurance" below.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. Fifty-five (55) mortgaged real properties, securing 5.9% of the initial mortgage pool balance, are the subject of one of three blanket environmental insurance policies that each covers multiple mortgaged real properties. Each of the Mizner Park Property, which represents security for 3.2% of the initial mortgage pool balance, and the Del Rayo Village mortgaged real property, which represents security for 0.9% of the initial mortgage pool balance, is the subject of an individual owner's environmental insurance policy.

     In general, the three blanket environmental insurance policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid (provided that in the case of policies issued by Zurich American Insurance Co., accrued interest is limited to six (6) months);

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the blanket environmental insurance policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint, asbestos or microbial matter. The premium for each of the blanket environmental insurance policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full.

     With respect to the Mizner Park Mortgage Loan, an affiliate of the borrower obtained an owner's policy of environmental insurance in lieu of obtaining a Phase II environmental site assessment that was recommended by the environmental consultant. The policy was issued by American International Specialty Lines Insurance Company, an affiliate of AIG. The premium for the policy has been paid, the policy period is from November 17, 2003 to November 17, 2013 and the policy provides the following coverage for pre-existing conditions (other than conditions involving lead-based paint, asbestos or microbial matter) in the amount of $10,000,000 per incident and $10,000,000 in the aggregate, subject to the applicable deductibles, policy terms and exclusions:

     1. if, during the term of the policy, the borrower under the Mizner Park Total Loan discovers pre-existing adverse environmental conditions (other than conditions involving lead-based paint, asbestos or microbial matter) on or under the Mizner Park Property and promptly reports them to the insurer and (if required under applicable law) the appropriate governmental agency, the insurer will pay the clean-up costs on behalf of the borrower under the Mizner Park Total Loan; and

     2. if the borrower under the Mizner Park Total Loan becomes legally obligated to pay, as a result of a claim first made against the borrower and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from pre-existing adverse environmental conditions (other than conditions involving lead-based paint, asbestos or microbial matter) on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim.

     With respect to the underlying mortgage loan secured by the Del Rayo Village mortgaged real property, the borrower obtained an owner's policy of environmental insurance in lieu of obtaining a Phase II environmental site assessment that was recommended by the environmental consultant. The policy was issued by American International Specialty Lines Insurance Company, an affiliate of AIG. The premium for the policy has been paid, the policy period is from June 30, 2004 to June 30, 2009 and the policy provides the following coverage for pre-existing and new conditions (other than conditions involving lead-based paint, asbestos or microbial matter) in the amount of $2,000,000 per incident and $2,000,000 in the aggregate, subject to the applicable deductibles, policy terms and exclusions:

     1. if, during the term of the policy, the borrower under the Del Rayo Village underlying mortgage loan discovers pre-existing adverse environmental conditions (other than conditions involving lead-based paint, asbestos or microbial matter) on or under the Del Rayo Village mortgaged real property and promptly reports them to the insurer and (if required under applicable law) the appropriate governmental agency, the insurer will pay the clean-up costs on behalf of the borrower under the Del Rayo Village underlying mortgage loan; and

     2. if the borrower under the Del Rayo Village underlying mortgage loan becomes legally obligated to pay, as a result of a claim first made against the borrower and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from pre-existing adverse environmental conditions (other than conditions involving lead-based paint, asbestos or microbial matter) on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim.

     AIG or one of its member companies is the insurer under one of the blanket environmental insurance policies (relating to mortgaged properties securing sixteen (16) underlying mortgage loans, representing security for 2.0% of the initial mortgage pool balance, all of which underlying mortgage loans are to be sold to us by Column) and under the individual owner's environmental insurance policies for the Mizner Park Property and the Del Rayo Village mortgaged real property. AIG currently has ratings of "Aaa" by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best. Steadfast Insurance Co. is the insurer under another of the blanket insurance policies (relating to mortgaged properties securing thirty-four (34) underlying mortgage loans, representing 3.4% of the initial mortgage pool balance, all of which underlying mortgage loans are to be sold to us by Column). Steadfast Insurance Co. currently has a rating of "A+" by S&P. Zurich American Insurance Co. is the insurer under the third blanket insurance policy (relating to mortgaged real properties securing three (3) underlying mortgage loans, representing 0.5% of the initial mortgage pool balance, all of which underlying mortgage loans are to be sold to us by PNC
Bank). Zurich American Insurance Co. currently has ratings of "A1" by Moody's, "A+" by S&P and "A" by A.M. Best.

     Property Condition Assessments. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected during the 18-month period ending in July 2004 by third-party engineering firms or, a previously conducted inspection was updated, to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     One hundred eighty-eight (188) of those mortgaged real properties, securing 99.9% of the initial mortgage pool balance, of which one hundred and twenty
(120) mortgaged real properties are in loan group no. 1, securing 100.0% of the initial loan group no. 1 balance, and sixty-eight (68) mortgaged real properties are in loan group no. 2, securing 99.3% of the initial loan group no. 2 balance, were inspected during the 12-month period ending in July 2004.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering, TI/LC and Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. In the case of 183 mortgaged real properties, securing 96.5% of the initial mortgage pool balance, of which one hundred and sixteen (116) mortgaged real properties are in loan group no. 1, securing 96.5% of the initial loan group no. 1 balance, and sixty-seven (67) mortgaged real properties are in loan group no. 2, securing 96.4% of the initial loan group no. 2 balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in August 2004, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     o    buyer and seller are motivated;

     o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     o    a reasonable time is allowed to show the property in the open market;

     o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     IN THE CASE OF UNDERLYING MORTGAGE LOANS THAT ARE ACQUISITION FINANCING, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     o whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     Small Balance Loans. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     o all third-party reports made on the related mortgaged real property are abbreviated; and

     o the review and analysis of environmental conditions of the related mortgaged real property are based on a limited review regarding the presence of asbestos-containing materials, lead-based paint, mold and/or radon, rather than a Phase I environmental site assessment.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Fifty-three (53) of the underlying mortgage loans, representing 6.4% of the initial mortgage pool balance, of which twenty-six (26) mortgage loans are in loan group no. 1, representing 4.1% of the initial loan group no. 1 balance, and twenty-seven (27) mortgage loans are in loan group no. 2, representing 15.3% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

MOST SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest underlying mortgage loans, or groups of cross-collateralized underlying mortgage loans, that we intend to include in the trust fund.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

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                                 ONE PARK AVENUE
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                                Loan Information
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PRINCIPAL BALANCES:

                                       ORIGINAL             CUT-OFF DATE
                                       PRINCIPAL            PRINCIPAL
                                       BALANCE              BALANCE
                                       -------              -------
   ONE PARK AVENUE MORTGAGE
   LOAN (1)                            $154,000,000          $154,000,000
   ONE PARK AVENUE B NOTE
   JUNIOR LOANS (1)                    $ 20,000,000          $ 20,000,000
   ONE PARK AVENUE C NOTE
   JUNIOR LOAN (1)                     $ 36,000,000          $ 36,000,000
   ONE PARK AVENUE D NOTE
   JUNIOR LOAN (1)                     $ 28,500,000          $ 28,500,000
                                       ------------          ------------
   ONE PARK AVENUE TOTAL LOAN (1)      $238,500,000          $238,500,000
                                       ============          ============
FIRST PAYMENT DATE:                    June 11, 2004
MORTGAGE INTEREST RATE:
  ONE PARK AVENUE MORTGAGE LOAN        5.1359% per annum (2)
  ONE PARK AVENUE TOTAL LOAN           5.8000% per annum (3)
AMORTIZATION TERM:                     Interest only (4)
ANTICIPATED REPAYMENT DATE:            May 11, 2014
MATURITY DATE:                         May 11, 2034
MATURITY DATE/ARD BALANCE(5):          $154,000,000
BORROWER:                              One Park Fee LP
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is five (5) months prior to the
                                       Anticipated Repayment Date
LOAN PER SQUARE FOOT (5):              $166
UP-FRONT RESERVES:                     TI/LC Reserve(6)
                                       Engineering Reserve(7)
                                       Environmental Reserve(8)
ONGOING RESERVES:                      Tax and Insurance Reserve (9)
                                       Replacement Reserve (10)
                                       TI/LC Reserve (11)
                                       Segal TI/LC Reserve (12)
LOCKBOX:                               Hard
MEZZANINE:                             N/A

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                              Property Information
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SINGLE ASSET/ PORTFOLIO:               Single Asset
PROPERTY TYPE:                         Office
PROPERTY SUB-TYPE:                     CBD
LOCATION:                              New York, New York
YEAR BUILT/RENOVATED:                  1922/2004
SQUARE FEET:                           926,453
OCCUPANCY AT U/W (13):                 94%
OWNERSHIP INTEREST:                    Fee
                             % OF                 OPERATING COVENANTS/
MAJOR TENANTS:               NRSF      NRSF         LEASE EXPIRATION
--------------               ----      ----         ----------------
Segal Company               17.0%      157,947      December 31, 2009
New York University         15.2%      141,231     September 30, 2013
Coty                        10.9%      100,629        June 30, 2015
PROPERTY MANAGEMENT:                   S.L. Green Management Corp.
U/W NCF:                               $21,177,179
U/W DSCR (5):                          2.64x
APPRAISED VALUE:                       $320,000,000
APPRAISAL DATE:                        March 31, 2004
CUT-OFF DATE LTV RATIO (5):            48.1%
MATURITY/ARD LTV RATIO (5):            48.1%

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(1) The One Park Avenue Total Loan comprises four separate promissory notes that are all secured by a single mortgage. The One Park Avenue Mortgage Loan is the senior loan. The One Park Avenue B Note Junior Loan, the One Park Avenue C Note Junior Loan and the One Park Avenue D Note Junior Loan are each subordinated to the One Park Avenue Mortgage Loan and each other One Park Avenue Junior Loan (if any) with an earlier alphabetical designation.

(2) As of the cut-off date. If the One Park Avenue Total Loan is not repaid on the anticipated repayment date for the One Park Avenue Total Loan as set forth above, the interest rates on the One Park Avenue Mortgage Loan and the One Park Avenue Junior Loans will increase by two percent (2%) as described under "--The Loan" below; however, the additional interest that accrues because of the increase will be deferred until interest at the initial interest rates and all principal have been paid on both the One Park Avenue Mortgage Loan and the One Park Avenue Junior Loans.

(3) Weighted average of the mortgage interest rates for the One Park Avenue Mortgage Loan and the One Park Avenue Junior Loans as of the cut-off date.

(4) No principal payment is due on the One Park Avenue Total Loan prior to the anticipated repayment date for the One Park Avenue Total Loan as set forth above. If the One Park Avenue Total Loan is not repaid in full on that anticipated repayment date, monthly amortization payments are required thereafter in an amount sufficient to repay the One Park Avenue Total Loan in full by the maturity date set forth above. Unless an event of default occurs under the One Park Avenue Total Loan, those minimum principal payments will be allocated among the holders of the One Park Avenue Mortgage Loan and each of the One Park Avenue Junior Loans on a pro rata basis according to the then-current respective unpaid principal balances of those loans.

(5) Based on the principal balance of and/or debt service payable (as applicable) on the One Park Avenue Mortgage Loan (without regard to the One Park Avenue Junior Loans).

(6) The borrower deposited, at closing, two letters of credit in the aggregate amount of $6,000,000. The lender is entitled to draw the entire amount of each letter of credit if (i) an event of default occurs and is continuing under the One Park Avenue Total Loan, (ii) such letter of credit is not renewed or (iii) the long term unsecured debt rating for the issuing bank of the respective letter of credit is downgraded below a specified level. The proceeds of any draw on either letter of credit will be deposited into the ongoing TI/LC reserve fund.

(7) The borrower was required, at closing, to deposit $140,000 into an engineering reserve fund for maintenance, repair and/or remedial or corrective work recommended in the engineering report delivered to the lender in connection with the origination of the One Park Avenue Total Loan.

(8) The borrower was required, at closing, to deposit $9,750 for certain environmental compliance work recommended in the environmental site assessment delivered to the lender in connection with the origination of the One Park Avenue Total Loan.

(9) The borrower is required to make monthly deposits into a tax and insurance reserve fund in an amount equal to one-twelfth of the taxes and one-twelfth of the insurance premiums that the lender estimates will be payable during the ensuing 12 months.

(10) The borrower is required to make monthly deposits into a replacement reserve fund in an amount equal to $15,441 to fund ongoing repairs and replacements.

(11) The borrower is required to make monthly deposits into an ongoing TI/LC reserve fund in an amount equal to $77,204 commencing on May 11, 2006 to fund the costs of tenant improvements and leasing commissions.

(12) If the lease to The Segal Company is cancelled or not renewed on or before January 1, 2008, cash that would otherwise be available for release to the borrower, after payment of debt service, certain expenses, other amounts owing to lender and an allowable preferred return to the borrower's owners, will instead be deposited into a Segal TI/LC reserve fund to fund the costs of tenant improvements and leasing commissions in connection with the related space. However, in no event will any funds be deposited into the Segal reserve fund after the anticipated repayment date for the One Park Avenue Total Loan.

(13) Occupancy at U/W is based on the May 17, 2004 rent roll.

     The Loan. The One Park Avenue Total Loan was originated on May 10, 2004, and amended and restated on July 1, 2004 to divide the original promissory note into four separate promissory notes evidencing the One Park Avenue Mortgage Loan and the three One Park Avenue Junior Loans. The One Park Avenue Junior Loans are subordinate to the One Park Avenue Mortgage Loan. See "--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The One Park Avenue Mortgage Loan--The One Park Avenue Intercreditor Agreement" above in this prospectus supplement. The One Park Avenue Junior Loans are not included in the trust fund. The One Park Avenue Total Loan is secured by a first priority mortgage encumbering borrower's fee interest in the One Park Avenue Property.

     The One Park Avenue Total Loan has an anticipated repayment date of May 11, 2014 and a maturity date of May 11, 2034. On each monthly payment date on or before that anticipated repayment date, the borrower is required to pay interest only on the One Park Avenue Total Loan. If the One Park Avenue Total Loan is not repaid in full on or before its anticipated repayment date, on each monthly payment date thereafter, through the maturity date, the borrower will be required to pay an amount sufficient to pay interest on the One Park Avenue Total Loan and to amortize the entire principal amount thereof over a twenty year period, so that the One Park Avenue Total Loan would be repaid in full on the maturity date. Failure to make this monthly payment will be an event of default under the terms of the One Park Avenue Total Loan. In addition, after the anticipated repayment date, the interest rate on each of the One Park Avenue Mortgage Loan and the One Park Avenue Junior Loans will increase by two percent (2%) per annum. The additional interest that accrues because of the increase (the related "Post-ARD Additional Interest") will be deferred, will itself accrue interest and will be payable after all unpaid interest accrued at the initial mortgage interest rates and the entire principal amount, plus other outstanding interest and lender charges, costs and expenses, on the One Park Avenue Total Loan have been paid in full.

     In addition to the mandatory amortization payment due on each payment date after the anticipated repayment date for the One Park Avenue Total Loan, amounts that otherwise would be available for release to the borrower after that date will be applied to reduce the outstanding principal balance of the One Park Avenue Total Loan.

     The Borrower. The borrower under the One Park Avenue Mortgage Loan is One Park Fee LP, a Delaware limited partnership. The general partner of the borrower is One Park Fee SPE LLC, a Delaware limited liability company with two independent non-member managers, and the limited partner of the borrower is One Park Mezz LP, a Delaware limited partnership. The managing interest in the borrower is indirectly owned by an affiliate of SL Green Realty Corp., a real estate investment trust that focuses on owning and operating office buildings in the Manhattan borough of New York City. An affiliate of us, Column (the originator and mortgage loan seller of the One Park Avenue Mortgage Loan) and Credit Suisse First Boston LLC (one of the underwriters) holds a substantial majority limited partnership interest in the borrower.

     The Property. The One Park Avenue Property is a 926,453 square foot Class A office building situated on 1.0428 acres in the midtown section of Manhattan in New York, New York. The building was originally built in 1922, was renovated in 2004 and contains 809,986 square feet of office space, 83,971 square feet of retail space and 32,496 square feet of storage space.

     Property Management. The One Park Avenue Property is subject to a management agreement between the borrower and S.L. Green Management Corp., an affiliate of the borrower. The management agreement generally provides for a monthly base management fee equal to 2.0% of the gross receipts derived from the operation of the property during the prior month. In addition, the manager is entitled to specified fees for supervising tenant improvements, renovations and capital improvements, and to certain leasing commissions. The management agreement is subordinate to the obligations of the borrower under the One Park Avenue Total Loan. The manager generally is not entitled to receive any fees during the period that an event of default is continuing under the One Park Avenue Total Loan (other than fees accrued prior to the event of default). The lender under the One Park Avenue Total Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the One Park Avenue Total Loan.

     Cash Management. The borrower under the One Park Avenue Total Loan must cause the tenants at the One Park Avenue Property to deposit their rental payments into a lockbox account controlled by the lender. Unless a "Sweep Period" is in effect, however, amounts deposited in this account are released to borrower. A "Sweep Period" is in effect (i) while an event of default is in effect, (ii) if the Segal lease is not renewed on or before after January 1, 2008, until certain events (which generally relate to re-leasing the space currently leased to Segal) have occurred thereafter, and (iii) from and after the anticipated repayment date for the One Park Avenue Total Loan. While a Sweep Period is in effect, funds deposited into the lockbox account will be transferred to a cash management account held for the benefit of lender, which will be entitled to apply those funds to cover all required payments under the One Park Avenue Total Loan.

     Other Financing. The One Park Avenue Mortgage Loan and the One Park Avenue Junior Loans are secured by a single first mortgage on the One Park Avenue Property. Under the terms of the loan agreement and the intercreditor agreement, however, the One Park Avenue Mortgage Loan is senior in right of payment to the One Park Avenue Junior Loans upon the occurrence of certain "triggering" events of default on the One Park Avenue Total Loan, and while such events continue, no payments will be made on the One Park Avenue Junior Loans until the One Park Avenue Mortgage Loan is paid in full. The One Park Avenue Total Loan will be serviced pursuant to the series 2004-C3 pooling and servicing agreement.

     One Park Avenue Intercreditor Agreement. The One Park Avenue Intercreditor Agreement governs the relationship among the holders of the One Park Avenue Mortgage Loan and the One Park Avenue Junior Loans. Each One Park Avenue Junior Loan is subordinate to the One Park Avenue Mortgage Loan and each other One Park Avenue Junior Loan (if any) with an earlier alphabetical designation.

     Under the One Park Avenue Intercreditor Agreement, realized losses on the One Park Avenue Total Loan, including certain expenses related to administration and enforcement of the loan that are not reimbursed by the borrower, and shortfalls in cash available to pay principal and interest, will be allocated among the loans that form the One Park Avenue Total Loan in reverse order of priority. Unless a triggering event of default has occurred, principal prepayments other than (i) the principal portion of insurance and condemnation proceeds and (ii) after the anticipated repayment date for the One Park Avenue Total Loan, principal paid out of excess cash after payment of the mandatory monthly principal payment, will be distributed among the trust fund as holder of the One Park Avenue Mortgage Loan and the holders of each of the One Park Avenue Junior Loans, in proportion to their outstanding principal balances. The principal portion of insurance and condemnation proceeds, and after the anticipated repayment date, principal paid from excess cash, will be distributed to the outstanding note that is highest in priority: i.e., the One Park Avenue Mortgage Loan, until it has been paid in full, and thereafter, to the One Park Avenue Junior Loans, in order of priority.

     If a triggering event of default is in effect, then interest (other than Post-ARD Additional Interest) on, and the entire principal balance of, the One Park Avenue Mortgage Loan will be paid before any interest or principal on any of the One Park Avenue Junior Loans.

     Under the terms of the One Park Avenue Intercreditor Agreement, the holder of the most junior of the One Park Avenue Junior Loans (which initially is the One Park Avenue D-Note Junior Loan) generally has rights of "controlling holder" of the One Park Avenue Total Loan and, in that capacity, will have consent and approval rights that are similar to those granted to the Series 2004-C3 Directing Certificateholder with respect to the mortgage loans generally under the pooling and servicing agreement. A holder generally will lose the status of controlling holder if appraisal reduction amounts would, if they were actual realized losses, reduce the principal amount of the applicable One Park Avenue Junior Loan below 25% of its initial principal amount (minus any actual principal payments made to such holder). The applicable holder may, however, retain its status as controlling holder if it posts collateral having a value that when added to the principal balance of the applicable One Park Avenue Junior Loan (as reduced by appraisal reduction amounts) would raise that principal amount to at least 25% of its initial principal amount (less any actual principal payments).

     If the holder of the One Park Avenue Junior Loan that is the "controlling holder" for the One Park Avenue Total Loan loses its status as such, the holder of the next most junior One Park Junior Loan will become the controlling holder under the One Park Avenue Intercreditor Agreement. If none of the holders of the One Park Avenue Junior Loans is the controlling holder, then the Series 2004-C3 Directing Certificateholder will be the controlling holder.

     The controlling holder under the One Park Avenue Total Loan is entitled to replace the Special Servicer, with respect to the One Park Avenue Loan only, without cause, and without payment of any fee other than amounts then owing to the Special Servicer with respect to the One Park Avenue Total Loan. In addition, the controlling holder generally has a right to be consulted, and in many cases has a right to approve, proposed actions of the servicer and/or special servicer with respect to the One Park Avenue Total Loan, including modifications thereof, foreclosure, and liquidation. The controlling holder cannot, however, require the servicer or special servicer to act contrary to the servicing standard.

     If a triggering event of default occurs and is continuing with respect to the One Park Avenue Total Loan, any of the holders of the One Park Avenue Junior Loans may purchase the One Park Avenue Loan from the series 2004-C3 trust fund and any of the One Park Avenue Junior Loan that is senior to it from the respective holder thereof. In these circumstances, the purchase price of the One Park Avenue Loan includes the outstanding principal amount thereof, accrued interest thereon (excluding Post-ARD Additional Interest, if any) reimbursement of servicer advances and payment of accrued servicing and special servicing fees, interest on advances, outstanding costs incurred in connection with the One Park Avenue Loan, and, if the purchase date is more than 90 days after the purchase option became exercisable, liquidation or workout fees owing to the special servicer.

     See "--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The One Park Avenue Mortgage Loan" above in this prospectus supplement.

--------------------------------------------------------------------------------
                              PACIFIC DESIGN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $150,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $150,000,000
FIRST PAYMENT DATE:                    August 11, 2004
MORTGAGE INTEREST RATE:                6.4610% per annum
AMORTIZATION TERM:                     Interest-only for 36 months; 336-month
                                       amortization term thereafter
ANTICIPATED REPAYMENT DATE:            July 11, 2014
MATURITY DATE:                         July 11, 2034
MATURITY/ARD BALANCE:                  $134,372,591
BORROWER:                              Pacific Design Center 1, LLC
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is four (4) months prior to the
                                       Anticipated Repayment Date.
LOAN PER SQUARE FOOT:                  $156
UP-FRONT RESERVES:                     TI/LC Reserve (1)
                                       Engineering Reserve (2)
                                       Environmental Reserve(3)
ONGOING RESERVES:                      Tax and Insurance Reserve (4)
                                       Replacement Reserve (5)
                                       TI/LC Reserve (6)
LOCKBOX:                               Hard
MEZZANINE:                             None(7)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:               Single Asset
PROPERTY TYPE:                         Office
PROPERTY SUB-TYPE:                     Suburban
LOCATION:                              West Hollywood, California
YEAR BUILT/RENOVATED:                  1976/2001
SQUARE FEET:                           961,814
OCCUPANCY AT U/W (8):                  80%
OWNERSHIP INTEREST:                    Fee
                             % OF                 OPERATING COVENANTS/
MAJOR TENANTS:               NRSF      NRSF         LEASE EXPIRATION
--------------               ----      ----         ----------------
Dailey & Associates          7.0%      67,374         June 30, 2012
IPG -- Weber Shandwick       4.9%      47,025         July 31, 2015
IPG -- BNC                   3.9%      37,155       January 31, 2017
PROPERTY MANAGEMENT:                   Cohen Brothers Realty Corporation of
                                       California, Inc.
U/W NCF:                               $17,074,834
U/W DSCR :                             1.47x
APPRAISED VALUE:                       $233,000,000
APPRAISAL DATE:                        May 27, 2004
CUT-OFF DATE LTV RATIO:                64.4%
MATURITY/ARD LTV RATIO:                57.7%
--------------------------------------------------------------------------------

(1) The borrower was required, at closing, to make an initial deposit of $7,000,000 into a TI/LC reserve fund.

(2) The borrower was required, at closing, to deposit $475,000 for required repairs to the Pacific Design Center Property that were recommended in the engineering report delivered to the lender in connection with the origination of the mortgage loan.

(3) The borrower was required, at closing, to deposit $4,687 for certain environmental compliance work recommended in the environmental site assessment delivered to the lender in connection with the origination of the mortgage loan.

(4) The borrower is required to make monthly deposits into a tax and insurance reserve fund in an amount equal to one-twelfth of the taxes and one-twelfth of the insurance premiums that the lender estimates will be payable during the ensuing 12 months.

(5) The borrower is required to make monthly deposits into a replacement reserve fund in an amount equal to $16,030 to fund ongoing repairs and replacements.

(6) The borrower is required to make monthly deposits into an ongoing TI/LC reserve fund in an amount equal to $50,000 commencing on August 11, 2006 to fund the costs of tenant improvements and leasing commissions. The borrower may cease making deposits into the ongoing TI/LC reserve fund when the cumulative amount of those monthly deposits equals $2,000,000.

(7) The owners of the borrower have not incurred mezzanine financing but are permitted to do so in the future. See "--Future Mezzanine Financing" below.

(8)  Occupancy at U/W is based on the June 22, 2004 rent roll.

     The Loan. The Pacific Design Center Loan was originated on July 9, 2004. The Pacific Design Center Loan is secured by, among other things, a first priority mortgage encumbering borrower's fee interest in the Pacific Design Center Property.

     The Borrower. Pacific Design Center 1, LLC, the borrower under the Pacific Design Center Loan, is a Delaware limited liability company that has two independent directors and whose sole member is Pacific Design Center 1 Holdings, LLC, another Delaware limited liability company. The sole member of Pacific Design Center 1 Holdings, LLC is Cohen PDC LLC, which is a Delaware limited liability company that is owned by Charles Steven Cohen. Charles Steven Cohen and his brother own and manage approximately 12 million square feet of Class A office and design center showroom space in Los Angeles, California, Houston, Texas and New York, New York.

     The Property. The Pacific Design Center Property is a suburban office and showroom complex located in West Hollywood, California, which is part of Los Angeles County. The complex comprises two principal buildings, as well as a restaurant, a lounge, a movie theater, a rentable conference facility, a fitness center, an outdoor ampitheater and a parking garage. One of the principal buildings is a six-story structure that was built in 1976 and contains 549,638 square feet of showroom space and 4,840 square feet of office space. The other principal building is a nine-story structure that was built in 1988 and contains 234,518 square feet of office space and 127,869 of showroom space. The Pacific Design Center Property was renovated in 2001.

     Property Management. The Pacific Design Center Property is operated pursuant to a management agreement between the borrower and Cohen Brothers Realty Corporation of California, Inc., an affiliate of the borrower. The management agreement is in all respects subordinate to the liens and security interests created for the benefit of the lender in connection with the Pacific Design Center Loan. The borrower is required to terminate the management agreement and replace the manager with a manager and on terms and conditions approved by the lender if (i) the Pacific Design Center Mortgage Loan is accelerated as a result of the occurrence of an event of default, (ii) the manager becomes bankrupt or insolvent or (iii) the manager is not an affiliate of the borrower and a material default occurs under the management agreement and remains uncured after the conclusion of any applicable grace and cure periods.

     Cash Management. The borrower under the Pacific Design Center Loan must cause the tenants at the Pacific Design Center Property to deposit their rental payments into a bank account controlled by the lender. Those funds will be swept daily from that account into an account designated by the borrower under the Pacific Design Center Loan. However, upon the occurrence of (i) an event of default, (ii) a reduction in the debt service coverage ratio for any calendar quarter for the Pacific Design Center Loan to less than 1.10x or (iii) a default or event of default occurs under the management agreement with a manager that is not an affiliate of the borrower, those funds that would otherwise be swept daily into a borrower account will instead be transferred to a cash management account under the control of lender, in which case the lender will be entitled to apply those funds to cover all required payments under the Pacific Design Center Loan (and if applicable any mezzanine financing). Unless an event of default has occurred, the borrower will be entitled to receive any remaining funds.

     Future Mezzanine Financing. The owner of the borrower has the right to incur a single indebtedness in connection with a mezzanine financing in an amount not to exceed the principal amount of $22,500,000 for a term that is coterminus with the Pacific Design Center Mortgage Loan. Conditions to the exercise by the borrower of its right to obtain such a mezzanine loan include: no Event of Default shall have occurred and be continuing; the lender for such mezzanine loan must satisfy certain specified criteria; such mezzanine loan may not be cross-defaulted or cross-collateralized with any other properties or loans; the combined loan-to-value ratio of the Pacific Design Center Mortgage Loan and the mezzanine loan must not exceed 72.5%; the combined debt service coverage ratio of the Pacific Design Center Mortgage Loan and the mezzanine loan must exceed 1.50x; the mezzanine lender must enter into an intercreditor agreement acceptable to the lender under the Pacific Design Center Mortgage; Moody's and Fitch must have confirmed that the incurrence of the mezzanine loan does not result in a qualification, downgrade or withdrawal of the ratings of any of the series 2004-C3 certificates.

     Pending Litigation. Prior to September, 2003, the members of Pacific Design Center 1 Holdings, LLC were Cohen PDC LLC and two entities controlled by Cheslock Bakker Opportunity Fund, L.P. (the "CBO Entities"). The operating agreement of Pacific Design Center 1 Holdings, LLC provided, among other things, for a buy-sell mechanism. In March, 2003, the CBO Entities exercised such buy-sell option and pursuant thereto, Cohen PDC LLC elected to purchase the CBO Entities' interests. In September 2003, Cohen PDC LLC consummated such purchase. Cohen PDC LLC and the CBO Entities are currently engaged in two actions in the Supreme Court of the State of New York, New York County, which actions were commenced prior to the sale of the CBO Entities interests to Cohen PDC LLC. In such actions, the CBO Entities have asserted claims against Cohen PDC LLC for breach of contract, breach of fiduciary duty, fraud and waste and mismanagement. For each of these claims, the CBO Entities seek, among other remedies, compensatory damages in the amount of $20 million as well as punitive damages of $30 million (except with respect to the breach of contract claim, for which no punitive damages are sought). No explanation is given as to how the alleged damages are calculated. To date, discovery in such actions has been minimal. Similar causes of action have been asserted by Cohen PDC LLC against the CBO Entities. In addition, the CBO Entities have alleged that the buy-sell price was incorrectly determined by the accountants for Pacific Design Center 1 Holdings, LLC. In connection with the closing of the Pacific Design Center Loan, Charles Steven Cohen, the sole owner of Cohen PDC LLC, provided a guaranty indemnifying the lender under the Pacific Design Center Loan against any losses incurred by such lender arising out of such actions. In addition, during the pendency of such actions or in the event of a judgment against Cohen PDC LLC, prior to the satisfaction or discharge of such judgment, Mr. Cohen guaranteed 20% of the original principal balance of the Pacific Design Center Loan as reduced by any amortization payments received by the lender in the event of a bankruptcy by the borrower or a failure by the borrower to obtain the lender's consent to any transfer as required by the documents evidencing the Pacific Design Center Loan.

--------------------------------------------------------------------------------
                              160 WEST 24TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $76,500,000
CUT-OFF DATE PRINCIPAL BALANCE:        $76,255,309
FIRST PAYMENT DATE:                    June 11, 2004
MORTGAGE INTEREST RATE:                5.200% per annum
AMORTIZATION TERM:                     360 months
ANTICIPATED REPAYMENT DATE:            N/A
MATURITY DATE:                         May 11, 2009
MATURITY/ARD BALANCE:                  $70,764,683
BORROWER:                              160 West 24th Street
                                       Partners LLC
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout/defeasance until after the
                                       date that is seven (7) months
                                       prior to the maturity date
LOAN PER UNIT:                         $373,801
UP-FRONT RESERVES:                     Replacement Reserve (1)
                                       Engineering Reserve (2)
                                       Environmental Reserve (3)
ONGOING RESERVES:                      Tax and Insurance Reserve (4)
                                       Replacement Reserve (5)
                                       Termination Fee Reserve (6)
LOCKBOX:                               Springing
MEZZANINE:                             N/A

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Single Asset
PROPERTY TYPE:                         Mixed Use
PROPERTY SUB-TYPE:                     Multifamily/Retail
LOCATION:                              New York, New York
YEAR BUILT/RENOVATED:                  1987/1999
UNITS:                                 204 (7)
OCCUPANCY AT U/W (8):                  100%
OWNERSHIP INTEREST:                    Fee
PROPERTY MANAGEMENT:                   Douglas Elliman Property Management, LLC
U/W NCF:                               $6,999,515
U/W DSCR:                              1.39x
APPRAISED VALUE:                       $100,000,000
APPRAISAL DATE:                        December 1, 2003
CUT-OFF DATE LTV RATIO:                76.3%
MATURITY/ARD LTV RATIO:                70.8%

--------------------------------------------------------------------------------

(1) The borrower was required, at closing, to deposit $612,000 into a reserve account for scheduled renovations to be made to the 160 West 24th Street Property.

(2) The borrower was required, at closing, to deposit $1,500 into an engineering reserve fund for maintenance, repair and/or remedial or corrective work recommended in the engineering report delivered to the lender in connection with the origination of the mortgage loan.

(3) The borrower was required, at closing, to deposit $1,250 for certain environmental compliance work recommended in the environmental site assessment delivered to the lender in connection with the origination of the mortgage loan.

(4) The borrower is required to make monthly deposits into a tax and insurance reserve fund in an amount equal to one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during the ensuing 12 months.

(5) The borrower is required to make monthly deposits into a replacement reserve fund in an amount equal to $17,000 to fund ongoing repairs and replacements.

(6) The borrower will be required to deposit into a termination fee reserve account any lease termination fees that the borrower receives in connection with any exercise by Execustay Corporation of the early termination option granted to it under its master lease with the borrower. This reserve would constitute additional security for the mortgage loan; however, the lender must make 22.5% of such amounts available to the borrower for payment of any anticipated shortfalls in debt service and operating expenses.

(7) The 160 West 24th Street Property contains certain commercial space in addition to 204 multifamily units. Such commercial space consists of 15,062 square feet of retail space and a parking garage with 92 surface and underground parking spaces.

(8)  Occupancy at U/W is based on the December 1, 2003 rent roll.

     The Loan. The 160 West 24th Street Mortgage Loan in the principal amount of $76,500,000 was originated on May 11, 2004. The 160 West 24th Street Mortgage Loan is secured by a first priority mortgage encumbering a residential building located in the Chelsea section of Manhattan.

     The Borrower. The borrower under the 160 West 24th Street Mortgage Loan is 160 West 24th Street Partners LLC, a multi-member Delaware limited liability company whose managing member is Chelsea Realty LLC, a single-member Delaware limited liability company with two independent directors. Chelsea Realty LLC is indirectly owned by CIT

Holdings Limited, a national real estate investment company. A majority economic interest in the borrower is held by VEF V Holdings, LLC, an affiliate of VEF Advisors, LLC, a real estate investment advisory entity owned in part by an affiliate of Apollo Real Estate Advisors and in part by a group of former executives of Lend Lease Real Estate Investments Inc. The entities holding direct and indirect interests in the borrower generally have the right to transfer those interests between each other and also generally have the following additional rights to transfer interests in the borrower:

     o the present owner of the managing member of the borrower has the right to sell or transfer up to 90% of its indirect ownership interests in the borrower to unaffiliated third parties, provided that those present owners maintain management control over the borrower and none of the transferees owns more than 49% of those indirect ownership interests;

     o if the present owners of the majority economic interest in the borrower acquire management control of the borrower, those owners will be entitled to transfer more than 49% of their ownership interests in the borrower to certain types of institutional investors; and

     o if certain key executives of the present owner of the managing member of the borrower retain management control over and maintain not less than a 10% ownership interest in that managing member, then the stockholders of that present owner will be entitled to transfer more than 49% of their ownership interests in that present owner to third parties.

     The Property. The 160 West 24th Street Property is a luxury residential building located at 160 West 24th Street and 167 West 23rd Street in the Chelsea section of Manhattan. The center was originally built in 1987 and contains 204 apartments. The apartments are a mixture of studio units, one bedroom units and two bedroom units. The 160 West 24th Street Property also includes 15,062 square feet of retail space and 92 surface and underground parking spaces.

     Master Lease. All of the apartment units in the 160 West 24th Street Property are master leased by Execustay Corporation, a wholly owned subsidiary of Marriott International, Inc., which master lease expires in January 2017 and provides for two (2) five-year renewal options. The base rent payable under such master lease is currently $3,066,000 per annum for one block of 75 units and $6,220,344 per annum for the other block of 129 units. Execustay subleases the apartments to tenants for short terms usually of less than one year. Execustay is responsible for payment of common area maintenance, insurance and real estate taxes. Marriott International, Inc. has guaranteed certain obligations of Execustay under the master lease, including the obligation of Execustay to pay certain termination fees that would be due in connection with an early termination of the master lease.

     Property Management. The 160 West 24th Street Property is subject to a management agreement between the borrower and Douglas Elliman Property Management, LLC ("DEPM"), an entity that is not affiliated with borrower. However, the borrower is entitled to cause an affiliate to enter into a joint venture with DEPM and then replace DEPM with that joint venture entity as the manager of the 160 West 24th Street Property. The management agreement provides for a management fee of $60,000 per annum, which fee is subordinate to the 160 West 24th Street Mortgage Loan. The lender under the 160 West 24th Street Mortgage Loan is entitled to require that the management agreement be terminated following the occurrence of any one of the following: (a) the debt service coverage ratio for the immediately preceding 12-month period is less than 1.10x,
(b) an event of default occurs and is continuing, (c) the 160 West 24th Street Mortgage Loan is not repaid in full on the maturity date, (d) the manager becomes bankrupt or insolvent or (e) a material default occurs under the management agreement and continues in effect beyond any applicable grace and cure periods.

     Cash Management. The borrower under the 160 West 24th Street Mortgage Loan must cause the tenants of the 160 West 24th Street property to deposit its rental payments into an account controlled by the borrower for the benefit of the lender. The borrower controls this account until (a) the leases for 25% or more of the apartments under the Execustay Master Lease are terminated during any immediately preceding 12-month period and (b) the lender determines, after giving effect to the lease terminations, that the debt service coverage ratio is expected to be less than 1.44x on a pro forma basis. Following the occurrence of such an event, a lockbox is to be put into effect, the borrower will not have access to the funds in such account and the lender is to receive funds from the account sufficient to cover all required payments under the 160 West 24th Street Mortgage Loan.

--------------------------------------------------------------------------------
                                   MIZNER PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

PRINCIPAL BALANCES:

                                       ORIGINAL               CUT-OFF DATE
                                       PRINCIPAL              PRINCIPAL
                                       BALANCE                BALANCE
                                       -------                -------
   MIZNER PARK MORTGAGE
   LOAN (1)                            $53,168,778              $53,110,129
   MIZNER PARK JUNIOR
   LOAN (1)                            $ 8,831,222              $ 8,821,480
                                       -----------              -----------
   MIZNER PARK TOTAL LOAN (1)          $62,000,000              $61,931,609
                                       ===========              ===========
FIRST PAYMENT DATE:                    August 1, 2004
MORTGAGE INTEREST RATE:
  MIZNER PARK MORTGAGE LOAN            4.8400% per annum
  MIZNER PARK TOTAL LOAN               4.8400% per annum (2)
AMORTIZATION TERM:                     360 months
MATURITY DATE:                         July 1, 2009
Maturity/ARD Balance (3):              $48,915,786
BORROWER:                              Mizner Park Venture, LLC
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is three (3) months prior to the
                                       maturity date.
LOAN PER SQUARE FOOT (3):              $105
UP-FRONT RESERVES:                     Engineering Reserve(4)

ONGOING RESERVES:                      Tax and Insurance Reserve(5)
                                       Replacement Reserve(6)
                                       TI/LC Reserve(7)

LOCKBOX:                               Springing
MEZZANINE:                             N/A

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:               Single Asset
PROPERTY TYPE:                         Mixed Use
PROPERTY SUB-TYPE:                     Office/Retail
LOCATION:                              Boca Raton, Florida
YEAR BUILT/RENOVATED:                  1991/2003
SQUARE FEET:                           504,463
OCCUPANCY AT U/W (8):                  89%
OWNERSHIP INTERESt:                    Leasehold
                            %                              LEASE
MAJOR TENANTS:             NRSF           NRSF           EXPIRATION
--------------             ----           ----           ----------
Robb & Stucky Limited     15.8%          79,822        March 27, 2018
Mizner Park Cinema         6.1%          31,000      January 11, 2011
Bear Stearns               6.0%          30,186       October 7, 2009
PROPERTY MANAGEMENT:                   Rouse Property Management, Inc. and
                                       Clarion Realty Services, LLC
U/W NCF:                               $7,042,029
U/W DSCR (3):                          2.09x
APPRAISED VALUE:                       $109,400,000
APPRAISAL DATE:                        March 17, 2004
CUT-OFF DATE LTV RATIO (3):            48.5%
MATURITY/ARD LTV RATIO (3):            44.7%

--------------------------------------------------------------------------------

(1) The Mizner Park Total Loan is comprised of two notes, the Mizner Park Mortgage Loan and the Mizner Park Junior Loan, both of which are secured by the Mizner Park Property. The Mizner Park Junior Loan is subordinate to the Mizner Park Mortgage Loan. The Mizner Park Junior Loan is not included in the trust fund.

(2) Weighted average of the mortgage interest rates for the Mizner Park Mortgage Loan and the Mizner Park Junior Loan as of the cut-off date.

(3) Based on the principal balance of and/or debt service payable (as applicable) on the Mizner Park Mortgage Loan (without regard to the Mizner Park Junior Loan).

(4) The borrower was required, at closing, to deposit $1,323,300 into an engineering reserve fund for maintenance, repair and/or remedial work recommended in the engineering report delivered to the lender in connection with the origination of the Mizner Park Mortgage Loan.

(5) The borrower is required to make monthly deposits into a tax and insurance reserve fund in an amount equal to one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during the ensuing 12 months. Notwithstanding the preceding statement, the borrower will not be required to make any payments into the (a) insurance reserve fund for so long as (i) the borrower is maintaining a debt service coverage ratio of at least 1.35x, (ii) no event of default has occurred and is continuing, and
     (iii) the borrower provides the lender with evidence of all required insurance coverages, or (b) tax insurance reserve for so long as (i) the borrower is maintaining a debt service coverage ratio of at least 1.35x,
     (ii) no event of default has occurred and is continuing, and (ii) the borrower furnishes paid tax receipts to the lender in a timely manner.

(6) The borrower will be required to make monthly deposits into a replacement reserve fund in an amount equal to $9,249 to fund ongoing repairs and replacements, commencing upon the borrower's failure to maintain a debt service coverage ratio of at least 1.35x (such failure, a "DSCR Event") and continuing thereafter on a monthly basis until the Mizner Park Property achieves a debt service coverage ratio of at least 1.35x for a period of at least two consecutive calendar quarters ("DSCR Threshold").

(7) The borrower will be required to make monthly deposits into a TI/LC reserve in an amount equal to $56,266 to fund tenant improvements and leasing commissions incurred in connection with releasing portions of the Mizner Park Property, commencing upon the occurrence of a DSCR Event and continuing thereafter on a monthly basis until the DSCR Threshold is achieved.

(8)  Occupancy at U/W is based on the July 1, 2004 rent roll.

     The Loan. The fourth largest loan was originated on June 2, 2004. The Mizner Park Mortgage Loan is secured by a first priority mortgage encumbering leasehold interests in a mixed use center located in Boca Raton, Florida.

     The Borrower. The borrower under the Mizner Park loan is Mizner Park Venture, LLC, a Delaware limited liability company, of which Rouse-Mizner Park, LLC, a Delaware limited liability company, is the managing member. The Rouse Company, although not an indemnitor under the loan documents, owns 50% of the borrower. The Rouse Company, a real estate investment trust whose shares are publicly-traded, is a developer and owner of regional and community shopping centers, mixed use developments, office buildings and industrial developments containing approximately 48.8 million square feet located in 22 states.

     The Mizner Park Property. The Mizner Park Property is a mixed use center situated on 8.3 acres in Boca Raton, Florida, that was built in 1991. The Mizner Park Property is part of a larger development that includes office, retail, residential and parking garage developments. The Mizner Park Property consists of the leasehold interest in the retail and office components, which components contain an aggregate of 504,463 rentable square feet. The retail component comprises 156,715 square feet of ground level retail space and 79,822 square feet of space located in a free-standing retail building occupied by Robb & Stucky Limited. The office component comprises 104,108 square feet of office plaza space and 163,818 square feet of office tower space. The larger development also includes two 3-story parking garages, of which 1,103 parking spaces are part of the Mizner Park Property.

     The Mizner Park Property also includes a multifamily residential component of 272 units (321,515 square feet) located above the retail space. The multifamily residential component was not assigned any value in the appraisal of the Mizner Park Mortgaged Property that was used to calculate the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the Mizner Park Property. As described below, the borrower is entitled to obtain a release of the multifamily residential portion of the Mizner Park Property if certain conditions are satisfied.

     Property Management. The Mizner Park Property is managed under two separate management agreements. The manager for the commercial portions of the Mizner Park Property is Rouse Property Management, Inc., which is generally entitled to management fees of 3.5% of related gross monthly collections. The manager for the residential portion of the Mizner Park Property is Clarion Realty Services, LLC, which is generally entitled to management fees of 3% of related gross monthly collections. The management fees are subordinate to the Mizner Park Mortgage Loan. The lender under the Mizner Park Mortgage Loan has the right to require termination of the management agreements following the occurrence of, among other circumstances, an event of default under the Mizner Park Mortgage Loan.

     Ground Lease. The Mizner Park Property is leased to Crocker Downtown Development Associates, Crocker Mizner III, Ltd. and Crocker Mizner IV, Ltd. (collectively and individually, the "Leasehold Owners") pursuant to ground leases with The Boca Raton Community Redevelopment Agency. The aggregate rent payable under the ground leases, after giving effect to an assumed release of the multifamily residential portion of the Mizner Park Property, is estimated to be $920,476 plus percentage rents if net operating income meets certain thresholds. The partnership interests of each of the Leasehold Owners are held directly or indirectly by the borrower. The Leasehold Owners have guaranteed payment of the Mizner Park Total Loan and have mortgaged their respective leasehold interests under the ground leases as security for the obligations under the guaranty.

     Cash Management. Pursuant to a cash management agreement, the borrower must cause each tenant to deposit its rental payments directly into a lockbox account under the control of the lender. Prior to the occurrence of either an event of default or a DSCR Event, the borrower will have access to the funds on deposit in the lockbox account. If the borrower fails to maintain a debt service coverage ratio of at least 1.35x or if an event of default occurs, then (i) neither borrower nor the property manager will have any further rights of withdrawal with respect to the lockbox account, (ii) the lender will have the exclusive right to withdraw funds deposited in the lockbox account and (iii) the funds deposited in the lockbox account will be swept on a daily basis into the lender's cash management account from which all required payments and deposits to reserves will be made.

     Partial Release. The borrower may obtain a release of that portion of the improvements located on the Mizner Park Property that is used for multifamily residential purposes upon satisfaction of various specified criteria including, without limitation, creating separate tax parcels, modifying the applicable ground lease, updating the survey, complying with zoning laws, providing acceptable cross easements, paying all applicable fees and expenses, providing applicable title policy endorsements, providing evidence that the Mizner Park Total Loan remains a "qualified loan" for purposes of the REMIC provisions of the Internal Revenue Code and delivering confirmation from Moody's and Fitch that the release will not result in a qualification, downgrade or withdrawal of the ratings of the series 2004-C3 certificates. Neither the payment of a release price nor partial defeasance is required in connection with the permitted release.

     Mizner Park Intercreditor Agreement. The Mizner Park Intercreditor Agreement governs various matters regarding the respective rights and obligations of the trust fund, as holder of the Mizner Park Loan, and the holder of the Mizner Park Junior Loan. See "--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan" above in this prospectus supplement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                               CENTRO GRAN CARIBE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $51,200,000

CUT-OFF DATE PRINCIPAL BALANCE:        $51,200,000
FIRST PAYMENT DATE:                    June 11, 2004
MORTGAGE INTEREST RATE:                5.5125% per annum
AMORTIZATION TERM:                     Interest-only for 24 months; 336 month
                                       amortization term thereafter
ANTICIPATED REPAYMENT DATE:            N/A
MATURITY DATE:                         May 11, 2014
MATURITY/ARD BALANCE:                  $43,870,475
BORROWER:                              Thor Gallery at Centro Gran Caribe,
                                       LP, SE
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is seven (7) months prior to the
                                       maturity date
LOAN PER SQUARE FOOT:                  $132
UP-FRONT RESERVES:                     Engineering Reserve (1)
                                       Capital Reserve (2)
ONGOING RESERVES:                      Tax and Insurance Reserve (3)
                                       Replacement Reserve (4)
                                       TI/LC Reserve (5)
                                       Kmart Dark TI/LC Reserve (6)
LOCKBOX:                               Springing
MEZZANINE:                             N/A

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:               Single Asset
PROPERTY TYPE:                         Retail
PROPERTY SUB-TYPE:                     Anchored
LOCATION:                              Vega Alta, Puerto Rico
YEAR BUILT/RENOVATED:                  1987/2000
SQUARE FEET:                           387,437
OCCUPANCY AT U/W (7):                  96%
OWNERSHIP INTEREST:                    Fee/Leasehold
                             % OF                    OPERATING COVENANTS/
MAJOR TENANTS:               NRSF      NRSF            LEASE EXPIRATION
--------------               ----      ----            ----------------
Big Kmart                     27.9%    108,258           May 31, 2019
Vega Alta Cinemas              7.9%    30,652            July 31, 2022
Amigo Supermarket              5.7%    22,000          November 30, 2012
Property Management:                   Thor Equities, LLC
U/W NCF:                               $5,470,349
U/W DSCR:                              1.52x
APPRAISED VALUE:                       $64,000,000
APPRAISAL DATE:                        March 1, 2004
CUT-OFF DATE LTV RATIO:                80.0%
MATURITY/ARD LTV RATIO:                68.5%

--------------------------------------------------------------------------------

(1) The borrower was required, at closing, to deposit $85,563 into an engineering reserve fund for maintenance, repair and/or remedial or corrective work recommended by the engineering firm delivered to the lender in connection with the origination of the Centro Gran Caribe Mortgage Loan.

(2) The borrower was required, at closing, to deposit $1,700,000 into a capital reserve fund for scheduled capital repairs and replacements and capital improvements.

(3) The borrower is required to make monthly deposits into a tax and insurance reserve fund in an amount equal to one-twelfth of the taxes and one-twelfth of the insurance premiums that the lender estimates will be payable during the next ensuing 12 months.

(4) The borrower is required to make monthly deposits into a replacement reserve fund in an amount equal to $4,840 to fund ongoing repairs and replacements.

(5) The borrower is required to make monthly deposits into an ongoing TI/LC reserve fund in an amount equal to $8,068, except that the borrower will not be required to make any payments into the TI/LC reserve fund to the extent that the balance of the reserve fund equals or exceeds $300,000.

(6) In the event that Kmart gives notice of its intention to cease normal business operations or vacate or actually ceases normal business operations or vacates, all excess cash flow after payment of other reserves, debt service, other amounts due under the loan documents and property expenses will be deposited into the Kmart Dark TI/LC Reserve Fund, except that such deposits will not be required for as long as at least $500,000 is on deposit TI/LC reserve fund. The funds deposited into the Kmart Dark TI/LC Reserve Fund are to be used for costs of reletting the Kmart space.

(7)  Occupancy at U/W is based on the March 17, 2004 rent roll.

     The Loan. The fifth largest loan was originated on April 30, 2004. The Centro Gran Caribe Mortgage Loan is secured by a first priority mortgage encumbering the fee interest in a portion and the leasehold interest in another portion of a retail property located in Vega Alta, Puerto Rico.

     The Borrower. The borrower under the Centro Gran Caribe Mortgage Loan is Thor Gallery at Centro Gran Caribe, LP, SE, a Delaware limited partnership whose general partner is Thor MM Gallery at Centro Gran Caribe, LP, SE, another

Delaware limited partnership whose general partner is Thor Centro Gran Caribe Corp., a Delaware corporation. Thor Centro Gran Caribe Corp. has one independent director. These entities are directly or indirectly controlled by Joseph Sitt, who has more than 18 years of experience in real estate and directly or indirectly owns and manages retail properties in metropolitan areas throughout the United States.

     The Property. The Centro Gran Caribe Property is a retail property located in Vega Alta, Puerto Rico. The center was originally built in 1987, was renovated in 2000 and contains 387,437 net rentable square feet. The Centro Gran Caribe Property is anchored by Big Kmart and Vega Alta Cinemas.

     Property Management. The Centro Gran Caribe Property is subject to a management agreement between the borrower and Thor Equities, LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of annual rental income, which fee is subordinate to the Centro Gran Caribe Mortgage Loan. The lender under the Centro Gran Caribe Mortgage Loan has the right to require a termination of the management agreement following the occurrence of any one of the following: (a) the debt service coverage ratio for the immediately preceding 12-month period is less than 1.10x, (b) an event of default occurs and is continuing, (c) the manager becomes bankrupt or insolvent,
(d) a material default occurs under the management agreement beyond any applicable grace and cure periods or (e) the loan is not repaid at maturity.

     Cash Management. The borrower under the Centro Gran Caribe Mortgage Loan is required to cause the tenants at the Centro Gran Caribe Property to send their rental payments to a post-office box, which payments are then deposited into an account under the control of the lender (the "Springing Lockbox Account"). However, the borrower will have access to the Springing Lockbox Account. Upon the occurrence of any of the following, the borrower's access to the Springing Lockbox Account may be terminated by the lender upon notice to the bank holding the Springing Lockbox Account (each of the following, a "Trigger Event"): (1) an event of default, (2) any date on which lender determines that the debt service coverage ratio is less than 1.10x and (3) in the event that Kmart gives notice of its intention to cease normal business operations or vacate its tenant space or actually ceases normal business operations or vacates its tenant space (either of the foregoing events described in this clause (3), a "Kmart Dark Event"), except that a Kmart Dark Event will not occur (and a Trigger Event will not occur by reason of the provisions otherwise described in this clause (3)), so long as at least $500,000 is on deposit in the general TI/LC reserve fund . Following notice by lender to the bank holding the Springing Lockbox Account of the occurrence of a Trigger Event, all access rights of borrower in the Springing Lockbox Account will terminate and the funds deposited into Springing Lockbox Account shall be swept on a daily basis by such bank to an account in the name of the lender, from which funds the lender shall retain the required payments under the Centro Gran Caribe Mortgage Loan, and, until an event of default under the Centro Gran Caribe Mortgage Loan occurs, the borrower shall be entitled to receive the balance of the funds in the lender account. In the event that a Trigger Event occurs due to item (2) above and no other Trigger Event has occurred, borrower may request that lender re-determine the debt service coverage ratio and, if Lender determines that the debt service coverage ratio was at least 1.25x for at least the prior two (2) consecutive calendar quarters, the Trigger Event and transfers to lender's account shall terminate and borrower's access to the Springing Lockbox Account shall be restored. In the event that a Kmart Dark Event has occurred, all excess cash after payment of reserves, debt service, other amounts due under the loan documents and property expenses will be deposited into the Kmart Dark TI/LC Reserve Fund, up to a maximum of $500,000. The sweep of excess cash flow into the Kmart Dark TI/LC Reserve Fund will terminate upon the earlier of (i) the achievement of a balance of $500,000 in the Kmart Dark TI/LC Reserve Fund and (ii) the date on which all of the following are satisfied: (1) the Kmart tenant space at the Centro Gran Caribe Property is fully retenanted with a new tenant pursuant to a lease or leases approved by the lender, (2) a fully executed copy of such replacement lease(s) has/have been delivered to the lender and (3) the tenant(s) under the replacements lease(s) have (all) taken occupancy of its/their tenant spaces and opened for business.

--------------------------------------------------------------------------------
                                CENTERPOINTE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $47,500,000

CUT-OFF DATE PRINCIPAL BALANCE:        $47,301,787
FIRST PAYMENT DATE:                    May 11, 2004
MORTGAGE INTEREST RATE:                5.4200% per annum
AMORTIZATION TERM:                     360 months
ANTICIPATED REPAYMENT DATE:            N/A
MATURITY DATE:                         April 11, 2014
MATURITY/ARD BALANCE:                  $39,578,035
BORROWER:                              Centerpoint Development Company L.L.C.
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is three (3) months prior to the
                                       maturity date
LOAN PER SQUARE FOOT:                  $61
UP-FRONT RESERVES:                     Outstanding Allowance Reserve    (1)
                                       Letter of Credit Reserve (2)
ONGOING RESERVES:                      Tax and Insurance Reserve (3)
                                       Replacement Reserve (4)
                                       TI/LC Reserve (5)
LOCKBOX:                               Modified
MEZZANINE:                             Yes(6)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:               Single Asset
PROPERTY TYPE:                         Retail
PROPERTY SUB-TYPE:                     Anchored
LOCATION:                              Grand Rapids, Michigan
YEAR BUILT/RENOVATED:                  1967/2001
SQUARE FEET:                           774,137
OCCUPANCY AT U/W (7):                  88%
OWNERSHIP INTEREST:                    Fee
                             % OF                    OPERATING COVENANTS/
MAJOR TENANTS:               NRSF      NRSF            LEASE EXPIRATION
--------------               ----      ----            ----------------
Klingman Furniture
   Company                    24.2%    187,500         February 28, 2014
Menard Incorporated           10.5%     81,200           July 31, 2008
Toys "R" Us                    5.6%     43,000         January 31, 2009

PROPERTY MANAGEMENT:                   Ari-El Enterprises, Inc.
U/W NCF:                               $5,494,409
U/W DSCR:                              1.71x
APPRAISED VALUE:                       $73,000,000
APPRAISAL DATE:                        November 24, 2003
CUT-OFF DATE LTV RATIO:                64.8%
MATURITY/ARD LTV RATIO:                54.2%

--------------------------------------------------------------------------------

(1) The borrower was required, at closing, to deposit $425,600 into an outstanding allowance reserve to fund outstanding tenant improvement allowance obligations under leases with various tenants.

(2) The borrower deposited a $3,250,000 letter of credit to be held with respect to various tenants until such time as the tenants (a) are open for business, (b) commence normal monthly rental payment, (c) have satisfied all requirements for payment of its outstanding allowance payment, and (d) delivery of an updated estoppel acceptable to lender. If the requirements of the related loan documents are satisfied as to Genghis Grill (but not as to all of the other specified tenants), the letter of credit may be reduced to $2,500,000. Commencing on March 22, 2005, the outstanding amount of the letter of credit may be applied by lender against the outstanding principal balance of the Centerpointe Mortgage Loan.

(3) The borrower is required to make monthly payments of one-twelfth of the taxes and one-twelfth of the insurance premiums into the tax and insurance fund that the lender estimates will be payable during the next ensuing 12 months; excluding, however, that the portion of taxes and insurance paid or reimbursed by tenants who satisfy certain criteria such as size and creditworthiness.

(4) The borrower is required to make monthly deposits of $6,450 into the replacement reserve fund commencing on May 11, 2007.

(5) The borrower is required to make monthly deposits in the amount of $25,000 into a TI/LC reserve to fund tenant improvements and leasing commissions; provided that the borrower will not be required to make any payments into the reserve fund if the balance of the reserve equals or exceeds $350,000.

(6)  See "--Other Financing" below.

(7)  Occupancy at U/W is based on the June 1, 2004 rent roll.

     The Loan. The sixth largest loan was originated on March 22, 2004. The Centerpointe Mall Mortgage Loan is secured by a first priority mortgage encumbering a fee interest in an anchored retail shopping mall located in Grand Rapids, Michigan.

     The Borrower. The borrower under the Centerpointe Mall Mortgage Loan is Centerpoint Development Company L.L.C., a multi-member Michigan limited liability company that is owned by SDM Development Co., L.L.C. (16.67%), DEG Development Co., L.L.C. (16.67%) and Beltline Development Company, L.L.C. (66.66%). Centerpointe Development Independent Manager, Inc., a Michigan corporation, is the non-member manager of the borrower and has an independent director.

     The Property. The Centerpointe Mall Property an anchored retail shopping mall located in Grand Rapids, Michigan. The mall was originally built in 1967, was renovated in 2001, and contains 774,137 rentable square feet. Centerpointe Mall is anchored by regional retailers Klingman Furniture Company and Menard Incorporated and by national retailers Toys "R" Us, Linens `N Things, and Nordstrom Rack.

     Property Management. The Centerpointe Mall Property is subject to a management agreement between the borrower and Ari-El Enterprises, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of $13,000 per month, as may subsequently be adjusted but in no event to exceed 4% of the gross monthly revenues which is subordinated to the Centerpointe Mall Mortgage Loan. The lender under the Centerpointe Mall Mortgage Loan has the right to require a termination of the management agreement if (a) an event of default under the Centerpointe Mall Mortgage Loan occurs and is continuing, (b) a material default occurs under the management agreement beyond any applicable grace or cure period, (c) the property manager becomes bankrupt or insolvent or (d) the majority ownership or effective control over the property manager should change. Any substitute manager must, in the reasonable judgment of the lender, be a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Centerpointe Mall Property. In addition, it is a condition to the appointment of a substitute manager that the borrower obtain a confirmation from Moody's and Fitch to the effect that the appointment will not result in a qualification, downgrade or withdrawal of the ratings on any series 2004-C3 certificates.

     Cash Management. The borrower under the Centerpointe Mall Mortgage Loan and/or the manager of the Centerpointe Mall Property collect the rents from the tenants at the Centerpointe Mall Property and deposit those rental payments into a bank account controlled by the lender. Those funds will be swept weekly from that account into a cash management account under the control of lender and the lender will be entitled to apply those funds to cover all required payments and reserves under the Centerpointe Mall Loan. Unless an event of default has occurred, the borrower will be entitled to receive any remaining funds.

     Other Financing. The members of the borrower have entered into four (4) mezzanine loan arrangements with entities affiliated with the borrower in an aggregate amount of $3,000,000 and which are secured by a pledge of such member's respective interests in the borrower. Additionally, the borrower is also itself obligated on a $6,000,000 loan to an affiliated entity which is secured solely by a pledge by one of the members in the borrower (Beltline Development Company, L.L.C.) of its membership interest in the borrower. All of these mezzanine loans are non-recourse in nature and are to be paid solely from distributions from the borrower to the respective members from net cash flow from the Centerpointe Mall Property after payment in full of all current obligations to the lender under the Centerpointe Mall Mortgage Loan. Each holder of a mezzanine loan has entered into a subordination and standstill agreement fully subordinating the rights of such mezzanine lender to those of the lender and only allowing a foreclosure of the subject membership interest to the extent such is undertaken consistent with the terms of due on sale provision in the loan documents for the Centerpointe Mall Mortgage Loan.

--------------------------------------------------------------------------------
                                BC WOOD PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $45,400,000

CUT-OFF DATE PRINCIPAL BALANCE:        $45,400,000
FIRST PAYMENT DATE:                    September 1, 2004
MORTGAGE INTEREST RATE:                5.6100% per annum
AMORTIZATION TERM:                     360 months
ANTICIPATED REPAYMENT DATE:            N/A
MATURITY DATE:                         August 1, 2014
MATURITY/ARD BALANCE:                  $38,049,836
BORROWER:                              BC Wood Investment Fund I, LLC
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is four (4) months prior to the
                                       maturity date.
LOAN PER SQUARE FOOT:                  $51
UP-FRONT RESERVES:                     TI/LC Reserve (1)
                                       Environmental Reserve (2)
ONGOING RESERVES:                      Tax and Insurance Reserve (3)
                                       Replacement Reserve (4)
                                       TI/LC Reserve (5)
LOCKBOX:                               None
MEZZANINE:                             N/A

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:               Portfolio
PROPERTY TYPE:                         Retail
PROPERTY SUB-TYPE:                     Anchored
LOCATION:                              Various (6)
YEAR BUILT/RENOVATED:                  Various (6)
SQUARE FEET:                           892,838
OCCUPANCY AT U/W (7):                  91%
OWNERSHIP INTEREST:                    Fee
                              % OF                 OPERATING COVENANTS/
MAJOR TENANTS:                NRSF     NRSF          LEASE EXPIRATION
--------------                ----     ----          ----------------
Caritas Health Services       8.2%    72,908           May 1, 2017
Dixie Dozen Theater           4.9%    43,984           May 1, 2008
Big Lots                      4.6%    41,430         January 1, 2006
PROPERTY MANAGEMENT:                   B.C. Wood Companies
U/W NCF:                               $4,663,840
U/W DSCR:                              1.49x
APPRAISED VALUE:                       $61,050,000
APPRAISAL DATE:                        Various  (6)
CUT-OFF DATE LTV RATIO:                74.4%
MATURITY/ARD LTV RATIO:                62.3%

--------------------------------------------------------------------------------

(1) The borrower, at closing, made a one time deposit of $1,100,000 into an upfront TI/LC reserve fund to be held until 3 tenants are in occupancy and paying rent.

(2) The borrower, at closing, deposited a $500,000 letter of credit with the lender and is entitled to a release of the letter of credit if and when the borrower obtains a "no further action" letter from the state environmental protection agency for three of the four BC Wood Portfolio Properties that were contaminated by dry cleaners that previously operated at those properties.

(3) The borrower is required to make monthly payments into a tax and insurance in an amount equal to one-twelfth of the taxes and one-twelfth of the insurance premiums into the tax and insurance fund that the lender estimates will be payable during the next ensuing 12 months.

(4) The borrower is required to make monthly deposits into a replacement reserve in an amount equal to $11,154, except that the borrower will not be required to make any deposits into the replacement reserve fund to the extent that the balance of the reserve fund equals or exceeds $669,235.

(5) The borrower is required to make monthly deposits into an ongoing TI/LC reserve in an amount equal to $8,333 to fund tenant improvements and leasing commissions, except that the borrower will not be required to make any deposits into the reserve fund to the extent that the balance of the reserve fund equals or exceeds $300,000.

(6) See the table titled "Portfolio Information" under "--The BC Wood Portfolio Properties" below.

(7) Occupancy at U/W is a weighted average based on the April 13 and April 14, 2004 rent rolls.

     The Loan. The seventh largest loan was originated on July 21, 2004. The BC Wood Portfolio Mortgage Loan is secured by a first priority mortgage encumbering the fee interest in four retail shopping center properties in Louisville, Lexington and Paris, Kentucky.

     The Borrower. The borrower under the BC Wood Portfolio Mortgage Loan is BC Wood Investment Fund I, LLC. The borrower is a limited liability company organized under the laws of the State of Kentucky. The borrower is controlled by Brian C. Wood, who indirectly owns and manages ten commercial properties with an aggregate of more than 1,700,000 square feet.

     The BC Wood Portfolio Properties. The BC Wood Portfolio Properties consist of four retail shopping center properties located in Louisville (two properties), Lexington and Paris, Kentucky. The following table identifies those properties and sets forth the specified information with respect to each of them.

----------------------------------------------------------------------------------------------------------------------------
                                                   PORTFOLIO INFORMATION
                               YEAR BUILT/                                            ORIGINAL
                                  YEAR                                 OCCUPANCY     ALLOCATED      APPRAISED     APPRAISAL
 PROPERTY NAME                  RENOVATED      LOCATION      SQ. FT.      (1)       LOAN BALANCE      VALUE         DATE
 -------------                  ---------      --------      -------      ---       ------------      -----         ----
 Dixie Manor Shopping Center    1954/2002   Louisville, KY   350,673      83%      $22,978,870    $30,900,000    May 5, 2004
 Eastland Shopping Center       1962/2002   Lexington, KY    334,316      95%      $12,009,992    $16,150,000    May 7, 2004
 Iroquois Manor Shopping        1951/2002   Louisville, KY   134,449      96%       $6,804,423    $9,150,000     May 4, 2004
  Center
 Paris Village Shopping         1989/N/A      Paris, KY       73,400      97%       $3,606,716    $4,850,000     May 6, 2004
  Center
----------------------------------------------------------------------------------------------------------------------------

(1) Occupancy at U/W is a weighted average based on the April 13 and April 14, 2004 rent rolls.

     The Dixie Manor Property. The Dixie Manor Property is a retail shopping center located in Louisville, Kentucky. The center was originally built in 1954, was renovated in 2002, and contains 350,673 rentable square feet. Its major tenants are Caritas Health Center, Staples, Marshalls, the Dixie Dozen Theater, Fashion Shop, Kay Jewelers and PNC Bank.

     The Eastland Shopping Center Property. The Eastland Shopping Center Property is a retail shopping center located in Lexington, Kentucky. The center was originally built in 1962, was renovated in 2002 and contains 334,316 rentable square feet. Its major tenants are Big Lots, Save-A-Lot grocery, Family Dollar, Harbor Freight Tools, Bank One, Henderson Music, Sherwin Williams, Kentucky Refrigeration and Hallis School.

     The Iroquois Manor Property. The Iroquois Manor Property is a retail shopping center located in Louisville, Kentucky. The center was originally built in 1951, was renovated in 2002 and contains 134,449 rentable square feet. Its major tenants are Valu Market grocery, Mambos restaurant, CVS drugstore, Family Dollar, Fashion Cents, Blockbuster Video, Fashion Bug, H&R Block and Subway.

     The Paris Village Property. The Paris Village Property is a retail shopping center located in Paris, Kentucky. The center was originally built in 1989, and contains 73,400 rentable square feet. Its major tenants are Food Lion grocery, Rite Aid, Cato and Rentway. It is also shadow anchored by a 65,000 square foot Wal-Mart store that is immediately to the south.

     Property Management. The BC Wood Portfolio Properties are managed by B.C. Wood Companies, an affiliate of the sponsor that is headquartered in Lexington, Kentucky. The management agreement generally provides for a management fee of 5% of revenues per annum, which fee is subordinated to the BC Wood Portfolio Loan. The lender under the BC Wood Portfolio Mortgage Loan has the right to require the termination of the management agreement following the occurrence of, among other circumstances, an event of default under the BC Wood Portfolio Mortgage Loan.

--------------------------------------------------------------------------------
                         PRIVATE MINI STORAGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $40,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $40,000,000
FIRST PAYMENT DATE:                    August 11, 2004
MORTGAGE INTEREST RATE:                5.9300% per annum
AMORTIZATION TERM:                     Interest-only for 24 months; 360- month
                                       amortization term thereafter
ANTICIPATED REPAYMENT DATE:            N/A
MATURITY DATE:                         July 11, 2014
MATURITY/ARD BALANCE:                  $35,397,720
BORROWER:                              Nueve Storage Holdings, LP
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is three (3) months prior to the
                                       maturity date.
LOAN PER SQUARE FOOT:                  $61
UP-FRONT RESERVES:                     None
ONGOING RESERVES:                      Tax and Insurance Reserve (1)
                                       Replacement Reserve (2)
LOCKBOX:                               None
MEZZANINE:                             N/A

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:               Portfolio
PROPERTY TYPE:                         Self-storage
PROPERTY SUB-TYPE:                     N/A
LOCATION:                              Various
YEAR BUILT/RENOVATED:                  Various
SQUARE FEET:                           655,633
OCCUPANCY AT U/W (3):                  78%
OWNERSHIP INTEREST:                    Fee
PROPERTY MANAGEMENT:                   Private Mini Storage, Inc.
U/W NCF:                               $4,004,650
U/W DSCR:                              1.40x
APPRAISED VALUE:                       $53,750,000
APPRAISAL DATE:                        Various
CUT-OFF DATE LTV RATIO:                74.4%
MATURITY/ARD LTV RATIO:                65.9%

--------------------------------------------------------------------------------

(1) The borrower is required to make monthly deposits into a tax and insurance reserve fund in an amount equal to one-twelfth of the taxes and one-twelfth of the insurance premiums that the lender estimates will be payable during the next ensuing 12 months.

(2) The borrower is required to make monthly deposits into a replacement reserve fund in an amount equal to $8,190 to fund ongoing repairs and replacements, except that the borrower will not be required to make any payments into the replacement reserve fund to the extent that the balance on deposit in the reserve fund equals or exceeds $350,000.

(3)  Occupancy at U/W is based on the June 30, 2004 rent roll.

     The Loan. The eighth largest loan was originated on June 28, 2004. The Private Mini Storage Portfolio Mortgage Loan is secured by a first priority mortgage encumbering the fee interest in nine self-storage properties in Dallas, Austin, Houston, Conroe, San Antonio, Jersey Village and Plano, Texas.

     The Borrower. The borrower under the Private Mini Storage Portfolio Mortgage Loan is Nueve Storage Holdings, LP. The borrower is a limited partnership organized under the laws of the State of Texas. The borrower is controlled by Guy J. Robertson, who currently, through Private Mini Storage, Inc., owns and controls 87 properties consisting of 9.7 million square feet.

     The Private Mini Storage Portfolio Property. The Private Mini Storage Portfolio Property consists of nine self-storage properties located in Dallas, Austin, Houston (three properties), Conroe, San Antonio, Plano and Jersey Village, Texas.

-------------------------------------------------------------------------------------------------------------------------
                                                 PORTFOLIO INFORMATION
-------------------------------------------------------------------------------------------------------------------------
                                             LATER OF
                                            YEAR BUILT
                                              ORYEAR                       ALLOCATED LOAN     APPRAISED     APPRAISAL
      PROPERTY NAME           LOCATION       RENOVATED       SQ. FT.           BALANCE          VALUE          DATE
-------------------------------------------------------------------------------------------------------------------------
 San Felipe Self Storage    Houston, TX        1995           59,625         $8,015,900      $10,150,000    May 7, 2004
-------------------------------------------------------------------------------------------------------------------------
 Pressler Self Storage       Austin, TX        1996           63,944         $6,880,000       $8,600,000    May 17, 2004
-------------------------------------------------------------------------------------------------------------------------
 Lemmon Self Storage         Dallas, TX         1996          69,023         $5,280,000       $6,700,000    May 12, 2004
-------------------------------------------------------------------------------------------------------------------------
 Jersey Village Self      Jersey Village,      1995          161,946         $4,897,100       $7,400,000     May 7, 2004
  Storage                        TX
-------------------------------------------------------------------------------------------------------------------------
 Plano Parkway Self          Plano, TX         1995           63,605         $4,560,000       $5,700,000     May 3, 2004
  Storage
-------------------------------------------------------------------------------------------------------------------------
 West Little York Self      Houston, TX        1994           69,935         $3,174,600       $4,850,000     May 7, 2004
  Storage
-------------------------------------------------------------------------------------------------------------------------
 Conroe Self Storage         Conroe, TX        1994           68,287         $3,059,200       $3,850,000     May 6, 2004
-------------------------------------------------------------------------------------------------------------------------
 Starcrest Self Storage   San Antonio, TX      1995           57,164         $2,856,700       $4,100,000    May 13, 2004
-------------------------------------------------------------------------------------------------------------------------
 Kuykendahl Self Storage    Houston, TX        1999           42,104         $1,276,500       $2,400,000     May 6, 2004
-------------------------------------------------------------------------------------------------------------------------

     Property Management. The Private Mini Storage Portfolio Property is managed by Private Mini-Storage, Inc. The management agreement generally provides for a management fee of 6.0% of revenues per annum which is subordinated to the Private Mini Storage Portfolio Loan and which such management fees become suspended if the debt service coverage ratio drops below 1.35x. The management of the Private Mini Storage Portfolio Property will be performed by Private Mini-Storage, Inc. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Private Mini Storage Portfolio Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Private Mini Storage Portfolio Mortgage Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Private Mini Storage Portfolio Mortgage Loan or in the event the debt service coverage ratio drops below 1.35x.

--------------------------------------------------------------------------------
                               615 CHESTNUT STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $38,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $37,973,276
FIRST PAYMENT DATE:                    August 11, 2004
MORTGAGE INTEREST RATE:                6.6000% per annum
AMORTIZATION TERM:                     360 months
ANTICIPATED REPAYMENT DATE:            July 11, 2014
MATURITY DATE:                         July 11, 2034
MATURITY/ARD BALANCE:                  $32,783,500
BORROWERS:                             Seventh & Chestnut Associates and
                                       615 Chestnut Master Lease LP
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is after four (4) months prior to
                                       the Anticipated Repayment Date.
LOAN PER SQUARE FOOT:                  $101
UP-FRONT RESERVES:                     Engineering Reserve(1)
ONGOING RESERVES:                      Tax and Insurance Reserve(2)
                                       Replacement Reserve(3)
                                       TI/LC Reserve(4)
                                       Cash Trap Reserve(5)
LOCKBOX:                               Hard
MEZZANINE:                             N/A

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:               Single Asset
PROPERTY TYPE:                         Office
PROPERTY SUB-TYPE:                     CBD
LOCATION:                              Philadelphia, Pennsylvania
YEAR BUILT/RENOVATED:                  1981/2003
SQUARE FEET:                           375,369
OCCUPANCY AT U/W (6):                  97%
OWNERSHIP INTEREST:                    Fee
                             % OF                    OPERATING COVENANTS/
MAJOR TENANTS:               NRSF      NRSF            LEASE EXPIRATION
--------------               ----      ----            ----------------
US Attorney's Office          38.1%    142,850           May 31, 2018
American Association          13.2%    49,650          December 31, 2012
    for Cancer Research
Federal Emergency              9.1%    34,055            July 14, 2009
    Management Agency
PROPERTY MANAGEMENT:                   Waverly Management Business Trust
U/W NCF:                               $3,811,318
U/W DSCR:                              1.31x
APPRAISED VALUE:                       $48,000,000
APPRAISAL DATE:                        March 29, 2004
CUT-OFF DATE LTV RATIO:                79.1%
MATURITY/ARD LTV RATIO:                68.3%

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(1) The borrowers were required, at closing, to deposit $25,750 into an engineering reserve fund for maintenance, repair and/or remedial work recommended by the engineering firm delivered to the lender in connection with the origination of the 615 Chestnut Street Mortgage Loan.

(2) The borrowers are required to make monthly deposits into a tax and insurance reserve fund in an amount equal to one-twelfth of the taxes and one-twelfth of the insurance premiums that the lender estimates will be payable during the ensuing 12 months.

(3) The borrowers are required to make monthly deposits into a replacement reserve fund in an amount equal to $6,399 to fund ongoing repairs and replacements.

(4) The borrowers are required to make monthly deposits into a TI/LC reserve fund in an amount equal to $39,101 to fund tenant improvement and leasing commission costs.

(5) The borrowers are required, during a Cash Trap Period, to deposit into a cash trap reserve all remaining cash flow from the 615 Chestnut Street Property after application of gross revenues to amounts required to be paid to debt service and all other reserves on the 615 Chestnut Street Mortgage Loan and operating expenses pursuant to an operating budget approved by the lender. Amounts deposited by the borrowers into the cash trap reserve are available to pay for expenditures incurred by the borrowers in reletting the space demised to the U.S. Government and occupied by the U.S. Attorney General, so long as the lender has approved the proposed tenant and the proposed lease and budgeted expenditures for the lease. A "Cash Trap Period" (i) commences on December 1, 2006, unless the borrowers have delivered evidence satisfactory to the lender that the termination option afforded the U.S. Attorney General has been irrevocably and unconditionally waived by such tenant and (ii) continues until all of such U.S. Attorney General space has been relet pursuant to leases approved the lender.

(6)  Occupancy at U/W is based on the June 1, 2004 rent roll.

     The Loan. The ninth largest loan was originated on July 1, 2004. The 615 Chestnut Street Mortgage Loan is secured by a first priority encumbering the fee interest in one (1) office building and related parking garage in Philadelphia, Pennsylvania.

     The Borrower. The borrowers under the 615 Chestnut Street Mortgage Loan are Seventh & Chestnut Associates, which is the fee owner of the 615 Chestnut Street Property ("Fee Owner") and 615 Chestnut Master Lease LP, which is the ground lessee of the 615 Chestnut Street Property ("Ground Lessee"). Each of the borrowers mortgaged its respective interest in the 615 Chestnut Street Property as security for the 615 Chestnut Street Mortgage Loan. Each of the borrowers is a single-purpose bankruptcy remote limited partnership organized under the laws of the Commonwealth of Pennsylvania. The general partner of the Fee Owner is SCASP, Inc., which is a Delaware corporation, and the general partners of the Ground Lessee are WITWOL Lease SPE Inc., a Pennsylvania corporation, 7CWOL Inc., a Pennsylvania corporation, and Nijkerk Chestnut, Inc., a Delaware corporation. All of the general partners are single purpose entities and each has a different independent director. Each of the Borrowers and all of the general partners, except Nijkerk Chestnut, Inc., are controlled by Norman Wolgin, who has been involved in the development and/or management of and/or the investment in more than 1,900 residential units and 3.6 million square feet of commercial space.

     The 615 Chestnut Property. The 615 Chestnut Street Property is an office building and related parking garage located at 615 Chestnut Street, Philadelphia, Pennsylvania.

     Property Management. The 615 Chestnut Street Property is managed by Waverly Management Business Trust, an affiliate of the borrowers. Waverly Management Business Trust has more than twenty (20) years of leasing and management experience. The property management agreement provides for a management fee of a maximum of 2.5% of gross revenues, which is subordinated to the 615 Chestnut Street Mortgage Loan. If (i) an event of default occurs and is continuing under the 615 Chestnut Street Mortgage Loan, (ii) at the Anticipated Repayment Date, the 615 Chestnut Street Mortgage Loan is not repaid in full, (iii) the manager shall become bankrupt or insolvent or (iv) a material default occurs under the management agreement beyond any applicable grace and cure periods, the borrowers are obligated to, if requested by the lender, or the lender may, terminate the management agreement and replace the manager with a manager approved by the lender on terms and conditions satisfactory to the lender and, in any such event of termination of the management agreement, the lender may retain, or direct the borrowers to retain, a new property manager pursuant to a property management agreement approved by the lender. Any such successor property manager must be a reputable and experienced management company possessing experience in the management of properties similar in site, scope, use and value as the 615 Chestnut Street Property, and must be reasonably acceptable to the lender.

     Cash Management. The borrowers under the 615 Chestnut Street Mortgage Loan must cause the tenants at the 615 Chestnut Street Property to deposit their rental payments into a lockbox account held at a lockbox bank and under the control of the lender, and the lockbox bank is to transfer funds daily to a cash management account held by the lender. The lender is to retain funds therein sufficient to cover all required payments under the 615 Chestnut Street Mortgage Loan and any remaining funds are disbursed to the borrowers. Notwithstanding the preceding statement, at any time (i) during a Cash Trap Period, (ii) following the occurrence of an event of default or (iii) on or after the anticipated repayment date for the 615 Chestnut Street Mortgage Loan, any such remaining funds are disbursed pursuant to an annual budget approved by the lender to pay for operating expenses of the 615 Chestnut Street Property, and any funds remaining after such disbursement for approved operating expenses are either, during a Cash Trap Period, deposited into the Excess Cash Flow Reserve for further application to expenses of reletting the 615 Chestnut Street Property as described above or, after the occurrence of an event of default or the anticipated repayment date for the 615 Chestnut Street Mortgage Loan, applied to reduce the amounts due and owing under the 615 Chestnut Street Mortgage Loan.

     Affiliated Subordinated Mortgage Loan. 615 Chestnut Debt LP, an affiliate of the borrowers (the "Affiliated Debt Holder"), is the holder of a subordinated mortgage loan (with a principal balance as of the Cut-off Date of $27,851,833), secured by the fee interests (but not the leasehold interests) in the 615 Chestnut Street Property (the "Subordinated Affiliate Loan"). The Subordinated Affiliate Loan was collaterally assigned by the Affiliated Debt Holder to the lender as additional security for the 615 Chestnut Street Mortgage Loan and is subject to an intercreditor, subordination and standstill agreement in favor of the lender. The Subordinated Affiliate Loan is payable only (i) so long as no event of default under the 615 Chestnut Street Mortgage Loan shall have occurred and be continuing (or would occur as a result of or after giving effect to any such payment) and (ii) to the extent of available excess cash flow (but not during any period during which the lender is entitled to retain or hold excess cash flow under the 615 Chestnut Street Mortgage Loan). The Affiliated Debt Holder is prevented from further assigning or transferring the Subordinated Affiliated Loan, and from taking any enforcement action under the Subordinated Affiliated Loan, unless it has first obtained the lender's prior written consent thereto.

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                                 VILLAGE DEL AMO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $36,300,000

CUT-OFF DATE PRINCIPAL BALANCE:        $36,300,000
FIRST PAYMENT DATE:                    June 11, 2004
MORTGAGE INTEREST RATE:                5.280% per annum
AMORTIZATION TERM:                     Interest-only for 24 months; 336 month
                                       amortization term thereafter
ANTICIPATED REPAYMENT DATE:            N/A
MATURITY DATE:                         May 11, 2014
MATURITY/ARD BALANCE:                  $30,919,718
BORROWER:                              Del Amo Associates, LLC
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is four (4) months prior to the
                                       maturity date.
LOAN PER SQUARE FOOT:                  $202
UP-FRONT RESERVES:                     Crown Books Reserve (1)
ONGOING RESERVES:                      Tax and Insurance Reserve (2)
                                       Replacement Reserve (3)
                                       TI/LC Reserve (4)
                                       Debt Service Reserve (5)
LOCKBOX:                               Hard
MEZZANINE:                             Yes(6)

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--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:               Single Asset
PROPERTY TYPE:                         Retail
PROPERTY SUB-TYPE:                     Anchored
LOCATION:                              Torrance, California
YEAR BUILT/RENOVATED:                  1980/1990
SQUARE FEET:                           179,368
OCCUPANCY AT U/W (7):                  97%
OWNERSHIP INTEREST:                    Fee
                             % OF                    OPERATING COVENANTS/
MAJOR TENANTS:               NRSF      NRSF            LEASE EXPIRATION
--------------               ----      ----            ----------------
Sports Chalet                 21.6%    38,703          January 31, 2014
John Miller et al. (1):       10.0%    17,857             May 6, 2016
Marie Callender's              6.9%    12,312           August 31, 2005
PROPERTY MANAGEMENT:                   Parkstone Management Services
U/W NCF:                               $3,249,188
U/W DSCR:                              1.31x
APPRAISED VALUE:                       $46,250,000
APPRAISAL DATE:                        February 9, 2004
CUT-OFF DATE LTV RATIO:                78.5%
MATURITY/ARD LTV RATIO:                66.9%

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(1) The borrower has deposited a letter of credit in the amount of $600,000 into a reserve fund relating to certain space at the property currently operated by A&S Booksellers under the name Crown Books. The borrower is entitled to a release of the letter of credit upon the satisfaction of certain conditions, including (a) the execution of a new lease with one or more third-party replacement tenants acceptable to the lender, (b) the replacement tenants having taken occupancy and opened for business to the public, (c) the replacement tenants having commenced paying rent, (d) the replacement tenants having delivered an estoppel acceptable to the lender and (e) the borrower not being in default. Currently, the borrower's owners (John Miller, Lindsay Parton, Eric Sahn, Dieter Mees and John Cappetta) lease the space pursuant to a master lease with the borrower for $18.00 per square foot through May 6, 2016. A&S Booksellers currently sub-leases this space on a month-to-month basis for $5,000 a month in base rent.

(2) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. The taxes paid directly by Wells Fargo Bank, Union Bank, Benihana, El Torito Grill and Marie Callender's may be excluded from the required monthly deposits so long as these tenants maintain a credit rating of at least BBB+ by S&P and the borrower provides evidence of payment at least thirty (30) days prior to delinquency.

(3) The borrower is required to make monthly deposits into a replacement reserve fund in an amount equal to $2,242 to fund ongoing capital repairs and replacements.

(4) If various tenants fail to provide notice of their renewal of their leases on or before the respective "deposit payment date" defined in the loan documents, the borrower will commence making monthly deposits into the TI/LC reserve for such tenant spaces, in the amounts and commencing on the dates detailed in the loan documents, and such deposits will cease once the applicable deposit cap is obtained. The deposits are to be used for the payment of tenant improvements and leasing commissions related to such spaces.

(5) If at any time the debt service coverage ratio on the Village Del Amo Mortgage Loan falls below 1.10x calculated on a monthly basis and based on the trailing twelve (12) months of net operating income and debt service, the borrower will be required to make monthly deposits into the debt service reserve fund in which all excess cash flow (after the payment of debt service on the mortgage loan and on the mezzanine loan, reserves and operating expenses) will be deposited. Such amounts will be held on deposit in the debt service reserve fund until the Village Del Amo Property achieves a debt service coverage ratio of at least 1.20x for six (6) consecutive months.

(6)  See "--Other Financing" below.

(7)  Occupancy at U/W is based on the August 1, 2004 rent roll.

     The Loan. The tenth largest loan was originated on May 6, 2004. The Village Del Amo Mortgage Loan is secured by (among other things) a first priority mortgage encumbering the fee interest in a retail property in Torrance, California.

     The Borrower. The borrower under the Village Del Amo Mortgage Loan is Del Amo Associates, LLC, a Delaware limited liability company. The sponsors, Lindsay Parton, D. John Miller, Dieter Mees, Eric H. Sahn and John Cappetta, have extensive real estate experience and are owners of various commercial properties.

     The Del Amo Property. The Village Del Amo Property is a retail property located in Torrance, CA. The Village Del Amo Property was originally built in 1980 and was renovated in 1990. The Village Del Amo Property contains approximately 179,368 rentable square feet. Anchor tenants include Sports Chalet, Crown Books, Marie Callender's, Elephant Bar and Benihana.

     Property Management. The Village Del Amo Property is managed by Parkstone Management Services, which is not an affiliate of the borrower. Additionally, DJM Investment Corp., an affiliate of the borrower, supervises Parkstone Management Services in all financial management obligations. The management agreement generally provides for total management fees of 3.0% of revenues, which fees are subordinated to the Village Del Amo Mortgage Loan. The management of the Village Del Amo Property will be performed by either Parkstone Management Services, DJM Investment Corp., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Village Del Amo Property, provided that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Village Del Amo Mortgage Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Village Del Amo Mortgage Loan. Parkstone Management Services manages 32 properties throughout California, Nevada and Utah, with a total area of approximately 4.5 million square feet. Parkstone Management Services is headquartered in Westlake Village, California.

     Cash Management. The borrower must cause all tenants to deposit all rents directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Village Del Amo Mortgage Loan will be made. The borrower will have access to funds on deposit in that account after all required payments under the Village Del Amo Mortgage Loan and all required payments on the mezzanine loan obligations of the sole member of the borrower (see "--Other Financing" below) are made, unless and until an event of default occurs or the borrower fails to maintain a debt service coverage ratio of at least 1.10x.

     Other Financing. The sole member of the borrower, DA Borrower, LLC, is the borrower under a mezzanine loan in the initial principal amount of $4,850,000, made by GRE Hanover Funding LLC, a Massachusetts limited liability company, which is secured by such member's membership interest in the borrower. The outstanding indebtedness of the mezzanine loan may accrue to up to $5,450,000, except that for any amount that would cause the indebtedness under the mezzanine loan to exceed $5,067,500, the borrower must provide evidence of utilizing excess cash flow to make a dollar-for-dollar investment to the value of the Village Del Amo Property in the form of capital improvements or the payment of leasing commissions or tenant improvements required to be paid by the borrower, as landlord, pursuant to a future lease for which the borrower does not otherwise receive a reimbursement from the replacement reserve or the TI/LC reserve. If the indebtedness outstanding under the mezzanine loan exceeds the maximum amount permitted under the mortgage loan document as described above, the borrower is required to establish (i) a rebalance reserve fund, into which excess cash flow (after all required payments under the Village Del Amo Mortgage Loan and all required payments on the mezzanine loan) will be deposited until the amount on deposit in the reserve is equal to the amount by which the indebtedness outstanding under the mezzanine loan exceeds such maximum permitted amount, and (ii) an interest accrual reserve fund, into which the borrower will be required to make deposits in an amount equal to the interest that would accrue on such maximum permitted amount, to the extent that such interest is not required to be paid currently to the holder of the mezzanine loan. The holder of the Village Del Amo Mortgage Loan is entitled to use amounts on deposit in those reserve funds to make payments to the holder of the mezzanine loan on behalf of the borrower.

     The mezzanine loan is subject to an intercreditor agreement entered into between the lender and the mezzanine lender. See "--Additional Loan and Property Information--Mezzanine Debt" above in this prospectus supplement.

THE MORTGAGE LOAN SELLERS

     General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     o Column--152 mortgage loans, representing 86.5% of the initial mortgage pool balance, of which ninety-five (95) mortgage loans are in loan group no. 1, representing 87.3% of the initial loan group no. 1 balance, and fifty-seven (57) mortgage loans are in loan group no. 2, representing 83.3% of the initial loan group no. 2 balance; and

     o PNC Bank, National Association--22 mortgage loans, representing 13.5% of the initial mortgage pool balance, of which thirteen (13) mortgage loans are in loan group no. 1, representing 12.7% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 16.7% of the initial loan group no. 2 balance.

     Each of the underlying mortgage loans was originated--

     o by the related mortgage loan seller from whom we are acquiring the mortgage loan,

     o    by an affiliate of the related mortgage loan seller,

     o by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program, or

     o in the case of the Mizner Park Mortgage Loan, which represents 3.2% of the initial mortgage pool balance, which Column will acquire from KeyBank shortly before the date of initial issuance of the offered certificates, by KeyBank.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

     Column Financial, Inc. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated more than 6,100 commercial and multifamily rental mortgage loans totaling more than $54 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

     PNC Bank, National Association and Affiliates. PNC Bank is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC Financial"), and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31, 2003, PNC Bank had total consolidated assets representing approximately 90.97% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets, Inc., one of the underwriters. Midland Loan Services, Inc., the master servicer, is a wholly owned subsidiary of PNC Bank.

     The Mizner Park Mortgage Loan. Column will acquire the Mizner Park Mortgage Loan, which represents 3.2% of the initial mortgage pool balance, from KeyBank National Association shortly before the date of initial issuance of the offered certificates. Column is identified in this prospectus supplement as the mortgage loan seller with respect to that mortgage loan. However, in connection with its sale of that mortgage loan, KeyBank will agree to be responsible for the delivery of various loan documents, and the making of various representations and warranties, to the trustee for the benefit of the series 2004-C3 certificateholders with respect to that mortgage loan. Accordingly, some of the obligations attributable in this prospectus supplement to the related mortgage loan seller will, in the case of the Mizner Park Mortgage Loan, instead be obligations of KeyBank. KeyBank is a national banking association that is a wholly owned subsidiary of KeyCorp and is the parent of KRECM, which will serve as the primary servicer of the Mizner Park Total Loan. As of March 31, 2004, KeyBank had total assets of approximately $73.93 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $68.78 billion and approximately $5.15 billion in stockholder's equity.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     o    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     o an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     o an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     o copies of the letters of credit, if any, and amendments thereto which entitle the trust fund to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the master servicer;

     o copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma or specimen title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     o in those cases where applicable, the original or a copy of the related ground lease.

     Notwithstanding the foregoing, in the case of the Mizner Park Mortgage Loan, KeyBank rather than Column as mortgage loan seller will be responsible for delivery of the above loan documents, among others, to the trustee.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2004-C3 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the value of, or the interests of any class of series 2004-C3 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a material document defect as to which the series 2004-C3 certificateholders will have the rights against the applicable mortgage loan seller -- or, in the case of the Mizner Park Mortgage Loan, against KeyBank -- described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

     1. the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is complete and accurate in all material respects as of the relevant date;

     2. such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests, except for certain interests in servicing rights (including those being assigned pursuant to the pooling and servicing agreement);

     3. no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent since origination;

     4. the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property;

     5. the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

     6. the related assignment of leases and rents creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases (subject to the Permitted Encumbrances and except as enforcement may be limited to certain creditors' rights exceptions);

     7. the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except by an instrument included in the mortgage file, and the related mortgaged real property has not been released, in whole or in material part, from the lien of the related mortgage instrument in any manner that materially interferes with the security intended to be provided by that mortgage instrument;

     8. except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, as of the later of the date of origination of the mortgage loan or the most recent inspection of the related mortgaged real property by such mortgage loan seller, as applicable, and to the knowledge of such mortgage loan seller, the related mortgaged real property is free of any material damage that would affect materially and adversely the use or value of such mortgaged real property as security for the mortgage loan (normal wear and tear excepted).

     9. to the mortgage loan seller's knowledge, there is no proceeding pending for the total or partial condemnation of any mortgaged real property that would have a material adverse effect on the use or value of the related mortgaged real property;

     10. the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" pro forma policy, specimen policy or title insurance commitment or the equivalent thereof (for which the required premium has been paid), which in any case evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein and the other Permitted Encumbrances;

     11. the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances thereunder;

     12. an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in the report of such assessment; provided, however, as previously described in this prospectus supplement, for certain mortgage loans the environmental site assessment was limited or an environmental insurance policy was obtained in lieu of an environmental site assessment;

     13. each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

     14. the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

     15. there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

     16. the related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     17. except as described in this prospectus supplement with respect to the One Park Avenue Mortgage Loan, the Mizner Park Mortgage Loan and the CBA A/B Loan Pairs (and except to the extent described herein with respect to the underlying mortgage loan secured by Creekside Plaza Building C), the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund;

     18. except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

     19. to such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event - other than payments due but not yet delinquent - which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of the subject matter covered by any other representation and warranty made by such seller.

     Notwithstanding the foregoing, in the case of the Mizner Park Mortgage Loan, KeyBank will make the foregoing representations and warranties instead of Column as mortgage loan seller.

     The representations and warranties made by each mortgage loan seller (or, in the case of the Mizner Park Mortgage Loan, by KeyBank) as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement.

     If--

     o there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller (or, in the case of the Mizner Park Mortgage Loan, by KeyBank), and

     o that breach materially and adversely affects the value of, or the interests of any class of series 2004-C3 certificateholders in, the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the series 2004-C3 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller (or, in the case of the Mizner Park Mortgage Loan, KeyBank) has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2004-C3 certificates therein, then that mortgage loan seller (or, in the case of the Mizner Park Mortgage Loan, KeyBank) will be required to take one of the following courses of action:

     o    cure such breach or defect in all material respects; or

     o repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and any applicable unpaid primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the pooling and servicing agreement), plus

          4. all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

     o replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided, that in no event may a substitution occur later than the second anniversary of the date of initial issuance of the offered certificates; or

     o    for certain breaches, reimburse the trust fund for certain costs.

     The time period within which the applicable mortgage loan seller (or, in the case of the Mizner Park Mortgage Loan, KeyBank) must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days or less following the earlier of its discovery and its receipt of notice of the subject material breach or material document defect. However, if the applicable mortgage loan seller (or, in the case of the Mizner Park Mortgage Loan, KeyBank) is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

     In addition to the foregoing, if--

     o any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

     o    such underlying mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the applicable mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the applicable mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

         (i) the debt service coverage ratio for any related crossed loans that remain in the trust fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,

         (ii) the loan-to-value ratio for any related crossed loans that remain in the trust fund (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the party obligated to effect the repurchase or the substitution) is not greater than the least of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the party responsible for effecting the repurchase or substitution), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75.0%, and

         (iii) the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the trust fund or its assets, income or gain or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2004-C3 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the party responsible for completing the repurchase or substitution may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the party responsible for completing the repurchase or substitution repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, we and each mortgage loan seller have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or replaced crossed loan and (b) any related crossed loans that remain in the trust would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects will be conclusively presumed to affect materially and adversely the interests of a class of series 2004-C3 certificateholders in an underlying mortgage loan:

     o the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     o the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, together with a certificate stating that the original mortgage was sent for recordation, or (c) a copy of the mortgage and the related recording information;

     o the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company) relating to the subject mortgage loan;

     o the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment, (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation, or (c) a copy of the intervening assignment and the related recording information;

     o the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by providing a substitute letter of credit or a cash reserve;

     o    the absence from the mortgage file of any required ground lease; or

     o in the case of a loan secured by a hospitality property, the absence from the mortgage file of any required franchise agreement or franchise comfort letter.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the trust fund will constitute the sole remedy available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller (or, in the case of the Mizner Park Mortgage Loan, KeyBank) of its representations or warranties regarding the underlying mortgage loans.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller (or, in the case of the Mizner Park Mortgage Loan, KeyBank) to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller (or, in the case of the Mizner Park Mortgage Loan, KeyBank) has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in August 2004. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2004-C3 certificates will be issued, on or about August   ,
2004, under a pooling and servicing agreement to be dated as of August 1, 2004, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     o    the underlying mortgage loans;

     o any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in August 2004, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under each of the mortgage loan purchase agreements;

     o any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans; and

     o those funds or assets as from time to time are deposited in the collection account described under "The Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2004-C3 certificates will include the following classes:

     o the A-1, A-2, A-3, A-4, A-5, B, C and D classes, which are the classes of series 2004-C3 certificates that are offered by this prospectus supplement; and

     o the A-1-A, A-X, A-SP, E, F, G, H, J, K, L, M, N, O, P, R and V classes, which are the classes of series 2004-C3 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, A-5, A-1-A, B, C, D, E, F, G, H, J, K, L, M,
N, O and P certificates are the series 2004-C3 certificates that will have principal balances. The series 2004-C3 certificates with principal balances constitute the series 2004-C3 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-X, A-SP, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X and A-SP certificates are sometimes referred to in this prospectus supplement as the series 2004-C3 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of
determination, equal to the then total principal balance of the class   ,   ,  ,
  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,   and    certificates.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) during the period from the date of initial issuance of the series 2004-C3 certificates through and including the distribution date
               in    , the sum of (a) the lesser of $    and the total principal
               balance of the class certificates outstanding from time to time,
               (b) the lesser of $    and the total principal balance of the
               class certificates outstanding from time to time, and (c) the
               total principal balance of the class    ,    ,    ,    and
               certificates outstanding from time to time;

          (2)  during the period following the distribution date in    through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $    and the total principal balance of the class certificates
               outstanding from time to time, and (c) the total principal
               balance of the class    ,    ,    and    certificates
               outstanding from time to time;

          (3)  during the period following the distribution date in    through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $    and the total principal balance of the class    certificates
               outstanding from time to time, and (c) the total principal
               balance of the class    ,    and    certificates outstanding
               from time to time;

          (4)  during the period following the distribution date in    through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $    and the total principal balance of the class
               certificates outstanding from time to time, and (c) the total
               principal balance of the class    ,    and    certificates
               outstanding from time to time;

          (5)  during the period following the distribution date in    through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $    and the total principal balance of the class
               certificates outstanding from time to time, and (c) the total
               principal balance of the class   certificates outstanding from
               time to time;

          (6)  during the period following the distribution date in    through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $    and the total principal balance of the class certificates
               outstanding from time to time, and (c) the total principal
               balance of the class    certificates outstanding from time to
               time;

          (7)  during the period following the distribution date in    through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $    and the total principal balance of the class certificates
               outstanding from time to time, and (c) the total principal balance of the class certificates outstanding from time to time;

          (8)  following the distribution date in     , $0.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream, Luxembourg. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     o credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     o those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit E hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor the master servicer, the certificate registrar, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.


DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2004-C3 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account, provided that the trustee may be so obligated if it fails to comply with certain requirements set forth in the pooling and servicing agreement.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o All payments and other collections on the mortgage loans and any REO Properties in the trust fund on deposit in the collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the collection account to any person other than the series 2004-C3 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;

          4.   net investment income on the funds in the collection account;

          5.   amounts deposited in the collection account in error; and

          6.   any amounts payable to the holder of a Junior Loan.

     o Any advances of delinquent monthly debt service payments made with respect to that distribution date.

     o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     o to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); provided that the trustee or the master servicer may choose in its sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool;

     o to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

     o    to pay for the cost of recording the pooling and servicing agreement;

     o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     o with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

     o to pay itself interest and other investment income earned on funds held in the distribution account;

     o to pay any U.S. federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

     o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2004-C3 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     o the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-SP, A-1, A-2, A-3, A-4, A-5, A-1-A, B, C, D, E, F, G and/or H certificates, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     o the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2004-C3 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account (which may be a sub-account of the distribution account) in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account, provided that the trustee may be so obligated if it fails to comply with certain requirements set forth in the pooling and servicing agreement.

DISTRIBUTIONS

     General. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2004-C3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2004-C3 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2004-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Interest Distributions. All of the classes of the series 2004-C3 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2004-C3 certificates, that interest will accrue during each interest accrual period based upon:

     o the pass-through rate with respect to that class for that interest accrual period;

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     However, no interest will accrue with respect to the class A-SP
certificates following the    interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2004-C3 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

     o the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2004-C3 certificates.

     If the holders of any interest-bearing class of the series 2004-C3 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2004-C3 certificates will equal the product of:

     o the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2004-C3 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2004-C3 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2004-C3 certificates for the initial interest accrual period is shown in the table on page S-5. However, the initial
pass-through rates shown in the table on page S-5 with respect to the class   ,
   and    certificates are each approximate.

     The pass-through rates applicable to the class    ,    and    certificates
for each interest accrual period will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown on page S-5.

     The pass-through rates applicable to the class    ,    and for each
interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rates applicable to the class    ,    ,    ,    ,    ,
   ,    ,    ,    and   certificates for each interest accrual period will, in
the case of each of those classes, equal the lesser of--

     o the pass-through rate applicable to the particular class of series 2004-C3 certificates for the initial interest accrual period shown on
          page S-5 (or, solely in the case of the class    certificates,    %
          per annum), and

     o the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2004-C3 principal balance certificates. If the entire total principal balance of any class of series 2004-C3 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2004-C3 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2004-C3 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any
interest accrual period, through and including the   interest accrual period, on
any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     o the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

     o the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C3 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the    interest accrual period, the class A-SP certificates will
cease to accrue interest. In connection therewith, the class A-SP certificates
will have 0% pass-through rate for the    interest accrual period and for each
interest accrual period thereafter.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C3 principal balance certificates. In general, the total principal balance of each class of series 2004-C3 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2004-C3 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     o if such particular component consists of the entire total principal balance of any class of series 2004-C3 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     o if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C3 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     o if such particular component consists of the entire total principal balance of any class of series 2004-C3 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C3 principal balance certificates; and

     o if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C3 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C3 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the interest accrual period, the total principal balance of each class of series 2004-C3 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C3 principal balance certificates whose principal balance makes up such component.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Principal Distributions. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2004-C3 principal balance certificates on each distribution date will equal the Total Principal Distribution Amount for that distribution date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-4, A-5 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     o in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     o in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet);

     o in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     o in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

     o in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets); and

     o in the case of the class A-5 certificates, an amount (not to exceed the total principal balance of the class A-5 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1, A-2, A-3 and/or A-4 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-3, A-4 and A-5 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-3, A-4 and A-5 certificates to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-3, A-4, A-5 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3, A-4, A-5 and/or A-1-A classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     While the class A-1, A-2, A-3, A-4, A-5 and A-1-A certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2004-C3 principal balance certificates.

     Following the retirement of the class A-1, A-2, A-3, A-4, A-5 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2004-C3 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Distribution Amount that remains unallocated, and

     o the total principal balance of the subject class immediately prior to that distribution date.

              ORDER OF ALLOCATION                   CLASS
              -------------------                   -----
                      1st                             B
                      2nd                             C
                      3rd                             D
                      4th                             E
                      5th                             F
                      6th                             G
                      7th                             H
                      8th                             J
                      9th                             K
                     10th                             L
                     11th                             M
                     12th                             N
                     13th                             O
                     14th                             P

     In no event will the holders of any class of series 2004-C3 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2004-C3 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

     If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2004-C3 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2004-C3 certificates.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the trust fund remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2004-C3 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

     In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding two paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2004-C3 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2004-C3 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2004-C3 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Distributions. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

     ORDER OF              RECIPIENT
   DISTRIBUTION        CLASS OR CLASSES       TYPE AND AMOUNT OF DISTRIBUTION
   ------------        ----------------       -------------------------------

        1st             A-1, A-2, A-3,      From the portion of the Available
                         A-4 and A-5*       P&I Funds attributable to the
                                            underlying mortgage loans in loan
                                            group no. 1, interest up to the
                                            total interest distributable on
                                            those classes, pro rata based on the
                                            respective interest entitlements of
                                            those classes

                            A-1-A* From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                         A-X and A-SP*      From the entire Available P&I Funds,
                                            interest up to the total interest
                                            distributable on those classes, pro
                                            rata based on the respective
                                            interest entitlements of those
                                            classes, without regard to loan
                                            groups

        2nd             A-1, A-2, A-3,      Principal up to the portion of the
                        A-4 and A-5**       Total Principal Distribution Amount
                                            that is attributable to loan group
                                            no. 1 (and, if the class A-1-A
                                            certificates are retired, any
                                            portion of the Total Principal
                                            Distribution Amount that is
                                            attributable to loan group no. 2),
                                            to class A-1, A-2, A-3, A-4 and A-5,
                                            in that order, in each case until
                                            the total principal balance of that
                                            class has been reduced to zero;

                            A-1-A** Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-5 certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero;

        3rd              A-1, A-2, A-3,     Reimbursement up to the loss
                       A-4, A-5 and A-1-A   reimbursement amounts for those
                                            classes, pro rata based on the
                                            respective loss reimbursement
                                            amounts for those classes
--------------------------------------------------------------------------------

* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-4, A-5, A-1-A, A-X and A-SP classes, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

** In general, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-3 certificates is reduced to zero; and no payments of principal will be made in respect of the class A-5 certificates until the total principal balance of the class A-4 certificates is reduced to zero. In addition, for purposes of receiving distributions of principal from the portion of the Total Principal Distribution Amount attributable to loan group no. 1, the holders of the class A-1, A-2, A-3, A-4 and A-5 certificates will have a prior right, relative to the holders of the class A-1-A certificates, to any such funds; and, for purposes of receiving distributions of principal from the portion of the Total Principal Distribution Amount attributable to loan group no. 2, the holders of the class A-1-A certificates will have a prior right, relative to the holders of the class A-1, A-2, A-3, A-4 and A-5 certificates, to any such funds. On and after the Senior Principal Distribution Cross-Over Date and, in any event on the final distribution date, principal distributions on the A-1, A-2, A-3, A-4, A-5 and A-1-A classes will be made on a pro rata basis in accordance with outstanding balances.

     ORDER OF              RECIPIENT
   DISTRIBUTION        CLASS OR CLASSES                TYPE AND AMOUNT OF DISTRIBUTION
   ------------        ----------------                -------------------------------
        4th                    B            Interest up to the total principal distributable on that class

        5th                    B            Principal up to the total principal distributable on that class

        6th                    B            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
        7th                    C            Interest up to the total interest distributable on that class

        8th                    C            Principal up to the total principal distributable on that class

        9th                    C            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       10th                    D            Interest up to the total interest distributable on that class

       11th                    D            Principal up to the total principal distributable on that class

       12th                    D            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       13th                    E            Interest up to the total interest distributable on that class

       14th                    E            Principal up to the total principal distributable on that class

       15th                    E            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       16th                    F            Interest up to the total interest distributable on that class

       17th                    F            Principal up to the total principal distributable on that class

       18th                    F            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       19th                    G            Interest up to the total interest distributable on that class

       20th                    G            Principal up to the total principal distributable on that class

       21st                    G            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       22nd                    H            Interest up to the total interest distributable on that class

       23rd                    H            Principal up to the total principal distributable on that class

       24th                    H            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       25th                    J            Interest up to the total interest distributable on that class

       26th                    J            Principal up to the total principal distributable on that class

       27th                    J            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------

     ORDER OF              RECIPIENT
   DISTRIBUTION        CLASS OR CLASSES                TYPE AND AMOUNT OF DISTRIBUTION
   ------------        ----------------                -------------------------------
       28th                    K            Interest up to the total interest distributable on that class

       29th                    K            Principal up to the total principal distributable on that class

       30th                    K            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       31st                    L            Interest up to the total interest distributable on that class

       32nd                    L            Principal up to the total principal distributable on that class

       33rd                    L            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       34th                    M            Interest up to the total interest distributable on that class

       35th                    M            Principal up to the total principal distributable on that class

       36th                    M            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       37th                    N            Interest up to the total interest distributable on that class

       38th                    N            Principal up to the total principal distributable on that class

       39th                    N            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       40th                    O            Interest up to the total interest distributable on that class

       41st                    O            Principal up to the total principal distributable on that class

       42nd                    O            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       43rd                    P            Interest up to the total interest distributable on that class

       44th                    P            Principal up to the total principal distributable on that class

       45th                    P            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
       46th                    R            Any remaining portion of the Available P&I Funds

     Distributions of Static Prepayment Premiums and Yield Maintenance Charges. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     o the holders of any class A-1, A-2, A-3, A-4, A-5, A-1-A, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2004-C3 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2004-C3 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     o any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows

          1.   for each of the first    distribution dates, if the class A-SP
               certificates are then outstanding,    % of such amount to the
               holders of the class A-SP certificates and    % of such amount to
               the holders of the class A-X certificates; and

          2.   otherwise, entirely to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

     o the holders of any class A-1, A-2, A-3, A-4, A-5, A-1-A, B, C, D, E, F, G and H Certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1. the amount of the subject Static Prepayment Premium, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2004-C3 principal balance certificates for the related interest accrual period, over the relevant discount rate (assumed to be converted to a monthly equivalent rate), and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2004-C3 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     o any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullets will be distributable to the holders of the class A-X certificates.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2004-C3 certificates.

     As described under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges and Static Prepayment Premiums. In such cases, the formulas described above for allocating any Yield Maintenance Charges and Static Prepayment Premiums to any particular class of series 2004-C3 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

         Neither we nor any of the underwriters makes any representation as to--

     o the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     o    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     In no event will the holders of the offered certificates receive any Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2004-C3 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2004-C3 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C3 principal balance certificates. If this occurs following the distributions made to the 2004-C3 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2004-C3 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2004-C3 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances", other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                ORDER OF ALLOCATION                   CLASS
                -------------------                   -----
                        1st                             P
                        2nd                             O
                        3rd                             N
                        4th                             M
                        5th                             L
                        6th                             K
                        7th                             J
                        8th                             H
                        9th                             G
                       10th                             F
                       11th                             E
                       12th                             D
                       13th                             C
                       14th                             B
                       15th                    A-1, A-2, A-3, A-4,
                                                  A-5 and A-1-A*
     --------------------
     * Pro rata based on the respective total principal balances of the subject classes.

     The above-described reductions in the total principal balances of the respective classes of the series 2004-C3 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2004-C3 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, over

     o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

     o any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

     o any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

          2. any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

          3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus; and

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller (or, in the case of Mizner Park Mortgage Loan, KeyBank).

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, applicable primary servicing fees (if any) and work-out fees, that--

     o were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans, and

     o were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     Notwithstanding the foregoing, any reduction in advances with respect to the One Park Avenue Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire One Park Avenue Total Loan that is allocable to the One Park Avenue Mortgage Loan. The special servicer will calculate any Appraisal Reduction Amount with respect to the One Park Avenue Total Loan in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage loan and will then allocate that appraisal reduction amount, first, to the three (3) One Park Avenue Junior Loans, sequentially in reverse order of their payment priorities, in each case up to the unpaid principal balance of the subject One Park Avenue Junior Loan, and then, to the One Park Avenue Mortgage Loan.

     Notwithstanding the foregoing, any reduction in advances with respect to the Mizner Park Mortgage Loan in accordance with the second preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire Mizner Park Total Loan that is allocable to the Mizner Park Mortgage Loan. The special servicer will calculate any Appraisal Reduction Amount with respect to the Mizner Park Total Loan in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage loan and will then allocate that appraisal reduction amount, first, to the Mizner Park Junior Loan, up to the unpaid principal balance of the Mizner Park Junior Loan, and then, to the Mizner Park Mortgage Loan.

     Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a Junior Loan. The holder of a Junior Loan is not required to make any monthly debt service advance with respect to the related underlying mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the collection account that are not required to be paid on the series 2004-C3 certificates on the related distribution date.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the sixth succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement. In making any recoverability determination, the master servicer, the special servicer or the trustee, as applicable, will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgage real property in its "as is" or then current condition and occupancy, as modified by that party's assumptions regarding the possibility and effects of future adverse change with respect to that mortgaged real property, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any of those persons may update or change its recoverability determination (but not reverse any other person's; determination that an advance is non-recoverable) at any time and may obtain at the expense of the trust fund any analaysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the certificateholders, the master servicer, the special servicer and the trustee. The trustee may conclusively rely on the determination of the master servicer and special servicer regarding the recoverability of any monthly debt service advance, and the master servicer may conclusively rely on the determination of the special servicer regarding the recoverability of any monthly debt service advance.

     Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described above will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2004-C3 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. In general, such a reimbursement deferral will only be permitted under the pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. At any time after such a determination to obtain reimbursement over time in accordance with the second preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2004-C3 certificateholders to the detriment of other classes of 2004-C3 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2004-C3 certificateholders.

     In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2004-C3 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Notwithstanding the provisions described in the foregoing paragraphs, to the extent that the trustee or the master servicer is otherwise entitled to obtain immediate reimbursement for any Nonrecoverable P&I Advance at any time as described in those paragraphs and the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, the trustee or the master servicer must provide not less than 15 days' prior notice of the reimbursement to Moody's and Fitch (except in certain circumstances set forth in the pooling and servicing agreement).

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

     A monthly debt service payment will be assumed to be due with respect to:

     o each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2004-C3 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2004-C3 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     The master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in November 2004.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2004-C3 certificateholders only those persons in whose names the series 2004-C3 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs". For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     Other Information. The pooling and servicing agreement will obligate the trustee (or, with respect to the items described in the fifth, sixth and seventh bullets below, the master servicer or the special servicer) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2004-C3 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee (or, for any of the foregoing items that are not kept by the trustee, from the master servicer or the special servicer, as the case may be) upon request. However, the trustee (or the master servicer or special servicer, as the case may be) will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer or special servicer) may require:

     o in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach.

VOTING RIGHTS

     The voting rights for the series 2004-C3 certificates will be allocated as follows:

     o 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-4, A-5, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P
          certificates, in proportion to the respective total principal balances of those classes;

     o 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective notional amounts of those classes; and

     o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2004-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.


                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on the certificate.

         The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     o    the pass-through rate for the certificate,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     Pass-Through Rates. The pass-through rates on the class      ,      ,
     , and       certificates will be variable and will be based upon, equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    the rate of principal distributions on your offered certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2004-C3 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2004-C3 certificates.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2004-C3 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     The Effect of Loan Groups. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2004-C3 certificates, the holders of the class A-1, A-2, A-3, A-4 and A-5 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     o    prevailing interest rates;

     o    the terms of those mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges and/or Static Prepayment Premiums, and

          2.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of those mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Delay in Distributions. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse
from the assumed settlement date of August   , 2004 until each dollar to be
applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-4, A-5 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-4, A-5 and A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2004-C3 principal balance certificates.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     o the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     o all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge or a Static Prepayment Premium will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2004-C3 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of August 1, 2004, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents". The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov".

THE MASTER SERVICER

     Midland, a wholly-owned subsidiary of PNC Bank, one of the mortgage loan sellers, and an affiliate of PNC Capital Markets, Inc., one of the underwriters, was incorporated under the laws of the State of Delaware in 1998. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210.

     As of June 30, 2004, Midland was servicing approximately 13,930 commercial and multifamily loans with a principal balance of approximately $89.6 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. With respect to those loans, approximately 9,441 of the loans, with a total principal balance of approximately $66 billion, pertain to commercial and multifamily mortgage-backed securities.

     Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

     o    financial institutions,

     o    private investors, and

     o    issuers of commercial and multifamily mortgage-backed securities.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Fitch, Moody's and S&P. Midland has received the highest rankings as a master, primary and special servicer from both Fitch and S&P. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2004-C3 certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(R) through Midland's website, "www.midlandls.com". Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(R). Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning Midland in the five preceding paragraphs has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE SPECIAL SERVICER

     Clarion Partners, LLC will be the initial special servicer with respect to the mortgage pool. Clarion, a New York limited liability company, was established in 1982 as Jones Lang Wooton Realty Advisors and is registered with the Securities and Exchange Commission as a registered investment advisor. In 1998, Clarion became a wholly owned subsidiary of ING Group of the Netherlands
(ING). Clarion and its affiliates manage a portfolio of over $16 billion in both public and private real estate investments, and employ more than 600 people nationwide. Clarion has been approved as special servicer by S & P, Fitch and Moody's, and is currently the named special servicer on over $11.6 billion of CMBS transactions. It is anticipated that Clarion or an affiliate will purchase a significant portion of the certificates. Clarion is headquartered at 230 Park Avenue, 12th Floor, New York, New York 10169.

     The information set forth in this prospectus supplement concerning Clarion in the immediately preceding paragraph has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

     KRECM will be the primary servicer of the Mizner Park Loan. It is a corporation organized under the laws of Ohio and its primary servicing offices are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105. KRECM is a wholly-owned subsidiary of KeyBank, which is a wholly-owned subsidiary of KeyCorp.

     The information set forth in this prospectus supplement concerning KRECM in the immediately preceding paragraph has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE TRUSTEE

     Wells Fargo will act as trustee under the series 2004-C3 pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at: (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

     The information set forth in this prospectus supplement concerning Wells Fargo in the immediately preceding paragraph has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2004-C3 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     General. The master servicer and the special servicer each must service and administer the underlying mortgage loans and any REO Properties owned by the trust fund for which it is responsible under the pooling and servicing agreement, directly or through primary servicers or sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the pooling and servicing agreement,

     o the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     o all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     o all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     In general, subject to specified requirements and certain consents and approvals of the Series 2004-C3 Directing Certificateholder, the One Park Avenue Junior Lenders, the Mizner Park Junior Lender and/or the holder of any related CBA B-Note Junior Loan, as applicable, contained in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     o to continue to receive payments and prepare all reports to the trustee required with respect to any specially serviced assets; and

     o otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a mortgage loan in the trust fund to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

     In the case of the Mizner Park Mortgage Loan, the master servicer will perform most of its duties through KRECM as primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause. In the case of a number of other underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a successor to the master servicer, except for cause.

     One Park Avenue and Mizner Park Junior Loans. The One Park Avenue Junior Loans and the Mizner Park Junior Loan will not be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include those Junior Loans. Those Junior Loans will, however, be serviced under the pooling and servicing agreement by the master servicer (through KRECM as primary servicer, solely in the case of the Mizner Park Junior Loan) and special servicer in the same manner, and subject to the same servicing standard, as the related underlying mortgage loans.

     CBA B-Note Junior Loans. No CBA B-Note Junior Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Junior Loans. Each CBA B-Note Junior Loan will, however, be serviced under the pooling and servicing agreement by the master servicer or special servicer if CBA A/B Material Default has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

     A master servicing fee:

     o will be earned with respect to each and every underlying mortgage loan including (without duplication)--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan, if any, as to which defeasance has occurred;
               and

     o    in the case of each underlying mortgage loan will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a master servicing fee rate equal to 0.01% per annum (exclusive of any primary servicing fee),

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

     The master servicer will also be entitled to a primary servicing fee with respect to those underlying mortgage loans for which it is the primary servicer (which mortgage loans include the One Park Avenue Mortgage Loan and exclude the Mizner Park Mortgage Loan and certain other underlying mortgage loans) and with respect to the Junior Loans for which it is the primary servicer (which mortgage loans include the One Park Avenue Junior Loans and exclude the Mizner Park Junior Loan and certain other underlying mortgage loans). KRECM will be entitled to a primary servicing fee with respect to the Mizner Park Mortgage Loan and the Mizner Park Junior Loan, for which loans it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate, net of the master servicing fee and the trustee fee set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement.

     In the event that Midland resigns or is terminated as master servicer, it will be entitled to retain the Excess Servicing Strip, equal to a portion of the master servicing fee (equal to fees accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of Midland as master servicer under the pooling and servicing agreement. In the event that Midland resigns or is terminated as primary servicer, it will be entitled to retain its primary servicing fee with respect to those mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of Midland as primary servicer under the pooling and servicing agreement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of the master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer or special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order,
(v) at the request of or with the consent of the Series 2004-C3 Directing Certificateholder or (vi) as permitted by the related loan documents), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

     In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan (other than the Mizner Park Mortgage Loan) and the master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then the master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans (other than the Mizner Park Mortgage Loan) to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     o any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     o any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C3 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the corresponding special servicing fees,

     o    the corresponding work-out fees, and

     o    the corresponding liquidation fees.

     Special Servicing Fee. A special servicing fee:

     o    will be earned with respect to--

          1. each underlying mortgage loan, if any, that is being specially serviced, and

          2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     o in the case of each underlying mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

     o will be payable monthly from general collections on all the mortgage loans in, and any REO Properties that are on deposit in the master servicer's collection account from time to time.

     No special servicing fees in respect of any One Park Avenue Junior Loan or the Mizner Park Junior Loan will be payable out of collections on the mortgage pool.

     Work-out Fee. The Special Servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% (or, if the One Park Avenue Total Loan is involved, 0.75%) to, each payment of interest, other than Default Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that mortgage loan. However, a new work-out fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were (or were close to being) worked out by it during the period that it acted as the special servicer and as to which no new Servicing Transfer Event had occurred as of the time of that termination. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2004-C3 certificateholders.

     No work-out fees in respect of any One Park Avenue Junior Loan or the Mizner Park Junior Loan will be payable out of collections on the mortgage pool.

     Liquidation Fee. The Special Servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The Special Servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% (or, if the One Park Avenue Total Loan is involved, 0.75%) to, the related payment or proceeds, exclusive of liquidation expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

     o the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

     o the purchase of any Defaulted Loan by the special servicer or the Series 2004-C3 Directing Certificateholder, as described under "--Realization Upon Mortgage Loans" below;

     o the purchase of the One Park Avenue Mortgage Loan by any One Park Avenue Junior Lender, as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan" in this prospectus supplement, if that purchase occurs not later than 90 days after the date when the One Park Avenue Mortgage Loan becomes specially serviced;

     o the purchase of the Mizner Park Mortgage Loan by the Mizner Park Junior Lender, as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue

          Mortgage Loan and the Mizner Park Mortgage Loan" in this prospectus supplement, if that purchase occurs not later than 90 days after the date when the Mizner Park Mortgage Loan becomes specially serviced;

     o the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Mortgage Loan, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that CBA A-Note Mortgage Loan becoming specially serviced;

     o the actual purchase of an underlying mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee; or

     o the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2004-C3 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-C3 certificateholders.

     No liquidation fees in respect of any One Park Avenue Junior Loan or the Mizner Park Junior Loan will be payable out of collections on the mortgage pool.

     Special Servicing Compensation With Respect to the CBA B-Note Junior Loans. The special servicer will be entitled to such compensation with respect to the CBA B-Note Junior Loans as is provided under the respective CBA A/B Intercreditor Agreements; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2004-C3 certificateholders with respect to the related CBA A-Note Mortgage Loan.

     Additional Servicing Compensation. The master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

     In addition, the following items collected on the mortgage loans in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o any late payment charges and Default Interest actually collected on an underlying mortgage loan and that are not otherwise applied--

          1. to pay the master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

          3. to reimburse the trust fund for any other Additional Trust Fund Expenses related to that mortgage loan, and

     o any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in the collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. The master servicer--

     o will generally be entitled to retain any interest or other income earned on those funds, and

     o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     Generally, the master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that it may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. The Special Servicer--

     o will generally be entitled to retain any interest or other income earned on those funds, and

     o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the special servicer's benefit.

     Generally, the special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, provided that it may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

     Servicing Advances. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the pooling and servicing agreement with respect to the related mortgaged real property.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). the special servicer must make the request a specified number of days prior to when the subject advance is required to be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

     To the extent that the master servicer fails to make a servicing advance that it is required to make under the pooling and servicing agreement and a responsible officer of the trustee has been notified in writing of such failure, the trustee will make such servicing advance pursuant to the pooling and servicing agreement no later than one business day following the master servicer's failure to make such servicing advances by expiration of the 15-day cure period in the definition of the master servicer event of default.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the trustee nor the master servicer will be obligated to make servicing advances that, in the judgment of that party or in the judgment of the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related Junior Loan) or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. In making any recoverability determination, the master servicer, the special servicer or the trustee, as applicable, will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgage real property in its "as is" or then current condition and occupancy, as modified by that party's assumptions regarding the possibility and effects of future adverse change with respect to that mortgaged real property, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any of those persons may update or change its recoverability determination (but not reverse any other person's; determination that an advance is non-recoverable) at any time and may obtain at the expense of the trust fund any analaysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the certificateholders, the master servicer, the special servicer and the trustee. The trustee may conclusively rely on the determination of the master servicer and special servicer regarding the recoverability of any servicing advance and the master servicer may conclusively rely on the determination of the special servicer regarding the recoverability of any servicing advance.

     Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2004-C3 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed (together with interest on the subject Nonrecoverable Servicing Advance) out of payments and other collections of principal on the mortgage pool. At any time after such a determination to obtain reimbursement over time in accordance with the second preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable Servicing Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2004-C3 certificateholders to the detriment of other classes of 2004-C3 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2004-C3 certificateholder.

     In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2004-C3 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Notwithstanding the provisions described in the foregoing paragraphs, to the extent that the trustee or the master servicer is otherwise entitled to obtain immediate reimbursement for any Nonrecoverable Servicing Advance at any time as described in those paragraphs and the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, the trustee or the master servicer must provide not less than 15 days' prior notice of the reimbursement to Moody's and Fitch (except in certain circumstances set forth in the pooling and servicing agreement).

     The pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the collection account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2004-C3 certificateholders and any holder of a related Junior Loan, as a collective whole.

     The master servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable out of general collections on the mortgage pool.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion in the next paragraph, the holder or holders of more than 50% of the total principal balance of the series 2004-C3 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special service, with or without cause, and appoint a successor special servicer, except that, if removal is without cause, all costs of the trust fund incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2004-C3 controlling class that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Fitch and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2004-C3 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

     Subject to substantially the same conditions as are contemplated by the prior paragraph, including receipt of rating agency confirmation, the One Park Avenue Controlling Holder may remove the special servicer, with or without cause, but only in respect of the One Park Avenue Total Loan, and appoint a successor special servicer to the terminated special servicer. The special servicer appointed with respect to the One Park Avenue Total Loan by the One Park Avenue Controlling Holder as contemplated by this paragraph may not be replaced by the majority holders of the series 2004-C3 controlling class as contemplated by the preceding paragraph.

     Subject to substantially the same conditions as are contemplated by the second preceding paragraph, including receipt of rating agency confirmation, and further subject to various additional terms, conditions and limitations, the Mizner Park Junior Lender may remove the special servicer, for cause only, but only in respect of the Mizner Park Total Loan, and appoint a successor special servicer to the terminated special servicer. In some circumstances, however, the special servicer appointed with respect to the Mizner Park Total Loan by the Mizner Park Junior Lender as contemplated by this paragraph may be replaced by the majority holders of the series 2004-C3 controlling class.

     In connection with any termination of the special servicer under the pooling and servicing agreement as described in the paragraphs above, the terminated special servicer may be entitled to--

     o payment out of the collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     o continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     o continued rights to some or all work-out fees earned by it as described under "--Servicing and Other Compensation and Payment of Expenses" above.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. The master servicer (with respect to performing mortgage loans) or the special servicer (with respect to specially serviced mortgage loans) will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that either (a) not declaring an event of default under the related mortgage or (b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or a waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

     If the master servicer or the special servicer, as applicable, determines that--

     o    not declaring an event of default under the related mortgage, or

     o    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan" in this prospectus supplement, the master servicer or the special servicer is authorized to (or may authorize the master servicer or (in the case of the Mizner Park Mortgage Loan, the related primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

     (1) the taking or entering into such assumption agreement complies with the Servicing Standard and the terms of the related mortgage;

     (2) in the case of performing underlying mortgage loans, the master servicer has obtained the consent of the Series 2004-C3 Directing Certificateholder and the special servicer pursuant to the terms of the pooling and servicing agreement; and

     (3) with respect to any underlying mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, has received written confirmation from Moody's and/or Fitch that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2004-C3 certificates; provided that the master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

     Mortgage loans described in clause (3) of the preceding sentence are referred to as "Significant Mortgage Loans".

     No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

     Notwithstanding the foregoing, the consent of the master servicer or the special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan.

     The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

     o that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

     o require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

         The master servicer or the special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to
(i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Mortgage Loans" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan" above in this prospectus supplement)--

     o the master servicer or the special servicer determines, in accordance with the Servicing Standard, that granting such consent or not enforcing such clause would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

     o in the case of performing underlying mortgage loans, the master servicer has obtained the consent of the Series 2004-C3 Directing Certificateholder and the special servicer pursuant to the terms of the pooling and servicing agreement; and

     o with respect to any mortgage loan (i) that has a principal balance equal to or greater than $20,000,000 or (ii) that (together with all other underlying mortgage loans, if any, that are in the same cross-collateralized group as that underlying mortgage loan or have the same borrower as that underlying mortgage loan or have borrowers that are known to be affiliates with the borrower under that underlying mortgage loan) is one of the ten largest Pooled Mortgage Loans then in the trust, the special servicer receives prior written confirmation from Moody's and/or Fitch that (1) not accelerating payments on the related mortgage loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2004-C3 certificates.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The pooling and servicing agreement will permit the master servicer (and, in the case of the Mizner Park Mortgage Loan, the primary servicer) or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan in the trust fund if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

     o with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

     o affect the obligation of the related borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a principal prepayment during the applicable lockout period;

     o except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

     o in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the special servicer may (or, in some cases, may permit the master servicer to)--

     o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium;

     o reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     o    extend the maturity of a specially serviced mortgage loan;

     o waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     o permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     o    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable.

     Notwithstanding the foregoing, the master servicer may (subject to the Servicing Standard, the restrictions set forth below and the rights of third parties) extend the maturity date of underlying mortgage loans that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to one year (subject to a limit of two such one-year extensions), provided that the master servicer has determined that a default in likely to occur with respect to the subject mortgage loan and the Series 2004-C3 Directing Certificateholder has consented to the extension.

     However, in no event will the master servicer or the special servicer be permitted to--

     (1) extend the maturity date of a mortgage loan beyond a date that is three years prior to the rated final distribution date;

     (2) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

     (3) extend the maturity date of any mortgage loan beyond a date which is 10 years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

     (4) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the master servicer nor the special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless: (a) the master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that such principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the master servicer or the special servicer at the request of or with the consent of the Series 2004-C3 Directing Certificateholder, or if accepted by the master servicer, with the consent of the special servicer; or
(e) it is consistent with the Servicing Standard to do so. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The special servicer will notify the master servicer and the trustee, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan and must deliver to the trustee (with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

     The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2004-C3 Controlling Class and Series 2004-C3 Directing Certificateholder" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan" and "--The CBA A/B Loan Pairs" in this prospectus supplement.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the trust fund, the special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     o an appraisal had previously been obtained within the prior 12 months, and

     o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, the One Park Avenue Total Loan, the Mizner Park Total Loan or a CBA A/B Loan Pair). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, the One Park Avenue Total Loan, the Mizner Park Total Loan or a CBA A/B Loan Pair) will be 25% of the Stated Principal Balance of such mortgage loan (or, if applicable, the One Park Avenue Total Loan, the Mizner Park Total Loan or a CBA A/B Loan Pair) as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of the One Park Avenue Mortgage Loan, is also relevant to certain control issues. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

     o the subject underlying mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

     o no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain the collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the One Park Avenue Junior Loans, the Mizner Park Junior Loan and the CBA B-Note Junior Loans.

     The funds held in the collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the collection account will be paid to the master servicer as additional compensation.

     Deposits. The master servicer must deposit or cause to be deposited in the collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the underlying mortgage loans for which it is responsible, subsequent to the date of initial issuance of the offered certificates--

     o    all principal payments collected, including principal prepayments;

     o all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and any related primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     o    any Static Prepayment Premiums and Yield Maintenance Charges;

     o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     o any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     o any amounts paid by a mortgage loan seller (or, in the case of the Mizner Park Mortgage Loan, by KeyBank) in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     o any amounts paid by a holder of any Junior Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

     o any amount transferred by the special servicer from its REO account with respect to the REO Properties.

     Upon its receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to remit those amounts within one business day to the master servicer for deposit in the collection account.

     Notwithstanding the foregoing:

     o amounts received with respect to the One Park Avenue Total Loan or the related mortgaged real property and allocable to a One Park Avenue Junior Loan will be deposited by the master servicer into the collection account and thereafter transferred to a custodial account or sub-account that relates to that Junior Loan;

     o amounts received with respect to the Mizner Park Total Loan or the related mortgaged real property and allocable to the Mizner Park Junior Loan will be deposited by the master servicer into the collection account and thereafter transferred to a custodial account or sub-account that relates to that Junior Loan; and

     o after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property and allocable to the related CBA B-Note Junior Loan will be deposited by the master servicer into the collection account and thereafter transferred to a custodial account or sub-account that relates to that Junior Loan.

     Withdrawals. The master servicer may make withdrawals from the collection account for any of the following purposes, which are not listed in any order of priority:

          1. to remit to the trustee for deposit in the trustee's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

               (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period,

               (c)  amounts allocable to the Junior Loans, and

               (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2004-C3 certificateholders in accordance with any of clauses 2. through 16. and clauses 18. through 20. below;

          2. to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

          3. to pay the master servicer, any related primary servicer or the trustee any earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

          4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

               (a)  a specially serviced mortgage loan, or

               (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

          5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          6. to reimburse the master servicer, the special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; provided that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I advance;

          7. to pay the master servicer, the special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage pool (generally at or about the time of reimbursement of that advance); provided that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

          8. to pay the master servicer, any primary servicer or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

          10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

          11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the trust fund due to actions taken pursuant to any environmental assessment;

          12. to pay the master servicer, the special servicer, the trustee, us or any of their or our respective directors, members, managers, shareholders, officers, employees and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

          13. to pay, out of general collections on the mortgage pool, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer and (c) the fees of the master servicer or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

          14. to reimburse the master servicer, the special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

          15.  to pay for--

               o the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement; and

               o the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

          16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

          17. to transfer any amounts collected on and allocable to any One Park Avenue Junior Loan, the Mizner Park Junior Loan or any CBA B-Note Junior Loan to the related loan-specific custodial account or sub-account;

          18. to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in August 2004 or, in the case of a replacement mortgage loan, during or before the month in which that loan was added to the trust fund;

          19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

          20. to pay any amounts, in addition to normal remittances, due and payable by the trust fund, to the holder of a Junior Loan under the terms of any CBA A/B Intercreditor Agreement, the One Park Avenue Intercreditor Agreement or the Mizner Park Intercreditor Agreement, as applicable;

          21. to pay any other items described in this prospectus supplement as being payable from the collection account; and

          22. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     Notwithstanding the foregoing:

     o In no event will any amounts allocable to the One Park Avenue Junior Loans be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the One Park Avenue Mortgage Loan. The One Park Avenue Junior Loans will provide limited subordination to the One Park Avenue Mortgage Loan regarding various payments and reimbursements related to the One Park Avenue Mortgage Loan that arise out of a credit default.

     o In no event will any amounts allocable to the Mizner Park Junior Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the Mizner Park Mortgage Loan. The Mizner Park Junior Loan will provide limited subordination to the Mizner Park Mortgage Loan regarding various payments and reimbursements related to the Mizner Park Mortgage Loan that arise out of a credit default.

     o In no event will any amounts allocable to a CBA B-Note Junior Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Junior Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Mortgage Pool--The CBA A/B Loan Pairs" in this prospectus supplement.

REALIZATION UPON MORTGAGE LOANS

     Purchase Option. The pooling and servicing agreement grants the Series 2004-C3 Directing Certificateholder an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a series 2004-C3 certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2004-C3 certificates is no longer the series 2004-C3 controlling class.

     Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Series 2004-C3 Directing Certificateholder of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or a Series 2004-C3 Directing Certificateholder or an assignee thereof that is an affiliate of the special servicer proposes to purchase a Defaulted Loan, the master servicer is required pursuant to the pooling and servicing agreement to determine whether the special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The master servicer shall be entitled to a one-time fee, as specified in the pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the special servicer and the master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The special servicer must give prompt written notice of its fair value determination to the trustee, the master servicer and the Series 2004-C3 Directing Certificateholder.

     If neither the Series 2004-C3 Directing Certificateholder nor its assignee exercises a Purchase Option with respect to any Defaulted Loan following a fair value determination, then the special servicer may do so for a limited period.

     Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

     o if the special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

     o if the special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     o the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

     o the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

     o the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

     Foreclosure and Similar Proceedings. Pursuant to the pooling and servicing agreement, if an event of default on an underlying mortgage loan has occurred and is continuing, the special servicer, on behalf of the trust fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2004-C3 certificateholders and the holder(s) of any related Junior Loan(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and/or the existence of any environmental insurance policy covering that mortgaged property, that either--

     o both (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

     The cost of any such environmental assessment and the cost of any remedial, corrective or other further action contemplated by either or both of the preceding bullets will generally be paid by and reimbursable to the master servicer as a servicing advance.

     REO Properties. If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund (or, in the case of the One Park Avenue Total Loan, the Mizner Park Total Loan or a CBA A/B Loan Pair, on behalf of the trust fund and the holder(s) of the related Junior Loan(s)), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Code.

     The special servicer will be required to use efforts consistent with the Servicing Standard to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     o    maintains its status as "foreclosure property" with the meaning of section 860G(a)(8) of the Code; and

     o does not result in the receipt by the trust fund of any "income from non-permitted assets" within the meaning of section 860F(a)(2)(B) of the Code.

     Subject to the Servicing Standard and any other limitations imposed by the pooling and servicing agreement, the special servicer will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     To the extent that income the trust fund receives from an REO property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%,

     o a tax on prohibited transactions, that income would be subject to U.S. federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to U.S. federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to U.S. federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2004-C3 certificateholders. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the collection account.

     REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     Liquidation Proceeds. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

     o    the outstanding principal balance of that mortgage loan,

     o    interest (other than Default Interest) accrued on that mortgage loan,

     o interest accrued on any monthly debt service advance made with respect to that mortgage loan,

     o the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

     o any and all special servicing compensation payable with respect to that mortgage loan,

then the trust fund will realize a loss in the amount of such shortfall.

     The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2004-C3 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable on the series 2004-C3 certificates will be further reduced by interest payable to the master servicer or the trustee, as applicable, on any such advances.

     If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the master servicer will not be required to make servicing advances to effect such restoration unless--

     o the special servicer determines that such restoration will increase the proceeds to the series 2004-C3 certificateholders and the holder(s) of any related Junior Loan(s) on liquidation of the mortgage loan after reimbursement of the special servicer, the master servicer or the trustee, as the case may be, for its expenses; and

     o the master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

     Specially Serviced Mortgage Loans. With respect to any mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred, the master servicer will transfer its servicing responsibilities to the special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

     The special servicer will continue to be responsible for the operation and management of an REO Property. The master servicer will have no responsibility for the performance by the special servicer of its duties under the pooling and servicing agreement.

     The special servicer will return the full servicing of a specially serviced mortgage loan to the master servicer when all Servicing Transfer Events with respect to that mortgage loan have ceased to exist and that mortgage loan has become a Corrected Mortgage Loan.

     Series 2004-C3 Controlling Class and Series 2004-C3 Directing Certificateholder. The series 2004-C3 controlling class will be the most subordinate class of series 2004-C3 certificates (other than the class A-X, A-SP, R and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2004-C3 principal balance certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the series 2004-C3 controlling class will be the most subordinate of the class of series 2004-C3 principal balance certificates that has a total principal balance greater than zero.

     The series 2004-C3 controlling class as of the closing date will be the class P certificates.

     The "Series 2004-C3 Directing Certificateholder" will be a holder or beneficial owner of certificates of the series 2004-C3 controlling class selected by the holders or beneficial owners of more than 50% of the total principal balance of the series 2004-C3 controlling class; provided, however, that until a Series 2004-C3 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2004-C3 controlling class that a Series 2004-C3 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2004-C3 controlling class certificates will be the Series 2004-C3 Directing Certificateholder.

     If it is the One Park Avenue Controlling Holder, the Series 2004-C3 Directing Certificateholder will be able to direct various servicing actions of the special servicer (including proposed actions of the master servicer that may not be taken in the absence of approval from the special servicer) under the pooling and servicing agreement with respect to the One Park Avenue Total Loan. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan" in this prospectus supplement.

     Asset Status Report. Pursuant to the pooling and servicing agreement, the special servicer is required to prepare and deliver a report to each rating agency, the master servicer, the Series 2004-C3 Directing Certificateholder (the "Asset Status Report") with respect to any underlying mortgage loan (other than the One Park Avenue Mortgage Loan) that becomes a specially serviced mortgage loan within 30 days of any such mortgage loan becoming specially serviced. Any Asset Status Report with respect to any CBA A-Note Mortgage Loan will also be delivered to the holder of the related CBA B-Note Junior Loan.

     Any Asset Status Report prepared by the special servicer will set forth the following information, to the extent reasonably determined, which includes:

     o a summary of the status of the subject specially serviced mortgage loan;

     o a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

     o a current rent roll and income or operating statement available for the related mortgaged real property;

     o a recommendation by the special servicer as to how the subject specially serviced mortgage loan might be returned to performing status, returned to the master servicer for regular servicing or otherwise realized upon;

     o    a summary of any proposed actions; and

     o a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject specially serviced mortgage loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

     With respect to any mortgage loan in the trust fund (excluding the One Park Avenue Mortgage Loan) that becomes a specially serviced mortgage loan, if, within ten business days following delivery of the Asset Status Report, the Series 2004-C3 Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the special servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Series 2004-C3 Directing Certificateholder disapproves in writing such Asset Status Report, the special servicer is required to revise and deliver a new Asset Status Report within 30 days after the Series 2004-C3 Directing Certificateholder's disapproval. The special servicer must continue to revise that Asset Status Report until either the Series 2004-C3 Directing Certificateholder fails to disapprove the revised Asset Status Report within ten business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report; provided that the special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a 10-business day approval period if the special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2004-C3 certificateholders and it has made a reasonable effort to contact the Series 2004-C3 Directing Certificateholder and (b) in any case, shall determine whether any affirmative disapproval by the Series 2004-C3 Directing Certificateholder described in this paragraph would violate the Servicing Standard.

     The special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, provided that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.

     In addition to the foregoing, the special servicer is required to, subject to the Servicing Standard, obtain the consent of the Series 2004-C3 Directing Certificateholder prior to the taking by the special servicer of the following actions--

     o any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the trust fund as come into and continue in default;

     o any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of a mortgage loan in the trust fund;

     o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

     o any proposed or actual sale of an REO Property out of the trust fund (other than an REO Property that relates to the One Park Avenue Mortgage Loan) for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

     o any determination to bring an REO Property held by the trust fund (other than an REO Property that relates to the One Park Avenue Mortgage Loan) into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     o any release of material collateral for a mortgage loan in the trust fund (other than the One Park Avenue Mortgage Loan), other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

     o any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust fund (other than the One Park Avenue Mortgage Loan), other than in accordance with the specific terms of that mortgage loan;

     o any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund (other than the One Park Avenue Mortgage Loan) other than in accordance with the specific terms of that mortgage loan; and

     o any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund (other than the One Park Avenue Mortgage Loan).

     Notwithstanding the foregoing, no direction of the Series 2004-C3 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the pooling and servicing agreement, may (a) require or cause the special servicer to violate the terms of the subject specially serviced mortgage loan, applicable law or any provision of the pooling and servicing agreement,
(b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the master servicer, the special servicer, the trustee, us, the trust fund or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the special servicer's or the master servicer's responsibilities under the pooling and servicing agreement. The special servicer will not (x) follow any such direction of the Series 2004-C3 Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 2004-C3 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard.

     With respect to the One Park Avenue Total Loan, the Series 2004-C3 Directing Certificateholder will have the consent and approval rights described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan" at any time when the Series 2004-C3 Directing Certificateholder constitutes the One Park Avenue Controlling Holder.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust fund, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2005, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid principal balance of under $2,500,000, once every two years (or at such lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2004-C3 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2005, the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined certain documents and records relating to the servicing operations of the master servicer or special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or special servicer under the pooling and servicing agreement:

     o any failure by the master servicer to make any deposit into the collection account or any other account pursuant to the terms of the pooling and servicing agreement, which failure continues unremedied for two business days or failure by the master servicer to make any remittance required to be made by the master servicer (including any monthly debt service advances) to the trustee for deposit into the distribution account or any other account pursuant to the terms of the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., eastern standard time, on the distribution date, provided, however, that if the master servicer fails to make any remittance so required, including any monthly debt service advance, to be made by the master servicer on the business day preceding the related distribution date (without regard to any grace period), the master servicer shall pay to the trustee, for the account of the trustee, interest on such late remittance at the prime rate from and including the business day preceding the related distribution date to but excluding the distribution date and
          (b) any failure by the master servicer to make any required servicing advance within the time specified in the pooling and servicing agreement, which failure remains uncured for fifteen days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

     o any failure by the special servicer to deposit into the REO Account, or to remit to the master servicer for deposit in the collection account, any such deposit or remittance required to be made by the special servicer, when so required under the pooling and servicing agreement, which failure continues unremedied for two business days;

     o any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement, which failure continues unremedied for 30 days (or 60 days so long as the master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement or by any affected holder of a Junior Loan;

     o any breach by the master servicer or the special servicer of a representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of the series 2004-C3 certificateholders and continues unremedied for 30 days after the date on which notice of such breach shall have been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement or by any affected holder of a Junior Loan; provided, however, if such breach is not capable of being cured within such 30-day period and the master servicer or special servicer, as applicable, is diligently pursuing such cure, then such 30-day period shall be extended for an additional 30 days;

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; provided however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     o the trustee has received written notice from Fitch that the continuation of the master servicer or the special servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any class of series 2004-C3 certificates; and

     o Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2004-C3 certificates, or (b) placed any class of series 2004-C3 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action.

     The pooling and servicing agreement may provide for additional events of default relating to remittances to the holders of the Junior Loans.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2004-C3 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series 2004-C3 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the special servicer" above, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

     Certificateholders entitled to at least 51% of the series 2004-C3 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2004-C3 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. In connection with the Mizner Park Mortgage Loan, the master servicer will perform most of its servicing duties through KCREM, which cannot be terminated, including by the master servicer, except for cause. In addition, it is expected that the master servicer will perform some or all of its servicing duties with respect to some of the other underlying mortgage loans through primary servicers or sub-servicers that cannot be terminated, including by the master servicer, except for cause.

     In general, certificateholders entitled to at least 662/3% of the voting rights allocated to each class of series 2004-C3 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2004-C3 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2004-C3 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

     o that holder previously has given to the trustee written notice of default;

     o except in the case of a default by the trustee, series 2004-C3 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2004-C3 certificateholders, unless in the trustee's opinion, those series 2004-C3 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

     o    be authorized under those laws to exercise corporate trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state authority.

     If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank, trust company or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-C3 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0014% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the trust fund.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     o entitled to retain any interest or other income earned on those funds, and

     o required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement.

     See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, the master servicer, the special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the pooling and servicing agreement and the series 2004-C3 certificates. In addition, the trustee, the master servicer, the special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the trust fund under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2004-C3 controlling class, the master servicer or the special servicer, in the order of preference discussed below, and

     3.   the distribution date in January 2037.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2004-C3 certificateholder. The final distribution with respect to each series 2004-C3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2004-C3 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     o any single holder or group of holders of the controlling class of series 2004-C3 certificates;

     o    the master servicer; and

     o    the special servicer.

     Any purchase by any single certificateholder or group of certificateholders of the series 2004-C3 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               o all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer(s), the special servicer(s) and the trustee; minus

               o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2004-C3 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2004-C3 controlling class, of the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C3 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates, together with the class E, F, G and H certificates, is reduced to zero, subject to any conditions set forth in the pooling and servicing agreement, any single holder or group of holders of all the remaining series 2004-C3 certificates (other than the class V and R certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

AMENDMENT

     In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     o the holders of the series 2004-C3 certificates entitled to not less than 662/3% of the series 2004-C3 voting rights, not taking into account series 2004-C3 certificates held by us or any of our affiliates or agents, and

     o all of the series 2004-C3 certificateholders that will be adversely affected by the amendment in any material respect.

     Additionally, absent a material adverse effect on any certificateholder, the pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the pooling and servicing agreement may adversely affect any holder of a Junior Loan without the consent of that person.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The master servicer and the special servicer will be permitted to purchase any class of series 2004-C3 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or special servicer's duties pursuant to the pooling and servicing agreement and the master servicer's or special servicer's interest as a holder of the series 2004-C3 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer and special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2004-C3 certificate by the master servicer or special servicer or any affiliate thereof.


                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
         MORTGAGED PROPERTIES LOCATED IN CALIFORNIA, NEW YORK AND TEXAS

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in California, which mortgage loans represent 22.5% of the initial mortgage pool balance, mortgaged real properties located in New York, which mortgage loans represent 17.2% of the initial mortgage pool balance, and mortgaged real properties in Texas, which mortgage loans represent 10.5% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable U.S. federal and state laws governing the subject mortgage loans.

CALIFORNIA

     Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

TEXAS

     Under Texas law, a deed of trust customarily is foreclosed by non-judicial process. Judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days' notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.


                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each single mortgage loan REMIC, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

     The assets of any single mortgage loan REMIC will primarily consist of the related underlying mortgage loan, together with all payments and collections thereon and any related REO Property that may be acquired by the trust fund following a borrower default.

     The assets of REMIC I will generally include--

     o    the regular interest in any single mortgage loan REMIC,

     o    the underlying mortgage loans not held by a single mortgage loan
          REMIC,

     o any REO Properties acquired on behalf of the series 2004-C3 certificateholders in respect of the underlying mortgage loans referred to in the prior bullet,

     o    the collection account,

     o    the special servicer's REO account, and

     o    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD Loans and any assets held by a single mortgage loan REMIC.

     For U.S. federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the class A-X, A-SP, A-1, A-2, A-3, A-4, A-5, A-1-A, B, C, D, E, F, G,
          H, J, K, L, M, N, O and P certificates will evidence the regular interests in, and will be treated as debt obligations of, REMIC II,

     o the class R certificates will evidence interests in the sole class of residual interests in any single mortgage loan REMIC and each of REMIC I and REMIC II, and

     o the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of any Post-ARD Additional Interest accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For U.S. federal income tax reporting purposes, it is anticipated that the class certificates will, and the other classes of the offered certificates will not, be issued with more than a de minimis amount of original issue discount.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

     Some classes of the offered certificates may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMIC are "real estate assets", the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as--

     o "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code, and

     o "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Code.

     To the extent an offered certificate represents ownership of an interest in an underlying mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premium or Yield Maintenance Charge had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2004-C3 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2004-C3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2004-C3 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     o first, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than the Exemption-Favored Parties);

     o    fourth, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any primary servicers or sub-servicers must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     o the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any primary servicer or sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     o on behalf of a Plan sponsored by any member of the Restricted Group, and

     o by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

     The class A-1, A-2, A-3, A-4, A-5, B and C certificates will be "mortgage related securities" within the meaning of SMMEA, so long as they are rated in one of the two highest rating categories by one of the rating agencies.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities", neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     o    prudent investor provisions,

     o    percentage-of-assets limits, and

     o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.


                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.


                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated August , 2004, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

                  UNDERWRITER                       CLASS A-1        CLASS A-2        CLASS A-3         CLASS A-4
Credit Suisse First Boston LLC...............    $                $                $                 $
PNC Capital Markets, Inc.....................    $                $                $                 $
Goldman, Sachs & Co..........................    $                $                $                 $
                                                 --------------   --------------   --------------    --------------
TOTAL                                            $                $                $                 $
                                                 ==============   ==============   ==============    ==============

                  UNDERWRITER                       CLASS A-5          CLASS B          CLASS C           CLASS D
Credit Suisse First Boston LLC...............    $                 $                $                 $
PNC Capital Markets, Inc.....................    $                 $                $                 $
Goldman, Sachs & Co..........................    $                 $                $                 $
                                                 --------------   --------------   --------------    --------------
TOTAL                                            $                 $                $                 $
                                                 ==============   ==============   ==============    ==============

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be
approximately   % of the total initial principal balance of the offered
certificates, plus accrued interest from August 1, 2004, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this
offering will be approximately $   .

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of
this prospectus supplement, which is the    business day following the date
hereof (this settlement cycle being referred to as "T+   "). Under Rule 15c6-1
of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next seven succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+ , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.


                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

              CLASS              MOODY'S            FITCH
              -----              -------            -----
               A-1                 Aaa               AAA
               A-2                 Aaa               AAA
               A-3                 Aaa               AAA
               A-4                 Aaa               AAA
               A-5                 Aaa               AAA
                B                  Aa2                AA
                C                  Aa3               AA-
                D                  A2                 A

     The ratings on the offered certificates address the likelihood of--

     o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o    the credit quality of the mortgage pool,

     o structural and legal aspects associated with the offered certificates, and

     o the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's and/or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0.0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "160 West 24th Street Loan" means the underlying mortgage loan secured by the 160 West 24th Street Property.

     "160 West 24th Street Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "160 West 24th Street".

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "615 Chestnut Street Mortgage Loan" means the underlying mortgage loan secured by the 615 Chestnut Street Property.

     "615 Chestnut Street Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "615 Chestnut Street".

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Collateral Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     o is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o does not represent a loss on a mortgage loan arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of the borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Administrative Fee" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any related primary servicing fee and the trustee fee are calculated.

     "AIG" means American International Group, Inc.

     "A.M. Best" means A.M. Best Company.

     "Appraisal Reduction Amount" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the master servicer as a servicing advance) or (B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing:

     o In the case of the One Park Avenue Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the One Park Avenue Total Loan, as if it was a single underlying mortgage loan, and then allocated, first, to the One Park Avenue D-Note Junior Loan, up to its unpaid principal balance, second, to the One Park Avenue C-Note Junior Loan, up to its unpaid principal balance, third, to the One Park Avenue D-Note Junior Loan, up to its unpaid principal balance, and last, to the One Park Avenue Mortgage Loan.

     o In the case of the Mizner Park Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the Mizner Park Total Loan, as if it was a single underlying mortgage loan, and then allocated, first, to the Mizner Park Junior Loan, up to its unpaid principal balance, and second, to the Mizner Park Mortgage Loan.

     o In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject A/B Loan Pair, as if it was a single underlying mortgage loan, and then allocated, first, to the related CBA B-Note Junior Loan, up to the amount of its unpaid principal balance, and second, to the subject CBA A-Note Mortgage Loan.

     "Appraisal Reduction Event" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

     o 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (except that with respect to a balloon payment, such date may extend until such mortgage loan becomes a specially serviced mortgage loan);

     o the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     o 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

     o    30 days after a borrower declares bankruptcy;

     o 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     o    immediately after a mortgaged real property becomes an REO Property;

provided, however, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2004-C3 principal balance certificates (other than the class A-1, A-2, A-3, A-4, A-5 and A-1-A certificates) have been reduced to zero.

     "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

     "ARD Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "Asset Status Report" means the report designated as such and described under, "The Pooling and Servicing Agreement--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "Audit Program" means the Audit Program for Mortgages serviced for FHLMC.

     "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     o    Yield Maintenance Charges,

     o    Post-ARD Additional Interest, or

     o    Static Prepayment Premiums.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2004-C3 certificates (other than the class V certificates) on that date.

     "BC Wood Portfolio Mortgage Loan" means the underlying mortgage loan secured by the BC Wood Portfolio Properties.

     "BC Wood Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as "Dixie Manor", "Eastland Shopping Center", "Iroquois Manor Shopping Center" and "Paris Village".

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A/B Intercreditor Agreement" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between Column, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Junior Loan.

     "CBA A/B Loan Pair" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Junior Loan.

     "CBA A/B Material Default" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Junior Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "CBA A-Note Mortgage Loan" means either of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Highpoint Village Apartments and Whisper Hollow Apartments, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Junior Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-Note Junior Loan" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "Centerpointe Mall Mortgage Loan" means the underlying mortgage loan secured by the Centerpointe Mall Property.

     "Centerpointe Mall Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Centerpointe Mall".

     "Centro Grand Caribe Mortgage Loan" means the underlying mortgage loan secured by the Centro Grand Caribe Property.

     "Centro Grand Caribe Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Centro Grand Caribe".

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "Clarion" means Clarion Partners, LLC.

     "Clearstream, Luxembourg" means Clearstream Banking, Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Column" means Column Financial, Inc.

     "Corrected Mortgage Loan" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the master servicer; provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the special servicer.

     "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     o with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next two bullets, the ratio of--

          1. the cut-off-date principal balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any), to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties;

     o with respect to each of the One Park Avenue Mortgage Loan, the Mizner Park Mortgage Loan and each CBA A-Note Mortgage Loan, the ratio of--

          1. the cut-off date principal balance of the One Park Avenue Mortgage Loan, the Mizner Park Mortgage Loan or such CBA A-Note Mortgage Loan (and without regard to the cut-off date principal balance of the related Junior Loan(s)), as the case may be, to

          2. the Most Recent Appraised Value of the related mortgaged real property.

     "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "Default Interest" means any interest that--

     o accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

     "Defaulted Loan" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2001, 2002 or 2003 or a trailing 12-month period ended in 2003 or 2004,

          2. by annualizing the amount of expenses for partial 2003 or 2004 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     o the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering, TI/LC and Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     o    salaries and wages,

     o    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "Estimated Annual Revenues" means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     o the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     o the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     o for multifamily rental properties and manufactured housing communities, rental and other revenues,

     o for hospitality properties, room, food and beverage, telephone and other revenues, and

     o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     o determined on the assumption that the property was net leased to a single tenant at market rents, and

     o derived from rental rate and vacancy information for the surrounding real estate market.

     "Euroclear" means The Euroclear System.

     "Excess Servicing Strip" means a portion of the master servicing fee equal to fees accrued at a rate in excess of 0.005% per annum.

     "Exemption-Favored Party" means any of the following--

     o    Credit Suisse First Boston LLC,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the amount that, in the special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the pooling and servicing agreement, is the fair value of a Defaulted Loan.

     "FF&E" means furniture, fixtures and equipment.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Fitch" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

     "GAAP" means generally accepted accounting principles.

     "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "IRS" means the Internal Revenue Service.

     "Junior Loans" means, collectively, the One Park Avenue Junior Loans, the Mizner Park Junior Loan and the CBA B-Note Junior Loans.

     "KCREM" means KeyCorp Real Estate Capital Markets, Inc.

     "KeyBank" means KeyBank National Association.

     "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "Major Tenant" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

     "Maturity/ARD Balance" or "Maturity Balance" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

     o with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in any of the next two bullets, the ratio of--

          1.   the Maturity/ARD Balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any), to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties;

     o with respect to each of the One Park Avenue Mortgage Loan, the Mizner Park Mortgage Loan and each CBA A-Note Mortgage Loan, the ratio of--

          1. the Maturity/ARD Balance of the One Park Avenue Mortgage Loan, the Mizner Park Mortgage Loan or such CBA A-Note Mortgage Loan (and without regard to the cut-off date principal balance of the related Junior Loan(s)), as the case may be, to

          2. the Most Recent Appraised Value of the related mortgaged real property.

     "Midland" means Midland Loan Services, Inc.

     "Mizner Park Cure Payment" means any payment made by the Mizner Park Junior Lender to cure a default in connection with the Mizner Park Mortgage Loan as set forth under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The Mizner Park Mortgage Loan--Cure Rights" in this prospectus supplement.

     "Mizner Park Intercreditor Agreement" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The Mizner Park Mortgage Loan" in this prospectus supplement.

     "Mizner Park Junior Lender" means the holder of the Mizner Park Junior
Loan.

     "Mizner Park Junior Loan" means the mortgage loan with a cut-off date principal balance of $8,821,480 that is secured by the Mizner Park Property, which mortgage loan will not be included in the trust fund.

     "Mizner Park Mortgage Loan" means the underlying mortgage loan secured by the Mizner Park Property.

     "Mizner Park Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Mizner Park".

     "Mizner Park Specially Designated Servicing Action" means any of the following actions with respect to the Mizner Park Total Loan or any related REO Property, as applicable.

     o any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the Mizner Park Property;

     o any modification, waiver or amendment of a monetary term (other than a waiver of default interest or late payment charges) or a material non-monetary term (excluding a waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered in a separate bullet point below) of the Mizner Park Mortgage Loan and Mizner Park Junior Loan;

     o any proposed sale of the Mizner Park Property if it is an REO Property (other than in connection with a termination of the series 2004-C3 trust fund);

     o if the Mizner Park Mortgage Loan and the Mizner Park Junior Loan are Specially Serviced Mortgage Loans or the Mizner Park Property is an REO Property, any acceptance of a discounted payoff;

     o any determination to bring the Mizner Park Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mizner Park Property;

     o any release of real property collateral securing the Mizner Park Mortgage Loan and the Mizner Park Junior Loan, other than in accordance with the terms of, or upon satisfaction of, those mortgage loans;

     o any acceptance of substitute or additional real property collateral (other than in accordance with the terms of the Mizner Park Mortgage Loan and the Mizner Park Junior Loan);

     o any waiver of a "due-on-sale" or due-on-encumbrance" clause with respect to the Mizner Park Mortgage Loan and the Mizner Park Junior Loan;

     o any acceptance of an assumption agreement releasing the Borrower or any related guarantor from liability under the Mizner Park Mortgage Loan and the Mizner Park Junior Loan;

     o any releases of earn-out reserves or related letters of credit with respect to the Mizner Park Property (other than in accordance with the terms of the Mizner Park Mortgage Loan and the Mizner Park Junior Loan, in which case only notice to the Mizner Park Junior Lender will be required);

     o any termination or replacement, or consent to the termination or replacement, of a property manager with respect to the Mizner Park Property (other than in accordance with the terms of the Mizner Park Mortgage Loan and the Mizner Park Junior Loan, in which case only notice to the Mizner Park Junior Lender will be required);

     o any waiver of insurance required under the mortgage loan documents for the Mizner Park Total Loan; and

     o any modification, waiver or amendment of any ground lease securing the Mizner Park Total Loan.

     "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2004-C3 certificates and the underlying mortgage loans:

     o the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,639,437,484;

     o the total initial principal balance or notional amount, as the case may be, of each class of series 2004-C3 certificates is as described in this prospectus supplement;

     o the pass-through rate for each interest-bearing class of series 2004-C3 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the underlying mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the underlying mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     o monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     o no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     o each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    all prepayments on the underlying mortgage loans are assumed to be--

          1    accompanied by a full month's interest,

          2. if received during a prepayment premium period, accompanied by the appropriate Static Prepayment or Yield Maintenance Charge, and

          3.   received on the applicable due date of the relevant month;

     o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     o none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o the only trust fund expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     o    there are no Additional Trust Fund Expenses;

     o funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     o payments on the offered certificates are made on the 15th day of each month, commencing in September 2004; and

     o the offered certificates are settled on an assumed settlement date of August , 2004.

     "Moody's" means Moody's Investors Service, Inc.

     "Most Recent Appraised Value" or "Appraised Value" means, for any mortgaged real property securing an underlying mortgage loan, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     o    the "as is" value set forth in the related appraisal, plus

     o the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     o    an estimate by the individual appraiser,

     o    an estimate by the related borrower,

     o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     o    a combination of these estimates.

     "Most Recent Debt Service Coverage Ratio" or "Most Recent DSCR" means:

     o with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next three bullets, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in August 2004;

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in August 2004;

     o with respect to the One Park Avenue Mortgage Loan, which is an ARD Loan and is part of a group of loans that all provide for payments of interest only until the related anticipated repayment date, the ratio of--

          1.   the Most Recent Net Cash Flow of the One Park Avenue Property, to

          2. the aggregate of the monthly debt service payments to be due on the One Park Avenue Mortgage Loan (and without regard to the monthly debt service payments to be due on the One Park Avenue Junior Loans) from and including the due date in August 2004 through and including the due date in July 2005; and

     o    with respect to the Mizner Park Mortgage Loan, the ratio of--

          1.   the Most Recent Net Cash Flow of the Mizner Park Property, to

          2. twelve times the twelve times the monthly debt service payment due on the Mizner Park Mortgage Loan (and without regard to the monthly debt service payment due on the Mizner Park Junior Loan) on its due date in August 2004;

provided that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of either of the first two bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in August 2004 through and including the due date in July 2005 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

     "Most Recent Expenses" means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     o    salaries and wages,

     o    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     o    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "Most Recent Net Cash Flow" or "Most Recent NCF" means, with respect to each mortgaged real property that secures an underlying mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

     o    underwritten replacement reserve amounts; and

     o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "Most Recent Net Operating Income" or "Most Recent NOI" means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

     "Most Recent Operating Statement Date" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "Most Recent Revenues" means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     o for a multifamily rental property or a manufactured housing community, rental and other revenues;

     o for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     o for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     o    the sum of--

          1. the total payments made by the master servicer to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

          2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

     "Net Mortgage Interest Rate" means, with respect to any mortgage loan in the trust fund, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

     "Net Mortgage Pass-Through Rate" means:

     o with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     o with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "Nonrecoverable Advance" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Nonrecoverable Servicing Advance" has the meaning assigned to that term under "The Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

     "Nonrecoverable P&I Advance" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     "NRSF" means net rentable square footage.

     "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. In the case of mortgaged real properties that are mixed use properties, the Occupancy Rate at Underwriting reflects the occupancy rate of the primary use of the property. The Occupancy Rate at Underwriting reflects Dark Tenants. No Occupancy Rate at Underwriting is presented for hospitality properties.

     "One Park Avenue B-Note Junior Lender" means the holder of the One Park Avenue B-Note Junior Loan.

     "One Park Avenue B-Note Junior Loan" means the mortgage loan with a cut-off date principal balance of $20,000,000 that is secured by the One Park Avenue Property, which mortgage loan will not be included in the trust fund. The One Park Avenue B-Note Junior Loan is senior in right of payment to the One Park Avenue C-Note Junior Loan, and subordinate in right of payment to the One Park Avenue Mortgage Loan.

     "One Park Avenue C-Note Junior Lender" means the holder of the One Park Avenue C-Note Junior Loan.

     "One Park Avenue C-Note Junior Loan" means the mortgage loan with a cut-off date principal balance of $36,000,000 that is secured by the One Park Avenue Property, which mortgage loan will not be included in the trust fund. The One Park Avenue C-Note Junior Loan is subordinate in right of payment to the One Park Avenue Mortgage Loan and the One Park Avenue B-Note Junior Loan.

     "One Park Avenue Controlling Holder" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The One Park Avenue Mortgage Loan" in this prospectus supplement.

     "One Park Avenue Cure Payment" means any payment made by a One Park Avenue Junior Lender to cure a default in connection with the One Park Avenue Mortgage Loan as set forth under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The One Park Avenue Mortgage Loan--Cure Rights" in this prospectus supplement.

     "One Park Avenue D-Note Junior Lender" means the holder of the One Park Avenue D-Note Junior Loan.

     "One Park Avenue D-Note Junior Loan" means the mortgage loan with a cut-off date principal balance of $28,500,000 that is secured by the One Park Avenue Property, which mortgage loan will not be included in the trust fund. The One Park Avenue D-Note Junior Loan is subordinate in right of payment to the One Park Avenue Mortgage Loan, the One Park Avenue B-Note Junior Loan and the One Park Avenue C-Note Junior Loan.

     "One Park Avenue Intercreditor Agreement" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The One Park Avenue Mortgage Loan" in this prospectus supplement.

     "One Park Avenue Junior Lender" means any of the One Park Avenue B-Note Junior Lender, the One Park Avenue C-Note Junior Lender and the One Park Avenue D-Note Junior Lender.

     "One Park Avenue Junior Loans" means the One Park Avenue B-Note Junior Loan, the One Park Avenue C-Note Junior Loan and the One Park Avenue D-Note Junior Loan.

     "One Park Avenue Mortgage Loan" means the underlying mortgage loan secured by the One Park Avenue Property.

     "One Park Avenue Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "One Park Avenue".

     "One Park Avenue Special Servicer" means the special servicer in respect of the One Park Avenue Total Loan under the pooling and servicing agreement, whether the special servicer for the trust fund generally or a special servicer that is separately appointed with respect to the One Park Avenue Total Loan as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Park Avenue Mortgage Loan and the Mizner Park Mortgage Loan--The One Park Avenue Mortgage Loan--One Park Avenue Intercreditor Agreement" in this prospectus supplement.

     "One Park Avenue Specially Designated Servicing Action" means any of the following actions with respect to the One Park Avenue Total Loan or any related REO Property, as applicable.

     o any modification or waiver of a monetary term of the One Park Avenue Total Loan and any modification of, or waiver that would result in the extension of the related maturity date, a reduction in the interest rate on any mortgage loan comprising the One Park Avenue Total Loan or the monthly debt service payment or prepayment consideration payable on any mortgage loan comprising the One Park Avenue Total Loan or a deferral or forgiveness of interest on or principal of any mortgage loan comprising the One Park Avenue Total Loan or a modification of any other monetary term of any mortgage loan comprising the One Park Avenue Total Loan relating to the timing or amount of any payment of principal and interest (other than Default Interest);

     o any modification of, or waiver with respect to, the One Park Avenue Total Loan that would result in a discounted payoff of any mortgage loan comprising the One Park Avenue Total Loan;

     o any foreclosure upon or comparable transfer (which may include acquisition of an REO Property) of the ownership of the One Park Avenue Property or any acquisition of the One Park Avenue Property by deed-in-lieu of foreclosure;

     o    any sale of the One Park Avenue Property, including as an REO
          Property;

     o any release of the related borrower or any guarantor from liability with respect to the One Park Avenue Total Loan;

     o any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o any action to bring the One Park Avenue Property, including as an REO Property, into compliance with environmental laws;

     o any substitution or release of collateral for the One Park Avenue Total Loan, except as permitted by the related loan documents;

     o any transfer of the One Park Avenue Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related loan documents;

     o any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower;

     o the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

     o any proposed modification or waiver of any provision of the related loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

     o any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related loan documents);

     o the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent lender's approval is provided for under the related loan documents;

     o any waiver of amounts required to be deposited into escrow or reserve accounts under the related loan documents, or any modification or amendment to any of the related loan documents that would modify the amount of funds required to be deposited into reserve accounts established under the related loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

     o the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the One Park Avenue Total Loan (instead of rebuilding the One Park Avenue Property), if such repayment would not result in the payment in full of all amounts due and payable to the One Park Avenue Controlling Holder; and

     o any approval of an annual budget of the related borrower, to the extent lender's approval is provided for under the related loan documents.

     "One Park Avenue Total Loan" means the One Park Avenue Mortgage Loan, the One Park Avenue B-Note Junior Loan, the One Park Avenue C-Note Junior Loan and the One Park Avenue D-Note Junior Loan, collectively.

     "Option Price" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "Pads" means, in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     o the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma or specimen title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

     o    other matters to which like properties are commonly subject,

     o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     o if the related mortgage loan is the One Park Avenue Mortgage Loan, the Mizner Park Mortgage Loan or a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Junior Loan,

     o if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     o if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "PNC Bank" means PNC Bank, National Association.

     "PNC Financial" means The PNC Financial Services Group, Inc., a Pennsylvania corporation.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and any primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of an underlying mortgage loan made voluntarily by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and any primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "Prime Rate" means an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     "Principal Distribution Adjustment Amount" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments", as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments", as applicable), in each case, during the period since the preceding Distribution Date.

     "Private Mini Storage Portfolio Loan" means the underlying mortgage loan secured by the Private Mini Storage Portfolio Property.

     "Private Mini Storage Portfolio Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Private Mini Storage Portfolio".

     "PTE" means prohibited transaction exemption.

     "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or Fitch to any class of series 2004-C3 certificates then rated by Moody's or Fitch, respectively; (m) have been approved by the Series 2004-C3 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the offered certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the pooling and servicing agreement or the imposition of tax on any REMIC created under the pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "Realized Losses" means losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Relevant Persons" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

     "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REO Property" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2004-C3 certificateholders (or, if such property relates to the One Park Avenue Total Loan, the Mizner Park Total Loan or a CBA A/B Loan Pair, for the benefit of the series 2004-C3 certificateholders and the holder(s) of the related Junior Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

     "Restricted Group" means, collectively, the following persons and entities--

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicer,

     o    the special servicer,

     o    any primary servicers or sub-servicers,

     o    the mortgage loan sellers,

     o each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

     "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3, A-4, A-5 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     o the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     o    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-1, A-2, A-3, A-4, A-5 and A-1-A certificates have been made on that distribution date.

     "Servicing Standard" means the standard by which each of the master servicer and the special servicer will service and administer the mortgage loans (including the One Park Avenue Total Loan and the Mizner Park Total Loan) and, when applicable, an A/B Loan Pair that it is obligated to service and administer pursuant to the pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, in the case of the One Park Avenue Total Loan, the Mizner Park Total Loan and, when applicable, an A/B Loan Pair, the holder(s) of the related Junior Loan(s)), as a collective whole, as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans (including related intercreditor, co-lender and similar agreements), and, to the extent consistent with the foregoing, further as follows--

     o (a) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     o with a view to the timely recovery of principal and interest on the mortgage loans or, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of recovery thereon to the series 2004-C3 certificateholders and the holders of any related Junior Loan(s), all taken as a collective whole, on a present value basis; and

     o    without regard to--

          (a) any relationship that the master servicer or special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the pooling and servicing agreement,

          (b) the ownership of any series 2004-C3 certificate, mezzanine loan or subordinate debt by the master servicer or special servicer, as the case may be, or by any affiliate thereof,

          (c)  the master servicer's obligation to make advances,

          (d) the special servicer's obligation to request that the master servicer make servicing advances,

          (e) the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

          (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

          (g) any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

          (h) any debt that the master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

     o a payment default has occurred at its maturity date (except if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers, within 60 days of the maturity date, a firm commitment to refinance acceptable to the Series 2004-C3 Directing Certificateholder, in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) 90 days after such payment default, which may be extended to 150 days at the 2004-C3 Directing Certificateholder's discretion, or (2) the expiration of such commitment);

     o any monthly payment (other than a balloon payment) is more than 60 or more days delinquent;

     o    the related borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     o the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     o in the judgment of the master servicer or, with the approval of the Series 2004-C3 Directing Certificateholder, the judgment of the special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; provided that a "Servicing Transfer Event" will not be deemed to occur pursuant to this clause upon the occurrence of a potential default in the making of a balloon payment, if, with respect to such event, the master servicer has determined that the master servicer's granting of a one-year extension of the maturity date of the mortgage loan (to the extent it is permitted to do so as described under "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement, including under the condition that it must have obtained the consent of the Series 2004-C3 Directing Certificateholder to the extension) is in accordance with the Servicing Standard, and at such time no other Servicing Transfer Event exists; or

     o any other default has occurred under the mortgage loan documents that, in the judgment of the master servicer or, with the approval of the Series 2004-C3 Directing Certificateholder, the judgment of the special servicer, has materially and adversely affected the value of the related mortgage loan or otherwise materially and adversely affected the interests of the series 2004-C3 certificateholders and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note), provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the special servicer has determined in accordance with the Servicing Standard that either--

          (1) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          (2)  such insurance is not available at any rate;

     A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

     Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any underlying mortgage loan as to which default the holder of any related Junior Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

     "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "Significant Mortgage Loans" has the meaning given to that term under "The Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and
"Due-on-Encumbrance" Clauses" in this prospectus supplement.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, an amount that:

     o will initially equal its unpaid principal balance as of its due date in August 2004 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due during or prior to the month of such addition to the trust fund, whether or not those payments have been received; and

     o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

          2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "Static Prepayment Premium A%(y)" means a duration of y payments during which the loan may be prepaid with prepayment consideration that is calculated solely as a specified percentage of the amount prepaid, which percentage is equal to A%.

     "TI/LC", "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

     "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2004-C3 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Total Principal Distribution Amount" means:

     o for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in August 2004 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in August 2004, and

          4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     o for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees, liquidation fees or interest on advances previously paid with respect to that underlying mortgage loan from collections on the mortgage pool other than Default Interest and/or late payment charges.

     In no event will any payments or other collections of principal allocable to the Junior Loans be included in the calculation of the Total Principal Distribution Amount.

     "Underwriter Exemption" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

     "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

     o with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next three bullets, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in August 2004;

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for all those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any), due on the related due date in August 2004;

     o with respect to the One Park Avenue Mortgage Loan, which is an ARD Loan and provides for payments of interest only until the related anticipated repayment date, the ratio of--

          1. the Underwritten Net Cash Flow for the One Park Avenue Property, to

          2. the aggregate of the monthly debt service payments to be due on the One Park Avenue Mortgage Loan (and without regard to the monthly debt service payments to be due on the One Park Avenue Junior Loans) from and including the due date in August 2004 through and including the due date in July 2005; and

     o with respect to the Mizner Park Mortgage Loan and each CBA A-Note Mortgage Loan, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the twelve times the monthly debt service payment due on the Mizner Park Mortgage Loan or such CBA A-Note Mortgage Loan (and without regard to the monthly debt service payment due on the related Junior Loan), as the case may be, on its due date in August 2004;

provided that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of either of the first two bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in August 2004 through and including the due date in July 2005 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

     "Underwritten Effective Gross Income" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

     "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     o    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten Net Operating Income" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     o    underwritten recurring replacement reserve amounts;

     o    capital improvements, including recurring capital improvements;

     o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "United States Person" means--

     o    a citizen or resident of the United States,

     o    a domestic partnership,

     o    a domestic corporation,

     o any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Code, and

     o    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "Units" means--

     o in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     o in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "U/W" means underwritten.

     "Village Del Amo Mortgage Loan" means the underlying mortgage loan secured by the Village Del Amo Property.

     "Village Del Amo Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Village Del Amo".

     "Weighted Average Net Mortgage Pass-Through Rate" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "Wells Fargo" means Wells Fargo Bank, N.A.

     "Year Built" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Year Renovated" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "Yield Maintenance Period" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information

                                             LOCATIONS OF THE MORTGAGED REAL PROPERTIES
                LOAN                                          CUT-OFF DATE
               GROUP                                            PRINCIPAL
   #  CROSSED   NO.   PROPERTY NAME                            BALANCE (1)   MANAGEMENT COMPANY
   -  -------   ---   -------------                            -----------   ------------------
   1             1    One Park Avenue                   (2)  $ 154,000,000   S.L. Green Management Corp.
   2             1    Pacific Design Center                    150,000,000   Cohen Brothers Realty Corporation of California, Inc.
   3             1    160 West 24th Street                      76,255,309   Douglas Elliman Property Management, LLC
   4             1    Mizner Park                       (3)     53,110,129   Rouse Property Management, Inc. and Clarion Realty
                                                                             Services, LLC
   5             1    Centro Gran Caribe                        51,200,000   Thor Equities, LLC
   6             1    Centerpointe Mall                         47,301,787   Ari-El Enterprises, Inc.
  7A             1    Dixie Manor Shopping Center               22,978,870   B.C. Wood Companies
  7B             1    Eastland Shopping Center                  12,009,992   B.C. Wood Companies
  7C             1    Iroquois Manor Shopping Center             6,804,423   B.C. Wood Companies
  7D             1    Paris Village Shopping Center              3,606,716   B.C. Wood Companies
  8A             1    San Felipe Self Storage                    8,015,900   Private Mini Storage, Inc.
  8B             1    Pressler Self Storage                      6,880,000   Private Mini Storage, Inc.
  8C             1    Lemmon Self Storage                        5,280,000   Private Mini Storage, Inc.
  8D             1    Jersey Village Self Storage                4,897,100   Private Mini Storage, Inc.
  8E             1    Plano Parkway Self Storage                 4,560,000   Private Mini Storage, Inc.
  8F             1    West Little York Self Storage              3,174,600   Private Mini Storage, Inc.
  8G             1    Conroe Self Storage                        3,059,200   Private Mini Storage, Inc.
  8H             1    Starcrest Self Storage                     2,856,700   Private Mini Storage, Inc.
  8I             1    Kuykendahl Self Storage                    1,276,500   Private Mini Storage, Inc.
   9             1    615 Chestnut Street                       37,973,276   Waverly Management Business Trust
  10             1    Village Del Amo                           36,300,000   Parkstone Management Services
  11             1    275 Park Avenue - The Chocolate Factory   30,500,000   Housing Network Management, Corp.
  12             1    Lakewood Square                           30,350,000   Parkstone Management Services
  13             2    Addison at Swift Creek Apartments         28,000,000   Weinstein Management Co., Inc.
  14             1    Fountain Valley Town Center               24,850,000   Bridgecreek Group
  15             2    Gwinnett Crossing Apartments              24,740,904   CNC Investments, Ltd., L.L.P.
  16             1    Mall at Shelter Cove                      22,500,000   PVI Shelter Cove Management Company, LLC
  17             1    FBI Building                              21,000,000   Oxford Development Company
  18             2    The Standard                              18,439,121   Southern Management Corporation
  19             2    Estates at Ridenour                       17,750,000   Estates Management Company
  20             1    333 West Fort Street                      17,339,537   Comm Group LLC
  21             1    The Tower at Northwoods                   17,200,000   Wight & Company, Incorporated
  22             1    Canyon Park Heights                       15,535,000   R. J. Hallissey Co., Inc.
  23             1    Encino Atrium                             15,483,601   Jamison Properties, Inc.
  24             1    Dearborn Atrium                           15,169,961   LMC Management Company, LLC
  25             1    Hilton Garden Inn                         14,750,000   Dimension Development Company
  26             1    Del Rayo Village                          14,486,914   Covello & Associates
  27             1    Merchant Square                           14,200,212   Infinity Property Fund Incorporated
  28             1    Cold Spring Crossing                      14,100,000   Innovative Property Services, LLC
  29             2    Wall Street Apartment Homes               13,650,000   MBS Management Services, Inc.
  30             1    Champlain Center South Shopping Center    13,583,614   The G&A Group, Inc.
  31             2    Lighthouse Pointe Apartments              12,989,729   Jaymor U.S.A., Inc. and KRB Management, Inc.
  32             1    Downey Marketplace                        12,000,000   Owner Managed
  33             2    Versailles Apartments                     10,756,547   Owner Managed
  34             2    Idaho Terrace Apartments                  10,224,269   Vista Management Co., Inc.
  35             1    One & Two River Crossing                   9,940,901   Keystone Properties Group, Inc.
  36             1    Southpark Shopping Center                  9,899,192   Beer Wells Real Estate Services-East Texas, Inc.
  37             1    Linden Park                                9,822,730   The Flynn Company
  38             1    Creekside Plaza Building C                 9,741,357   Creekside Partners, LLC
  39             1    Counsel Square                             9,492,001   Brookline Development Company, LLC
  40             1    Millennium I                               9,459,068   OPG Properties Management Corp.
  41             2    Springfield West Apts                      9,187,102   Weinstein Management Co., Inc.
  42             1    Fairways Plaza                             9,020,040   The Webas Group LLC
 43A             2    McKinley Terrace                           4,111,543   United Marketing, Inc.
 43B             2    Meadow Park Garden Court                   2,786,138   United Marketing, Inc.
 43C             2    Chehalis Manor Apartments                  1,162,217   United Marketing, Inc.
 43D             2    Kennewick Garden Court                       895,544   United Marketing, Inc.
  44             2    University Hill Apartments                 8,922,151   Leyendecker Management Services, Inc.
  45             1    Shelby Creek Shopping Center               8,799,205   Kirco Management Services, LLC
  46             2    College Towers Apartments                  8,650,000   Owner Managed
  47             2    Fountains of Tomball Apartment Homes       8,400,000   MBS Management Services, Inc.
  48             2    Northcastle Apartment Homes                8,168,099   MBS Management Services, Inc.
  49             2    509 Vine Street Philadelphia               8,000,000   Stonehenge Advisors, Inc.
  50             2    Copper Beech Townhomes Phase I             7,400,000   McWhirter Family Limited Partnership
  51             1    357 S. Gulph                               7,370,611   Keystone Properties Group, Inc.
  52             1    Hillcrest Medical Center                   7,274,324   Owner Managed
  53             2    Royal Oaks Apartments                      7,184,691   Owner Managed
  54             2    English Hills Apartments                   7,158,272   Orion Realty Advisors, LLC
  55             1    VIP Plaza                                  7,047,373   Kim & Casey, L.L.C.
  56             1    Westcliff Office Plaza                     6,975,000   Grandel Commercial Management
  57             2    Whisper Hollow Apartments                  6,744,315   CNC Investments, Ltd., L.L.P.
  58             1    Northridge Shopping Center                 6,492,863   Spectrum Cauble Management, LLC
  59             1    Parkland Town Center                       6,488,760   Newman Realty Group, Inc.
  60    (A)      2    Meadows at Shadow Ridge                    3,231,696   Owner Managed
  61    (A)      2    Oaks of Dutch Hollow                       3,231,696   Owner Managed
  62             1    Four Mile Fork Shopping Center             6,442,904   Finmarc Management, Inc.
  63             1    One Crown Center                           6,046,089   European American Realty, Ltd.
  64             1    Homestead Plaza                            5,876,646   Owner Managed
  65             2    Country Village Apartment Homes            5,475,191   MBS Management Services, Inc.
  66             1    Silverlake Shopping Center               $ 5,335,100   FLF Real Estate Management, L.P.
  67             1    Blanco Junction Shopping Center            5,236,617   Gold WHLT, Ltd. d/b/a REOC Partners, Ltd.
  68             2    Sequoia Bend Apartments                    5,203,611   DMJ Management, Inc.
  69             1    Addison Court                              5,188,467   Vanguard Realty and Development Corporation
  70             2    Cedarfield at Churchland Apartments        5,183,622   Artcraft Management, Inc.
  71             1    Deerfield Tech Center                      5,100,000   ECD Company
  72             1    Comfort Inn                                4,994,800   Owner Managed
  73             2    Lakeshore Crossing Apartments              4,969,832   Metzger & Company, Inc.
  74             2    Camelot Village Apartments                 4,805,735   Property Management, Inc
  75             2    Four Worlds Apartments                     4,735,883   Metro-Prop Realty, Inc.
  76             1    Centro Norcross                            4,681,695   Owner Managed
  77             1    Colt Crossing Shopping Center              4,675,966   Riddle Commercial Properties, Inc.
  78             1    The Ontario Building                       4,350,000   Amir Development Company
 79A             1    2440 Brodhead Road (LBC)                   2,289,404   HAF, Inc.
 79B             1    3000 Emrick Blvd. (BBC)                    2,040,556   HAF, Inc.
  80             1    Corona Plaza Shopping Center               4,300,000   RiverRock Real Estate Group, Inc.
  81             1    One Paseo Plaza - East Building            4,288,124   Ocean Properties Development Corporation
  82             1    Stonebridge Office Center                  4,196,744   K & D Group, Inc.
  83             1    Waterford I                                4,160,000   Contintental Realty Services, Inc.
  84             1    StorMax Self Storage                       4,045,260   Owner Managed
  85             2    Whispering Oaks Apartments                 4,000,000   Greystar Management Services, L.P.
  86             1    Hampton Inn Hull Street                    3,989,740   Shamin Hotels
  87             1    Market Place I & II                        3,971,583   Pacific Real Estate Management
  88             2    Highpoint Village Apartments               3,876,614   CNC Investments, Ltd., L.L.P.
  89             1    Bridgeton Crossing                         3,829,862   Income Properties of Raleigh, Inc.
  90             2    Crown Garden Apartments                    3,596,249   Kalee Investments, Inc.
  91             2    The Pines of Southlake Apartments          3,488,657   DEL Development Corporation
  92             1    Holiday Inn Express-Westchase              3,487,545   Owner Managed
  93             1    Crooked Creek Centre                       3,391,325   Owner Managed
  94             2    Bellfort Plaza Apartments                  3,340,855   Owner Managed
  95             2    The Groves at Wimauma Apartments           3,294,487   White Oak Management Corp.
  96             1    American Harbor Self - Storage             3,287,124   WHJ Holdings, Inc.
  97             2    Dyersdale Village                          3,282,170   Owner Managed
  98             1    Village Commons East                       3,277,534   Detroit Development Co., Inc.
  99             1    Venice Place                               3,277,202   Owner Managed
 100             1    St. Charles Retail                         3,235,299   Owner Managed
 101             1    Shea Corporate Medical Office              3,225,000   Transwestern Commercial Services
 102             1    Corinth Commons Shopping Center            3,187,069   Mockingbird Management Corporation
 103             1    Bloomfield Professional Center             3,185,088   Owner Managed
 104             1    Rock Springs Retail Center                 3,086,674   Transwestern Investment Realty
 105             1    Sierra Pacific MHP                         2,987,667   Owner Managed
 106             2    Wesley Park Townhouses                     2,947,385   Property Management, Inc
 107             1    Fonda Place                                2,917,526   Owner Managed
 108             1    MJ Crossing                                2,913,493   Kamco Property Company
 109             2    Oakwood Terrace Apartments                 2,689,446   Owner Managed
 110             1    American Gem                               2,681,836   American Gem
 111             1    Commercial Drive Plaza                     2,650,000   HR & SW Inc.
 112             1    Parkway Shops                              2,626,341   Market Land Company, LLC
 113             1    Lake Jackson Shopping Center               2,591,847   Hinds Banner, LLC
 114             1    Wornall Village                            2,540,000   Investment Properties and Management, Inc. (IPM)
 115             1    Cypress on the Ridge I                     2,492,039   Commercial Facilities, Inc.
 116             1    Cypress on the Ridge II                    2,489,116   Commercial Facilities, Inc.
 117             1    Villas of Loiret                           2,477,917   Owner Managed
 118             2    Bronx Apartments                           2,394,154   Owner Managed
 119             1    Sawtelle @ La Grange Retail Center         2,293,674   Cityspace
 120             2    Hermitage Gardens Apartments               2,292,047   James Talley & Associates
 121             2    Trafalgar Square Duplexes                  2,288,152   D & S Management, Inc.
 122             2    Concord Woods Apartments                   2,193,753   Metro-Prop Realty, Inc.
 123             1    Mansfield Retail Center                    2,190,780   The Krone Group, LLC
 124             1    Copper Country MHP                         2,190,382   Sampson Enterprises
 125             2    Murray Hill Apartments                     2,091,779   Owner Managed
 126             1    Qwik-Stor Self Storage                     2,088,784   Owner Managed
 127             1    Four Winds Professional Building           1,992,860   Wilson Properties LP
 128             2    Baker Square Apartments                    1,990,532   Premier Property Management, LLC
129A             2    Hillcrest Apartments                       1,304,538   Owner Managed
129B             2    Abbott Street Apartments                     363,560   Owner Managed
129C             2    Wyman Street Apartments                      320,788   Owner Managed
 130             2    Villa Ventura Apartments                   1,984,821   Owner Managed
 131             2    Siesta MHP                                 1,982,283   Amos Realty Services
 132             1    Peaksview Shopping Center                  1,980,169   Mid-Atlantic Property Management Company
 133             1    Johnson Building                           1,938,737   CTD Properties
 134             1    Silverlake Professional Building           1,918,249   Franklin Fidelity Management
 135             1    Chapel Hill Center                         1,895,994   HR & SW Inc.
 136             2    Windmill Way Apartments                    1,895,161   Henry Briggs & Associates, Inc.
 137             1    North Richland Hills Retail                1,864,551   Owner Managed
 138             1    Lahser Medical I                           1,842,842   Princeton Management
 139             1    Los Arboles MHP                            1,788,913   Amos Realty Services
 140             2    Cedargate Apartments                       1,758,210   Owner Managed
 141             1    College Square Retail Center               1,741,993   Owner Managed
 142             2    Dellwood Apartments                      $ 1,724,030   Owner Managed
 143             1    Village Medical Plaza                      1,643,588   Primera Partners, L.L.C.
 144             2    649 S. Burnside Ave                        1,643,373   Howard Management Group
 145             2    Candle Chase Apartments                    1,642,761   Owner Managed
 146             1    Hollywood Park Market Place                1,642,756   Owner Managed
 147             1    MCM Building                               1,632,053   Carruth Properties Company
 148             2    Oak Grove Apartments                       1,610,430   John Ray Properties LLC
 149             1    AAA Storage                                1,592,980   Owner Managed
 150             2    Harbour Glen Apartments                    1,532,778   Harbour GP, L.L.C.
 151             2    Parkview Terrace Apartments                1,493,215   Evergreen Real Estate Services
 152             2    Dewberry Heights Apartments                1,474,361   Owner Managed
 153             1    Riverside Retail Center                    1,444,187   B.A.G. Investments, Inc.
 154             2    Little Village Apartments                  1,312,513   Owner Managed
 155             1    Congress StorageMax                        1,192,351   StorageMax Operating Company, LLC
 156             2    Yale Street Apartments                     1,142,267   Owner Managed
 157             2    1485 N. Garfield Apartments                1,131,689   Owner Managed
 158             1    Summerwood Center                          1,122,056   Owner Managed
 159             2    Amberwoods Apartments                      1,037,516   Owner Managed
 160             2    Miccosukee Arms Apartments                 1,037,375   Owner Managed
 161             1    Hidden Creek MHP                           1,028,215   Owner Managed
 162             2    Shamrock Mobile Home Park                    972,366   Calamar Enterprises
 163             1    Randall Center                               947,107   HR & SW Inc.
 164             2    Meadow Wood Apartments                       877,525   Owner Managed
 165             1    Storage Inns of Mansfield                    871,876   Owner Managed
 166             2    Broadway Inn Apartments                      830,074   Owner Managed
 167             2    Monterey Square Apts                         818,459   JSS & Associates, Inc.
 168             1    Mobile Lodge                                 816,795   Owner Managed
 169             1    DeSoto Albertson's Shadow Retail             815,544   Owner Managed
 170             1    The Gap                                      808,910   Owner Managed
 171             2    Prairie Village of Altoona                   793,050   Newbury Managment Company
 172             2    Victory Boulevard                            789,352   Kaufman Properties
 173             2    Drake Apartments                             747,856   Tri-County Properties, Inc.
 174             1    Forest Avenue                                546,639   Owner Managed

   #    ADDRESS                                                      CITY                    COUNTY              STATE   ZIP CODE
   -    -------                                                      ----                    ------              -----   --------
   1    One Park Ave                                                 New York                New York             NY      10016
   2    8687 Melrose Avenue                                          West Hollywood          Los Angeles          CA      90069
   3    160 West 24th Street and 167 West 23rd Street                New York                New York             NY      10003
   4    200-459 Plaza Real and 225 Northeast Mizner Boulevard        Boca Raton              Palm Beach           FL      33432
   5    PR-2, Km. 29.7                                               Vega Alta               N/A                  PR      00692
   6    3545 28th Street Southeast                                   Grand Rapids            Kent                 MI      49512
  7A    6801 Dixie Highway                                           Louisville              Jefferson            KY      40258
  7B    1301 Winchester Road                                         Lexington               Fayette              KY      40505
  7C    5330 South Third Street                                      Louisville              Jefferson            KY      40214
  7D    2000-2236 Paris By-Pass Road                                 Paris                   Bourbon              KY      40361
  8A    5854 and 5856 San Felipe Street                              Houston                 Harris               TX      77057
  8B    1321 West Fifth Street                                       Austin                  Travis               TX      78703
  8C    2320 North Central Expressway                                Dallas                  Dallas               TX      75204
  8D    18106 Northwest Freeway                                      Jersey Village          Harris               TX      77065
  8E    5920 West Plano Parkway                                      Plano                   Collin               TX      75093
  8F    6400 West Little York Road                                   Houston                 Harris               TX      77091
  8G    1450 South Interstate 45                                     Conroe                  Montgomery           TX      77304
  8H    1938 Northeast Loop 410                                      San Antonio             Bexar                TX      78217
  8I    15340 Kuykendahl Drive                                       Houston                 Harris               TX      77090
   9    615 Chestnut Street                                          Philadelphia            Philadelphia         PA      19106
  10    21201-21327 Hawthorne Boulevard                              Torrance                Los Angeles          CA      90503
  11    275 Park Avenue                                              Brooklyn                Kings                NY      11205
  12    5021-5195 Lakewood Boulevard and 3950-4091 Hardwick Street   Lakewood                Los Angeles          CA      90712
  13    4100 Lonas Parkway                                           Midlothian              Chesterfield         VA      23112
  14    16027-16205 Brookhurst Street                                Fountain Valley         Orange               CA      92708
  15    2202 West Liddell Road                                       Duluth                  Gwinnett             GA      30096
  16    24 Shelter Cove Lane                                         Hilton Head Island      Beaufort             SC      29928
  17    3311 East Carson Street                                      Pittsburgh              Allegheny            PA      15203
  18    501 Saint Paul Street                                        Baltimore               Baltimore City       MD      21202
  19    1575 Ridenour Parkway                                        Kennesaw                Cobb                 GA      30152
  20    333-337 West Fort Street                                     Detroit                 Wayne                MI      48226
  21    222 Rosewood Drive                                           Danvers                 Essex                MA      01923
  22    21540 30th Drive Southeast                                   Bothell                 Snohomish            WA      98021
  23    16530 Ventura Boulevard                                      Encino                  Los Angeles          CA      91436
  24    835 Mason Street and 22000 Garrison Street                   Dearborn                Wayne                MI      48124
  25    2540 Venture Oaks Way                                        Sacramento              Sacramento           CA      95833
  26    16077-91 San Dieguito Road                                   Rancho Santa Fe         San Diego            CA      92067
  27    7100 GA Highway 85                                           Riverdale               Clayton              GA      30274
  28    355 Crossroads Boulevard                                     Cold Spring             Campbell             KY      41076
  29    11700 Wall Street                                            San Antonio             Bexar                TX      78230
  30    19, 57, and 73 Centre Drive                                  Plattsburgh             Clinton              NY      12901
  31    3350 Wedgewood Drive Northeast                               Palm Bay                Brevard              FL      32905
  32    8610 Firestone Boulevard                                     Downey                  Los Angeles          CA      90241
  33    18130 South Kedzie Avenue                                    Hazel Crest             Cook                 IL      60429
  34    3040 Idaho Avenue Northwest                                  Washington              District of Columbia DC      20016
  35    100 West Elm and One First Avenue                            Conshohocken            Montgomery           PA      19428
  36    1900 - 2002 East Southeast Loop 323                          Tyler                   Smith                TX      75701
  37    4550 New Linden Hill Road                                    Stanton                 New Castle           DE      19808
  38    1000 San Leandro Boulevard                                   San Leandro             Alameda              CA      94577
  39    7545-7627 Little Road                                        New Port Richey         Pasco                FL      34654
  40    20 Ash Street                                                Conshohocken            Montgomery           PA      19428
  41    9500 Brightway Court                                         Richmond                Henrico              VA      23294
  42    8200 South Colorado Boulevard                                Centennial              Arapahoe             CO      80122
 43A    807-809 East Wright Avenue                                   Tacoma                  Pierce               WA      98404
 43B    5712 Hannah Pierce Road West                                 University Place        Pierce               WA      98467
 43C    300 South Market Boulevard                                   Chehalis                Lewis                WA      98532
 43D    955 West 5th Avenue                                          Kennewick               Benton               WA      99336
  44    4707 North University Drive                                  Nacogdoches             Nacogdoches          TX      75961
  45    8480-8630 26 Mile Road                                       Shelby Township         Macomb               MI      48316
  46    1800-1840 Rhodes Road                                        Kent                    Portage              OH      44240
  47    1011 Village Square Drive                                    Tomball                 Harris               TX      77375
  48    8100 Mopac Expressway                                        Austin                  Travis               TX      78759
  49    509 Vine Street                                              Philadelphia            Philadelphia         PA      19102
  50    223 Medlar Drive                                             Indiana                 Indiana              PA      15701
  51    357 South Gulph Road                                         King of Prussia         Montgomery           PA      19406
  52    4033 3rd Avenue                                              San Diego               San Diego            CA      92103
  53    5320 Northwest 27th Street                                   Lauderhill              Broward              FL      33313
  54    6701 English Hills Drive                                     Charlotte               Mecklenburg          NC      28212
  55    3030 West Olympic Boulevard                                  Los Angeles             Los Angeles          CA      90006
  56    1617 Westcliff Drive                                         Newport Beach           Orange               CA      92660
  57    3300 Parker Lane                                             Austin                  Travis               TX      78741
  58    8329 Roswell Road                                            Atlanta                 Fulton               GA      30350
  59    6700 Parkside Drive                                          Parkland                Broward              FL      33067
  60    1640-1691 Shadow Ridge Court                                 Belleville              Saint Clair          IL      62221
  61    5787 Brett Michael Lane                                      Belleville              Saint Clair          IL      62223
  62    U.S. Route 1 at Courthouse Road                              Fredericksburg          Spotsylvania         VA      22408
  63    1895 Phoenix Boulevard                                       College Park            Clayton              GA      30349
  64    1302-1344 Homestead Road North                               Lehigh Acres            Lee                  FL      33936
  65    2551 Loop 35 South                                           Alvin                   Brazoria             TX      77511
  66    3000 County Road 94                                          Pearland                Brazoria             TX      77584
  67    6901 Blanco Road                                             Castle Hills            Bexar                TX      78213
  68    601 Brown Trail                                              Hurst                   Tarrant              TX      76053
  69    17940-17960 Military Trail                                   Boca Raton              Palm Beach           FL      33496
  70    4201 Cedar Lane                                              Portsmouth              Portsmouth City      VA      23703
  71    111 Deer Lake Road                                           Deerfield               Lake                 IL      60015
  72    1290 West Valley Parkway                                     Escondido               San Diego            CA      92029
  73    101 Lakeshore Drive                                          Atlanta                 Fulton               GA      30324
  74    2161 Camelot Drive                                           Susquehanna Township    Dauphin              PA      17110
  75    8292 Four Worlds Drive                                       Cincinnati              Hamilton             OH      45231
  76    5720 & 5730 Buford Highway                                   Norcross                Gwinnett             GA      30071
  77    5179 Clinton Road                                            Fayetteville            Cumberland           NC      28391
  78    4502 East Airport Drive                                      Ontario                 San Bernardino       CA      91761
 79A    2440 Brodhead Road                                           Bethlehem               Northampton          PA      18020
 79B    3000 Emrick Boulevard                                        Bethlehem               Northampton          PA      18020
  80    1312 East Ontario Avenue                                     Corona                  Riverside            CA      92881
  81    74-245 Highway 111                                           Palm Desert             Riverside            CA      92260
  82    2019 Center Street                                           Cleveland               Cuyahoga             OH      44113
  83    2820 Waterford Lake Drive                                    Midlothian              Chesterfield         VA      23112
  84    4250 34th Street South                                       St. Petersburg          Pinellas             FL      33711
  85    1200 North Loop 336 West                                     Conroe                  Montgomery           TX      77301
  86    3620 Price Club Boulevard                                    Midlothian              Chesterfield         VA      23112
  87    600 Northwest 14th Avenue & 1338 Northwest Hoyt Street       Portland                Multnomah            OR      97209
  88    2400 Wickersham Lane                                         Austin                  Travis               TX      78741
  89    121 Bridge Town Boulevard                                    New Bern                Craven               NC      28560
  90    7001 Hillcroft Street                                        Houston                 Harris               TX      77081
  91    985 Mount Zion Road                                          Morrow                  Clayton              GA      30260
  92    2930 West Sam Houston Parkway South                          Houston                 Harris               TX      77042
  93    7818-7880 North Michigan Road                                Indianapolis            Marion               IN      46268
  94    7035 Bellfort Avenue                                         Houston                 Harris               TX      77087
  95    5316 Sun Paradise Court                                      Wimauma                 Hillsborough         FL      33598
  96    7227 South R.L. Thornton Freeway                             Dallas                  Dallas               TX      75232
  97    9700 Mesa Drive                                              Houston                 Harris               TX      77078
  98    131 South Milford Road                                       Milford                 Oakland              MI      48387
  99    1021-1031 Abbot Kinney Boulevard                             Venice                  Los Angeles          CA      90291
 100    962 South Randall Road                                       St. Charles             Kane                 IL      60174
 101    7032 - 7054 East Cochise Road                                Scottsdale              Maricopa             AZ      85253
 102    7650 South Interstate 35 East                                Corinth                 Denton               TX      76210
 103    43494 Woodward Avenue                                        Bloomfield Hills        Oakland              MI      48302
 104    1910-1936 Rock Springs Drive                                 Las Vegas               Clark                NV      89128
 105    5201 East Highway 95                                         Yuma                    Yuma                 AZ      85365
 106    135 Wesley Drive                                             Lower Allen Township    Cumberland           PA      17055
 107    10315 Grand River Road                                       Brighton                Livingston           MI      48116
 108    1418 North Town East Boulevard                               Mesquite                Dallas               TX      75150
 109    917 Coury Road                                               Everman                 Tarrant              TX      76140
 110    2347 South Sepulveda Boulevard                               Los Angeles             Los Angeles          CA      90064
 111    4640-4666 Commercial Drive                                   New Hartford            Oneida               NY      13413
 112    2458-2486 Old Fort Parkway                                   Murfreesboro            Rutherford           TN      37128
 113    117 Highway 332 West                                         Lake Jackson            Brazoria             TX      77566
 114    8430 Wornall Road                                            Kansas City             Jackson              MO      64114
 115    740 Garden View Court                                        Encinitas               San Diego            CA      92024
 116    760 Garden View Court                                        Encinitas               San Diego            CA      92024
 117    9106-9128 Boehm and 15908-15926 West 91st Terrace and        Lenexa                  Johnson              KS      66219
        15925 West 91st Terrace Drive
 118    4459 Matilda Avenue & 3153 Seymou Avenue                     Bronx                   Bronx                NY   10469 & 10470
 119    2000-2012 Sawtelle Boulevard and 11270 La Grange Avenue      Los Angeles             Los Angeles          CA      90025
 120    4701 Old Hickory Boulevard                                   Hermitage               Davidson             TN      37138
 121    500-564 Southwest 93rd & 9400-9828 South Shartel Avenue      Oklahoma City           Cleveland            OK      73139
 122    44 Concord Woods Drive                                       Milford                 Clermont             OH      45150
 123    2150-2172 Walker Lake Road                                   Ontario                 Richland             OH      44862
 124    500 North Main Street                                        Globe                   Gila                 AZ      85501
 125    819 Lane Drive                                               Rosenberg               Fort Bend            TX      77471
 126    1213 North King Street                                       Hampton                 Hampton City         VA      23669
 127    7071 Convoy Court                                            San Diego               San Diego            CA      92111
 128    1809 Baker Drive                                             Mesquite                Dallas               TX      75150
129A    469 Old Candia Road                                          Candia                  Rockingham           NH      03034
129B    17-21 Abbott Street                                          Nashua                  Hillsborough         NH      03064
129C    10 Wyman Street                                              Derry                   Rockingham           NH      03038
 130    7125 North 19th Avenue                                       Phoenix                 Maricopa             AZ      85021
 131    503 Uhland Road                                              San Marcos              Hays                 TX      78666
 132    1525 Longwood Avenue                                         Bedford                 Robeson              VA      24523
 133    810 1st Street South                                         Hopkins                 Hennepin             MN      55343
 134    2225 County Road 90                                          Pearland                Brazoria             TX      77584
 135    1896-1908 Buchholzer Boulevard                               Akron                   Summit               OH      44310
 136    7270 Elm Tree Terrace                                        Mechanicsville          Hanover              VA      23111
 137    8412 Davis Boulevard                                         North Richland Hills    Tarrant              TX      76180
 138    27177 Lahser Road                                            Southfield              Oakland              MI      48034
 139    17200 South La Villita Road                                  Sahuarita               Pima                 AZ      85629
 140    32 Cedargate Court                                           Galion                  Crawford             OH      44833
 141    555 and 595 College Drive                                    Henderson               Clark                NV      89015
 142    2001 Bristol Road                                            Laredo                  Webb                 TX      78045
 143    8527 Village Drive                                           San Antonio             Bexar                TX      78217
 144    649 South Burnside Avenue                                    Los Angeles             Los Angeles          CA      90036
 145    6822 South Hulen Street                                      Fort Worth              Tarrant              TX      76133
 146    3417, 3419 & 3421 West Century Boulevard                     Inglewood               Los Angeles          CA      90303
 147    10720 Bradford Road                                          Littleton               Jefferson            CO      80127
 148    2201/2203 South Mitchell and 817 Southeast 11th Street       Oak Grove               Jackson              MO      64075
 149    2505 3rd Avenue Place                                        Longmont                Boulder              CO      80503
 150    1225 10th Street North                                       Texas City              Galveston            TX      77592
 151    602 East 13th Street                                         Mishawaka               St Joseph            IN      46544
 152    81 Overton Avenue                                            Waterbury               New Haven            CT      06705
 153    7120 Indiana Avenue                                          Riverside               Riverside            CA      92504
 154    95 -101 Lee Street                                           Buckner                 Jackson              MO      64016
 155    4700 West Congress Street                                    Lafayette               Lafayette            LA      70506
 156    1160 & 1180 Stratford Avenue                                 Stratford               Fairfield            CT      06615
 157    1485 North Garfield Avenue                                   Pasadena                Los Angeles          CA      91104
 158    10291 East Grand River Road                                  Brighton                Livingston           MI      48116
 159    800 Hamsted Street                                           Fort Worth              Tarrant              TX      76163
 160    1839 Miccosukee Road                                         Tallahassee             Leon                 FL      32308
 161    99-306 Hidden Creek Circle                                   Warner Robins           Houston              GA      31088
 162    1883 Electric Avenue                                         Lackawanna              Erie                 NY      14218
 163    4880 Northfield Road                                         North Randall           Cuyahoga             OH      44128
 164    122 Route 385                                                Catskill                Greene               NY      12414
 165    1585 Lexington Avenue                                        Mansfield               Richland             OH      44907
 166    8477 East Broadway Boulevard                                 Tucson                  Pima                 AZ      85710
 167    3764 North Nicklas Avenue                                    Oklahoma City           Oklahoma             OK      73122
 168    619 Whitfield Street                                         Lecompton               Douglas              KS      66050
 169    1308 West Beltline Road                                      DeSoto                  Dallas               TX      75115
 170    28-30 Purchase Street                                        Rye                     Westchester          NY      10580
 171    500 5th Avenue Southwest                                     Altoona                 Polk                 IA      50009
 172    15202-15222 Victory Boulevard                                Van Nuys                Los Angeles          CA      91411
 173    15830 Van Aken Boulevard                                     Shaker Heights          Cuyahoga             OH      44120
 174    63-50 and 63-54 Forest Avenue                                Ridgewood               Queens               NY      11385

(A) The underlying mortgage loans secured by Meadows at Shadow Ridge and Oaks of Dutch Hollow are cross-defaulted and cross-collateralized.
(1)  Based on a Cut-off date in August 2004.
(2) The One Park Avenue Mortgage Loan is evidenced by a $154,000,000 Senior A Note, which will be an asset of the trust fund, a $20,000,000 Junior B Note, a $36,000,000 Junior C Note, and a $28,500,000 Junior D Note. Unless otherwise stated, calculations presented herein are based on the Senior A Note.
(3) The Mizner Park Mortgage Loan is evidenced by a $53,168,778 Senior A Note, which will be an asset of the trust fund, a $8,821,480 Junior B Note. Unless otherwise stated, calculations presented herein are based on the Senior A Note.

                                       DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES
                 LOAN                                           CUT-OFF DATE
                 GROUP                                            PRINCIPAL                                 PROPERTY
   #    CROSSED   NO.  PROPERTY NAME                             BALANCE (1)      PROPERTY TYPE             SUB-TYPE
   -    -------   ---  -------------                             -----------      -------------             --------
   1               1   One Park Avenue                      (3)  $ 154,000,000    Office                       CBD
   2               1   Pacific Design Center                       150,000,000    Office                    Suburban
   3               1   160 West 24th Street                         76,255,309    Mixed Use            Multifamily/Retail
   4               1   Mizner Park                          (4)     53,110,129    Mixed Use               Office/Retail
   5               1   Centro Gran Caribe                           51,200,000    Retail                    Anchored
   6               1   Centerpointe Mall                            47,301,787    Retail                    Anchored
  7A               1   Dixie Manor Shopping Center                  22,978,870    Retail                    Anchored
  7B               1   Eastland Shopping Center                     12,009,992    Retail                    Anchored
  7C               1   Iroquois Manor Shopping Center                6,804,423    Retail                    Anchored
  7D               1   Paris Village Shopping Center                 3,606,716    Retail                    Anchored
  8A               1   San Felipe Self Storage                       8,015,900    Self Storage                 N/A
  8B               1   Pressler Self Storage                         6,880,000    Self Storage                 N/A
  8C               1   Lemmon Self Storage                           5,280,000    Self Storage                 N/A
  8D               1   Jersey Village Self Storage                   4,897,100    Self Storage                 N/A
  8E               1   Plano Parkway Self Storage                    4,560,000    Self Storage                 N/A
  8F               1   West Little York Self Storage                 3,174,600    Self Storage                 N/A
  8G               1   Conroe Self Storage                           3,059,200    Self Storage                 N/A
  8H               1   Starcrest Self Storage                        2,856,700    Self Storage                 N/A
  8I               1   Kuykendahl Self Storage                       1,276,500    Self Storage                 N/A
   9               1   615 Chestnut Street                          37,973,276    Office                       CBD
  10               1   Village Del Amo                              36,300,000    Retail                    Anchored
  11               1   275 Park Avenue - The Chocolate Factory      30,500,000    Mixed Use            Multifamily/Retail
  12               1   Lakewood Square                              30,350,000    Retail                    Anchored
  13               2   Addison at Swift Creek Apartments            28,000,000    Multifamily             Conventional
  14               1   Fountain Valley Town Center                  24,850,000    Retail                    Anchored
  15               2   Gwinnett Crossing Apartments                 24,740,904    Multifamily             Conventional
  16               1   Mall at Shelter Cove                         22,500,000    Retail                    Anchored
  17               1   FBI Building                                 21,000,000    Office                    Suburban
  18               2   The Standard                                 18,439,121    Multifamily             Conventional
  19               2   Estates at Ridenour                          17,750,000    Multifamily             Conventional
  20               1   333 West Fort Street                         17,339,537    Office                       CBD
  21               1   The Tower at Northwoods                      17,200,000    Office                    Suburban
  22               1   Canyon Park Heights                          15,535,000    Office                    Suburban
  23               1   Encino Atrium                                15,483,601    Office                    Suburban
  24               1   Dearborn Atrium                              15,169,961    Office                    Suburban
  25               1   Hilton Garden Inn                            14,750,000    Hotel                   Full Service
  26               1   Del Rayo Village                             14,486,914    Retail                   Unanchored
  27               1   Merchant Square                              14,200,212    Retail                    Anchored
  28               1   Cold Spring Crossing                         14,100,000    Retail                    Anchored
  29               2   Wall Street Apartment Homes                  13,650,000    Multifamily             Conventional
  30               1   Champlain Center South Shopping Center       13,583,614    Retail                    Anchored
  31               2   Lighthouse Pointe Apartments                 12,989,729    Multifamily             Conventional
  32               1   Downey Marketplace                           12,000,000    Retail                    Anchored
  33               2   Versailles Apartments                        10,756,547    Multifamily             Conventional
  34               2   Idaho Terrace Apartments                     10,224,269    Multifamily             Conventional
  35               1   One & Two River Crossing                      9,940,901    Office                    Suburban
  36               1   Southpark Shopping Center                     9,899,192    Retail                    Anchored
  37               1   Linden Park                                   9,822,730    Office                    Suburban
  38               1   Creekside Plaza Building C                    9,741,357    Office                    Suburban
  39               1   Counsel Square                                9,492,001    Office                    Suburban
  40               1   Millennium I                                  9,459,068    Office                    Suburban
  41               2   Springfield West Apts                         9,187,102    Multifamily             Conventional
  42               1   Fairways Plaza                                9,020,040    Retail                   Unanchored
  43A              2   McKinley Terrace                              4,111,543    Multifamily             Conventional
  43B              2   Meadow Park Garden Court                      2,786,138    Multifamily             Conventional
  43C              2   Chehalis Manor Apartments                     1,162,217    Multifamily             Conventional
  43D              2   Kennewick Garden Court                          895,544    Multifamily             Conventional
  44               2   University Hill Apartments                    8,922,151    Multifamily             Conventional
  45               1   Shelby Creek Shopping Center                  8,799,205    Retail                    Anchored
  46               2   College Towers Apartments                     8,650,000    Multifamily             Conventional
  47               2   Fountains of Tomball Apartment Homes          8,400,000    Multifamily             Conventional
  48               2   Northcastle Apartment Homes                   8,168,099    Multifamily             Conventional
  49               2   509 Vine Street Philadelphia                  8,000,000    Multifamily             Conventional
  50               2   Copper Beech Townhomes Phase I                7,400,000    Multifamily             Conventional
  51               1   357 S. Gulph                                  7,370,611    Office                    Suburban
  52               1   Hillcrest Medical Center                      7,274,324    Office                    Suburban
  53               2   Royal Oaks Apartments                         7,184,691    Multifamily             Conventional
  54               2   English Hills Apartments                      7,158,272    Multifamily             Conventional
  55               1   VIP Plaza                                     7,047,373    Mixed Use               Retail/Office
  56               1   Westcliff Office Plaza                        6,975,000    Mixed Use               Office/Retail
  57               2   Whisper Hollow Apartments                     6,744,315    Multifamily             Conventional
  58               1   Northridge Shopping Center                    6,492,863    Retail                    Anchored
  59               1   Parkland Town Center                          6,488,760    Retail                   Unanchored
  60      (A)      2   Meadows at Shadow Ridge                       3,231,696    Multifamily             Conventional
  61      (A)      2   Oaks of Dutch Hollow                          3,231,696    Multifamily             Conventional
  62               1   Four Mile Fork Shopping Center                6,442,904    Retail                    Anchored
  63               1   One Crown Center                              6,046,089    Office                    Suburban
  64               1   Homestead Plaza                               5,876,646    Retail                    Anchored
  65               2   Country Village Apartment Homes               5,475,191    Multifamily             Conventional
  66               1   Silverlake Shopping Center                    5,335,100    Retail                    Anchored
  67               1   Blanco Junction Shopping Center               5,236,617    Retail                   Unanchored
  68               2   Sequoia Bend Apartments                       5,203,611    Multifamily             Conventional
  69               1   Addison Court                               $ 5,188,467    Retail                   Unanchored
  70               2   Cedarfield at Churchland Apartments           5,183,622    Multifamily             Conventional
  71               1   Deerfield Tech Center                         5,100,000    Office                    Suburban
  72               1   Comfort Inn                                   4,994,800    Hotel                  Limited Service
  73               2   Lakeshore Crossing Apartments                 4,969,832    Multifamily             Conventional
  74               2   Camelot Village Apartments                    4,805,735    Multifamily             Conventional
  75               2   Four Worlds Apartments                        4,735,883    Multifamily             Conventional
  76               1   Centro Norcross                               4,681,695    Mixed Use               Office/Retail
  77               1   Colt Crossing Shopping Center                 4,675,966    Retail                    Anchored
  78               1   The Ontario Building                          4,350,000    Industrial                   N/A
  79A              1   2440 Brodhead Road (LBC)                      2,289,404    Industrial                   N/A
  79B              1   3000 Emrick Blvd. (BBC)                       2,040,556    Industrial                   N/A
  80               1   Corona Plaza Shopping Center                  4,300,000    Retail                    Anchored
  81               1   One Paseo Plaza - East Building               4,288,124    Office                    Suburban
  82               1   Stonebridge Office Center                     4,196,744    Office                       CBD
  83               1   Waterford I                                   4,160,000    Office                    Suburban
  84               1   StorMax Self Storage                          4,045,260    Self Storage                 N/A
  85               2   Whispering Oaks Apartments                    4,000,000    Multifamily             Conventional
  86               1   Hampton Inn Hull Street                       3,989,740    Hotel                  Limited Service
  87               1   Market Place I & II                           3,971,583    Mixed Use               Retail/Office
  88               2   Highpoint Village Apartments                  3,876,614    Multifamily             Conventional
  89               1   Bridgeton Crossing                            3,829,862    Retail                    Anchored
  90               2   Crown Garden Apartments                       3,596,249    Multifamily             Conventional
  91               2   The Pines of Southlake Apartments             3,488,657    Multifamily             Conventional
  92               1   Holiday Inn Express-Westchase                 3,487,545    Hotel                  Limited Service
  93               1   Crooked Creek Centre                          3,391,325    Retail                   Unanchored
  94               2   Bellfort Plaza Apartments                     3,340,855    Multifamily             Conventional
  95               2   The Groves at Wimauma Apartments              3,294,487    Multifamily             Conventional
  96               1   American Harbor Self - Storage                3,287,124    Self Storage                 N/A
  97               2   Dyersdale Village                             3,282,170    Multifamily             Conventional
  98               1   Village Commons East                          3,277,534    Retail                   Unanchored
  99               1   Venice Place                                  3,277,202    Retail                   Unanchored
  100              1   St. Charles Retail                            3,235,299    Retail                    Anchored
  101              1   Shea Corporate Medical Office                 3,225,000    Office                    Suburban
  102              1   Corinth Commons Shopping Center               3,187,069    Retail                   Unanchored
  103              1   Bloomfield Professional Center                3,185,088    Office                    Suburban
  104              1   Rock Springs Retail Center                    3,086,674    Retail                   Unanchored
  105              1   Sierra Pacific MHP                            2,987,667    Multifamily         Manufactured Housing
  106              2   Wesley Park Townhouses                        2,947,385    Multifamily             Conventional
  107              1   Fonda Place                                   2,917,526    Office                    Suburban
  108              1   MJ Crossing                                   2,913,493    Retail                   Unanchored
  109              2   Oakwood Terrace Apartments                    2,689,446    Multifamily             Conventional
  110              1   American Gem                                  2,681,836    Retail                   Unanchored
  111              1   Commercial Drive Plaza                        2,650,000    Retail                   Unanchored
  112              1   Parkway Shops                                 2,626,341    Retail                    Anchored
  113              1   Lake Jackson Shopping Center                  2,591,847    Retail                   Unanchored
  114              1   Wornall Village                               2,540,000    Retail                    Anchored
  115              1   Cypress on the Ridge I                        2,492,039    Office                    Suburban
  116              1   Cypress on the Ridge II                       2,489,116    Office                    Suburban
  117              1   Villas of Loiret                              2,477,917    Multifamily             Conventional
  118              2   Bronx Apartments                              2,394,154    Multifamily             Conventional
  119              1   Sawtelle @ La Grange Retail Center            2,293,674    Retail                   Unanchored
  120              2   Hermitage Gardens Apartments                  2,292,047    Multifamily             Conventional
  121              2   Trafalgar Square Duplexes                     2,288,152    Multifamily             Conventional
  122              2   Concord Woods Apartments                      2,193,753    Multifamily             Conventional
  123              1   Mansfield Retail Center                       2,190,780    Retail                   Unanchored
  124              1   Copper Country MHP                            2,190,382    Mixed Use      Manufactured Housing/Self Storage
  125              2   Murray Hill Apartments                        2,091,779    Multifamily             Conventional
  126              1   Qwik-Stor Self Storage                        2,088,784    Self Storage                 N/A
  127              1   Four Winds Professional Building              1,992,860    Office                    Suburban
  128              2   Baker Square Apartments                       1,990,532    Multifamily             Conventional
 129A              2   Hillcrest Apartments                          1,304,538    Multifamily             Conventional
 129B              2   Abbott Street Apartments                        363,560    Multifamily             Conventional
 129C              2   Wyman Street Apartments                         320,788    Multifamily             Conventional
  130              2   Villa Ventura Apartments                      1,984,821    Multifamily             Conventional
  131              2   Siesta MHP                                    1,982,283    Multifamily         Manufactured Housing
  132              1   Peaksview Shopping Center                     1,980,169    Retail                    Anchored
  133              1   Johnson Building                              1,938,737    Industrial                   N/A
  134              1   Silverlake Professional Building              1,918,249    Office                    Suburban
  135              1   Chapel Hill Center                            1,895,994    Retail                   Unanchored
  136              2   Windmill Way Apartments                       1,895,161    Multifamily             Conventional
  137              1   North Richland Hills Retail                   1,864,551    Retail                   Unanchored
  138              1   Lahser Medical I                              1,842,842    Office                    Suburban
  139              1   Los Arboles MHP                               1,788,913    Multifamily         Manufactured Housing
  140              2   Cedargate Apartments                          1,758,210    Multifamily             Conventional
  141              1   College Square Retail Center                  1,741,993    Retail                   Unanchored
  142              2   Dellwood Apartments                           1,724,030    Multifamily             Conventional
  143              1   Village Medical Plaza                         1,643,588    Office                    Suburban
  144              2   649 S. Burnside Ave                           1,643,373    Multifamily             Conventional
  145              2   Candle Chase Apartments                       1,642,761    Multifamily             Conventional
  146              1   Hollywood Park Market Place                   1,642,756    Retail                    Anchored
  147              1   MCM Building                                  1,632,053    Mixed Use             Office/Industrial
  148              2   Oak Grove Apartments                        $ 1,610,430    Multifamily             Conventional
  149              1   AAA Storage                                   1,592,980    Self Storage                 N/A
  150              2   Harbour Glen Apartments                       1,532,778    Multifamily             Conventional
  151              2   Parkview Terrace Apartments                   1,493,215    Multifamily             Conventional
  152              2   Dewberry Heights Apartments                   1,474,361    Multifamily             Conventional
  153              1   Riverside Retail Center                       1,444,187    Retail                   Unanchored
  154              2   Little Village Apartments                     1,312,513    Multifamily             Conventional
  155              1   Congress StorageMax                           1,192,351    Self Storage                 N/A
  156              2   Yale Street Apartments                        1,142,267    Multifamily             Conventional
  157              2   1485 N. Garfield Apartments                   1,131,689    Multifamily             Conventional
  158              1   Summerwood Center                             1,122,056    Office                    Suburban
  159              2   Amberwoods Apartments                         1,037,516    Multifamily             Conventional
  160              2   Miccosukee Arms Apartments                    1,037,375    Multifamily             Conventional
  161              1   Hidden Creek MHP                              1,028,215    Multifamily         Manufactured Housing
  162              2   Shamrock Mobile Home Park                       972,366    Multifamily         Manufactured Housing
  163              1   Randall Center                                  947,107    Retail                   Unanchored
  164              2   Meadow Wood Apartments                          877,525    Multifamily             Conventional
  165              1   Storage Inns of Mansfield                       871,876    Self Storage                 N/A
  166              2   Broadway Inn Apartments                         830,074    Multifamily             Conventional
  167              2   Monterey Square Apts                            818,459    Multifamily             Conventional
  168              1   Mobile Lodge                                    816,795    Multifamily         Manufactured Housing
  169              1   DeSoto Albertson's Shadow Retail                815,544    Retail                    Anchored
  170              1   The Gap                                         808,910    Retail                    Anchored
  171              2   Prairie Village of Altoona                      793,050    Multifamily             Conventional
  172              2   Victory Boulevard                               789,352    Multifamily             Conventional
  173              2   Drake Apartments                                747,856    Multifamily             Conventional
  174              1   Forest Avenue                                   546,639    Mixed Use            Multifamily/Retail
                                                               ----------------
TOTAL/WEIGHTED AVERAGE:                                         $ 1,639,437,484
                                                               ================
MAXIMUM:
MINIMUM:

         UNITS/
          SQ.FT              FEE/                       YEAR      OCCUPANCY        DATE OF
   #      ROOMS           LEASEHOLD      YEAR BUILT  RENOVATED   RATE AT U/W    OCCUPANCY RATE  APPRAISED VALUE
   -      -----           ---------      ----------  ---------   -----------    --------------  ---------------
   1      926,453            Fee            1922        2004         94%           5/17/04        $ 320,000,000
   2      961,814            Fee            1976        2001         80%           6/22/04          233,000,000
   3          204 (5)        Fee            1987        1999        100%           12/1/03          100,000,000
   4      504,463         Leasehold         1991        2003         89%            7/1/04          109,400,000
   5      387,437       Fee/Leasehold       1987        2000         96%           3/17/04           64,000,000
   6      774,137 (6)        Fee            1967        2001         88%            6/1/04           73,000,000
  7A      350,673            Fee            1954        2002         83%           4/14/04           30,900,000
  7B      334,316            Fee            1962        2002         95%           4/13/04           16,150,000
  7C      134,449            Fee            1951        2002         96%           4/13/04            9,150,000
  7D       73,400            Fee            1989        N/A          97%           4/13/04            4,850,000
  8A       59,625            Fee            1995        N/A          88%           6/30/04           10,150,000
  8B       63,944            Fee            1996        N/A          88%           6/30/04            8,600,000
  8C       69,023            Fee            1996        N/A          88%           6/30/04            6,700,000
  8D      161,946            Fee            1995        N/A          69%           6/30/04            7,400,000
  8E       63,605            Fee            1995        N/A          84%           6/30/04            5,700,000
  8F       69,935            Fee            1994        N/A          82%           6/30/04            4,850,000
  8G       68,287            Fee            1994        N/A          64%           6/30/04            3,850,000
  8H       57,164            Fee            1995        N/A          83%           6/30/04            4,100,000
  8I       42,104            Fee            1981        1999         67%           6/30/04            2,400,000
   9      375,369            Fee            1981        2003         97%            6/1/04           48,000,000
  10      179,368            Fee            1980        1990         97%            8/1/04           46,250,000
  11          123 (7)        Fee            1920        2003         93%            6/8/04           40,300,000
  12      187,604            Fee            1983        2002         98%            8/1/04           40,000,000
  13          432            Fee            1999        2001         96%           3/11/04           35,500,000
  14      219,067            Fee            1971        1984         98%           5/27/04           32,700,000
  15          574            Fee            1984        2001         93%           3/16/04           33,855,000
  16      255,881            Fee            1988        2000         87%           4/27/04           30,100,000
  17       87,178            Fee            2001        N/A         100%            7/1/04           30,000,000
  18          202            Fee            1928        2003         89%            6/4/04           24,400,000
  19          255            Fee            2000        N/A          90%           5/31/04           23,100,000
  20      132,159            Fee            1969        2001         93%           7/20/04           23,400,000
  21      184,616            Fee            1990        N/A         100%            2/2/04           24,700,000
  22      144,399            Fee            2000        N/A         100%            6/2/04           24,200,000
  23      158,122         Leasehold         1980        2000         91%           4/30/04           23,000,000
  24      133,001            Fee            1910        1985        100%           1/21/04           19,000,000
  25          154            Fee            1999        2003         N/A             N/A             21,000,000
  26       56,944            Fee            1992        2003        100%            5/1/04           24,100,000
  27      125,134            Fee            1987        2002         98%            5/5/04           17,800,000
  28      224,775 (8)        Fee            2003        N/A          92%            3/1/04           18,000,000
  29          232            Fee            1995        N/A          94%           4/16/04           17,200,000
  30      208,933            Fee            1975        2003        100%           2/23/04           17,100,000
  31          270            Fee            1985        2000         96%            6/8/04           17,000,000
  32       58,895            Fee            1996        N/A         100%           2/18/04           17,000,000
  33          260            Fee            1973        2003         99%           3/23/04           13,600,000
  34          204         Leasehold         1949        2001         99%            3/1/04           14,100,000
  35       79,091            Fee            1984        1997         92%           4/28/04           12,700,000
  36      146,757            Fee            1983        N/A          98%            3/1/04           12,750,000
  37      105,066            Fee            1974        1991         96%           4/30/04           13,400,000
  38       50,041            Fee            2004        N/A         100%           3/31/04           12,300,000
  39      109,146            Fee            1985        2002        100%            7/1/04           12,000,000
  40       54,215            Fee            2001        N/A          82%            4/1/04           12,000,000
  41          198            Fee            1975        1998         97%           2/27/04           12,400,000
  42      121,477            Fee            1985        2001        100%           3/31/04           13,500,000
  43A         107            Fee            1980        1999        100%            2/1/04            5,430,000
  43B          66            Fee            1982        N/A         100%            2/1/04            3,450,000
  43C          33            Fee            1980        1999        100%            2/1/04            1,460,000
  43D          27            Fee            1981        2003         96%            2/1/04            1,100,000
  44          186            Fee            2002        N/A          83%           3/25/04           12,000,000
  45       53,395            Fee            2002        N/A          94%           1/28/04           11,150,000
  46          459            Fee            1968        2003         98%           6/11/04           11,500,000
  47          160            Fee            1999        N/A          93%           5/17/04           11,160,000
  48          170            Fee            1970        N/A          93%            6/3/04           10,100,000
  49           44       Fee/Leasehold       1929        2003         95%           4/21/04           10,100,000
  50           96            Fee            2001        N/A         100%            5/4/04            9,250,000
  51       48,245            Fee            2003        N/A          94%           3/22/04            9,800,000
  52       31,570            Fee            1990        N/A          98%            4/5/04            9,750,000
  53          180            Fee            1975        2003         95%            5/6/04            9,000,000
  54          280            Fee            1984        1997         94%            5/1/04            9,300,000
  55       30,384            Fee            1979        2000        100%           6/18/04            9,500,000
  56       31,966            Fee            1965        2004         99%           3/26/04            9,300,000
  57          220            Fee            1983        1994         86%           2/20/04            8,450,000
  58       75,199            Fee            1982        2003         92%           3/29/04            8,130,000
  59       34,876            Fee            2002        N/A          92%           6/22/04            9,500,000
  60           80            Fee            2000        2002         99%            9/1/03            4,110,000
  61           77            Fee            1998        N/A          95%            9/1/03            4,090,000
  62      102,532            Fee            1975        1998         97%           3/31/04            9,600,000
  63       96,836            Fee            1973        1993         87%            2/1/04            8,600,000
  64       86,751            Fee            1986        2002         98%           1/31/04            8,000,000
  65          152            Fee            1977        N/A          94%           5/18/04            6,850,000
  66       29,610            Fee            2002        N/A          96%            5/7/04            6,850,000
  67       59,880            Fee            1982        2002         92%           4/30/04            6,850,000
  68          176            Fee            1969        1999         90%            2/3/04            6,980,000
  69       20,860            Fee            1998        N/A         100%           12/31/03         $ 7,200,000
  70          118            Fee            1969        1997         96%           3/23/04            6,500,000
  71       58,875            Fee            1988        2001        100%            5/1/04            7,100,000
  72           93            Fee            1981        2004         N/A             N/A              6,900,000
  73          148            Fee            1990        N/A          94%           3/25/04            8,000,000
  74          256            Fee            1969        1999         92%            5/1/04            8,700,000
  75          201            Fee            1972        1992         99%           4/26/04            6,100,000
  76       50,803            Fee            1999        2001        100%           3/11/04            6,300,000
  77       55,193            Fee            2004        N/A          93%           6/28/04            5,850,000
  78      115,316            Fee            1988        N/A         100%            6/4/04            5,800,000
  79A      40,500            Fee            2001        N/A         100%            5/1/04            3,000,000
  79B      37,740            Fee            2001        N/A         100%           4/30/04            2,850,000
  80       20,516 (9)        Fee            2002        N/A         100%            3/1/04            8,850,000
  81       22,814            Fee            2003        N/A          95%            2/1/04            6,200,000
  82       47,643            Fee            1900        2003        100%            4/1/04            5,700,000
  83       45,832            Fee            1989        N/A         100%           4/30/04            5,220,000
  84       62,846            Fee            1999        N/A          89%           11/21/03           5,430,000
  85          140            Fee            1972        2003         96%           1/29/04            5,100,000
  86           68            Fee            1999        N/A          N/A             N/A              6,800,000
  87       33,022            Fee            1946        1997        100%           5/18/04            6,270,000
  88          168            Fee            1979        2001         88%           2/20/04            5,675,000
  89       45,685            Fee            2003        N/A         100%           2/27/04            4,850,000
  90          164            Fee            1962        2003         95%           4/30/04            4,675,000
  91           93            Fee            1972        N/A          93%            6/2/04            4,600,000
  92           82            Fee            1999        N/A          N/A             N/A              5,600,000
  93       51,236            Fee            1987        N/A          92%           1/31/04            5,300,000
  94          154            Fee            1961        2002         96%            3/1/04            4,700,000
  95          108            Fee            2002        2003        100%            4/5/04            6,310,000
  96       65,975            Fee            1986        N/A          87%            6/3/04            4,600,000
  97          152            Fee            1979        1999         93%           3/31/04            4,150,000
  98       28,899            Fee            1976        2003        100%            2/1/04            4,100,000
  99       14,153            Fee            1920        2001        100%           1/29/04            4,700,000
  100      16,182            Fee            2003        N/A         100%           10/24/03           4,700,000
  101      23,081            Fee            1990        N/A         100%           4/27/04            4,300,000
  102      24,686            Fee            2001        N/A          93%            4/1/04            4,500,000
  103      32,297            Fee            1982        2001         98%            2/1/04            5,120,000
  104      25,917            Fee            1995        N/A          92%            2/3/04            5,200,000
  105         274            Fee            1986        1999         84%           3/31/04            4,300,000
  106         160            Fee            1968        1970         94%            5/1/04            8,800,000
  107      43,503            Fee            1990        1997         91%            4/8/04            4,000,000
  108      49,125            Fee            1995        2004        100%            1/9/04            3,950,000
  109         144            Fee            1969        1995         92%            1/1/04            3,650,000
  110       9,800            Fee            1947        1999         90%           6/15/04            7,400,000
  111      30,941            Fee            1989        2003         92%           3/10/04            3,900,000
  112      18,600            Fee            2003        N/A          94%           6/29/04            3,500,000
  113      28,560            Fee            1995        N/A          95%            4/5/04            4,000,000
  114      52,319            Fee            1962        2002        100%            5/3/04            3,415,000
  115      14,549            Fee            2003        N/A         100%           3/25/04            4,700,000
  116      13,617            Fee            2003        N/A         100%           3/25/04            4,400,000
  117          20            Fee            2003        N/A          95%            4/1/04            3,200,000
  118          39            Fee            1927        2003        100%            5/1/04            3,900,000
  119       9,465            Fee            1997        N/A          86%            2/1/04            3,900,000
  120          73            Fee            1962        2001         96%           4/21/04            2,950,000
  121          44            Fee            1973        N/A         100%           5/12/04            2,950,000
  122         106            Fee            1974        2001         95%           4/26/04            3,000,000
  123      16,269            Fee            2004        N/A         100%            4/6/04            3,000,000
  124      18,166            Fee            1972        1998         85%            4/1/04            2,830,000
  125          80            Fee            1977        2003         96%            3/1/04            2,700,000
  126      46,025            Fee            1986        2004         87%           4/30/04            2,800,000
  127      27,909            Fee            1973        2000         94%            3/1/04            4,250,000
  128          52            Fee            1984        2000         90%            5/3/04            2,600,000
 129A          26            Fee            1920        2003         96%           5/18/04            1,830,000
 129B           9            Fee            1900        1999        100%           5/18/04              510,000
 129C           8            Fee            1970        2000        100%           5/18/04              450,000
  130          49            Fee            1970        N/A          90%           3/31/04            2,700,000
  131         126            Fee            1972        1989         94%           4/23/04            2,680,000
  132      47,454            Fee            1985        2003        100%           4/29/04            2,660,000
  133      62,718            Fee            1974        2000         94%            6/1/04            2,800,000
  134      19,327            Fee            2003        2004        100%            6/1/04            2,650,000
  135      14,545            Fee            1987        N/A         100%           4/30/04            2,600,000
  136          50            Fee            1987        1998         92%           3/31/04            2,400,000
  137      13,065            Fee            2002        N/A          88%           3/31/04            2,540,000
  138      20,162            Fee            1983        N/A         100%           1/21/04            3,360,000
  139         101            Fee            1972        N/A          97%           4/26/04            2,260,000
  140          98            Fee            1971        2002         89%           5/21/04            2,300,000
  141       8,848            Fee            2002        N/A         100%            5/1/04            2,500,000
  142         114            Fee            1978        N/A          92%            4/1/04            2,450,000
  143      22,680            Fee            1978        N/A          88%            6/9/04            2,350,000
  144          36            Fee            1929        1989         97%           1/26/04            3,200,000
  145         116            Fee            1969        2000         97%           3/22/04            2,630,000
  146       6,500            Fee            2001        N/A         100%           2/18/04            2,880,000
  147      26,840            Fee            1996        N/A          92%           4/30/04            2,400,000
  148          39            Fee            1996        2001         92%            4/7/04          $ 2,085,000
  149      36,400            Fee            1995        N/A          83%            6/7/04            2,150,000
  150          63            Fee            1979        2003         92%            4/7/04            2,150,000
  151         108            Fee            1971        2002         98%           3/31/04            2,750,000
  152          42            Fee            1978        N/A          98%            1/1/04            1,875,000
  153      14,056            Fee            2002        N/A          92%            3/8/04            2,100,000
  154          42            Fee            1971        2003        100%            4/1/04            1,650,000
  155      30,050            Fee            1997        N/A          93%           3/31/04            1,600,000
  156          27            Fee            1940        2003         93%           5/27/04            1,450,000
  157          12            Fee            1973        1996        100%            5/1/04            1,950,000
  158      20,094            Fee            1990        2003         75%            4/8/04            2,000,000
  159          60            Fee            1969        1999         89%            3/1/04            1,340,000
  160          31            Fee            1969        1994        100%           2/25/04            1,300,000
  161         128            Fee            1997        N/A          63%           3/30/04            1,600,000
  162         125            Fee            1955        1972         82%            3/4/04            1,575,000
  163      10,471            Fee            1986        1999        100%           4/30/04            1,400,000
  164          37            Fee            1964        1991        100%            3/4/04            1,100,000
  165      41,410            Fee            1981        1998         92%            2/8/04            1,170,000
  166          49            Fee            1981        N/A          98%            6/9/04            1,125,000
  167          40            Fee            1970        2001         98%           4/30/04            1,100,000
  168          55            Fee            1970        1999         96%           5/20/04            1,030,000
  169       6,304            Fee            1998        N/A         100%           2/11/04            1,150,000
  170       4,000            Fee            1920        1989        100%            2/5/04            2,300,000
  171          36            Fee            1975        2003         97%            4/1/04            1,050,000
  172          20            Fee            1947        1997         95%           5/20/04            1,000,000
  173          26            Fee            1960        1998         88%            5/7/04              990,000
  174          12            Fee            1920        1999        100%           3/31/04            1,200,000
                                         -----------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     1975        2000         93%                        $ 2,415,400,000
                                         =======================================================================
MAXIMUM:                                    2004        2004        100%                          $ 320,000,000
MINIMUM:                                    1900        1970         63%                              $ 450,000

           MOST RECENT          MOST            MOST           MOST
        OPERATING STATEMENT    RECENT          RECENT         RECENT
   #           DATE            REVENUE        EXPENSES         NOI          U/W NOI       U/W NCF (2)
   -           ----            -------        --------         ----         -------       -----------
   1         2/29/04         $ 30,344,320    $ 14,518,166   $ 15,826,154   $ 21,972,931   $ 21,177,179
   2         4/30/04           24,726,068      12,292,902     12,433,166     17,756,055     17,074,834
   3         7/31/03            9,792,650       2,684,869      7,107,781      7,140,683      6,999,515
   4         2/29/04           14,440,573       6,585,297      7,855,276      7,844,039      7,042,029
   5         12/31/03           8,770,106       3,200,388      5,569,718      5,689,387      5,470,349
   6         12/31/03           7,596,060       3,384,683      4,211,377      5,866,868      5,494,409
  7A         4/30/04            2,959,225         538,818      2,420,406      2,439,133      2,249,981
  7B         4/30/04            1,749,799         487,834      1,261,965      1,399,757      1,227,920
  7C         4/30/04            1,029,421         222,663        806,759        882,506        802,533
  7D         4/30/04              556,542         175,578        380,964        428,293        383,406
  8A         5/31/04            1,194,905         384,268        810,637        804,654        792,706
  8B         5/31/04            1,123,403         399,605        723,798        707,854        695,064
  8C         5/31/04              963,415         376,063        587,352        594,484        581,295
  8D         5/31/04              913,476         354,872        558,604        497,213        464,680
  8E         5/31/04              844,808         345,604        499,204        511,128        498,638
  8F         5/31/04              575,745         252,237        323,508        303,573        289,586
  8G         5/31/04              534,763         247,893        286,870        281,255        267,597
  8H         5/31/04              556,270         236,803        319,467        304,367        292,934
  8I         5/31/04              303,167         169,595        133,572        130,571        122,150
   9         2/29/04            9,714,730       4,743,445      4,971,285      4,395,134      3,811,318
  10         12/31/03           3,971,935       1,084,816      2,887,119      3,406,543      3,249,188
  11           N/A                    N/A             N/A            N/A      2,971,190      2,929,001
  12         12/31/03           3,604,741         938,751      2,665,990      2,882,242      2,756,935
  13         3/31/04            3,784,173       1,264,410      2,519,763      2,567,692      2,459,692
  14         12/31/03           2,614,583         622,314      1,992,269      2,319,244      2,168,220
  15         2/29/04            4,022,037       1,792,464      2,229,573      2,282,916      2,139,416
  16         12/31/03           4,531,885       1,770,997      2,760,888      2,656,056      2,535,810
  17         4/30/04            3,209,754         926,757      2,282,997      2,214,341      2,188,998
  18           N/A                    N/A             N/A            N/A      1,552,107      1,511,707
  19         2/29/04            2,310,673         833,852      1,476,821      1,504,986      1,441,236
  20         12/31/03           3,806,965       1,891,312      1,915,653      1,868,246      1,616,771
  21         1/31/04            3,915,465       1,772,896      2,142,569      1,937,585      1,667,674
  22         4/30/04            2,979,719         828,386      2,151,333      2,087,706      1,859,188
  23         12/31/03           3,841,939       1,639,644      2,202,295      2,050,186      1,717,005
  24         4/30/04            3,001,743       1,075,911      1,925,832      1,554,796      1,396,908
  25         5/31/04            5,031,279       3,005,231      2,026,048      1,972,529      1,771,921
  26         4/30/04            2,167,746         417,701      1,750,045      1,692,709      1,616,457
  27         3/31/04            1,607,392         320,521      1,286,871      1,345,839      1,263,580
  28           N/A                    N/A             N/A            N/A      1,700,814      1,667,407
  29         2/29/04            2,110,726       1,052,392      1,058,334      1,191,861      1,162,861
  30         12/31/03           1,512,283         463,941      1,048,342      1,475,482      1,380,240
  31         5/31/04            2,189,668         950,549      1,239,119      1,285,937      1,231,937
  32         12/31/03           1,478,053         210,786      1,267,267      1,284,644      1,265,893
  33         12/31/03           2,622,055       1,194,219      1,427,836      1,279,619      1,214,619
  34         2/29/04            2,066,463       1,016,797      1,049,666      1,021,484        970,484
  35           N/A                    N/A             N/A            N/A      1,145,449      1,038,053
  36         12/31/03           1,593,960         449,511      1,144,449      1,182,761      1,039,003
  37         12/31/03           1,802,153         618,248      1,183,905      1,094,464        994,657
  38           N/A                    N/A             N/A            N/A      1,054,305        960,183
  39         2/28/04            1,487,001         368,067      1,118,934      1,048,256        933,697
  40         3/31/04            1,861,498         589,850      1,271,648      1,077,921      1,012,951
  41         12/31/03           1,636,961         548,297      1,088,664      1,080,703      1,031,203
  42         11/30/03           1,687,560         439,780      1,247,780      1,160,461      1,060,007
  43A        12/31/03             821,166         266,015        555,151        515,473        488,188
  43B        12/31/03             564,861         209,348        355,513        334,054        313,264
  43C        12/31/03             233,639          74,888        158,751        125,037        116,787
  43D        12/31/03             204,086          60,757        143,329        142,170        133,125
  44         12/31/03           1,318,422         602,054        716,368      1,008,815        962,315
  45         5/31/04            1,088,543         185,178        903,365        975,671        934,084
  46         12/31/03           2,192,703       1,303,358        889,345        865,069        778,369
  47         5/31/04            1,351,373         642,164        709,209        786,382        746,382
  48         4/30/04            1,338,953         563,455        775,498        785,902        743,402
  49           N/A                    N/A             N/A            N/A        694,694        683,694
  50         12/31/03             975,404         355,460        619,944        656,788        627,988
  51           N/A                    N/A             N/A            N/A        839,110        750,326
  52         12/31/03           1,038,365         330,456        707,909        748,290        717,087
  53         3/31/04            1,371,105         656,682        714,423        898,622        853,622
  54         12/31/03           1,474,127         839,012        635,115        699,139        626,339
  55         12/31/03           1,131,903         370,049        761,854        752,105        701,405
  56         3/31/04              980,920         387,554        593,366        769,229        712,490
  57           N/A                    N/A             N/A            N/A        668,890        613,890
  58         3/31/04              753,530         229,001        524,529        616,982        589,636
  59           N/A                    N/A             N/A            N/A        801,869        757,451
  60         9/30/03              461,877         128,799        333,078        338,329        318,579
  61         9/30/03              469,785         157,124        312,661        318,530        299,280
  62         12/31/03           1,163,892         222,891        941,001        907,931        839,383
  63         12/31/03           1,554,671         745,033        809,638        737,268        552,823
  64         12/31/03             870,935         246,366        624,569        670,669        629,390
  65         4/30/04              969,450         435,167        534,283        533,886        495,886
  66         9/30/03              728,875         176,054        552,821        593,203        558,382
  67         3/31/04              673,987         192,682        481,305        572,079        532,917
  68         3/25/04            1,354,534         845,923        508,611        591,691        547,691
  69         5/15/04            $ 716,601       $ 131,559      $ 585,042      $ 536,238      $ 514,484
  70         2/29/04            1,015,016         551,593        463,423        497,002        467,502
  71         3/31/04              888,436         231,174        657,262        615,459        533,271
  72         3/31/04            1,784,582         950,086        834,496        705,918        634,536
  73         3/31/04            1,234,138         595,222        638,916        619,837        582,837
  74         5/31/04            1,891,483       1,139,887        751,596        805,653        713,777
  75         12/31/03           1,277,774         654,085        623,689        602,772        552,522
  76         12/31/03             831,472         229,530        601,942        536,426        487,176
  77           N/A                    N/A             N/A            N/A        461,275        442,109
  78           N/A                    N/A             N/A            N/A        456,991        405,630
  79A        12/31/03             337,412         107,127        230,285        252,434        227,169
  79B        12/31/03             246,820          13,485        233,335        226,023        208,335
  80         12/31/03             696,674         154,724        541,950        543,307        529,851
  81           N/A                    N/A             N/A            N/A        467,515        428,139
  82           N/A                    N/A             N/A            N/A        486,343        434,120
  83         4/30/04              802,095         254,424        547,671        503,182        450,475
  84         10/31/03             781,021         290,082        490,939        486,718        477,291
  85         1/31/04              868,071         446,425        421,646        446,770        411,770
  86         3/31/04            1,500,408         793,874        706,534        691,803        633,443
  87         3/31/04              677,531         164,674        512,857        470,626        437,774
  88           N/A                    N/A             N/A            N/A        448,780        406,780
  89           N/A                    N/A             N/A            N/A        422,026        407,959
  90           N/A                    N/A             N/A            N/A        476,761        435,761
  91         2/28/04              692,917         345,298        347,619        394,810        366,910
  92         3/31/04            1,617,368         890,870        726,498        658,018        594,252
  93         3/31/04              570,096         149,998        420,098        388,542        354,448
  94         3/31/04              975,833         402,290        573,543        403,062        364,562
  95         3/31/04              707,299         417,586        289,713        347,266        320,266
  96         4/30/04              557,989         167,572        390,417        430,655        417,460
  97         10/31/03             935,182         500,824        434,358        428,716        390,716
  98           N/A                    N/A             N/A            N/A        438,553        412,804
  99         12/31/03             576,444          73,172        503,272        438,593        412,700
  100        12/30/03             500,280          72,815        427,465        371,512        343,951
  101        1/31/04              650,284         259,062        391,222        333,219        301,412
  102        3/31/04              339,187         123,857        215,330        413,760        391,649
  103        12/31/03             703,521         197,240        506,281        483,722        430,170
  104        12/31/03             542,723         115,978        426,745        455,151        426,046
  105        5/31/04              570,201         219,017        351,184        348,636        334,936
  106        12/31/03           1,381,720         603,673        778,047        775,161        730,931
  107        12/31/03             609,680         189,790        419,890        388,045        319,171
  108          N/A                    N/A             N/A            N/A        341,541        309,384
  109        12/31/03             957,640         598,250        359,390        318,655        280,188
  110        12/31/03             419,608          83,371        336,237        366,075        354,615
  111        4/30/04              460,230         149,920        310,310        321,411        285,210
  112          N/A                    N/A             N/A            N/A        291,434        266,951
  113        3/31/04              462,720         114,665        348,055        369,887        338,894
  114        12/31/03             425,673         114,535        311,138        297,573        268,756
  115          N/A                    N/A             N/A            N/A        351,077        326,311
  116          N/A                    N/A             N/A            N/A        330,394        305,330
  117        12/31/03             810,519         189,079        621,440        238,494        232,974
  118        4/30/04              439,608         158,869        280,739        264,399        254,649
  119        12/31/03             370,264         109,322        260,942        303,396        289,015
  120        12/31/03             411,618         163,419        248,199        232,628        214,378
  121        4/30/04              347,734         108,071        239,663        224,354        208,382
  122        12/31/03             588,849         324,373        264,476        270,387        243,887
  123          N/A                    N/A             N/A            N/A        208,833        190,670
  124        12/31/03             435,825         234,677        201,148        210,063        200,513
  125        12/31/03             446,531         219,048        227,483        252,222        232,222
  126        4/30/04              468,265         236,485        231,780        288,629        281,706
  127        12/31/03             459,390         143,501        315,889        336,981        303,593
  128        3/31/04              378,156         210,024        168,132        198,816        185,816
 129A        12/31/03             249,079         100,863        148,217        140,218        133,167
 129B        12/31/03              69,416          28,109         41,306         39,077         37,112
 129C        12/31/03              61,249          24,802         36,447         34,480         32,746
  130        12/31/03             340,148         131,135        209,013        195,650        181,250
  131        12/31/03             396,988         206,494        190,494        215,650        209,350
  132          N/A                    N/A             N/A            N/A        253,377        240,126
  133        5/31/04              451,709         226,539        225,170        226,223        189,531
  134        5/31/04              326,937         136,663        190,274        225,917        199,267
  135        4/30/04              286,299          61,857        224,442        219,047        202,320
  136        3/31/04              329,068         146,476        182,592        207,714        195,214
  137        3/31/04              277,305          84,755        192,550        211,899        202,120
  138        12/31/03             557,444         205,498        351,946        316,147        283,581
  139        3/31/04              265,857          87,949        177,908        184,360        179,310
  140        3/31/04              423,420         234,114        189,306        215,857        191,357
  141        4/30/04              252,968          38,621        214,347        204,606        199,391
  142        12/31/03             524,082         283,884        240,198        223,673        196,173
  143        4/30/04              444,849         188,190        256,659        209,593        182,150
  144        11/30/03             308,786          91,258        217,528        190,513        181,513
  145        2/28/04              632,805         419,472        213,333        229,769        200,769
  146        12/31/03             249,173          67,056        182,117        178,865        169,711
  147        12/31/03             224,979         108,199        116,780        228,428        196,923
  148        4/30/04            $ 233,290        $ 33,823      $ 199,467      $ 178,576      $ 168,826
  149        12/31/03             275,207          60,566        214,641        171,948        164,668
  150        3/31/04              354,901         159,401        195,500        227,704        208,504
  151        3/31/04              690,432         409,039        281,393        230,912        203,912
  152        12/31/03             450,605         204,514        246,091        238,514        228,014
  153        12/31/03             170,303          39,970        130,333        165,834        152,751
  154        12/31/03             269,928         106,614        163,314        138,470        128,220
  155        3/31/04              258,756          70,009        188,747        153,493        148,985
  156        3/31/04              166,636          57,964        108,672        114,188        107,438
  157        3/31/04              182,169          58,984        123,185        124,922        121,922
  158        12/31/03             293,645          85,579        208,066        141,079        115,322
  159        12/31/03             310,709         186,871        123,838        143,056        128,056
  160        2/29/04              206,180          86,152        120,028        123,534        115,784
  161        3/31/04              164,906          17,623        147,283        104,976         98,576
  162        12/31/03             337,325         179,733        157,592        134,299        128,049
  163        4/30/04              184,989          65,304        119,685        112,029         99,686
  164        3/31/04              209,944          71,367        138,577        102,904         93,904
  165        12/31/03             184,957          71,486        113,471        104,094         97,882
  166        3/31/04              185,608          52,170        133,438        115,278        103,028
  167        3/31/04              172,860          61,477        111,383         88,663         78,413
  168        4/30/04              136,596          59,170         77,426         91,461         88,711
  169        12/31/03             143,165          16,102        127,063        102,254         94,223
  170        12/31/03             187,906          49,935        137,971        140,015        133,149
  171        12/31/03             198,212          94,587        103,625        103,150         94,150
  172        4/30/04              136,977          47,738         89,239         85,549         79,769
  173        1/31/04              212,990         129,030         83,960         72,922         66,422
  174        3/31/04              155,736          42,968        112,768         90,360         85,922
                           ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     $ 268,737,343   $ 109,900,165  $ 158,837,178  $ 188,874,612  $ 177,061,106
                           ============================================================================
MAXIMUM:                    $  30,344,320   $  14,518,166  $  15,826,154  $  21,972,931  $  21,177,179
MINIMUM:                    $      61,249   $      13,485  $      36,447  $      34,480  $      32,746

(A) The underlying mortgage loans secured by Meadows at Shadow Ridge and Oaks of Dutch Hollow are cross-defaulted and cross-collateralized.
(1)  Based on a Cut-off date in August 2004.
(2) U/W NCF reflects the net cash flow after underwritten replacement reserves, underwritten LC's & TI's and underwritten FF&E.
(3) The One Park Avenue Mortgage Loan is evidenced by a $154,000,000 Senior A Note, which will be an asset of the trust fund, a $20,000,000 Junior B Note, a $36,000,000 Junior C Note, and a $28,500,000 Junior D Note. Unless otherwise stated, calculations presented herein are based on the Senior A Note.
(4) The Mizner Park Mortgage Loan is evidenced by a $53,168,778 Senior A Note, which will be an asset of the trust fund, a $8,821,480 Junior B Note. Unless otherwise stated, calculations presented herein are based on the Senior A Note.
(5) The 160 West 24th Street Mortgaged Real Property contains certain commercial space in addition to 204 multifamily units. Such commercial space consists of 15,062 SF of retail space and and a parking garage with 92 surface and underground parking spaces.
(6) Centerpointe Mall square footage includes 9,446 SF ground leased to GR Brewery, and 4,504 SF ground leased to Krispy Kreme.
(7) 275 Park Avenue - The Chocolate Factory Mortgaged Property contains certain commercial space in addition to the 123 multifamily units (93% occupied). Such commercial space consists of 24,676 SF of retail space (68% occupied), 3,040 SF of office space (100% occupied), and a parking garage with 96 parking spaces.
(8) Cold Spring Crossing square footage includes 74,692 SF ground leased to Kroger, 7,080 SF ground leased to Longhorn Steakhouse, and 7,062 SF ground leased to O'Charley's.
(9)  Corona Plaza square footage includes 3,000 SF ground leased to KFC.

                                     CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
                                                                                                              PERCENTAGE OF
                   LOAN                                                     ORIGINAL          CUT-OFF DATE       INITIAL
                  GROUP                                                     PRINCIPAL           PRINCIPAL       MORTGAGE
  #     CROSSED    NO.     LOAN NAME                                         BALANCE           BALANCE (1)    POOL BALANCE
  -     -------    ---     ---------                                         -------           -----------    ------------
  1                 1      One Park Avenue                           (7)   $ 154,000,000       $ 154,000,000      9.4%
  2                 1      Pacific Design Center                             150,000,000         150,000,000      9.1%
  3                 1      160 West 24th Street                               76,500,000          76,255,309      4.7%
  4                 1      Mizner Park                               (8)      53,168,778          53,110,129      3.2%
  5                 1      Centro Gran Caribe                                 51,200,000          51,200,000      3.1%
  6                 1      Centerpointe Mall                                  47,500,000          47,301,787      2.9%
  7                 1      BC Wood Portfolio                                  45,400,000          45,400,000      2.8%
  8                 1      Private Mini Storage Portfolio                     40,000,000          40,000,000      2.4%
  9                 1      615 Chestnut Street                                38,000,000          37,973,276      2.3%
  10                1      Village Del Amo                                    36,300,000          36,300,000      2.2%
  11                1      275 Park Avenue - The Chocolate Factory            30,500,000          30,500,000      1.9%
  12                1      Lakewood Square                                    30,350,000          30,350,000      1.9%
  13                2      Addison at Swift Creek Apartments                  28,000,000          28,000,000      1.7%
  14                1      Fountain Valley Town Center                        24,850,000          24,850,000      1.5%
  15                2      Gwinnett Crossing Apartments                       24,850,000          24,740,904      1.5%
  16                1      Mall at Shelter Cove                               22,500,000          22,500,000      1.4%
  17                1      FBI Building                                       21,000,000          21,000,000      1.3%
  18                2      The Standard                                       18,500,000          18,439,121      1.1%
  19                2      Estates at Ridenour                                17,750,000          17,750,000      1.1%
  20                1      333 West Fort Street                               17,500,000          17,339,537      1.1%
  21                1      The Tower at Northwoods                            17,200,000          17,200,000      1.0%
  22                1      Canyon Park Heights                                15,535,000          15,535,000      0.9%
  23                1      Encino Atrium                                      15,600,000          15,483,601      0.9%
  24                1      Dearborn Atrium                                    15,200,000          15,169,961      0.9%
  25                1      Hilton Garden Inn                                  14,750,000          14,750,000      0.9%
  26                1      Del Rayo Village                                   14,500,000          14,486,914      0.9%
  27                1      Merchant Square                                    14,240,000          14,200,212      0.9%
  28                1      Cold Spring Crossing                               14,100,000          14,100,000      0.9%
  29                2      Wall Street Apartment Homes                        13,650,000          13,650,000      0.8%
  30                1      Champlain Center South Shopping Center             13,650,000          13,583,614      0.8%
  31                2      Lighthouse Pointe Apartments                       13,000,000          12,989,729      0.8%
  32                1      Downey Marketplace                                 12,000,000          12,000,000      0.7%
  33                2      Versailles Apartments                              10,800,000          10,756,547      0.7%
  34                2      Idaho Terrace Apartments                           10,300,000          10,224,269      0.6%
  35                1      One & Two River Crossing                           10,000,000           9,940,901      0.6%
  36                1      Southpark Shopping Center                           9,950,000           9,899,192      0.6%
  37                1      Linden Park                                         9,900,000           9,822,730      0.6%
  38                1      Creekside Plaza Building C                          9,800,000           9,741,357      0.6%
  39                1      Counsel Square                                      9,500,000           9,492,001      0.6%
  40                1      Millennium I                                        9,500,000           9,459,068      0.6%
  41                2      Springfield West Apts                               9,250,000           9,187,102      0.6%
  42                1      Fairways Plaza                                      9,100,000           9,020,040      0.6%
  43                2      Chehalis Gardens Apartments                         9,000,000           8,955,442      0.5%
  44                2      University Hill Apartments                          9,000,000           8,922,151      0.5%
  45                1      Shelby Creek Shopping Center                        8,850,000           8,799,205      0.5%
  46                2      College Towers Apartments                           8,650,000           8,650,000      0.5%
  47                2      Fountains of Tomball Apartment Homes                8,400,000           8,400,000      0.5%
  48                2      Northcastle Apartment Homes                         8,175,000           8,168,099      0.5%
  49                2      509 Vine Street Philadelphia                        8,000,000           8,000,000      0.5%
  50                2      Copper Beech Townhomes Phase I                      7,400,000           7,400,000      0.5%
  51                1      357 S. Gulph                                        7,400,000           7,370,611      0.4%
  52                1      Hillcrest Medical Center                            7,300,000           7,274,324      0.4%
  53                2      Royal Oaks Apartments                               7,200,000           7,184,691      0.4%
  54                2      English Hills Apartments                            7,200,000           7,158,272      0.4%
  55                1      VIP Plaza                                           7,100,000           7,047,373      0.4%
  56                1      Westcliff Office Plaza                              6,975,000           6,975,000      0.4%
  57                2      Whisper Hollow Apartments                           6,785,000           6,744,315      0.4%
  58                1      Northridge Shopping Center                          6,500,000           6,492,863      0.4%
  59                1      Parkland Town Center                                6,500,000           6,488,760      0.4%
  60      (A)       2      Meadows at Shadow Ridge                             3,250,000           3,231,696      0.2%
  61      (A)       2      Oaks of Dutch Hollow                                3,250,000           3,231,696      0.2%
  62                1      Four Mile Fork Shopping Center                      6,500,000           6,442,904      0.4%
  63                1      One Crown Center                                    6,100,000           6,046,089      0.4%
  64                1      Homestead Plaza                                     5,925,000           5,876,646      0.4%
  65                2      Country Village Apartment Homes                     5,480,000           5,475,191      0.3%
  66                1      Silverlake Shopping Center                          5,370,000           5,335,100      0.3%
  67                1      Blanco Junction Shopping Center                     5,250,000           5,236,617      0.3%
  68                2      Sequoia Bend Apartments                             5,235,000           5,203,611      0.3%
  69                1      Addison Court                                       5,200,000           5,188,467      0.3%
  70                2      Cedarfield at Churchland Apartments                 5,200,000           5,183,622      0.3%
  71                1      Deerfield Tech Center                               5,100,000           5,100,000      0.3%
  72                1      Comfort Inn                                         5,000,000           4,994,800      0.3%
  73                2      Lakeshore Crossing Apartments                       5,000,000           4,969,832      0.3%
  74                2      Camelot Village Apartments                          4,810,000           4,805,735      0.3%
  75                2      Four Worlds Apartments                              4,750,000           4,735,883      0.3%
  76                1      Centro Norcross                                     4,700,000           4,681,695      0.3%
  77                1      Colt Crossing Shopping Center                     $ 4,680,000         $ 4,675,966      0.3%
  78                1      The Ontario Building                                4,350,000           4,350,000      0.3%
  79                1      Lehigh Industrial Portfolio                         4,350,000           4,329,960      0.3%
  80                1      Corona Plaza Shopping Center                        4,300,000           4,300,000      0.3%
  81                1      One Paseo Plaza - East Building                     4,300,000           4,288,124      0.3%
  82                1      Stonebridge Office Center                           4,200,000           4,196,744      0.3%
  83                1      Waterford I                                         4,160,000           4,160,000      0.3%
  84                1      StorMax Self Storage                                4,072,500           4,045,260      0.2%
  85                2      Whispering Oaks Apartments                          4,000,000           4,000,000      0.2%
  86                1      Hampton Inn Hull Street                             4,000,000           3,989,740      0.2%
  87                1      Market Place I & II                                 3,975,000           3,971,583      0.2%
  88                2      Highpoint Village Apartments                        3,900,000           3,876,614      0.2%
  89                1      Bridgeton Crossing                                  3,850,000           3,829,862      0.2%
  90                2      Crown Garden Apartments                             3,630,000           3,596,249      0.2%
  91                2      The Pines of Southlake Apartments                   3,500,000           3,488,657      0.2%
  92                1      Holiday Inn Express-Westchase                       3,500,000           3,487,545      0.2%
  93                1      Crooked Creek Centre                                3,400,000           3,391,325      0.2%
  94                2      Bellfort Plaza Apartments                           3,350,000           3,340,855      0.2%
  95                2      The Groves at Wimauma Apartments                    3,300,000           3,294,487      0.2%
  96                1      American Harbor Self - Storage                      3,300,000           3,287,124      0.2%
  97                2      Dyersdale Village                                   3,300,000           3,282,170      0.2%
  98                1      Village Commons East                                3,300,000           3,277,534      0.2%
  99                1      Venice Place                                        3,280,000           3,277,202      0.2%
 100                1      St. Charles Retail                                  3,250,000           3,235,299      0.2%
 101                1      Shea Corporate Medical Office                       3,225,000           3,225,000      0.2%
 102                1      Corinth Commons Shopping Center                     3,200,000           3,187,069      0.2%
 103                1      Bloomfield Professional Center                      3,200,000           3,185,088      0.2%
 104                1      Rock Springs Retail Center                          3,100,000           3,086,674      0.2%
 105                1      Sierra Pacific MHP                                  3,000,000           2,987,667      0.2%
 106                2      Wesley Park Townhouses                              2,950,000           2,947,385      0.2%
 107                1      Fonda Place                                         2,925,000           2,917,526      0.2%
 108                1      MJ Crossing                                         2,930,000           2,913,493      0.2%
 109                2      Oakwood Terrace Apartments                          2,700,000           2,689,446      0.2%
 110                1      American Gem                                        2,700,000           2,681,836      0.2%
 111                1      Commercial Drive Plaza                              2,650,000           2,650,000      0.2%
 112                1      Parkway Shops                                       2,640,000           2,626,341      0.2%
 113                1      Lake Jackson Shopping Center                        2,600,000           2,591,847      0.2%
 114                1      Wornall Village                                     2,540,000           2,540,000      0.2%
 115                1      Cypress on the Ridge I                              2,500,000           2,492,039      0.2%
 116                1      Cypress on the Ridge II                             2,500,000           2,489,116      0.2%
 117                1      Villas of Loiret                                    2,480,000           2,477,917      0.2%
 118                2      Bronx Apartments                                    2,400,000           2,394,154      0.1%
 119                1      Sawtelle @ La Grange Retail Center                  2,300,000           2,293,674      0.1%
 120                2      Hermitage Gardens Apartments                        2,300,000           2,292,047      0.1%
 121                2      Trafalgar Square Duplexes                           2,290,000           2,288,152      0.1%
 122                2      Concord Woods Apartments                            2,200,000           2,193,753      0.1%
 123                1      Mansfield Retail Center                             2,200,000           2,190,780      0.1%
 124                1      Copper Country MHP                                  2,200,000           2,190,382      0.1%
 125                2      Murray Hill Apartments                              2,104,000           2,091,779      0.1%
 126                1      Qwik-Stor Self Storage                              2,100,000           2,088,784      0.1%
 127                1      Four Winds Professional Building                    2,000,000           1,992,860      0.1%
 128                2      Baker Square Apartments                             2,000,000           1,990,532      0.1%
 129                2      NH Portfolio                                        2,000,000           1,988,885      0.1%
 130                2      Villa Ventura Apartments                            2,000,000           1,984,821      0.1%
 131                2      Siesta MHP                                          2,000,000           1,982,283      0.1%
 132                1      Peaksview Shopping Center                           2,000,000           1,980,169      0.1%
 133                1      Johnson Building                                    1,950,000           1,938,737      0.1%
 134                1      Silverlake Professional Building                    1,923,000           1,918,249      0.1%
 135                1      Chapel Hill Center                                  1,900,000           1,895,994      0.1%
 136                2      Windmill Way Apartments                             1,900,000           1,895,161      0.1%
 137                1      North Richland Hills Retail                         1,875,000           1,864,551      0.1%
 138                1      Lahser Medical I                                    1,850,000           1,842,842      0.1%
 139                1      Los Arboles MHP                                     1,800,000           1,788,913      0.1%
 140                2      Cedargate Apartments                                1,775,000           1,758,210      0.1%
 141                1      College Square Retail Center                        1,750,000           1,741,993      0.1%
 142                2      Dellwood Apartments                                 1,750,000           1,724,030      0.1%
 143                1      Village Medical Plaza                               1,650,000           1,643,588      0.1%
 144                2      649 S. Burnside Ave                                 1,650,000           1,643,373      0.1%
 145                2      Candle Chase Apartments                             1,650,000           1,642,761      0.1%
 146                1      Hollywood Park Market Place                         1,650,000           1,642,756      0.1%
 147                1      MCM Building                                        1,640,000           1,632,053      0.1%
 148                2      Oak Grove Apartments                                1,620,000           1,610,430      0.1%
 149                1      AAA Storage                                         1,600,000           1,592,980      0.1%
 150                2      Harbour Glen Apartments                             1,535,500           1,532,778      0.1%
 151                2      Parkview Terrace Apartments                         1,500,000           1,493,215      0.1%
 152                2      Dewberry Heights Apartments                         1,480,000           1,474,361      0.1%
 153                1      Riverside Retail Center                             1,450,000           1,444,187      0.1%
 154                2      Little Village Apartments                           1,320,000           1,312,513      0.1%
 155                1      Congress StorageMax                                 1,200,000           1,192,351      0.1%
 156                2      Yale Street Apartments                            $ 1,150,000         $ 1,142,267      0.1%
 157                2      1485 N. Garfield Apartments                         1,133,645           1,131,689      0.1%
 158                1      Summerwood Center                                   1,125,000           1,122,056      0.1%
 159                2      Amberwoods Apartments                               1,040,000           1,037,516      0.1%
 160                2      Miccosukee Arms Apartments                          1,040,000           1,037,375      0.1%
 161                1      Hidden Creek MHP                                    1,030,000           1,028,215      0.1%
 162                2      Shamrock Mobile Home Park                             973,930             972,366      0.1%
 163                1      Randall Center                                        950,000             947,107      0.1%
 164                2      Meadow Wood Apartments                                880,000             877,525      0.1%
 165                1      Storage Inns of Mansfield                             875,000             871,876      0.1%
 166                2      Broadway Inn Apartments                               840,000             830,074      0.1%
 167                2      Monterey Square Apts                                  824,000             818,459      0.05%
 168                1      Mobile Lodge                                          820,000             816,795      0.05%
 169                1      DeSoto Albertson's Shadow Retail                      820,000             815,544      0.05%
 170                1      The Gap                                               825,000             808,910      0.05%
 171                2      Prairie Village of Altoona                            800,000             793,050      0.05%
 172                2      Victory Boulevard                                     795,000             789,352      0.05%
 173                2      Drake Apartments                                      750,000             747,856      0.05%
 174                1      Forest Avenue                                         550,000             546,639      0.03%
                                                                         ---------------------------------------------------
Total/Weighted Average:                                                   $1,642,770,353      $1,639,437,484     100.0%
                                                                         ===================================================
Maximum:                                                                  $  154,000,000      $  154,000,000       9.4%
Minimum:                                                                  $      550,000      $      546,639      0.03%

                                                                                  INITIAL
               ORIGINATION        REMAINING        ORIGINAL        REMAINING      INTEREST
              AMORTIZATION      AMORTIZATION       TERM TO          TERM TO         ONLY     MORTGAGE
                  TERM              TERM           MATURITY        MATURITY        PERIOD    INTEREST         MONTHLY
     #        (MONTHS) (2)     (MONTHS) (1) (2)  (MONTHS) (2)   (MONTHS) (1) (2)  (MONTHS)     RATE         PAYMENT (3)
     -        ------------     ----------------  ------------   ----------------  --------     ----         -----------
     1        Interest Only     Interest Only           120              117         120       5.1359%       $ 668,261
     2             336               336                120              119          36       6.4610%         966,754
     3             360               357                 60               57                   5.2000%         420,070
     4             360               359                 60               59                   4.8400%         280,245
     5             336               336                120              117          24       5.5125%         299,385
     6             360               356                120              116                   5.4200%         267,320
     7             360               360                120              120                   5.6100%         260,918
     8             360               360                120              119          24       5.9300%         238,023
     9             360               359                120              119                   6.6000%         242,690
    10             336               336                120              117          24       5.2800%         207,090
    11             336               336                120              119          24       5.9900%         187,421
    12             336               336                120              117          24       5.2800%         173,146
    13        Interest Only     Interest Only            60               56          60       4.6600%         110,244
    14             360               360                 60               60                   5.5600%         142,032
    15             360               356                120              116                   5.1800%         136,147
    16             336               336                120              116          24       6.0300%         138,829
    17             312               312                 60               60                   5.5000%         126,660
    18             360               357                120              117                   5.0700%         100,105
    19        Interest Only     Interest Only            60               57          60       4.5800%          68,687
    20             360               350                120              110                   6.0800%         105,823
    21        Interest Only     Interest Only            60               56          60       5.0000%          72,662
    22        Interest Only     Interest Only            60               56          60       5.0000%          65,628
    23             360               352                120              112                   5.9800%          93,329
    24             360               358                 84               82                   5.6500%          87,740
    25             300               300                120              120                   6.7000%         101,444
    26             360               359                120              119                   5.6700%          83,883
    27             360               357                120              117                   5.8000%          83,554
    28             360               360                120              117          60       5.8100%          82,822
    29             360               360                120              119          30       5.6200%          78,534
    30             360               355                120              115                   5.6800%          79,052
    31             360               359                120              119                   6.1800%          79,452
    32             360               360                120              116          12       6.1900%          73,418
    33             360               356                 60               56                   5.5900%          61,932
    34             360               353                120              113                   5.4700%          58,289
    35             360               354                120              114                   5.8400%          58,930
    36             360               355                120              115                   5.4600%          56,246
    37             360               351                120              111                   6.3700%          61,731
    38             360               354                120              114                   5.7800%          57,377
    39             360               359                120              119                   5.9400%          56,591
    40             360               355                120              115                   6.2100%          58,246
    41             360               353                120              113                   5.8400%          54,511
    42             300               294                120              114                   5.7500%          57,249
    43             360               355                120              115                   5.6000%          51,667
    44             360               351                120              111                   5.9000%          53,382
    45             360               354                120              114                   5.9800%          52,946
    46             348               348                120              117          12       5.1900%          48,131
    47             360               360                120              119          30       5.7800%          49,180
    48             360               359                120              119                   5.9300%          48,646
    49        Interest Only     Interest Only            60               58          60       4.5200%          30,552
    50             360               360                120              118          12       5.0200%          39,815
    51             360               356                120              116                   5.6500%          42,715
    52             360               357                 60               57                   4.7600%          38,124
    53             360               358                120              118                   5.3100%          40,027
    54             360               355                120              115                   4.8700%          38,081
    55             324               318                120              114                   5.8400%          43,596
    56             360               360                120              120                   6.4300%          43,766
    57             360               354                120              114                   5.7700%          39,682
    58             360               359                120              119                   4.8600%          34,339
    59             360               358                120              118                   6.2500%          40,022
    60             360               354                120              114                   6.0700%          19,632
    61             360               354                120              114                   6.0700%          19,632
    62             336               328                120              112                   5.9500%          39,778
    63             360               352                 60               52                   5.1900%          33,458
    64             300               294                120              114                   6.2000%          38,902
    65             360               359                120              119                   5.7800%          32,084
    66             360               353                120              113                   6.0500%          32,369
    67             360               357                120              117                   6.1900%          32,121
    68             336               331                 84               79                   5.4000%          30,249
    69             360               358                120              118                   5.1100%          28,265
    70             360               357                120              117                   5.2700%          28,779
    71             360               360                120              117          60       5.0600%          27,565
    72             300               299                120              119                   7.0000%          35,339
    73             360               354                120              114                   5.7400%          29,147
    74             360               359                120              119                   5.7400%          28,039
    75             360               357                120              117                   5.5300%          27,059
    76             300               297                120              117                   6.1700%          30,772
    77             360               359                120              119                   5.8500%        $ 27,609
    78             360               360                120              120                   6.2000%          26,642
    79             360               355                120              115                   5.9200%          25,857
    80        Interest Only     Interest Only            60               54          60       5.0500%          18,347
    81             360               357                120              117                   5.8500%          25,367
    82             360               359                120              119                   6.2500%          25,860
    83             360               360                120              112          12       6.0300%          25,022
    84             300               295                120              115                   6.0800%          26,439
    85             360               360                120              115          24       5.2100%          21,989
    86             300               298                120              118                   6.3500%          26,635
    87             360               359                120              119                   5.8600%          23,476
    88             360               354                120              114                   5.7700%          22,809
    89             360               355                120              115                   5.3500%          21,499
    90             360               351                 60               51                   5.5600%          20,748
    91             360               357                120              117                   5.1400%          19,089
    92             240               238                120              118                   7.2000%          27,557
    93             300               298                 84               82                   6.3800%          22,703
    94             360               357                120              117                   5.9000%          19,870
    95             360               358                180              178                   6.4000%          20,642
    96             300               297                120              117                   6.1600%          21,586
    97             360               355                 60               55                   5.2000%          18,121
    98             300               295                120              115                   5.9800%          21,222
    99             360               359                120              119                   5.8900%          19,434
    100            360               355                120              115                   6.0000%          19,485
    101            360               360                120              116          24       5.3500%          18,009
    102            360               356                120              116                   5.5700%          18,310
    103            300               297                120              117                   5.1500%          18,988
    104            360               356                120              116                   5.2800%          17,176
    105            360               356                120              116                   5.4900%          17,015
    106            360               359                120              119                   5.7400%          17,197
    107            360               357                120              117                   6.1800%          17,877
    108            300               296                 84               80                   5.8400%          18,593
    109            300               297                 60               57                   6.1500%          17,645
    110            360               353                120              113                   5.8900%          15,997
    111            360               360                120              120                   5.8000%          15,549
    112            360               355                120              115                   5.4000%          14,824
    113            360               357                120              117                   5.2900%          14,422
    114            300               300                120              120                   5.6600%          15,841
    115            360               357                120              117                   5.2200%          13,759
    116            360               356                120              116                   5.2200%          13,759
    117            360               359                120              119                   5.9500%          14,789
    118            300               298                120              118                   6.6400%          16,416
    119            300               298                120              118                   5.9500%          14,749
    120            360               357                120              117                   4.8400%          12,123
    121            360               359                120              119                   6.1000%          13,877
    122            360               357                120              117                   5.7300%          12,811
    123            360               356                120              116                   5.4000%          12,354
    124            360               356                 84               80                   5.2000%          12,080
    125            300               296                 60               56                   5.6600%          13,122
    126            300               296                120              116                   6.1500%          13,724
    127            360               357                120              117                   4.6900%          10,361
    128            360               355                120              115                   5.8000%          11,735
    129            300               296                120              116                   5.9200%          12,788
    130            300               295                 60               55                   5.3500%          12,103
    131            300               294                120              114                   5.7000%          12,522
    132            300               293                120              113                   5.9000%          12,764
    133            360               354                120              114                   5.9500%          11,629
    134            360               357                120              117                   6.3200%          11,928
    135            360               358                120              118                   5.3500%          10,610
    136            300               298                120              118                   6.3900%          12,699
    137            360               354                120              114                   6.1200%          11,387
    138            360               356                120              116                   5.7700%          10,820
    139            360               354                120              114                   5.6400%          10,379
    140            300               293                120              113                   6.1800%          11,632
    141            360               355                120              115                   5.9500%          10,436
    142            240               233                120              113                   6.0200%          12,558
    143            360               356                120              116                   5.7500%           9,629
    144            300               297                120              117                   6.0000%          10,631
    145            300               297                120              117                   5.5000%          10,132
    146            360               356                120              116                   5.1800%           9,040
    147            354               349                115              110                   5.8700%           9,756
    148            300               296                120              116                   5.5600%          10,006
    149            300               297                120              117                   5.5000%           9,825
    150            360               358                 60               58                   6.1400%           9,345
    151            360               355                120              115                   6.0000%           8,993
    152            300               297                120              117                   6.2900%           9,800
    153            300               297                 60               57                   6.0100%           9,351
    154            300               296                120              116                   5.8000%           8,344
    155            300               295                120              115                   6.3500%           7,990
    156            300               295                120              115                   6.0500%         $ 7,445
    157            360               358                120              118                   6.2600%           6,987
    158            360               357                120              117                   6.0800%           6,803
    159            300               298                120              118                   6.7500%           7,185
    160            300               298                120              118                   6.4400%           6,983
    161            360               358                120              118                   6.2400%           6,335
    162            360               358                 84               82                   6.5700%           6,201
    163            300               298                120              118                   5.3500%           5,749
    164            300               298                 60               58                   5.8200%           5,573
    165            300               297                120              117                   6.6400%           5,985
    166            240               234                240              234                   6.6500%           6,337
    167            300               295                120              115                   6.0500%           5,334
    168            300               297                 84               81                   6.1500%           5,359
    169            300               296                120              116                   6.0500%           5,308
    170            120               117                120              117                   4.6500%           8,610
    171            300               294                120              114                   5.8200%           5,067
    172            360               352                120              112                   6.2000%           4,869
    173            360               357                120              117                   5.7000%           4,353
    174            180               178                180              178                   7.0400%           4,956
            -----------------------------------------------------------------------------------------------------------
Total/
Weighted
Average:           348               346                108              105                    5.641%      $9,323,980
            ===========================================================================================================
Maximum:           360               360                240              234                    7.200%      $  966,754
Minimum:           120               117                 60               51                    4.520%      $    4,353

               FIRST
              PAYMENT         MATURITY                       PREPAYMENT PROVISION            DEFEASANCE
     #          DATE            DATE            ARD (4)      AS OF ORIGINATION (5)           OPTION (6)
     -          ----            ----            -------      ---------------------           ----------
     1        6/11/04          5/11/34          5/11/14      Lock/115_0.0%/5                    Yes
     2        8/11/04          7/11/34          7/11/14      Lock/116_0.0%/4                    Yes
     3        6/11/04          5/11/09                       Lock/53_0.0%/7                     Yes
     4         8/1/04          7/1/09                        Lock/57_0.0%/3                     Yes
     5        6/11/04          5/11/14                       Lock/113_0.0%/7                    Yes
     6        5/11/04          4/11/14                       Lock/117_0.0%/3                    Yes
     7         9/1/04          8/1/14                        Lock/116_0.0%/4                    Yes
     8        8/11/04          7/11/14                       Lock/117_0.0%/3                    Yes
     9        8/11/04          7/11/34          7/11/14      Lock/116_0.0%/4                    Yes
    10        6/11/04          5/11/14                       Lock/116_0.0%/4                    Yes
    11        8/11/04          7/11/14                       Lock/116_0.0%/4                    Yes
    12        6/11/04          5/11/14                       Lock/116_0.0%/4                    Yes
    13        5/11/04          4/11/09                       Lock/57_0.0%/3                     Yes
    14         9/1/04          8/1/09                        Lock/56_0.0%/4                     Yes
    15        5/11/04          4/11/14                       Lock/117_0.0%/3                    Yes
    16        5/11/04          4/11/14                       Lock/116_0.0%/4                    Yes
    17         9/1/04          8/1/09                        Lock/57_0.0%/3                     Yes
    18        6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    19        6/11/04          5/11/09                       Lock/56_0.0%/4                     Yes
    20        11/11/03        10/11/13                       Lock/117_0.0%/3                    Yes
    21        5/11/04          4/11/09                       Lock/57_0.0%/3                     Yes
    22        5/11/04          4/11/34          4/11/09      Lock/56_0.0%/4                     Yes
    23        1/11/04         12/11/13                       Lock/117_0.0%/3                    Yes
    24         7/1/04          6/1/11                        Lock/80_0.0%/4                     Yes
    25         9/1/04          8/1/14                        Lock/60_YM1/52_0.0%/8               No
    26         8/1/04          7/1/14                        Lock/113_0.0%/7                    Yes
    27        6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    28        6/11/04          5/11/14                       Lock/117_0.0%/3                    Yes
    29         8/1/04          7/1/14                        Lock/35_YM1/81_0.0%/4               No
    30        4/11/04          3/11/14                       Lock/117_0.0%/3                    Yes
    31        8/11/04          7/11/14                       Lock/117_0.0%/3                    Yes
    32        5/11/04          4/11/14                       Lock/117_0.0%/3                    Yes
    33        5/11/04          4/11/09                       Lock/57_0.0%/3                     Yes
    34        2/11/04          1/11/14                       Lock/114_0.0%/6                    Yes
    35        3/11/04          2/11/14                       Lock/117_0.0%/3                    Yes
    36        4/11/04          3/11/14                       Lock/117_0.0%/3                    Yes
    37        12/11/03        11/11/13                       Lock/117_0.0%/3                    Yes
    38        3/11/04          2/11/34          2/11/14      Lock/117_0.0%/3                    Yes
    39        8/11/04          7/11/14                       Lock/117_0.0%/3                    Yes
    40        4/11/04          3/11/14                       Lock/117_0.0%/3                    Yes
    41        2/11/04          1/11/14                       Lock/117_0.0%/3                    Yes
    42        3/11/04          2/11/14                       Lock/117_0.0%/3                    Yes
    43        4/11/04          3/11/14                       Lock/117_0.0%/3                    Yes
    44        12/11/03        11/11/13                       Lock/117_0.0%/3                    Yes
    45        3/11/04          2/11/14                       Lock/117_0.0%/3                    Yes
    46        6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    47         8/1/04          7/1/14                        Lock/35_YM1/81_0.0%/4               No
    48         8/1/04          7/1/14                        Lock/35_YM1/81_0.0%/4               No
    49        7/11/04          6/11/14          6/11/09      Lock/53_0.0%/7                     Yes
    50         7/1/04          6/1/14                        Lock/116_0.0%/4                    Yes
    51        5/11/04          4/11/14                       Lock/117_0.0%/3                    Yes
    52        6/11/04          5/11/09                       Lock/57_0.0%/3                     Yes
    53        7/11/04          6/11/14                       Lock/114_0.0%/6                    Yes
    54        4/11/04          3/11/14                       Lock/117_0.0%/3                    Yes
    55        3/11/04          2/11/14                       Lock/117_0.0%/3                    Yes
    56         9/1/04          8/1/14                        Lock/116_0.0%/4                    Yes
    57        3/11/04          2/11/14                       Lock/117_0.0%/3                    Yes
    58        8/11/04          7/11/14                       Lock/117_0.0%/3                    Yes
    59        7/11/04          6/11/14                       Lock/117_0.0%/3                    Yes
    60        3/11/04          2/11/14                       Lock/114_0.0%/6                    Yes
    61        3/11/04          2/11/14                       Lock/114_0.0%/6                    Yes
    62        1/11/04         12/11/13                       Lock/117_0.0%/3                    Yes
    63        1/11/04         12/11/08                       Lock/57_0.0%/3                     Yes
    64        3/11/04          2/11/14                       Lock/114_0.0%/6                    Yes
    65         8/1/04          7/1/14                        Lock/35_YM1/81_0.0%/4               No
    66        2/11/04          1/11/14                       Lock/117_0.0%/3                    Yes
    67        6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    68        4/11/04          3/11/11                       Lock/60_0.0%/24                    Yes
    69        7/11/04          6/11/14                       Lock/117_0.0%/3                    Yes
    70        6/11/04          5/11/14                       Lock/104_1.0%/12_0.0%/4            Yes
    71        6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    72         8/1/04          7/1/14                        Lock/116_0.0%/4                    Yes
    73        3/11/04          2/11/14                       Lock/117_0.0%/3                    Yes
    74         8/1/04          7/1/14                        Lock/116_0.0%/4                    Yes
    75        6/11/04          5/11/14                       Lock/117_0.0%/3                    Yes
    76        6/11/04          5/11/14                       Lock/116_0.0%/4                    Yes
    77        8/11/04          7/11/14                       Lock/117_0.0%/3                    Yes
    78         9/1/04          8/1/14                        Lock/35_YM1/80_0.0%/5               No
    79        4/11/04          3/11/14                       Lock/117_0.0%/3                    Yes
    80        3/11/04          2/11/09                       Lock/57_0.0%/3                     Yes
    81        6/11/04          5/11/14                       Lock/117_0.0%/3                    Yes
    82         8/1/04          7/1/14                        Lock/116_0.0%/4                    Yes
    83        1/11/04         12/11/13                       Lock/117_0.0%/3                    Yes
    84        4/11/04          3/11/14                       Lock/114_0.0%/6                    Yes
    85        4/11/04          3/11/14                       Lock/117_0.0%/3                    Yes
    86        7/11/04          6/11/14                       Lock/116_0.0%/4                    Yes
    87         8/1/04          7/1/14                        Lock/116_0.0%/4                    Yes
    88        3/11/04          2/11/14                       Lock/117_0.0%/3                    Yes
    89        4/11/04          3/11/14                       Lock/117_0.0%/3                    Yes
    90        12/11/03        11/11/08                       Lock/57_0.0%/3                     Yes
    91        6/11/04          5/11/14                       Lock/117_0.0%/3                    Yes
    92        7/11/04          6/11/14                       Lock/117_0.0%/3                    Yes
    93        7/11/04          6/11/11                       Lock/78_0.0%/6                     Yes
    94        6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    95         7/1/04          6/1/19                        Lock/176_0.0%/4                    Yes
    96        6/11/04          5/11/14                       Lock/117_0.0%/3                    Yes
    97        4/11/04          3/11/09                       Lock/54_0.0%/6                     Yes
    98        4/11/04          3/11/14                       Lock/117_0.0%/3                    Yes
    99        8/11/04          7/11/14                       Lock/114_0.0%/6                    Yes
    100       4/11/04          3/11/14                       Lock/114_0.0%/6                    Yes
    101       5/11/04          4/11/14                       Lock/117_0.0%/3                    Yes
    102       5/11/04          4/11/14                       Lock/117_0.0%/3                    Yes
    103       6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    104       5/11/04          4/11/14                       Lock/117_0.0%/3                    Yes
    105       5/11/04          4/11/14                       Lock/117_0.0%/3                    Yes
    106        8/1/04          7/1/14                        Lock/116_0.0%/4                    Yes
    107       6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    108       5/11/04          4/11/11                       Lock/79_0.0%/5                     Yes
    109       6/11/04          5/11/09                       Lock/36_YM1/21_0.0%/3               No
    110       2/11/04          1/11/14                       Lock/117_0.0%/3                    Yes
    111       9/11/04          8/11/14                       Lock/36_YM1/81_0.0%/3               No
    112       4/11/04          3/11/14                       Lock/117_0.0%/3                    Yes
    113       6/11/04          5/11/14                       Lock/117_0.0%/3                    Yes
    114        9/1/04          8/1/14                        Lock/116_0.0%/4                    Yes
    115       6/11/04          5/11/14                       Lock/117_0.0%/3                    Yes
    116       5/11/04          4/11/14                       Lock/117_0.0%/3                    Yes
    117        8/1/04          7/1/14                        Lock/116_0.0%/4                    Yes
    118       7/11/04          6/11/14                       Lock/38_YM1/79_0.0%/3               No
    119       7/11/04          6/11/14                       Lock/36_YM1/81_0.0%/3               No
    120       6/11/04          5/11/14                       Lock/117_0.0%/3                    Yes
    121        8/1/04          7/1/14                        Lock/116_0.0%/4                    Yes
    122       6/11/04          5/11/14                       Lock/117_0.0%/3                    Yes
    123       5/11/04          4/11/14                       Lock/117_0.0%/3                    Yes
    124       5/11/04          4/11/11                       Lock/81_0.0%/3                     Yes
    125       5/11/04          4/11/09                       Lock/54_0.0%/6                     Yes
    126       5/11/04          4/11/14                       Lock/114_0.0%/6                    Yes
    127       6/11/04          5/11/14                       Lock/39_YM1/78_0.0%/3               No
    128       4/11/04          3/11/14                       Lock/117_0.0%/3                    Yes
    129       5/11/04          4/11/14                       Lock/114_0.0%/6                    Yes
    130       4/11/04          3/11/09                       Lock/54_0.0%/6                     Yes
    131       3/11/04          2/11/14                       Lock/117_0.0%/3                    Yes
    132       2/11/04          1/11/14                       Lock/117_0.0%/3                    Yes
    133       3/11/04          2/11/14                       Lock/117_0.0%/3                    Yes
    134       6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    135       7/11/04          6/11/14                       Lock/36_YM1/81_0.0%/3               No
    136       7/11/04          6/11/14                       Lock/114_0.0%/6                    Yes
    137       3/11/04          2/11/14                       Lock/114_0.0%/6                    Yes
    138       5/11/04          4/11/14                       Lock/114_0.0%/6                    Yes
    139       3/11/04          2/11/14                       Lock/117_0.0%/3                    Yes
    140       2/11/04          1/11/14                       Lock/43_YM1/74_0.0%/3               No
    141       4/11/04          3/11/14                       Lock/114_0.0%/6                    Yes
    142       2/11/04          1/11/14                       Lock/117_0.0%/3                    Yes
    143       5/11/04          4/11/14                       Lock/116_0.0%/4                    Yes
    144       6/11/04          5/11/14                       Lock/39_YM1/78_0.0%/3               No
    145       6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    146       5/11/04          4/11/14                       Lock/114_0.0%/6                    Yes
    147       4/11/04         10/11/13                       Lock/112_0.0%/3                    Yes
    148       5/11/04          4/11/14                       Lock/114_0.0%/6                    Yes
    149       6/11/04          5/11/14                       Lock/117_0.0%/3                    Yes
    150       7/11/04          6/11/09                       Lock/57_0.0%/3                     Yes
    151       4/11/04          3/11/14                       Lock/114_0.0%/6                    Yes
    152       6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    153       6/11/04          5/11/09                       Lock/54_0.0%/6                     Yes
    154       5/11/04          4/11/14                       Lock/114_0.0%/6                    Yes
    155       4/11/04          3/11/14                       Lock/114_0.0%/6                    Yes
    156       4/11/04          3/11/14                       Lock/41_YM1/76_0.0%/3               No
    157       7/11/04          6/11/14                       Lock/117_0.0%/3                    Yes
    158       6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    159       7/11/04          6/11/14                       Lock/38_YM1/79_0.0%/3               No
    160       7/11/04          6/11/14                       Lock/114_0.0%/6                    Yes
    161       7/11/04          6/11/14                       Lock/114_0.0%/6                    Yes
    162       7/11/04          6/11/11                       Lock/78_0.0%/6                     Yes
    163       7/11/04          6/11/14                       Lock/36_YM1/81_0.0%/3               No
    164       7/11/04          6/11/09                       Lock/54_0.0%/6                     Yes
    165       6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    166       3/11/04          2/11/24                       Lock/234_0.0%/6                    Yes
    167       4/11/04          3/11/14                       Lock/114_0.0%/6                    Yes
    168       6/11/04          5/11/11                       Lock/78_0.0%/6                     Yes
    169       5/11/04          4/11/14                       Lock/114_0.0%/6                    Yes
    170       6/11/04          5/11/14                       Lock/114_0.0%/6                    Yes
    171       3/11/04          2/11/14                       Lock/114_0.0%/6                    Yes
    172       1/11/04         12/11/13                       Lock/114_0.0%/6                    Yes
    173       6/11/04          5/11/14                       Lock/39_YM1/78_0.0%/3               No
    174       7/11/04          6/11/19                       Lock/38_YM1/139_0.0%/3              No
            --------------------------------
Total/
Weighted
Average:      6/10/04        12/06/2017
            ================================
Maximum:      9/11/04          7/11/34
Minimum:      11/11/03        11/11/08

(A) The underlying mortgage loans secured by Meadows at Shadow Ridge and Oaks of Dutch Hollow are cross-defaulted and cross-collateralized.
(1)  Based on a Cut-off date in August 2004.
(2) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans.
(3) For Mortgage Loans classified as Interest Only, the monthly payment represents the average of one full year of Interest payments.
(4)  Anticipated Repayment Date.
(5)  Prepayment Provision as of Origination:
     Lock/(x) = Lockout pr Defeasance for (x) payments
     YMA/(y)  = Greater of Yield Maintenance Premium and A% Prepayment for (y)
                payments
     A%/(y)   = A% Prepayment for (y) payments
     0.0%/(z) = Prepayable at par for (z) payments
(6)  "Yes" means that defeasance is permitted notwithstanding the Lockout
     Period.
(7) The One Park Avenue Mortgage Loan is evidenced by a $154,000,000 Senior A Note, which will be an asset of the trust fund, a $20,000,000 Junior B Note, a $36,000,000 Junior C Note, and a $28,500,000 Junior D Note. Unless otherwise stated, calculations presented herein are based on the Senior A Note.
(8) The Mizner Park Mortgage Loan is evidenced by a $53,168,778 Senior A Note, which will be an asset of the trust fund, a $8,821,480 Junior B Note. Unless otherwise stated, calculations presented herein are based on the Senior A Note.

                                                ADDITIONAL MORTGAGE LOAN INFORMATION
                       LOAN                                                                   CUT-OFF DATE
                       GROUP                                                                   PRINCIPAL              APPRAISED
  #       CROSSED       NO.      LOAN NAME                                                    BALANCE (1)               VALUE
  -       -------       ---      ---------                                                    -----------               -----
  1                      1       One Park Avenue                                   (6)        $ 154,000,000         $ 320,000,000
  2                      1       Pacific Design Center                                          150,000,000           233,000,000
  3                      1       160 West 24th Street                                            76,255,309           100,000,000
  4                      1       Mizner Park                                       (7)           53,110,129           109,400,000
  5                      1       Centro Gran Caribe                                              51,200,000            64,000,000
  6                      1       Centerpointe Mall                                               47,301,787            73,000,000
  7                      1       BC Wood Portfolio                                               45,400,000            61,050,000
  8                      1       Private Mini Storage Portfolio                                  40,000,000            53,750,000
  9                      1       615 Chestnut Street                                             37,973,276            48,000,000
  10                     1       Village Del Amo                                                 36,300,000            46,250,000
  11                     1       275 Park Avenue - The Chocolate Factory                         30,500,000            40,300,000
  12                     1       Lakewood Square                                                 30,350,000            40,000,000
  13                     2       Addison at Swift Creek Apartments                               28,000,000            35,500,000
  14                     1       Fountain Valley Town Center                                     24,850,000            32,700,000
  15                     2       Gwinnett Crossing Apartments                                    24,740,904            33,855,000
  16                     1       Mall at Shelter Cove                                            22,500,000            30,100,000
  17                     1       FBI Building                                                    21,000,000            30,000,000
  18                     2       The Standard                                                    18,439,121            24,400,000
  19                     2       Estates at Ridenour                                             17,750,000            23,100,000
  20                     1       333 West Fort Street                                            17,339,537            23,400,000
  21                     1       The Tower at Northwoods                                         17,200,000            24,700,000
  22                     1       Canyon Park Heights                                             15,535,000            24,200,000
  23                     1       Encino Atrium                                                   15,483,601            23,000,000
  24                     1       Dearborn Atrium                                                 15,169,961            19,000,000
  25                     1       Hilton Garden Inn                                               14,750,000            21,000,000
  26                     1       Del Rayo Village                                                14,486,914            24,100,000
  27                     1       Merchant Square                                                 14,200,212            17,800,000
  28                     1       Cold Spring Crossing                                            14,100,000            18,000,000
  29                     2       Wall Street Apartment Homes                                     13,650,000            17,200,000
  30                     1       Champlain Center South Shopping Center                          13,583,614            17,100,000
  31                     2       Lighthouse Pointe Apartments                                    12,989,729            17,000,000
  32                     1       Downey Marketplace                                              12,000,000            17,000,000
  33                     2       Versailles Apartments                                           10,756,547            13,600,000
  34                     2       Idaho Terrace Apartments                                        10,224,269            14,100,000
  35                     1       One & Two River Crossing                                         9,940,901            12,700,000
  36                     1       Southpark Shopping Center                                        9,899,192            12,750,000
  37                     1       Linden Park                                                      9,822,730            13,400,000
  38                     1       Creekside Plaza Building C                                       9,741,357            12,300,000
  39                     1       Counsel Square                                                   9,492,001            12,000,000
  40                     1       Millennium I                                                     9,459,068            12,000,000
  41                     2       Springfield West Apts                                            9,187,102            12,400,000
  42                     1       Fairways Plaza                                                   9,020,040            13,500,000
  43                     2       Chehalis Gardens Apartments                                      8,955,442            11,440,000
  44                     2       University Hill Apartments                                       8,922,151            12,000,000
  45                     1       Shelby Creek Shopping Center                                     8,799,205            11,150,000
  46                     2       College Towers Apartments                                        8,650,000            11,500,000
  47                     2       Fountains of Tomball Apartment Homes                             8,400,000            11,160,000
  48                     2       Northcastle Apartment Homes                                      8,168,099            10,100,000
  49                     2       509 Vine Street Philadelphia                                     8,000,000            10,100,000
  50                     2       Copper Beech Townhomes Phase I                                   7,400,000             9,250,000
  51                     1       357 S. Gulph                                                     7,370,611             9,800,000
  52                     1       Hillcrest Medical Center                                         7,274,324             9,750,000
  53                     2       Royal Oaks Apartments                                            7,184,691             9,000,000
  54                     2       English Hills Apartments                                         7,158,272             9,300,000
  55                     1       VIP Plaza                                                        7,047,373             9,500,000
  56                     1       Westcliff Office Plaza                                           6,975,000             9,300,000
  57                     2       Whisper Hollow Apartments                                        6,744,315             8,450,000
  58                     1       Northridge Shopping Center                                       6,492,863             8,130,000
  59                     1       Parkland Town Center                                             6,488,760             9,500,000
  60        (A)          2       Meadows at Shadow Ridge                                          3,231,696             4,110,000
  61        (A)          2       Oaks of Dutch Hollow                                             3,231,696             4,090,000
  62                     1       Four Mile Fork Shopping Center                                   6,442,904             9,600,000
  63                     1       One Crown Center                                                 6,046,089             8,600,000
  64                     1       Homestead Plaza                                                  5,876,646             8,000,000
  65                     2       Country Village Apartment Homes                                  5,475,191             6,850,000
  66                     1       Silverlake Shopping Center                                       5,335,100             6,850,000
  67                     1       Blanco Junction Shopping Center                                $ 5,236,617           $ 6,850,000
  68                     2       Sequoia Bend Apartments                                          5,203,611             6,980,000
  69                     1       Addison Court                                                    5,188,467             7,200,000
  70                     2       Cedarfield at Churchland Apartments                              5,183,622             6,500,000
  71                     1       Deerfield Tech Center                                            5,100,000             7,100,000
  72                     1       Comfort Inn                                                      4,994,800             6,900,000
  73                     2       Lakeshore Crossing Apartments                                    4,969,832             8,000,000
  74                     2       Camelot Village Apartments                                       4,805,735             8,700,000
  75                     2       Four Worlds Apartments                                           4,735,883             6,100,000
  76                     1       Centro Norcross                                                  4,681,695             6,300,000
  77                     1       Colt Crossing Shopping Center                                    4,675,966             5,850,000
  78                     1       The Ontario Building                                             4,350,000             5,800,000
  79                     1       Lehigh Industrial Portfolio                                      4,329,960             5,850,000
  80                     1       Corona Plaza Shopping Center                                     4,300,000             8,850,000
  81                     1       One Paseo Plaza - East Building                                  4,288,124             6,200,000
  82                     1       Stonebridge Office Center                                        4,196,744             5,700,000
  83                     1       Waterford I                                                      4,160,000             5,220,000
  84                     1       StorMax Self Storage                                             4,045,260             5,430,000
  85                     2       Whispering Oaks Apartments                                       4,000,000             5,100,000
  86                     1       Hampton Inn Hull Street                                          3,989,740             6,800,000
  87                     1       Market Place I & II                                              3,971,583             6,270,000
  88                     2       Highpoint Village Apartments                                     3,876,614             5,675,000
  89                     1       Bridgeton Crossing                                               3,829,862             4,850,000
  90                     2       Crown Garden Apartments                                          3,596,249             4,675,000
  91                     2       The Pines of Southlake Apartments                                3,488,657             4,600,000
  92                     1       Holiday Inn Express-Westchase                                    3,487,545             5,600,000
  93                     1       Crooked Creek Centre                                             3,391,325             5,300,000
  94                     2       Bellfort Plaza Apartments                                        3,340,855             4,700,000
  95                     2       The Groves at Wimauma Apartments                                 3,294,487             6,310,000
  96                     1       American Harbor Self - Storage                                   3,287,124             4,600,000
  97                     2       Dyersdale Village                                                3,282,170             4,150,000
  98                     1       Village Commons East                                             3,277,534             4,100,000
  99                     1       Venice Place                                                     3,277,202             4,700,000
 100                     1       St. Charles Retail                                               3,235,299             4,700,000
 101                     1       Shea Corporate Medical Office                                    3,225,000             4,300,000
 102                     1       Corinth Commons Shopping Center                                  3,187,069             4,500,000
 103                     1       Bloomfield Professional Center                                   3,185,088             5,120,000
 104                     1       Rock Springs Retail Center                                       3,086,674             5,200,000
 105                     1       Sierra Pacific MHP                                               2,987,667             4,300,000
 106                     2       Wesley Park Townhouses                                           2,947,385             8,800,000
 107                     1       Fonda Place                                                      2,917,526             4,000,000
 108                     1       MJ Crossing                                                      2,913,493             3,950,000
 109                     2       Oakwood Terrace Apartments                                       2,689,446             3,650,000
 110                     1       American Gem                                                     2,681,836             7,400,000
 111                     1       Commercial Drive Plaza                                           2,650,000             3,900,000
 112                     1       Parkway Shops                                                    2,626,341             3,500,000
 113                     1       Lake Jackson Shopping Center                                     2,591,847             4,000,000
 114                     1       Wornall Village                                                  2,540,000             3,415,000
 115                     1       Cypress on the Ridge I                                           2,492,039             4,700,000
 116                     1       Cypress on the Ridge II                                          2,489,116             4,400,000
 117                     1       Villas of Loiret                                                 2,477,917             3,200,000
 118                     2       Bronx Apartments                                                 2,394,154             3,900,000
 119                     1       Sawtelle @ La Grange Retail Center                               2,293,674             3,900,000
 120                     2       Hermitage Gardens Apartments                                     2,292,047             2,950,000
 121                     2       Trafalgar Square Duplexes                                        2,288,152             2,950,000
 122                     2       Concord Woods Apartments                                         2,193,753             3,000,000
 123                     1       Mansfield Retail Center                                          2,190,780             3,000,000
 124                     1       Copper Country MHP                                               2,190,382             2,830,000
 125                     2       Murray Hill Apartments                                           2,091,779             2,700,000
 126                     1       Qwik-Stor Self Storage                                           2,088,784             2,800,000
 127                     1       Four Winds Professional Building                                 1,992,860             4,250,000
 128                     2       Baker Square Apartments                                          1,990,532             2,600,000
 129                     2       NH Portfolio                                                   $ 1,988,885           $ 2,790,000
 130                     2       Villa Ventura Apartments                                         1,984,821             2,700,000
 131                     2       Siesta MHP                                                       1,982,283             2,680,000
 132                     1       Peaksview Shopping Center                                        1,980,169             2,660,000
 133                     1       Johnson Building                                                 1,938,737             2,800,000
 134                     1       Silverlake Professional Building                                 1,918,249             2,650,000
 135                     1       Chapel Hill Center                                               1,895,994             2,600,000
 136                     2       Windmill Way Apartments                                          1,895,161             2,400,000
 137                     1       North Richland Hills Retail                                      1,864,551             2,540,000
 138                     1       Lahser Medical I                                                 1,842,842             3,360,000
 139                     1       Los Arboles MHP                                                  1,788,913             2,260,000
 140                     2       Cedargate Apartments                                             1,758,210             2,300,000
 141                     1       College Square Retail Center                                     1,741,993             2,500,000
 142                     2       Dellwood Apartments                                              1,724,030             2,450,000
 143                     1       Village Medical Plaza                                            1,643,588             2,350,000
 144                     2       649 S. Burnside Ave                                              1,643,373             3,200,000
 145                     2       Candle Chase Apartments                                          1,642,761             2,630,000
 146                     1       Hollywood Park Market Place                                      1,642,756             2,880,000
 147                     1       MCM Building                                                     1,632,053             2,400,000
 148                     2       Oak Grove Apartments                                             1,610,430             2,085,000
 149                     1       AAA Storage                                                      1,592,980             2,150,000
 150                     2       Harbour Glen Apartments                                          1,532,778             2,150,000
 151                     2       Parkview Terrace Apartments                                      1,493,215             2,750,000
 152                     2       Dewberry Heights Apartments                                      1,474,361             1,875,000
 153                     1       Riverside Retail Center                                          1,444,187             2,100,000
 154                     2       Little Village Apartments                                        1,312,513             1,650,000
 155                     1       Congress StorageMax                                              1,192,351             1,600,000
 156                     2       Yale Street Apartments                                           1,142,267             1,450,000
 157                     2       1485 N. Garfield Apartments                                      1,131,689             1,950,000
 158                     1       Summerwood Center                                                1,122,056             2,000,000
 159                     2       Amberwoods Apartments                                            1,037,516             1,340,000
 160                     2       Miccosukee Arms Apartments                                       1,037,375             1,300,000
 161                     1       Hidden Creek MHP                                                 1,028,215             1,600,000
 162                     2       Shamrock Mobile Home Park                                          972,366             1,575,000
 163                     1       Randall Center                                                     947,107             1,400,000
 164                     2       Meadow Wood Apartments                                             877,525             1,100,000
 165                     1       Storage Inns of Mansfield                                          871,876             1,170,000
 166                     2       Broadway Inn Apartments                                            830,074             1,125,000
 167                     2       Monterey Square Apts                                               818,459             1,100,000
 168                     1       Mobile Lodge                                                       816,795             1,030,000
 169                     1       DeSoto Albertson's Shadow Retail                                   815,544             1,150,000
 170                     1       The Gap                                                            808,910             2,300,000
 171                     2       Prairie Village of Altoona                                         793,050             1,050,000
 172                     2       Victory Boulevard                                                  789,352             1,000,000
 173                     2       Drake Apartments                                                   747,856               990,000
 174                     1       Forest Avenue                                                      546,639             1,200,000
                                                                                       -------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                      $1,639,437,484        $2,415,400,000
                                                                                       ===========================================
Maximum:                                                                                     $  154,000,000        $  320,000,000
Minimum:                                                                                     $      546,639        $      990,000

                                                              MATURITY/
                  CUT-OFF DATE             MATURITY/ARD        ARD LTV               MOST RECENT       MOST RECENT
      #         LTV RATIO (1) (2)          BALANCE (3)       RATIO (2) (3)               NOI            DSCR (4)
      -         -----------------          -----------       -------------               ---            --------
      1               48.1%                $ 154,000,000        48.1%                 $ 15,826,154        1.74x
      2               64.4%                  134,372,591        57.7%                   12,433,166        1.01
      3               76.3%                   70,764,683        70.8%                    7,107,781        1.38
      4               48.5%                   48,915,786        44.7%                    7,855,276        2.34
      5               80.0%                   43,870,475        68.5%                    5,569,718        1.49
      6               64.8%                   39,578,035        54.2%                    4,211,377        1.20
      7               74.4%                   38,049,836        62.3%                    4,870,094        1.56
      8               74.4%                   35,397,720        65.9%                    4,243,012        1.44
      9               79.1%                   32,783,500        68.3%                    4,971,285        1.51
     10               78.5%                   30,919,718        66.9%                    2,887,119        1.10
     11               75.7%                   26,441,925        65.6%                          N/A         N/A
     12               75.9%                   25,851,610        64.6%                    2,665,990        1.22
     13               78.9%                   28,000,000        78.9%                    2,519,763        1.82
     14               76.0%                   23,105,669        70.7%                    1,992,269        1.17
     15               73.1%                   20,548,776        60.7%                    2,229,573        1.28
     16               74.8%                   19,524,101        64.9%                    2,760,888        1.59
     17               70.0%                   18,996,899        63.3%                    2,282,997        1.50
     18               75.6%                   15,244,672        62.5%                          N/A         N/A
     19               76.8%                   17,750,000        76.8%                    1,476,821        1.71
     20               74.1%                   14,878,793        63.6%                    1,915,653        1.31
     21               69.6%                   17,200,000        69.6%                    2,142,569        2.15
     22               64.2%                   15,535,000        64.2%                    2,151,333        2.44
     23               67.3%                   13,224,145        57.5%                    2,202,295        1.67
     24               79.8%                   13,639,077        71.8%                    1,925,832        1.81
     25               70.2%                   11,686,069        55.6%                    2,026,048        1.50
     26               60.1%                   12,175,987        50.5%                    1,750,045        1.74
     27               79.8%                   12,005,117        67.4%                    1,286,871        1.20
     28               78.3%                   13,156,646        73.1%                          N/A         N/A
     29               79.4%                   12,115,341        70.4%                    1,058,334        1.08
     30               79.4%                   11,466,236        67.1%                    1,048,342        1.00
     31               76.4%                   11,082,982        65.2%                    1,239,119        1.24
     32               70.6%                   10,463,968        61.6%                    1,267,267        1.42
     33               79.1%                   10,046,314        73.9%                    1,427,836        1.83
     34               72.5%                    8,596,448        61.0%                    1,049,666        1.43
     35               78.3%                    8,440,022        66.5%                          N/A         N/A
     36               77.6%                    8,301,682        65.1%                    1,144,449        1.48
     37               73.3%                    8,486,729        63.3%                    1,183,905        1.46
     38               79.2%                    8,256,341        67.1%                          N/A         N/A
     39               79.1%                    8,042,397        67.0%                    1,118,934        1.48
     40               78.8%                    8,106,549        67.6%                    1,271,648        1.73
     41               74.1%                    7,807,830        63.0%                    1,088,664        1.59
     42               66.8%                    6,986,572        51.8%                    1,247,780        1.67
     43               78.3%                    7,541,671        65.9%                    1,212,744        1.85
     44               74.4%                    7,610,597        63.4%                      716,368        1.05
     45               78.9%                    7,500,540        67.3%                      903,365        1.36
     46               75.2%                    7,248,583        63.0%                      889,345        1.39
     47               75.3%                    7,481,520        67.0%                      709,209        1.20
     48               80.9%                    6,918,641        68.5%                      775,498        1.33
     49               79.2%                    8,000,000        79.2%                          N/A         N/A
     50               80.0%                    6,251,020        67.6%                      619,944        1.22
     51               75.2%                    6,209,829        63.4%                          N/A         N/A
     52               74.6%                    6,707,790        68.8%                      707,909        1.48
     53               79.8%                    5,978,352        66.4%                      714,423        1.39
     54               77.0%                    5,894,387        63.4%                      635,115        1.23
     55               74.2%                    5,705,761        60.1%                      761,854        1.36
     56               75.0%                    5,988,272        64.4%                      593,366        1.09
     57               79.8%                    5,714,529        67.6%                          N/A         N/A
     58               79.9%                    5,319,372        65.4%                      524,529        1.21
     59               68.3%                    5,552,172        58.4%                          N/A         N/A
     60               78.8%                    2,761,719        67.4%                      333,078        1.29
     61               78.8%                    2,761,719        67.4%                      312,661        1.29
     62               67.1%                    5,338,287        55.6%                      941,001        1.83
     63               70.3%                    5,642,585        65.6%                      809,638        1.56
     64               73.5%                    4,618,596        57.7%                      624,569        1.25
     65               79.9%                    4,617,055        67.4%                      534,283        1.39
     66               77.9%                    4,561,047        66.6%                      552,821        1.33
     67               76.4%                  $ 4,477,232        65.4%                    $ 481,305        1.15x
     68               74.6%                    4,586,619        65.7%                      508,611        1.28
     69               72.1%                    4,290,188        59.6%                      585,042        1.66
     70               79.7%                    4,312,604        66.3%                      463,423        1.26
     71               71.8%                    4,707,872        66.3%                      657,262        1.74
     72               72.4%                    3,999,691        58.0%                      834,496        1.97
     73               62.1%                    4,207,338        52.6%                      638,916        1.72
     74               55.2%                    4,047,667        46.5%                      751,596        2.23
     75               77.6%                    3,971,657        65.1%                      623,689        1.77
     76               74.3%                    3,660,566        58.1%                      601,942        1.50
     77               79.9%                    3,951,331        67.5%                          N/A         N/A
     78               75.0%                    3,710,248        64.0%                          N/A         N/A
     79               74.0%                    3,680,566        62.9%                      463,620        1.36
     80               48.6%                    4,300,000        48.6%                      541,950        2.40
     81               69.2%                    3,630,584        58.6%                          N/A         N/A
     82               73.6%                    3,587,883        62.9%                          N/A         N/A
     83               79.7%                    3,612,202        69.2%                      547,671        1.65
     84               74.5%                    3,162,408        58.2%                      490,939        1.52
     85               78.4%                    3,479,719        68.2%                      421,646        1.47
     86               58.7%                    3,133,533        46.1%                      706,534        2.19
     87               63.3%                    3,357,103        53.5%                      512,857        1.82
     88               68.3%                    3,284,696        57.9%                          N/A         N/A
     89               79.0%                    3,201,148        66.0%                          N/A         N/A
     90               76.9%                    3,375,724        72.2%                          N/A         N/A
     91               75.8%                    2,890,662        62.8%                      347,619        1.40
     92               62.3%                    2,399,360        42.8%                      726,498        2.00
     93               64.0%                    2,937,545        55.4%                      420,098        1.42
     94               71.1%                    2,832,704        60.3%                      573,543        2.24
     95               52.2%                    2,454,640        38.9%                      289,713        1.13
     96               71.5%                    2,569,328        55.9%                      390,417        1.46
     97               79.1%                    3,052,617        73.6%                      434,358        1.82
     98               79.9%                    2,553,924        62.3%                          N/A         N/A
     99               69.7%                    2,772,620        59.0%                      503,272        2.05
     100              68.8%                    2,756,367        58.6%                      427,465        1.71
     101              75.0%                    2,815,020        65.5%                      391,222        1.66
     102              70.8%                    2,678,751        59.5%                      215,330        0.88
     103              62.2%                    2,405,705        47.0%                      506,281        1.99
     104              59.4%                    2,571,620        49.5%                      426,745        1.93
     105              69.5%                    2,505,125        58.3%                      351,184        1.65
     106              33.5%                    2,482,458        28.2%                      778,047        3.07
     107              72.9%                    2,493,738        62.3%                      419,890        1.64
     108              73.8%                    2,501,558        63.3%                          N/A         N/A
     109              73.7%                    2,446,905        67.0%                      359,390        1.52
     110              36.2%                    2,282,449        30.8%                      336,237        1.69
     111              67.9%                    2,233,815        57.3%                      310,310        1.47
     112              75.0%                    2,198,528        62.8%                          N/A         N/A
     113              64.8%                    2,157,672        53.9%                      348,055        1.83
     114              74.4%                    1,943,995        56.9%                      311,138        1.62
     115              53.0%                    2,070,065        44.0%                          N/A         N/A
     116              56.6%                    2,069,928        47.0%                          N/A         N/A
     117              77.4%                    2,100,112        65.6%                      621,440        3.50
     118              61.4%                    1,897,885        48.7%                      280,739        1.38
     119              58.8%                    1,777,925        45.6%                      260,942        1.39
     120              77.7%                    1,881,024        63.8%                      248,199        1.58
     121              77.6%                    1,947,781        66.0%                      239,663        1.33
     122              73.1%                    1,850,807        61.7%                      264,476        1.55
     123              73.0%                    1,831,940        61.1%                          N/A         N/A
     124              77.4%                    1,955,748        69.1%                      201,148        1.32
     125              77.5%                    1,892,286        70.1%                      227,483        1.32
     126              74.6%                    1,634,313        58.4%                      231,780        1.37
     127              46.9%                    1,627,479        38.3%                      315,889        2.27
     128              76.6%                    1,686,151        64.9%                      168,132        1.10
     129              71.3%                  $ 1,544,495        55.4%                    $ 225,970        1.40x
     130              73.5%                    1,789,860        66.3%                      209,013        1.34
     131              74.0%                    1,532,869        57.2%                      190,494        1.23
     132              74.4%                    1,543,592        58.0%                          N/A         N/A
     133              69.2%                    1,651,199        59.0%                      225,170        1.35
     134              72.4%                    1,646,074        62.1%                      190,274        1.14
     135              72.9%                    1,579,614        60.8%                      224,442        1.63
     136              79.0%                    1,490,379        62.1%                      182,592        1.12
     137              73.4%                    1,595,621        62.8%                      192,550        1.34
     138              54.8%                    1,558,122        46.4%                      351,946        2.46
     139              79.2%                    1,510,045        66.8%                      177,908        1.39
     140              76.4%                    1,382,897        60.1%                      189,306        1.18
     141              69.7%                    1,482,005        59.3%                      214,347        1.67
     142              70.4%                    1,148,237        46.9%                      240,198        1.41
     143              69.9%                    1,388,837        59.1%                      256,659        1.98
     144              51.4%                    1,277,788        39.9%                      217,528        1.63
     145              62.5%                    1,255,985        47.8%                      213,333        1.52
     146              57.0%                    1,364,406        47.4%                      182,117        1.59
     147              68.0%                    1,390,351        57.9%                      116,780        0.73
     148              77.2%                    1,235,633        59.3%                      199,467        1.58
     149              74.1%                    1,217,924        56.6%                      214,641        1.76
     150              71.3%                    1,439,030        66.9%                      195,500        1.57
     151              54.3%                    1,272,169        46.3%                      281,393        2.36
     152              78.6%                    1,157,284        61.7%                      246,091        2.00
     153              68.8%                    1,311,279        62.4%                      130,333        1.04
     154              79.5%                    1,015,204        61.5%                      163,314        1.53
     155              74.5%                      940,224        58.8%                      188,747        1.92
     156              78.8%                      892,108        61.5%                      108,672        1.14
     157              58.0%                      968,615        49.7%                      123,185        1.43
     158              56.1%                      956,346        47.8%                      208,066        2.23
     159              77.4%                      825,309        61.6%                      123,838        1.26
     160              79.8%                      817,119        62.9%                      120,028        1.34
     161              64.3%                      879,553        55.0%                      147,283        1.85
     162              61.7%                      889,446        56.5%                      157,592        2.03
     163              67.7%                      719,246        51.4%                      119,685        1.56
     164              79.8%                      793,438        72.1%                      138,577        1.94
     165              74.5%                      692,042        59.1%                      113,471        1.49
     166              73.8%                       23,903         2.1%                      133,438        1.59
     167              74.4%                      639,214        58.1%                      111,383        1.58
     168              79.3%                      704,989        68.4%                       77,426        1.16
     169              70.9%                      636,029        55.3%                      127,063        1.87
     170              35.2%                        4,224         0.2%                      137,971        1.27
     171              75.5%                      615,679        58.6%                      103,625        1.56
     172              78.9%                      678,267        67.8%                       89,239        1.43
     173              75.5%                      630,383        63.7%                       83,960        1.48
     174              45.6%                       10,125         0.8%                      112,768        1.82
                -----------------------------------------------------------------------------------------------------
TOTAL/
WEIGHTED
AVERAGE:              69.8%              $ 1,446,726,575        61.4%                $ 158,837,178        1.50x
                =====================================================================================================
Maximum:              80.9%              $   154,000,000        79.2%                $  15,826,154        3.50x
Minimum:              33.5%              $       615,679        28.2%                $      77,426        0.73x

                            U/W                   U/W            U/W             ADMINISTRATIVE
      #                     NOI                 NCF (5)        DSCR (4)               FEES
      -                     ---                 -------        --------               ----
      1                $ 21,972,931          $ 21,177,179       2.64x               0.0314%
      2                  17,756,055            17,074,834        1.47               0.0314%
      3                   7,140,683             6,999,515        1.39               0.0314%
      4                   7,844,039             7,042,029        2.09               0.0414%
      5                   5,689,387             5,470,349        1.52               0.0314%
      6                   5,866,868             5,494,409        1.71               0.0314%
      7                   5,149,689             4,663,840        1.49               0.0514%
      8                   4,135,099             4,004,650        1.40               0.0314%
      9                   4,395,134             3,811,318        1.31               0.0314%
     10                   3,406,543             3,249,188        1.31               0.0314%
     11                   2,971,190             2,929,001        1.30               0.0314%
     12                   2,882,242             2,756,935        1.33               0.0314%
     13                   2,567,692             2,459,692        1.86               0.0314%
     14                   2,319,244             2,168,220        1.27               0.0714%
     15                   2,282,916             2,139,416        1.31               0.0314%
     16                   2,656,056             2,535,810        1.52               0.0314%
     17                   2,214,341             2,188,998        1.44               0.1014%
     18                   1,552,107             1,511,707        1.26               0.0314%
     19                   1,504,986             1,441,236        1.75               0.0314%
     20                   1,868,246             1,616,771        1.27               0.0614%
     21                   1,937,585             1,667,674        1.91               0.0314%
     22                   2,087,706             1,859,188        2.36               0.0314%
     23                   2,050,186             1,717,005        1.53               0.0314%
     24                   1,554,796             1,396,908        1.33               0.0814%
     25                   1,972,529             1,771,921        1.46               0.1014%
     26                   1,692,709             1,616,457        1.61               0.0514%
     27                   1,345,839             1,263,580        1.26               0.0314%
     28                   1,700,814             1,667,407        1.68               0.0614%
     29                   1,191,861             1,162,861        1.23               0.0514%
     30                   1,475,482             1,380,240        1.45               0.0314%
     31                   1,285,937             1,231,937        1.29               0.0314%
     32                   1,284,644             1,265,893        1.44               0.0314%
     33                   1,279,619             1,214,619        1.63               0.0414%
     34                   1,021,484               970,484        1.39               0.0314%
     35                   1,145,449             1,038,053        1.47               0.0314%
     36                   1,182,761             1,039,003        1.54               0.0314%
     37                   1,094,464               994,657        1.34               0.0314%
     38                   1,054,305               960,183        1.39               0.0314%
     39                   1,048,256               933,697        1.37               0.0314%
     40                   1,077,921             1,012,951        1.45               0.0314%
     41                   1,080,703             1,031,203        1.58               0.0314%
     42                   1,160,461             1,060,007        1.54               0.0314%
     43                   1,116,734             1,051,364        1.70               0.0814%
     44                   1,008,815               962,315        1.50               0.0314%
     45                     975,671               934,084        1.47               0.0314%
     46                     865,069               778,369        1.35               0.0314%
     47                     786,382               746,382        1.26               0.0714%
     48                     785,902               743,402        1.27               0.0714%
     49                     694,694               683,694        1.86               0.0314%
     50                     656,788               627,988        1.31               0.0514%
     51                     839,110               750,326        1.46               0.0314%
     52                     748,290               717,087        1.57               0.0314%
     53                     898,622               853,622        1.78               0.0314%
     54                     699,139               626,339        1.37               0.0314%
     55                     752,105               701,405        1.34               0.0314%
     56                     769,229               712,490        1.36               0.1014%
     57                     668,890               613,890        1.29               0.0314%
     58                     616,982               589,636        1.43               0.0314%
     59                     801,869               757,451        1.58               0.0314%
     60                     338,329               318,579        1.31               0.0314%
     61                     318,530               299,280        1.31               0.0314%
     62                     907,931               839,383        1.76               0.0314%
     63                     737,268               552,823        1.38               0.0314%
     64                     670,669               629,390        1.35               0.0314%
     65                     533,886               495,886        1.29               0.0714%
     66                     593,203               558,382        1.44               0.1314%
     67                   $ 572,079             $ 532,917       1.38x               0.0314%
     68                     591,691               547,691        1.51               0.0314%
     69                     536,238               514,484        1.52               0.0314%
     70                     497,002               467,502        1.35               0.0314%
     71                     615,459               533,271        1.61               0.0314%
     72                     705,918               634,536        1.50               0.0814%
     73                     619,837               582,837        1.67               0.0314%
     74                     805,653               713,777        2.12               0.0514%
     75                     602,772               552,522        1.70               0.0614%
     76                     536,426               487,176        1.32               0.0314%
     77                     461,275               442,109        1.33               0.0314%
     78                     456,991               405,630        1.27               0.0514%
     79                     478,457               435,504        1.40               0.0314%
     80                     543,307               529,851        2.41               0.0314%
     81                     467,515               428,139        1.41               0.0314%
     82                     486,343               434,120        1.40               0.0514%
     83                     503,182               450,475        1.50               0.0314%
     84                     486,718               477,291        1.50               0.0314%
     85                     446,770               411,770        1.56               0.0314%
     86                     691,803               633,443        1.98               0.0314%
     87                     470,626               437,774        1.55               0.0514%
     88                     448,780               406,780        1.49               0.0314%
     89                     422,026               407,959        1.58               0.0314%
     90                     476,761               435,761        1.75               0.0314%
     91                     394,810               366,910        1.60               0.0314%
     92                     658,018               594,252        1.80               0.0314%
     93                     388,542               354,448        1.30               0.0314%
     94                     403,062               364,562        1.53               0.0314%
     95                     347,266               320,266        1.29               0.0514%
     96                     430,655               417,460        1.61               0.0314%
     97                     428,716               390,716        1.80               0.0314%
     98                     438,553               412,804        1.62               0.0614%
     99                     438,593               412,700        1.77               0.0314%
     100                    371,512               343,951        1.47               0.0314%
     101                    333,219               301,412        1.39               0.0314%
     102                    413,760               391,649        1.78               0.0314%
     103                    483,722               430,170        1.89               0.0314%
     104                    455,151               426,046        2.07               0.0314%
     105                    348,636               334,936        1.64               0.0314%
     106                    775,161               730,931        3.54               0.0514%
     107                    388,045               319,171        1.49               0.0314%
     108                    341,541               309,384        1.39               0.0314%
     109                    318,655               280,188        1.32               0.0314%
     110                    366,075               354,615        1.85               0.0314%
     111                    321,411               285,210        1.53               0.0314%
     112                    291,434               266,951        1.50               0.0314%
     113                    369,887               338,894        1.96               0.0314%
     114                    297,573               268,756        1.41               0.1014%
     115                    351,077               326,311        1.98               0.0314%
     116                    330,394               305,330        1.85               0.0314%
     117                    238,494               232,974        1.31               0.0514%
     118                    264,399               254,649        1.29               0.0314%
     119                    303,396               289,015        1.63               0.0314%
     120                    232,628               214,378        1.47               0.0314%
     121                    224,354               208,382        1.25               0.0514%
     122                    270,387               243,887        1.59               0.0614%
     123                    208,833               190,670        1.29               0.0314%
     124                    210,063               200,513        1.38               0.0314%
     125                    252,222               232,222        1.47               0.0314%
     126                    288,629               281,706        1.71               0.0314%
     127                    336,981               303,593        2.44               0.0314%
     128                    198,816               185,816        1.32               0.0314%
     129                  $ 213,775             $ 203,025       1.32x               0.0314%
     130                    195,650               181,250        1.25               0.0314%
     131                    215,650               209,350        1.39               0.0314%
     132                    253,377               240,126        1.57               0.0314%
     133                    226,223               189,531        1.36               0.0314%
     134                    225,917               199,267        1.39               0.0314%
     135                    219,047               202,320        1.59               0.0314%
     136                    207,714               195,214        1.28               0.0314%
     137                    211,899               202,120        1.48               0.0314%
     138                    316,147               283,581        2.18               0.0314%
     139                    184,360               179,310        1.44               0.0314%
     140                    215,857               191,357        1.37               0.0314%
     141                    204,606               199,391        1.59               0.0314%
     142                    223,673               196,173        1.30               0.0314%
     143                    209,593               182,150        1.58               0.0814%
     144                    190,513               181,513        1.42               0.0314%
     145                    229,769               200,769        1.65               0.0314%
     146                    178,865               169,711        1.56               0.0314%
     147                    228,428               196,923        1.68               0.0314%
     148                    178,576               168,826        1.41               0.0314%
     149                    171,948               164,668        1.40               0.0314%
     150                    227,704               208,504        1.86               0.0314%
     151                    230,912               203,912        1.89               0.0314%
     152                    238,514               228,014        1.94               0.0314%
     153                    165,834               152,751        1.36               0.0314%
     154                    138,470               128,220        1.28               0.0314%
     155                    153,493               148,985        1.55               0.0314%
     156                    114,188               107,438        1.20               0.0314%
     157                    124,922               121,922        1.45               0.0314%
     158                    141,079               115,322        1.41               0.0314%
     159                    143,056               128,056        1.49               0.0314%
     160                    123,534               115,784        1.38               0.0314%
     161                    104,976                98,576        1.30               0.0314%
     162                    134,299               128,049        1.72               0.0314%
     163                    112,029                99,686        1.44               0.0314%
     164                    102,904                93,904        1.40               0.0314%
     165                    104,094                97,882        1.36               0.0314%
     166                    115,278               103,028        1.35               0.0314%
     167                     88,663                78,413        1.22               0.0314%
     168                     91,461                88,711        1.38               0.0314%
     169                    102,254                94,223        1.48               0.0314%
     170                    140,015               133,149        1.29               0.0314%
     171                    103,150                94,150        1.55               0.0314%
     172                     85,549                79,769        1.37               0.0314%
     173                     72,922                66,422        1.27               0.0314%
     174                     90,360                85,922        1.44               0.0314%
              -------------------------------------------------------------
TOTAL/                $ 188,874,612         $ 177,061,106       1.62x
WEIGHTED
AVERAGE:
              =============================================================
MAXIMUM:              $  21,972,931         $  21,177,179       3.54x
MINIMUM:              $      72,922         $      66,422       1.20x

(A) The underlying mortgage loans secured by Meadows at Shadow Ridge and Oaks of Dutch Hollow are cross-defaulted and cross-collateralized.
(1)  Based on a Cut-off date in August 2004.
(2) In the case of cross-collateralized and cross-defaulted underlying mortgage loans, the combined LTV is presented for each and every related underlying mortgage loan.
(3) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.
(4) U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted underlying mortgage loans the combined U/W DSCR is presented for each and every related underlying mortgage loan.
(5) U/W NCF reflects the net cash flow after underwritten replacement reserves, underwritten LC's & TI's and underwritten FF&E.
(6) The One Park Avenue Mortgage Loan is evidenced by a $154,000,000 Senior A Note, which will be an asset of the trust fund, a $20,000,000 Junior B Note, a $36,000,000 Junior C Note, and a $28,500,000 Junior D Note. Unless otherwise stated, calculations presented herein are based on the Senior A Note.
(7) The Mizner Park Mortgage Loan is evidenced by a $53,168,778 Senior A Note, which will be an asset of the trust fund, a $8,821,480 Junior B Note. Unless otherwise stated, calculations presented herein are based on the Senior A Note.

                             ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES
                                                                                        CONTRACTUAL
                LOAN                                            ENGINEERING              RECURRING
               GROUP                                            RESERVE AT              REPLACEMENT
  #    CROSSED  NO.    LOAN NAME                                ORIGINATION             RESERVE/FF&E
  -    -------  ---    ---------                                -----------             ------------
  1              1     One Park Avenue                           $140,000                 $185,291
  2              1     Pacific Design Center                     $475,000                 $192,363
  3              1     160 West 24th Street                       $1,500                  $204,000
  4              1     Mizner Park                              $1,323,300                  N/A
  5              1     Centro Gran Caribe                         $85,563                 $58,083
  6              1     Centerpointe Mall                            N/A                   $77,400    (3)
  7              1     BC Wood Portfolio                            N/A                   $133,847
  8              1     Private Mini Storage Portfolio               N/A                   $98,280
  9              1     615 Chestnut Street                        $25,750                 $76,790
 10              1     Village Del Amo                              N/A                   $26,905
 11              1     275 Park Avenue - The Chocolate Factory      N/A                   $28,393
 12              1     Lakewood Square                              N/A                   $28,141
 13              2     Addison at Swift Creek Apartments            N/A                   $86,400
 14              1     Fountain Valley Town Center               $231,600                 $39,432
 15              2     Gwinnett Crossing Apartments              $122,325                 $114,800
 16              1     Mall at Shelter Cove                         N/A                   $44,996
 17              1     FBI Building                                 N/A                   $25,343
 18              2     The Standard                                 N/A                   $40,400
 19              2     Estates at Ridenour                          N/A                     N/A
 20              1     333 West Fort Street                       $2,250                  $33,792
 21              1     The Tower at Northwoods                    $14,875                 $36,924
 22              1     Canyon Park Heights                          N/A                   $21,660
 23              1     Encino Atrium                              $2,500                  $30,768
 24              1     Dearborn Atrium                            $52,508                 $26,524
 25              1     Hilton Garden Inn                            N/A                     4.0%
 26              1     Del Rayo Village                             N/A                    $8,775
 27              1     Merchant Square                            $52,948                 $22,524
 28              1     Cold Spring Crossing                         N/A                     N/A
 29              2     Wall Street Apartment Homes               $400,000                 $58,000
 30              1     Champlain Center South Shopping Center     $8,000                  $20,430
 31              2     Lighthouse Pointe Apartments              $225,000                 $54,000
 32              1     Downey Marketplace                           N/A                    $6,608
 33              2     Versailles Apartments                      $1,875                  $65,004
 34              2     Idaho Terrace Apartments                   $45,000                 $51,000
 35              1     One & Two River Crossing                   $52,968                 $15,880
 36              1     Southpark Shopping Center                  $18,125                 $22,020
 37              1     Linden Park                                 $875                   $15,761
 38              1     Creekside Plaza Building C                   N/A                    $7,506
 39              1     Counsel Square                               N/A                     N/A
 40              1     Millennium I                                 N/A                   $10,843
 41              2     Springfield West Apts                        N/A                   $39,600
 42              1     Fairways Plaza                             $43,948                   N/A
 43              2     Chehalis Gardens Apartments                $75,390                 $65,370
 44              2     University Hill Apartments                   N/A                   $46,500
 45              1     Shelby Creek Shopping Center                 N/A                    $8,004    (6)
 46              2     College Towers Apartments                   $187                   $104,040
 47              2     Fountains of Tomball Apartment Homes      $300,000                 $40,000
 48              2     Northcastle Apartment Homes               $187,816                 $42,500
 49              2     509 Vine Street Philadelphia               $16,725                 $11,000
 50              2     Copper Beech Townhomes Phase I               N/A                   $28,800
 51              1     357 S. Gulph                                 N/A                    $9,649
 52              1     Hillcrest Medical Center                   $23,437                  $6,372
 53              2     Royal Oaks Apartments                      $80,625                 $45,000
 54              2     English Hills Apartments                   $26,125                 $70,000
 55              1     VIP Plaza                                  $7,500                   $4,558
 56              1     Westcliff Office Plaza                       N/A                   $12,225
 57              2     Whisper Hollow Apartments                  $94,406                 $54,996
 58              1     Northridge Shopping Center                   N/A                     N/A
 59              1     Parkland Town Center                         N/A                     N/A
 60     (A)      2     Meadows at Shadow Ridge                      N/A                   $19,750
 61     (A)      2     Oaks of Dutch Hollow                       $2,981                  $19,250
 62              1     Four Mile Fork Shopping Center               N/A                   $15,380
 63              1     One Crown Center                           $47,500                 $19,367
 64              1     Homestead Plaza                           $376,845                   N/A
 65              2     Country Village Apartment Homes            $93,016                 $38,000
 66              1     Silverlake Shopping Center                   N/A                    $4,440
 67              1     Blanco Junction Shopping Center            $86,250                  $8,982
 68              2     Sequoia Bend Apartments                      N/A                   $44,000
 69              1     Addison Court                                N/A                     N/A
 70              2     Cedarfield at Churchland Apartments       $151,687                 $29,500
 71              1     Deerfield Tech Center                        N/A                     N/A
 72              1     Comfort Inn                                $25,000                   4.0%
 73              2     Lakeshore Crossing Apartments              $3,125                  $37,000
 74              2     Camelot Village Apartments                   N/A                     N/A
 75              2     Four Worlds Apartments                     $41,750                 $50,256
 76              1     Centro Norcross                              N/A                    $7,620
 77              1     Colt Crossing Shopping Center                N/A                    $5,520
 78              1     The Ontario Building                         N/A                   $32,350
 79              1     Lehigh Industrial Portfolio                  N/A                    $5,328
 80              1     Corona Plaza Shopping Center                 N/A                    $3,092
 81              1     One Paseo Plaza - East Building              N/A                    $4,563
 82              1     Stonebridge Office Center                    N/A                    $9,540
 83              1     Waterford I                                $19,019                  $6,875
 84              1     StorMax Self Storage                       $1,250                    N/A
 85              2     Whispering Oaks Apartments                 $63,856                 $35,000
 86              1     Hampton Inn Hull Street                      N/A                     4.0%
 87              1     Market Place I & II                          N/A                    $4,927
 88              2     Highpoint Village Apartments               $36,075                 $42,000
 89              1     Bridgeton Crossing                           N/A                    $4,560
 90              2     Crown Garden Apartments                    $22,675                 $41,000
 91              2     The Pines of Southlake Apartments            N/A                   $27,900
 92              1     Holiday Inn Express-Westchase              $3,750                    4.0%
 93              1     Crooked Creek Centre                       $45,700                   N/A
 94              2     Bellfort Plaza Apartments                  $6,375                  $38,500
 95              2     The Groves at Wimauma Apartments             N/A                   $27,000
 96              1     American Harbor Self - Storage               N/A                    $9,896
 97              2     Dyersdale Village                          $78,838                 $38,000
 98              1     Village Commons East                       $7,700                   $4,368
 99              1     Venice Place                                $625                     N/A
 100             1     St. Charles Retail                           N/A                     N/A
 101             1     Shea Corporate Medical Office                N/A                    $3,462
 102             1     Corinth Commons Shopping Center              N/A                     N/A
 103             1     Bloomfield Professional Center             $3,875                    N/A
 104             1     Rock Springs Retail Center                   N/A                     N/A
 105             1     Sierra Pacific MHP                         $81,512                   N/A
 106             2     Wesley Park Townhouses                       N/A                     N/A
 107             1     Fonda Place                                $6,350                    N/A
 108             1     MJ Crossing                                 $625                    $7,340
 109             2     Oakwood Terrace Apartments                 $3,725                  $38,467
 110             1     American Gem                                 N/A                     N/A
 111             1     Commercial Drive Plaza                     $13,413                   N/A
 112             1     Parkway Shops                                N/A                     N/A
 113             1     Lake Jackson Shopping Center               $9,375                   $6,132
 114             1     Wornall Village                            $31,500                  $9,588
 115             1     Cypress on the Ridge I                       N/A                    $2,168
 116             1     Cypress on the Ridge II                      N/A                    $2,056
 117             1     Villas of Loiret                             N/A                    $6,504
 118             2     Bronx Apartments                           $23,688                  $9,750
 119             1     Sawtelle @ La Grange Retail Center         $7,313                    N/A
 120             2     Hermitage Gardens Apartments                 N/A                   $18,252
 121             2     Trafalgar Square Duplexes                  $40,938                 $15,956
 122             2     Concord Woods Apartments                     N/A                   $26,508
 123             1     Mansfield Retail Center                      N/A                    $2,440
 124             1     Copper Country MHP                           N/A                     N/A
 125             2     Murray Hill Apartments                     $20,813                 $20,000
 126             1     Qwik-Stor Self Storage                       N/A                     N/A
 127             1     Four Winds Professional Building            $625                     N/A
 128             2     Baker Square Apartments                      N/A                   $13,000
 129             2     NH Portfolio                               $14,500                  $5,500
 130             2     Villa Ventura Apartments                   $26,766                 $14,400
 131             2     Siesta MHP                                 $12,437                   N/A
 132             1     Peaksview Shopping Center                  $95,112                  $6,820
 133             1     Johnson Building                           $8,125                   $8,153
 134             1     Silverlake Professional Building           $9,500                    N/A
 135             1     Chapel Hill Center                          $750                     N/A
 136             2     Windmill Way Apartments                    $2,625                  $12,500
 137             1     North Richland Hills Retail                  N/A                     N/A
 138             1     Lahser Medical I                             N/A                     N/A
 139             1     Los Arboles MHP                              N/A                     N/A
 140             2     Cedargate Apartments                       $53,575                 $24,500
 141             1     College Square Retail Center                 N/A                     N/A
 142             2     Dellwood Apartments                        $3,750                  $27,504
 143             1     Village Medical Plaza                      $1,250                   $3,400
 144             2     649 S. Burnside Ave                        $7,875                   $9,000
 145             2     Candle Chase Apartments                    $94,810                 $29,000
 146             1     Hollywood Park Market Place                  N/A                     N/A
 147             1     MCM Building                                 N/A                     N/A
 148             2     Oak Grove Apartments                         N/A                    $9,750
 149             1     AAA Storage                                  N/A                     N/A
 150             2     Harbour Glen Apartments                    $10,125                 $19,200
 151             2     Parkview Terrace Apartments                $10,000                 $27,000
 152             2     Dewberry Heights Apartments                $9,313                  $10,500
 153             1     Riverside Retail Center                      N/A                     N/A
 154             2     Little Village Apartments                  $1,500                  $10,250
 155             1     Congress StorageMax                         $625                     N/A
 156             2     Yale Street Apartments                     $3,125                   $6,750
 157             2     1485 N. Garfield Apartments                 $688                    $3,000
 158             1     Summerwood Center                            N/A                     N/A
 159             2     Amberwoods Apartments                      $12,938                 $15,000
 160             2     Miccosukee Arms Apartments                 $11,500                  $7,750
 161             1     Hidden Creek MHP                             N/A                     N/A
 162             2     Shamrock Mobile Home Park                  $15,000                  $6,250
 163             1     Randall Center                             $3,188                    N/A
 164             2     Meadow Wood Apartments                     $5,125                   $9,000
 165             1     Storage Inns of Mansfield                  $9,750                    N/A
 166             2     Broadway Inn Apartments                    $4,563                  $12,250
 167             2     Monterey Square Apts                       $13,438                 $10,250
 168             1     Mobile Lodge                               $2,625                    N/A
 169             1     DeSoto Albertson's Shadow Retail             N/A                     N/A
 170             1     The Gap                                    $1,750                    N/A
 171             2     Prairie Village of Altoona                  $625                    $9,000
 172             2     Victory Boulevard                          $13,125                  $5,780
 173             2     Drake Apartments                           $6,250                   $6,500
 174             1     Forest Avenue                              $8,044                   $3,000

            U/W
         RECURRING           LC & TI            CONTRACTUAL                                TAX &
        REPLACEMENT        RESERVE AT            RECURRING                U/W            INSURANCE
  #    RESERVE/FF&E        ORIGINATION            LC & TI               LC & TI           ESCROWS
  -    ------------        -----------            -------               -------           -------
  1      $185,291              N/A               $926,453      (1)     $610,461             Both
  2      $192,363          $7,000,000            $600,000      (2)     $488,858             Both
  3      $141,168              N/A                  N/A                   N/A               Both
  4      $110,982              N/A                  N/A                $691,028             None
  5       $58,116              N/A                $96,812              $160,922             Both
  6      $116,121              N/A               $300,000      (4)     $256,338             Both
  7      $136,083          $1,100,000            $100,000              $349,766             Both
  8      $130,449              N/A                  N/A                   N/A               Both
  9       $75,074              N/A               $469,212              $508,742             Both
 10       $26,905              N/A                  N/A                $130,450             Both
 11       $42,189              N/A                $12,168      (5)        N/A               Both
 12       $28,141              N/A                  N/A                 $97,166             Both
 13      $108,000              N/A                  N/A                   N/A               Both
 14       $39,432          $2,100,000             $60,000              $111,592             Both
 15      $143,500              N/A                  N/A                   N/A               Both
 16       $51,176           $500,000             $150,000               $69,070             Both
 17       $25,343              N/A                  N/A                   N/A               None
 18       $40,400              N/A                  N/A                   N/A               Both
 19       $63,750              N/A                  N/A                   N/A               Both
 20       $51,924           $150,000             $195,000              $199,551             Both
 21       $36,923              N/A               $184,620              $232,988             Both
 22       $21,660              N/A               $202,653              $206,858             Both
 23       $31,624           $100,000             $100,000              $301,557             Both
 24       $26,600           $150,000              $50,000              $131,288             Both
 25        4.0%                N/A                  N/A                   N/A               Both
 26       $8,775               N/A                  N/A                 $67,477             Both
 27       $25,008              N/A                  N/A                 $57,251             Both
 28       $7,129             $30,000                N/A                 $26,278             Both
 29       $29,000              N/A                  N/A                   N/A               Both
 30       $31,340              N/A                $17,000               $63,902             Both
 31       $54,000              N/A                  N/A                   N/A               Both
 32       $8,834               N/A                  N/A                 $9,917              Both
 33       $65,000              N/A                  N/A                   N/A               Both
 34       $51,000              N/A                  N/A                   N/A               Both
 35       $15,818           $200,000             $118,637               $91,578             Both
 36       $22,014              N/A                  N/A                $121,744             None
 37       $15,760              N/A               $131,000               $84,047             Both
 38       $7,506               N/A                $85,000               $86,616             Both
 39       $16,372           $250,000             $100,000               $98,187             Both
 40       $10,843              N/A               $108,430               $54,127             Both
 41       $49,500              N/A                  N/A                   N/A               Both
 42       $18,222           $250,000             $120,000               $82,232             Both
 43       $65,370              N/A                  N/A                   N/A               Both
 44       $46,500              N/A                  N/A                   N/A               Both
 45       $8,009               N/A                $32,166               $33,578             Both
 46       $86,700              N/A                  N/A                   N/A               Both
 47       $40,000              N/A                  N/A                   N/A               Both
 48       $42,500              N/A                  N/A                   N/A               Both
 49       $11,000              N/A                  N/A                   N/A               Both
 50       $28,800              N/A                  N/A                   N/A               Both
 51       $9,649               N/A                $65,000               $79,135             Both
 52       $6,314            $200,000              $47,789               $24,889             Both
 53       $45,000              N/A                  N/A                   N/A               Both
 54       $72,800              N/A                  N/A                   N/A               Both
 55       $4,634             $60,768              $50,000               $46,066             Both
 56       $12,177              N/A                $36,000               $44,562             Both
 57       $55,000              N/A                  N/A                   N/A               Both
 58       $11,280              N/A                $25,000               $16,066             Both
 59       $5,231               N/A                $30,000               $39,187             Both
 60       $19,750              N/A                  N/A                   N/A               Both
 61       $19,250              N/A                  N/A                   N/A               Both
 62       $15,380              N/A                $50,000               $53,168             Both
 63       $19,367              N/A               $145,245              $165,078             Both
 64       $13,013              N/A                  N/A                 $28,266             Both
 65       $38,000              N/A                  N/A                   N/A               Both
 66       $4,442             $88,250              $20,004               $30,379             Both
 67       $8,982            $100,000                N/A                 $30,180             Both
 68       $44,000              N/A                  N/A                   N/A               Both
 69       $3,129               N/A                $25,008               $18,625             Both
 70       $29,500              N/A                  N/A                   N/A               Both
 71       $8,831               N/A                $29,400               $73,357             Both
 72        4.0%                N/A                  N/A                   N/A               Both
 73       $37,000              N/A                  N/A                   N/A               Both
 74       $91,876              N/A                  N/A                   N/A               Both
 75       $50,250              N/A                  N/A                   N/A               Both
 76       $7,620               N/A                $45,772               $41,630             Both
 77       $8,279               N/A                $12,000               $10,887             Both
 78       $32,350              N/A                  N/A                 $19,011             Both
 79       $11,736              N/A                $50,000               $31,217             Both
 80       $2,627               N/A                  N/A                 $10,829             Both
 81       $4,563            $436,150              $34,000               $34,813             Both
 82       $9,529               N/A                $24,000               $42,694             Both
 83       $6,875            $110,000              $45,832               $45,832             Both
 84       $9,427               N/A                  N/A                   N/A               Both
 85       $35,000              N/A                  N/A                   N/A               Both
 86        4.0%                N/A                  N/A                   N/A               Both
 87       $4,953               N/A                $12,000               $27,899             Both
 88       $42,000              N/A                  N/A                   N/A               Both
 89       $6,853               N/A                $6,000                $7,214              Both
 90       $41,000              N/A                  N/A                   N/A               Both
 91       $27,900              N/A                  N/A                   N/A               Both
 92        4.0%                N/A                  N/A                   N/A               Both
 93       $7,868             $40,000              $40,000               $26,226             Both
 94       $38,500              N/A                  N/A                   N/A               Both
 95       $27,000              N/A                  N/A                   N/A               Both
 96       $13,195              N/A                  N/A                   N/A               Both
 97       $38,000              N/A                  N/A                   N/A               Both
 98       $4,335               N/A                $30,000               $21,414             Both
 99       $2,123             $95,000                N/A                 $23,770             Both
 100      $2,427               N/A                  N/A                 $25,134             Both
 101      $3,462            $100,000              $20,000               $28,345             Both
 102      $3,708             $25,000              $25,000               $18,403             Both
 103      $8,074               N/A                  N/A                 $45,478             Both
 104      $3,888               N/A                  N/A                 $25,217             Both
 105      $13,700              N/A                  N/A                   N/A               Both
 106      $44,230              N/A                  N/A                   N/A               Both
 107      $8,701             $60,000                N/A                 $60,173             Both
 108      $7,340            $121,150              $26,913               $24,817             Both
 109      $38,467              N/A                  N/A                   N/A               Both
 110      $1,470               N/A                $9,946                $9,990              Both
 111      $5,260               N/A                $15,000               $30,941             Both
 112      $2,790               N/A                $10,008               $21,693             Both
 113      $6,132             $50,000                N/A                 $24,861             Both
 114      $9,580               N/A                $15,000               $19,237             Both
 115      $2,182               N/A                $21,663      (7)      $22,584             Both
 116      $2,043               N/A                $20,564      (8)      $23,021             Both
 117      $5,520               N/A                  N/A                   N/A               Both
 118      $9,750               N/A                  N/A                   N/A               Both
 119      $1,420             $28,000                N/A                 $12,961             Both
 120      $18,250              N/A                  N/A                   N/A               Both
 121      $15,972              N/A                  N/A                   N/A               Both
 122      $26,500              N/A                  N/A                   N/A               Both
 123      $2,440               N/A                $16,269               $15,723             Both
 124      $9,550               N/A                  N/A                   N/A               Both
 125      $20,000              N/A                  N/A                   N/A               Both
 126      $6,923               N/A                  N/A                   N/A               Both
 127      $5,582               N/A                $41,864               $27,806             Both
 128      $13,000              N/A                  N/A                   N/A               Both
 129      $10,750              N/A                  N/A                   N/A               Both
 130      $14,400              N/A                  N/A                   N/A               Both
 131      $6,300               N/A                  N/A                   N/A               Both
 132      $7,408               N/A                $13,000               $5,843              Both
 133      $9,408               N/A                $26,340               $27,284             Both
 134      $4,832               N/A                $38,182               $21,818             Both
 135      $2,182               N/A                $14,496               $14,545             Both
 136      $12,500              N/A                  N/A                   N/A               Both
 137      $1,960               N/A                  N/A                 $7,819              Both
 138      $5,041             $50,500                N/A                 $27,525             Both
 139      $5,050               N/A                  N/A                   N/A               Both
 140      $24,500              N/A                  N/A                   N/A               Both
 141      $1,327               N/A                $11,739               $3,888              Both
 142      $27,500              N/A                  N/A                   N/A               Both
 143      $3,402             $50,000              $20,000               $24,041             Both
 144      $9,000               N/A                  N/A                   N/A               Both
 145      $29,000              N/A                  N/A                   N/A               Both
 146       $975                N/A                  N/A                 $8,179              Both
 147      $4,026               N/A                $24,000               $27,479             Both
 148      $9,750               N/A                  N/A                   N/A               Both
 149      $7,280               N/A                  N/A                   N/A               Both
 150      $19,200              N/A                  N/A                   N/A               Both
 151      $27,000              N/A                  N/A                   N/A               Both
 152      $10,500              N/A                  N/A                   N/A               Both
 153      $2,108               N/A                $13,835               $10,975             Both
 154      $10,250              N/A                  N/A                   N/A               Both
 155      $4,508               N/A                  N/A                   N/A               Both
 156      $6,750               N/A                  N/A                   N/A               Both
 157      $3,000               N/A                  N/A                   N/A               Both
 158      $4,019             $55,000                N/A                 $21,738             Both
 159      $15,000              N/A                  N/A                   N/A               Both
 160      $7,750               N/A                  N/A                   N/A               Both
 161      $6,400               N/A                  N/A                   N/A               Both
 162      $6,250               N/A                  N/A                   N/A               Both
 163      $1,872               N/A                $14,496               $10,471             Both
 164      $9,000               N/A                  N/A                   N/A               Both
 165      $6,212               N/A                  N/A                   N/A               Both
 166      $12,250              N/A                  N/A                   N/A               Both
 167      $10,250              N/A                  N/A                   N/A               Both
 168      $2,750               N/A                  N/A                   N/A               Both
 169       $946              $31,000              $18,600               $7,085              Both
 170       $600                N/A                $23,600               $6,266              Both
 171      $9,000               N/A                  N/A                   N/A               Both
 172      $5,780               N/A                  N/A                   N/A               Both
 173      $6,500               N/A                  N/A                   N/A               Both
 174      $3,188               N/A                $1,232                $1,250              Both

(A) The underlying mortgage loans secured by Meadows at Shadow Ridge and Oaks of Dutch Hollow are cross-defaulted and cross-collateralized.
(1) Monthly TI/LC payments for One Park Avenue Mortgage Loan will commence on 5/11/2006.
(2) Monthly TI/LC payments for Pacific Design Center Mortgage Loan will commence on 8/11/2006.
(3) Monthly Replacement Reserves payments for Centerpointe Mall Mortgage Loan will commence on 5/11/2007.
(4) In the event of a Klingman Vacancy Period, the Annual Contractual TILC amount increases from $300,000.00 to the lesser of $900,000.00 or all NCF from the property and the cap increases from $350,000.00 to $500,000.00.
(5) Monthly TI/LC payments for The Chocolate Factory Mortgage Loan will commence on 8/11/2006.
(6) Monthly Replacement Reserves payments for Shelby Creek Mortgage Loan will commence on 3/11/2007.
(7) Monthly TI/LC payments for Cypress on the Ridge I Mortgage Loan will commence on 1/11/2007.
(8) Monthly TI/LC payments for Cypress on the Ridge II Mortgage Loan will commence on 1/11/2007.

                               MAJOR TENANTS OF THE COMMERCIAL PROPERTIES
                                                               CUT-OFF
                                                            DATE PRINCIPAL
  #     CROSSED PROPERTY NAME                                BALANCE (1)      PROPERTY TYPE  SQ. FT.
  -     ------- -------------                                -----------      -------------  -------
  1             One Park Avenue                        (2)   $ 154,000,000    Office         926,453
  2             Pacific Design Center                          150,000,000    Office         961,814
  3             160 West 24th Street                            76,255,309    Mixed Use      15,062   (3)
  4             Mizner Park                            (4)      53,110,129    Mixed Use      504,463
  5             Centro Gran Caribe                              51,200,000    Retail         387,437
  6             Centerpointe Mall                               47,301,787    Retail         774,137  (5)
  7A            Dixie Manor Shopping Center                     22,978,870    Retail         350,673
  7B            Eastland Shopping Center                        12,009,992    Retail         334,316
  7C            Iroquois Manor Shopping Center                   6,804,423    Retail         134,449
  7D            Paris Village Shopping Center                    3,606,716    Retail         73,400
  9             615 Chestnut Street                             37,973,276    Office         375,369
  10            Village Del Amo                                 36,300,000    Retail         179,368
  11            275 Park Avenue - The Chocolate Factory         30,500,000    Mixed Use      27,716   (7)
  12            Lakewood Square                                 30,350,000    Retail         187,604
  14            Fountain Valley Town Center                     24,850,000    Retail         219,067
  16            Mall at Shelter Cove                            22,500,000    Retail         255,881
  17            FBI Building                                    21,000,000    Office         87,178
  20            333 West Fort Street                            17,339,537    Office         132,159
  21            The Tower at Northwoods                         17,200,000    Office         184,616
  22            Canyon Park Heights                             15,535,000    Office         144,399
  23            Encino Atrium                                   15,483,601    Office         158,122
  24            Dearborn Atrium                                 15,169,961    Office         133,001
  26            Del Rayo Village                                14,486,914    Retail         56,944
  27            Merchant Square                                 14,200,212    Retail         125,134
  28            Cold Spring Crossing                            14,100,000    Retail         224,775  (8)
  30            Champlain Center South Shopping Center          13,583,614    Retail         208,933
  32            Downey Marketplace                              12,000,000    Retail         58,895
  35            One & Two River Crossing                         9,940,901    Office         79,091
  36            Southpark Shopping Center                        9,899,192    Retail         146,757
  37            Linden Park                                      9,822,730    Office         105,066
  38            Creekside Plaza Building C                       9,741,357    Office         50,041
  39            Counsel Square                                   9,492,001    Office         109,146
  40            Millennium I                                     9,459,068    Office         54,215
  42            Fairways Plaza                                   9,020,040    Retail         121,477
  45            Shelby Creek Shopping Center                     8,799,205    Retail         53,395
  51            357 S. Gulph                                     7,370,611    Office         48,245
  52            Hillcrest Medical Center                         7,274,324    Office         31,570
  55            VIP Plaza                                        7,047,373    Mixed Use      30,384
  56            Westcliff Office Plaza                           6,975,000    Mixed Use      31,966
  58            Northridge Shopping Center                       6,492,863    Retail         75,199
  59            Parkland Town Center                             6,488,760    Retail         34,876
  62            Four Mile Fork Shopping Center                   6,442,904    Retail         102,532
  63            One Crown Center                                 6,046,089    Office         96,836
  64            Homestead Plaza                                  5,876,646    Retail         86,751
  66            Silverlake Shopping Center                       5,335,100    Retail         29,610
  67            Blanco Junction Shopping Center                  5,236,617    Retail         59,880
  69            Addison Court                                    5,188,467    Retail         20,860
  71            Deerfield Tech Center                            5,100,000    Office         58,875
  76            Centro Norcross                                  4,681,695    Mixed Use      50,803
  77            Colt Crossing Shopping Center                    4,675,966    Retail         55,193
  78            The Ontario Building                             4,350,000    Industrial     115,316
 79A            2440 Brodhead Road (LBC)                         2,289,404    Industrial     40,500
 79B            3000 Emrick Blvd. (BBC)                          2,040,556    Industrial     37,740
  80            Corona Plaza Shopping Center                     4,300,000    Retail         20,516   (10)
  81            One Paseo Plaza - East Building                  4,288,124    Office         22,814
  82            Stonebridge Office Center                        4,196,744    Office         47,643
  83            Waterford I                                      4,160,000    Office         45,832
  87            Market Place I & II                              3,971,583    Mixed Use      33,022
  89            Bridgeton Crossing                               3,829,862    Retail         45,685
  93            Crooked Creek Centre                             3,391,325    Retail         51,236
  98            Village Commons East                             3,277,534    Retail         28,899
  99            Venice Place                                     3,277,202    Retail         14,153
 100            St. Charles Retail                               3,235,299    Retail         16,182
 101            Shea Corporate Medical Office                    3,225,000    Office         23,081
 102            Corinth Commons Shopping Center                  3,187,069    Retail         24,686
 103            Bloomfield Professional Center                   3,185,088    Office         32,297
 104            Rock Springs Retail Center                       3,086,674    Retail         25,917
 107            Fonda Place                                      2,917,526    Office         43,503
 108            MJ Crossing                                      2,913,493    Retail         49,125
 110            American Gem                                     2,681,836    Retail          9,800
 111            Commercial Drive Plaza                           2,650,000    Retail         30,941
 112            Parkway Shops                                    2,626,341    Retail         18,600
 113            Lake Jackson Shopping Center                     2,591,847    Retail         28,560
 114            Wornall Village                                  2,540,000    Retail         52,319
 115            Cypress on the Ridge I                           2,492,039    Office         14,549
 116            Cypress on the Ridge II                          2,489,116    Office         13,617
 119            Sawtelle @ La Grange Retail Center               2,293,674    Retail          9,465
 123            Mansfield Retail Center                          2,190,780    Retail         16,269
 127            Four Winds Professional Building                 1,992,860    Office         27,909
 132            Peaksview Shopping Center                        1,980,169    Retail         47,454
 133            Johnson Building                                 1,938,737    Industrial     62,718
 134            Silverlake Professional Building                 1,918,249    Office         19,327
 135            Chapel Hill Center                               1,895,994    Retail         14,545
 137            North Richland Hills Retail                    $ 1,864,551    Retail         13,065
 138            Lahser Medical I                                 1,842,842    Office         20,162
 141            College Square Retail Center                     1,741,993    Retail          8,848
 143            Village Medical Plaza                            1,643,588    Office         22,680
 146            Hollywood Park Market Place                      1,642,756    Retail          6,500
 147            MCM Building                                     1,632,053    Mixed Use      26,840
 153            Riverside Retail Center                          1,444,187    Retail         14,056
 158            Summerwood Center                                1,122,056    Office         20,094
 163            Randall Center                                     947,107    Retail         10,471
 169            DeSoto Albertson's Shadow Retail                   815,544    Retail          6,304
 170            The Gap                                            808,910    Retail          4,000
 174            Forest Avenue                                      546,639    Mixed Use       1,250

                            MAJOR                        MAJOR          MAJOR                     MAJOR
                         TENANT # 1                   TENANT # 1  TENANT # 1 LEASE              TENANT # 2
  #                         NAME                        SQ. FT.    EXPIRATION DATE                 NAME
  -                         ----                        -------    ---------------                 ----
  1                     Segal Company                   157,947    12/31/2009               New York University
  2                  Dailey & Associates                67,374      6/30/2012              IPG - Weber Shandwick
  3                    Home Shop, Ltd.                   3,662      9/30/2008                  Mullen's Pub
  4                 Robb & Stucky Limited               79,822       3/27/18                Mizner Park Cinema
  5                       Big KMart                     108,258     5/31/2019                Vega Alta Cinemas
  6              Klingman Furniture Company             187,500      2/28/14                Menard Incorporated
  7A               Caritas Health Services              72,908       5/1/17                 Dixie Dozen Theater
  7B                      Big Lots                      41,430       1/1/06                 Save-A-Lot Grocery
  7C                     Valu Market                    30,772       2/1/08                    Family Dollar
  7D                      Food Lion                     30,280       7/1/15                      Rite Aid
  9                 US Attorney's Office                142,850     5/31/2018    American Association For Cancer Research
  10                    Sport Chalet                    38,703      1/31/2014                John Miller et al             (6)
  11            Park Avenue Health Club, LLC             9,740      2/28/2006           F.D. Import & Export, Corp.
  12                        Vons                        48,857      7/31/2022                    Michael's
  14                     Albertsons                     49,959       12/6/14                   Drug Emporium
  16                      Belk One                      50,860      4/12/2008                Saks Fifth Avenue
  17           Federal Bureau of Investigation          87,178       9/30/16                        N/A
  20              Mediation Tribunal Assoc.             13,195      7/31/2015               National City Bank
  21             Copyright Clearance Center             111,016     4/30/2007            Liberty Mutual Insurance
  22               Molina Healthcare of WA              51,295      6/30/2012                    PSC, Inc.
  23               WF Cinema Holdings, LP               13,671     10/31/2006                 Kenneth Logden
  24                Plastech Engineering                63,355       5/31/10                National Tech Team
  26               Prudential Real Estate               19,450      12/31/05                 Ronchetti Design
  27                       Kroger                       59,134      1/31/2017            Advanced Career Training
  28                       Kohl's                       88,408      1/31/2024                     Kroger                   (9)
  30                        Kmart                       86,519      4/30/2010                  Price Chopper
  32                       Ralphs                       46,218      7/31/2016                     Kinko's
  35         General Fiber Communications, Inc.         23,656     10/31/2008    St. Paul Fire and Marine Insurance Company
  36                     Albertsons                     54,980      8/28/2008                     Bealls
  37          Palmetto Management & Engineering         54,495     12/31/2007     American International Insurance (AIG)
  38     Alameda Co. - General Services Agency (GSA)    50,041      1/31/2014                       N/A
  39      Florida Department of Children & Families     59,721      4/30/2005             Richard Milburn Acadamy
  40                 Jacob's Engineering                20,023      1/31/2007                  Gruntal & Co.
  42              Woodley's Fine Furniture              24,700      2/28/2007                 Silk Tree, Ltd.
  45                      Michael's                     24,132      7/31/2012             Chili's (Brinker Rest.)
  51                     Nave Newell                    16,645     11/30/2010         Upper Merion Dental Associates
  52                         IMA                         9,411      4/30/2005                   Urological
  55                 Dong Won Shin, M.D.                 2,474     11/30/2004               Ceragem Olympic Co
  56                     F.A.M. Inc.                     6,364       1/31/12                Vitellio Restaurant
  58                 Kroger Food Stores                 41,584      2/28/2018               Blazin Wings, Inc.
  59                     Pizza Time                      3,600      7/31/2013             Camaral Gourmet Market
  62                 Sport & Health Club                31,238      3/31/2018                   Dollar Tree
  63                         FAA                        14,714      8/31/2007                 Southeast Paper
  64                       Publix                       39,795      12/1/2006                    Eckerd's
  66                   Bank of America                   4,110      5/31/2017             Sylvan Learning Center
  67            Drash Consulting Engineering            29,072      7/31/2023              West Marine Products
  69                      Kee Grill                      5,200     10/31/2008                 Bank of America
  71                  American Express                  24,542      7/31/2007                   Info Track
  76                    Coin Laundry                     4,773      9/30/2005             Guadalajara Supermarket
  77                      Food Lion                     33,793     12/31/2023                  Family Dollar
  78                    Newark Group                    115,316      4/28/14                        N/A
 79A                Dunbar Amrored, Inc.                15,750      1/1/2010               Dayton Superior Corp.
 79B             Dendrite International Inc.            37,740      4/18/2007                       N/A
  80                   Bank of America                   4,500      9/30/2012                       KFC                    (9)
  81             Tarbell Investment Equities             8,109      2/28/2009         New York Life Insurance Company
  82              Cuyahoga County Engineers             20,954       7/31/13                Cleveland Live, Inc
  83                 Strayer University                 13,389     12/31/2011               Alstom Power, Inc.
  87                     Nerve, Inc.                    12,432      12/31/06                      Paragon
  89                      Food Lion                     37,985      7/22/2023                  Dollar Store
  93                   Tuesday Morning                  13,818      1/15/2007              Supermercado Chapala
  98                     Lu & Ruby's                     5,800      2/28/2009              Milford Dance Academy
  99                 Lilly's Restaurant                  4,000     11/30/2006                Joe's Restaurant
 100                   Baird & Warner                   10,190     10/30/2013                   Casual Male
 101       Dr. Rob S. Roda and Dr. Steven R. Sluyk       3,439      6/30/2007                The Meland Clinic
 102             Lone Star Motorcycle, Inc.              6,550      9/30/2008                 Lady of America
 103              University Otolaryngology              3,200      9/30/2007                Gregory C. Roche
 104    Jennifer Sasso's School of Dance and Gymnastics  7,415      2/14/2007                  Frazee Paints
 107        Michigan Department of Transportation        9,652     12/31/2005       American Express Financial Services
 108              Prestige Furniture, Inc.              34,718      10/2/2013                  75% Off Books
 110                    American Gem                     4,655     12/15/2015                   Plaza Golf
 111               Hollywood Entertainment               5,400     12/31/2013              Play It Again Sports
 112                    Palmas Verdes                    3,000      8/31/2008              Ahart's Pizza Garden
 113                        Petco                       12,420      1/31/2014                Blockbuster Video
 114                      Hen House                     34,171       2/28/10                 Top General, Inc.
 115                   Coldwell Banker                   9,597      4/30/2008                Dr. Greg McElroy
 116                  Right Management                   3,995     10/31/2010                  First Horizon
 119                      Mizu 212                       1,962      2/29/2008                 Buddha's Dream
 123                        Cato                         3,929      1/31/2009                   Radio Shack
 127                  Heggeness & Sweet                  7,761      1/31/2006        Pacific Southwest Realty Services
 132                      Food Lion                     34,004     12/18/2015                       CVS
 133              Opportunity Distributing              14,552     11/30/2006                 Tonka Textiles
 134             Franklin Fidelity Managment             3,204      3/31/2008             Anna Lee & Don McIntosh
 135                      Exercare                       4,400      7/31/2007               The Men's Wearhouse
 137                Mi Pueblo Restaurant                 4,615      8/10/2008                 Advance America
 138                         DMC                         9,106      11/1/2008            Cardiovascular Associates
 141                      Cash Plus                      1,625      3/31/2008                 United Studios
 143                   Roy P. Bell, MD                   7,034     10/31/2004                 AOR Management
 146                 Payless Shoe Source                 3,000      1/31/2012                Verizon Wireless
 147               Applied Research Assoc.              14,248      7/31/2010                 Fantastic Sams
 153             Mother's Nutritional Center             4,212     11/30/2008      San Bernardino Therapy & Pain Center
 158           St. Joseph Mercy Health Systems           2,992      4/28/2007            Diabetic Management Inc.
 163                  Fashion Retail II                  4,807     11/30/2012                  Rent A Center
 169               Silverbrook Pet Clinic                2,550     12/31/2005               Allstate Insurance
 170                       The Gap                       4,000      5/31/2009                       N/A
 174                   Marie's Unisex                     450       4/30/2007                Francesa's Unisex

            MAJOR          MAJOR                         MAJOR                         MAJOR         MAJOR
         TENANT # 2   TENANT # 2 LEASE                 TENANT # 3                   TENANT # 3  TENANT # 3 LEASE
  #       SQ. FT.     EXPIRATION DATE                     NAME                        SQ. FT.   EXPIRATION DATE
  -       -------     ---------------                     ----                        -------   ---------------
  1       141,231         9/30/13                         Coty                       100,629       6/30/2015
  2        47,025        7/31/2015                     IPG - BNC                      37,155       1/31/2017
  3        3,483         8/31/2008                   Landmark Wine                     3,060        6/30/06
  4        31,000         1/11/11                     Bear Stearns                    30,186        10/7/09
  5        30,652        7/31/2022                 Amigo Supermarket                  22,000       11/30/2012
  6        81,200        7/31/2008                     Toys R Us                      43,000       1/31/2009
  7A       43,984         5/1/08                       Marshalls                      30,868         3/1/13
  7B       21,367         8/1/07                    Lexington Bingo                   20,000         5/1/12
  7C       11,927         12/1/07                         CVS                         10,880         1/1/22
  7D       6,720          7/1/05                  Cato Clothing Store                  4,800         1/1/09
  9        49,650       12/31/2012        Federal Emergency Management Agency         34,055       7/14/2009
  10       17,857         5/6/16                    Marie Callenders                  12,312       8/31/2005
  11       4,156         9/30/2004             Mojito Cuban Cuisine, LLC               2,130       9/30/2004
  12       20,800        7/31/2010                     Cost Plus                      20,032       10/31/2007
  14       29,892         2/14/09                Euro Asian Furnishings               24,284        4/10/15
  16       50,000        3/31/2017                      Belk Two                      30,752       4/30/2019
  17        N/A             N/A                           N/A                           N/A           N/A
  20       13,195        9/30/2006                Community Foundation                10,127       11/30/2007
  21       23,970        8/31/2008                Salomon Smith Barney                19,100       6/30/2007
  22       25,159        9/30/2008               Voicestream PCS Corp.                18,735       1/31/2008
  23       13,253        6/30/2006                  Bank Leumi, USA                   12,577       5/15/2006
  24       61,156         3/31/06                  Ford Motor Company                  5,795        9/30/04
  26       3,838         12/31/05                   U.S. Post Office                   3,696        6/18/12
  27       16,300        5/31/2005                  Cato (Store 806)                   7,000       1/31/2008
  28       74,692        4/30/2024                Longhorn Steakhouse             (9)  7,080       9/30/2013
  30       68,853        6/30/2025              Bed, Bath & Beyond, Inc.              20,145       12/31/2013
  32       7,009         7/31/2006                  Hollywood Video                    5,668       6/29/2006
  35       7,126         9/25/2007          Keystone Properties Group, Inc.            6,988       1/31/2016
  36       34,560        1/31/2005                    CiCi's Pizza                     7,200       5/31/2005
  37       30,974        6/30/2005                   Whitaker Corp                     6,233       8/31/2007
  38        N/A             N/A                           N/A                           N/A           N/A
  39       11,000        6/30/2007         Florida Department of Corrections           5,605       7/31/2009
  40       13,889        5/31/2012               AmeriPath Philadelphia                7,000       9/30/2008
  42       20,213        5/31/2007                  Ethan Allen Inc.                  17,821       12/11/2005
  45       6,027         8/31/2012                    Blockbuster                      3,999       6/30/2012
  51       14,883        11/3/2013                  Dr. Robert Wohar                   5,419       12/31/2013
  52       3,622         2/28/2006                    Health South                     2,968       1/31/2008
  55       2,283         5/31/2006                   Peter Lee, MD                     2,271       5/31/2005
  56       2,934         12/31/12                   The Oasis Salon                    2,781        12/31/08
  58       6,466         3/31/2014              Dollar Tree Stores, Inc.               5,550       9/30/2007
  59       2,650        11/30/2008                 Parkland Chophouse                  2,646       8/31/2008
  62       11,025        2/28/2007                   Family Dollar                    10,750       12/31/2005
  63       14,546        6/30/2007           Progressive Casualty Insurance           11,796       3/31/2005
  64       10,356        12/5/2006                Homestead Firestone                  5,000       7/31/2008
  66       2,800         7/31/2008                   AT&T Wireless                     2,450       6/30/2007
  67       4,251         7/31/2006                    Wangs Garden                     3,528       1/31/2007
  69       4,000         4/30/2018                     Demideros                       3,704       10/31/2005
  71       8,562         8/31/2007                   GDHWD & Eberle                    7,590       6/30/2009
  76       3,600         9/30/2004           Synergy School of Real Estate             3,000        3/4/2011
  77       8,000         6/30/2010                     Video Hut                       4,200       10/31/2008
  78        N/A             N/A                           N/A                           N/A           N/A
 79A       6,750        10/31/2005            New Directions Treatment SV              6,355       9/30/2013
 79B        N/A             N/A                           N/A                           N/A           N/A
  80       3,000         6/30/2022                   Corona Dental                     2,880       9/30/2012
  81       6,870         3/31/2010                  Bank of America                    6,631       2/28/2009
  82       5,801          3/31/09                Worthington Industries                4,950        4/30/09
  83       12,503        7/31/2007       Community Resources of Virginia, Inc.         6,914       4/30/2007
  87       5,468          8/31/07                         Fuel                         5,000        12/31/11
  89       2,800        11/30/2008                Discount Drug Store                  2,100       10/31/2008
  93       7,292         2/1/2009                Just Wingin'It II Inc.                6,132       12/31/2006
  98       5,014         5/31/2008             Blockbuster Entertainment               5,005       4/30/2008
  99       3,255         8/31/2004                  Betty Mae, Inc.                    2,278       4/30/2005
 100       3,490        10/30/2013           Bedding Express/Mattress World            2,502       11/30/2008
 101       2,991         7/31/2006              Dr. Michael E. Steinberg               2,732       5/31/2008
 102       4,550         7/31/2010                   Monarch Dental                    3,498       7/31/2009
 103       3,002         8/31/2006           Grunberger Diabetes Institute             2,995       4/30/2007
 104       5,740         6/30/2005                   Purrfect Auto                     3,300       5/14/2010
 107       3,439        10/31/2004                     SAI, Inc.                       3,112          MTM
 108       12,115        8/31/2007                  Chicken Express                    2,292       2/29/2019
 110       3,139         4/30/2006                      Pico Rug                        993           MTM
 111       3,885         8/31/2006                   Mens Warehouse                    3,600       2/28/2015
 112       2,800        11/30/2006                      Poppy's                        1,400       8/31/2008
 113       6,500         8/31/2005                    Radio Shack                      2,840       9/20/2004
 114       5,500         10/31/06                    S & A Wornall                     3,000        11/30/07
 115       2,378         5/31/2008                 Integral Partners                   1,733       1/28/2007
 116       3,706        10/28/2008              Fidelity National Title                3,259       8/31/2010
 119       1,340         5/31/2007                     Sushi Tenn                      1,340       12/3/2004
 123       2,404         3/31/2009                      EB Games                       1,875       12/31/2009
 127       5,295        12/31/2005         Cabrillo General Insurance Agency           4,771       12/31/2005
 132       8,450         8/31/2006                     Century 21                      1,800       2/28/2009
 133       13,013        8/31/2006                    Durr Limited                    12,968       11/30/2008
 134       3,002         6/23/2009               Fellowship of Pearland                1,910       4/14/2006
 135       3,920         4/30/2005       Electronics Boutique of America, Inc.         2,000       8/31/2007
 137       1,300         1/31/2007                      Allstate                       1,215       12/31/2008
 138       5,545         8/31/2004                 Melvin Lester M.D.                  2,425          MTM
 141       1,429         3/31/2009                     Excel Mgmt                      1,294       2/28/2005
 143       2,776        10/31/2009                   Mark W. Nelson                    1,585       2/28/2005
 146       2,250         2/28/2007                      Quizno's                       1,250       2/28/2012
 147       8,376         9/30/2008                    Violet, Inc.                     1,080       11/30/2005
 153       2,633        12/31/2007        Hoang Minh Nguyen/Thu Thao T Nguyen          1,418       6/30/2009
 158       2,197         6/30/2006                Great Lakes Mortgage                 2,043        8/1/2006
 163       3,864         8/31/2007                     Game Stop                       1,800       1/31/2009
 169       1,307         6/30/2006                     Star Nails                      1,247       9/30/2007
 170        N/A             N/A                           N/A                           N/A           N/A
 174        400          4/1/2026                    Ranari Realty                      400        12/31/2007

(1)  Based on a Cut-off date in August 2004.
(2) The One Park Avenue Mortgage Loan is evidenced by a $154,000,000 Senior A Note, which will be an asset of the trust fund, a $20,000,000 Junior B Note, a $36,000,000 Junior C Note, and a $28,500,000 Junior D Note. Unless otherwise stated, calculations presented herein are based on the Senior A Note.
(3) 160 West 24th Street Mortgaged Real Property is a mixed use property containing 15,062 SF of retail space, 204 multifamily units and a parking garage with 92 surface and underground parking spaces.
(4) The Mizner Park Mortgage Loan is evidenced by a $53,168,778 Senior A Note, which will be an asset of the trust fund, a $8,821,480 Junior B Note. Unless otherwise stated, calculations presented herein are based on the Senior A Note.
(5) Centerpointe Mall square footage includes 9,446 SF ground leased to GR Brewery, and 4,504 SF ground leased to Krispy Kreme.
(6) The borrower's owners (John Miller, Lindsay Parton, Eric Sahn, Dieter Mees and John Cappetta) lease the space pursuant to a master lease with the borrower for $18.00 PSF through May 6, 2016.
(7) 275 Park Avenue - The Chocolate Factory Mortgaged Real Property is a mixed use property containing 123 multifamily units, 24,676 SF of retail space, 3,040 SF of office space, and a parking garage with 96 parking spaces.
(8) Cold Spring Crossing square footage includes 74,692 SF ground leased to Kroger, 7,080 SF ground leased to Longhorn Steakhouse, and 7,062 SF ground leased to O'Charley's.
(9)  Such tenant operates pursuant to a Ground Lease.
(10) Corona Plaza square footage includes 3,000 SF ground leased to KFC.

                                                        MULTIFAMILY SCHEDULE

                                                                                                    UTILITIES
                                                                                                      TENANT                 #
   #    CROSSED   PROPERTY NAME                                     PROPERTY SUBTYPE                   PAYS              ELEVATORS
   -    -------   -------------                                     ----------------                   ----              ---------
  13              Addison at Swift Creek Apartments                   Conventional         Electric, Gas, Water, Sewer       0
  15              Gwinnett Crossing Apartments                        Conventional         Electric, Gas, Water, Sewer       0
  18              The Standard                                        Conventional                     None                  4
  19              Estates at Ridenour                                 Conventional         Electric, Gas, Water, Sewer       0
  29              Wall Street Apartment Homes                         Conventional                Electric/Water             0
  31              Lighthouse Pointe Apartments                        Conventional                Electric, Gas              0
  33              Versailles Apartments                               Conventional            Electric, Water, Sewer         0
  34              Idaho Terrace Apartments                            Conventional         Electric, Gas, Water, Sewer       2
  41              Springfield West Apts                               Conventional         Electric, Gas, Water, Sewer       0
  43A             McKinley Terrace                                    Conventional                   Electric                2
  43B             Meadow Park Garden Court                            Conventional                   Electric                0
  43C             Chehalis Manor Apartments                           Conventional                   Electric                0
  43D             Kennewick Garden Court                              Conventional                   Electric                0
  44              University Hill Apartments                          Conventional               Electric, Water             0
  46              College Towers Apartments                           Conventional            Electric, Water, Sewer         4
  47              Fountains of Tomball Apartment Homes                Conventional                   Electric                0
  48              Northcastle Apartment Homes                         Conventional                Electric/Water             0
  49              509 Vine Street Philadelphia                        Conventional                   Electric                2
  50              Copper Beech Townhomes Phase I                      Conventional             Electric/Water/Sewer          0
  53              Royal Oaks Apartments                               Conventional            Electric, Water, Sewer         0
  54              English Hills Apartments                            Conventional         Electric, Gas, Water, Sewer       0
  57              Whisper Hollow Apartments                           Conventional            Electric, Water, Sewer         0
  60      (A)     Meadows at Shadow Ridge                             Conventional                Electric, Gas              0
  61      (A)     Oaks of Dutch Hollow                                Conventional                Electric, Gas              0
  65              Country Village Apartment Homes                     Conventional           Electric/Gas/Water/Sewer        0
  68              Sequoia Bend Apartments                             Conventional               Electric, Water             0
  70              Cedarfield at Churchland Apartments                 Conventional                   Electric                0
  73              Lakeshore Crossing Apartments                       Conventional                   Electric                0
  74              Camelot Village Apartments                          Conventional             Electric/Water/Sewer          0
  75              Four Worlds Apartments                              Conventional                Electric, Gas              0
  85              Whispering Oaks Apartments                          Conventional                   Electric                0
  88              Highpoint Village Apartments                        Conventional            Electric, Water, Sewer         0
  90              Crown Garden Apartments                             Conventional                 Water, Sewer              0
  91              The Pines of Southlake Apartments                   Conventional         Electric, Gas, Water, Sewer       0
  94              Bellfort Plaza Apartments                           Conventional                     None                  0
  95              The Groves at Wimauma Apartments                    Conventional                 Electric/Gas              0
  97              Dyersdale Village                                   Conventional         Electric, Gas, Water, Sewer       0
  106             Wesley Park Townhouses                              Conventional           Electric/Gas/Water/Sewer        0
  109             Oakwood Terrace Apartments                          Conventional         Electric, Gas, Water, Sewer       0
  118             Bronx Apartments                                    Conventional                Electric, Gas              0
  120             Hermitage Gardens Apartments                        Conventional                   Electric                0
  121             Trafalgar Square Duplexes                           Conventional             Electric/Water/Sewer          0
  122             Concord Woods Apartments                            Conventional                   Electric                0
  125             Murray Hill Apartments                              Conventional            Electric, Water, Sewer         0
  128             Baker Square Apartments                             Conventional            Electric, Water, Sewer         0
 129A             Hillcrest Apartments                                Conventional                Electric, Gas              0
 129B             Abbott Street Apartments                            Conventional                   Electric                0
 129C             Wyman Street Apartments                             Conventional                   Electric                0
  130             Villa Ventura Apartments                            Conventional                Electric, Gas              0
  131             Siesta MHP                                      Manufactured Housing                 N/A                  N/A
  136             Windmill Way Apartments                             Conventional                   Electric                0
  140             Cedargate Apartments                                Conventional                   Electric                0
  142             Dellwood Apartments                                 Conventional                   Electric                0
  144             649 S. Burnside Ave                                 Conventional                Electric, Gas              1
  145             Candle Chase Apartments                             Conventional                   Electric                0
  148             Oak Grove Apartments                                Conventional         Electric, Gas, Water, Sewer       0
  150             Harbour Glen Apartments                             Conventional                   Electric                0
  151             Parkview Terrace Apartments                         Conventional                Electric, Gas              0
  152             Dewberry Heights Apartments                         Conventional                   Electric                0
  154             Little Village Apartments                           Conventional                   Electric                0
  156             Yale Street Apartments                              Conventional                   Electric                0
  157             1485 N. Garfield Apartments                         Conventional                Electric, Gas              0
  159             Amberwoods Apartments                               Conventional                   Electric                0
  160             Miccosukee Arms Apartments                          Conventional                   Electric                0
  162             Shamrock Mobile Home Park                       Manufactured Housing                 N/A                  N/A
  164             Meadow Wood Apartments                              Conventional                Electric, Gas              0
  166             Broadway Inn Apartments                             Conventional                   Electric                0
  167             Monterey Square Apts                                Conventional                Electric, Gas              0
  171             Prairie Village of Altoona                          Conventional                   Electric                0
  172             Victory Boulevard                                   Conventional                     None                  0
  173             Drake Apartments                                    Conventional                   Electric                1

            SUBJECT       SUBJECT       SUBJECT       SUBJECT       SUBJECT       SUBJECT        SUBJECT       SUBJECT
             STUDIO        STUDIO        STUDIO         1 BR          1 BR          1 BR           2 BR          2 BR
   #         UNITS       AVG. RENT     MAX. RENT       UNITS       AVG. RENT     MAX. RENT        UNITS       AVG. RENT
   -         -----       ---------     ---------       -----       ---------     ---------        -----       ---------
  13          N/A           N/A           N/A           166           $686          $790           216           $836
  15          N/A           N/A           N/A           296           $495          $737           278           $650
  18           58           $896         $1,030         104          $1,325        $1,950           40          $1,642
  19          N/A           N/A           N/A           117           $793          $888           131           $988
  29          N/A           N/A           N/A           132           $706          $843            92           $900
  31          N/A           N/A           N/A            60           $616          $650           132           $693
  33           20           $602          $639          100           $697          $729           112           $852
  34          134           $763          $960           51           $910         $1,119           19          $1,123
  41          N/A           N/A           N/A            66           $625          $715            84           $736
  43A         N/A           N/A           N/A           107           $653          $653           N/A           N/A
  43B         N/A           N/A           N/A           N/A           N/A           N/A             51           $700
  43C         N/A           N/A           N/A            33           $607          $607           N/A           N/A
  43D         N/A           N/A           N/A            27           $672          $672           N/A           N/A
  44          N/A           N/A           N/A           108           $626          $715            52           $788
  46          171           $284          $305          233           $476          $720            55           $640
  47          N/A           N/A           N/A            84           $682          $700            76           $911
  48          N/A           N/A           N/A            74           $563          $675            84           $745
  49          N/A           N/A           N/A            29          $1,431        $1,875           15          $1,985
  50          N/A           N/A           N/A            24           $552          $637            24           $799
  53          N/A           N/A           N/A            40           $601          $630           140           $779
  54          N/A           N/A           N/A           152           $495          $599           128           $629
  57          N/A           N/A           N/A           164           $497          $625            56           $696
  60          N/A           N/A           N/A            40           $455          $525            40           $593
  61          N/A           N/A           N/A            34           $437          $500            43           $593
  65          N/A           N/A           N/A            84           $487          $539            60           $622
  68          N/A           N/A           N/A            53           $546          $675           110           $688
  70          N/A           N/A           N/A            25           $607          $650            69           $753
  73          N/A           N/A           N/A            98           $774          $820            50          $1,020
  74          N/A           N/A           N/A           N/A           N/A           N/A            252           $658
  75          N/A           N/A           N/A            52           $530          $585           149           $570
  85          N/A           N/A           N/A            36           $439          $445            86           $547
  88           88           $441          $575           64           $544          $675            16           $683
  90          N/A           N/A           N/A            98           $533          $645            58           $676
  91          N/A           N/A           N/A           N/A           N/A           N/A             69           $706
  94           24           $387          $465           72           $488          $700            58           $650
  95          N/A           N/A           N/A            16           $472          $490            44           $489
  97          N/A           N/A           N/A            56           $446          $559            88           $571
  106         N/A           N/A           N/A            35           $651          $705            90           $740
  109          1            $375          $375           48           $438          $500            94           $535
  118         N/A           N/A           N/A            29           $858          $968            9            $980
  120         N/A           N/A           N/A            24           $459          $485            49           $521
  121         N/A           N/A           N/A           N/A           N/A           N/A             26           $650
  122         N/A           N/A           N/A            34           $480          $500            72           $546
  125         N/A           N/A           N/A            47           $417          $530            33           $512
  128         N/A           N/A           N/A            21           $588          $605            31           $691
 129A         N/A           N/A           N/A           N/A           N/A           N/A             25           $796
 129B          1            $625          $625           6            $765          $875            2            $938
 129C         N/A           N/A           N/A            4            $700          $725            4            $860
  130         N/A           N/A           N/A           N/A           N/A           N/A             49           $599
  131         N/A           N/A           N/A           N/A           N/A           N/A            N/A           N/A
  136         N/A           N/A           N/A           N/A           N/A           N/A             50           $595
  140          13           $315          $325           64           $369          $399            21           $491
  142          2            $310          $310           76           $345          $400            36           $481
  144          12           $634          $680           24           $813         $1,075          N/A           N/A
  145         N/A           N/A           N/A            32           $454          $495            84           $564
  148         N/A           N/A           N/A           N/A           N/A           N/A             25           $491
  150         N/A           N/A           N/A            16           $457          $495            47           $585
  151         N/A           N/A           N/A            37           $470          $488            53           $551
  152         N/A           N/A           N/A            4            $858          $858            26           $944
  154         N/A           N/A           N/A            13           $459          $493            22           $540
  156          16           $548          $625           11           $705          $750           N/A           N/A
  157         N/A           N/A           N/A           N/A           N/A           N/A             2           $1,065
  159          8            $325          $325           15           $464          $475            35           $558
  160         N/A           N/A           N/A           N/A           N/A           N/A             31           $535
  162         N/A           N/A           N/A           N/A           N/A           N/A            N/A           N/A
  164         N/A           N/A           N/A            8            $441          $472            29           $532
  166         N/A           N/A           N/A            48           $316          $339            1            $500
  167         N/A           N/A           N/A            24           $329          $365            14           $425
  171         N/A           N/A           N/A            20           $481          $490            16           $553
  172         N/A           N/A           N/A            20           $607          $750           N/A           N/A
  173          1            $435          $435           1            $525          $525            5            $744

            SUBJECT       SUBJECT       SUBJECT       SUBJECT        SUBJECT       SUBJECT       SUBJECT
              2 BR          3 BR          3 BR          3 BR          4 BR           4 BR          4 BR
   #       MAX. RENT       UNITS       AVG. RENT     MAX. RENT        UNITS       AVG. RENT     MAX. RENT
   -       ---------       -----       ---------     ---------        -----       ---------     ---------
  13         $1,035          50           $978         $1,090          N/A           N/A           N/A
  15          $869          N/A           N/A           N/A            N/A           N/A           N/A
  18         $2,300         N/A           N/A           N/A            N/A           N/A           N/A
  19         $1,330          7           $1,550        $1,550          N/A           N/A           N/A
  29         $1,145          8           $1,217        $1,330          N/A           N/A           N/A
  31          $715           78           $754          $770           N/A           N/A           N/A
  33          $890           28          $1,001        $1,032          N/A           N/A           N/A
  34         $1,525         N/A           N/A           N/A            N/A           N/A           N/A
  41          $800           48           $880          $935           N/A           N/A           N/A
  43A         N/A           N/A           N/A           N/A            N/A           N/A           N/A
  43B         $700           15           $784          $784           N/A           N/A           N/A
  43C         N/A           N/A           N/A           N/A            N/A           N/A           N/A
  43D         N/A           N/A           N/A           N/A            N/A           N/A           N/A
  44          $865           26          $1,036        $1,056          N/A           N/A           N/A
  46          $690          N/A           N/A           N/A            N/A           N/A           N/A
  47         $1,000         N/A           N/A           N/A            N/A           N/A           N/A
  48          $985           12           $996         $1,100          N/A           N/A           N/A
  49         $2,300         N/A           N/A           N/A            N/A           N/A           N/A
  50         $1,160          24          $1,042        $1,445          24           $1,191        $1,237
  53          $850          N/A           N/A           N/A            N/A           N/A           N/A
  54          $699          N/A           N/A           N/A            N/A           N/A           N/A
  57          $825          N/A           N/A           N/A            N/A           N/A           N/A
  60          $675          N/A           N/A           N/A            N/A           N/A           N/A
  61          $700          N/A           N/A           N/A            N/A           N/A           N/A
  65          $725           8            $721          $755           N/A           N/A           N/A
  68          $805           13          $1,010        $1,019          N/A           N/A           N/A
  70          $950           24           $858          $930           N/A           N/A           N/A
  73         $1,020         N/A           N/A           N/A            N/A           N/A           N/A
  74          $795           4            $762          $785           N/A           N/A           N/A
  75          $590          N/A           N/A           N/A            N/A           N/A           N/A
  85          $585           18           $719          $810           N/A           N/A           N/A
  88          $725          N/A           N/A           N/A            N/A           N/A           N/A
  90          $725           8            $871          $950           N/A           N/A           N/A
  91          $715           24           $795          $795           N/A           N/A           N/A
  94          $740          N/A           N/A           N/A            N/A           N/A           N/A
  95          $585           32           $605          $674           16            $701          $738
  97          $797           8            $679          $823           N/A           N/A           N/A
  106         $770           35           $821          $855           N/A           N/A           N/A
  109         $550           1            $600          $600           N/A           N/A           N/A
  118        $1,098          1           $1,089        $1,089          N/A           N/A           N/A
  120         $570          N/A           N/A           N/A            N/A           N/A           N/A
  121         $650           18           $750          $750           N/A           N/A           N/A
  122         $580          N/A           N/A           N/A            N/A           N/A           N/A
  125         $729          N/A           N/A           N/A            N/A           N/A           N/A
  128         $715          N/A           N/A           N/A            N/A           N/A           N/A
 129A         $850           1           $1,095        $1,095          N/A           N/A           N/A
 129B        $1,050         N/A           N/A           N/A            N/A           N/A           N/A
 129C         $950          N/A           N/A           N/A            N/A           N/A           N/A
  130         $626          N/A           N/A           N/A            N/A           N/A           N/A
  131         N/A           N/A           N/A           N/A            N/A           N/A           N/A
  136         $600          N/A           N/A           N/A            N/A           N/A           N/A
  140         $529          N/A           N/A           N/A            N/A           N/A           N/A
  142         $595          N/A           N/A           N/A            N/A           N/A           N/A
  144         N/A           N/A           N/A           N/A            N/A           N/A           N/A
  145         $699          N/A           N/A           N/A            N/A           N/A           N/A
  148         $550           14           $688          $700           N/A           N/A           N/A
  150         $650          N/A           N/A           N/A            N/A           N/A           N/A
  151         $563           18           $623          $632           N/A           N/A           N/A
  152         $944           12          $1,007        $1,007          N/A           N/A           N/A
  154         $568           7            $603          $654           N/A           N/A           N/A
  156         N/A           N/A           N/A           N/A            N/A           N/A           N/A
  157        $1,080          6           $1,330        $1,380           4           $1,410        $1,410
  159         $585           2            $645          $645           N/A           N/A           N/A
  160         $550          N/A           N/A           N/A            N/A           N/A           N/A
  162         N/A           N/A           N/A           N/A            N/A           N/A           N/A
  164         $585          N/A           N/A           N/A            N/A           N/A           N/A
  166         $500          N/A           N/A           N/A            N/A           N/A           N/A
  167         $465           2            $488          $525           N/A           N/A           N/A
  171         $600          N/A           N/A           N/A            N/A           N/A           N/A
  172         N/A           N/A           N/A           N/A            N/A           N/A           N/A
  173         $760           19           $827          $875           N/A           N/A           N/A

(A) The underlying mortgage loans secured by Meadows at Shadow Ridge and Oaks of Dutch Hollow are cross-defaulted and cross-collateralized.

                                                  RECURRING RESERVE CAP INFORMATION
                                                                                                              CONTRACTUAL
                          LOAN                                                          CUT-OFF DATE           RECURRING
                          GROUP                                                          PRINCIPAL            REPLACEMENT
   #         CROSSED       NO.     LOAN NAME                                            BALANCE (1)             RESERVE
   -         -------       ---     ---------                                            -----------             -------
   2                        1      Pacific Design Center                                $ 150,000,000           $192,363
   5                        1      Centro Gran Caribe                                      51,200,000            $58,083
   6                        1      Centerpointe Mall                                       47,301,787            $77,400 (3)
   7                        1      BC Wood Portfolio                                       45,400,000           $133,847
   8                        1      Private Mini Storage Portfolio                          40,000,000            $98,280
  13                        2      Addison at Swift Creek Apartments                       28,000,000            $86,400
  16                        1      Mall at Shelter Cove                                    22,500,000            $44,996
  17                        1      FBI Building                                            21,000,000            $25,343
  20                        1      333 West Fort Street                                    17,339,537            $33,792
  22                        1      Canyon Park Heights                                     15,535,000            $21,660
  23                        1      Encino Atrium                                           15,483,601            $30,768
  24                        1      Dearborn Atrium                                         15,169,961            $26,524
  26                        1      Del Rayo Village                                        14,486,914             $8,775
  30                        1      Champlain Center South Shopping Center                  13,583,614            $20,430
  35                        1      One & Two River Crossing                                 9,940,901            $15,880
  39                        1      Counsel Square                                           9,492,001                 $0
  41                        2      Springfield West Apts                                    9,187,102            $39,600
  42                        1      Fairways Plaza                                           9,020,040                 $0
  45                        1      Shelby Creek Shopping Center                             8,799,205             $8,004 (5)
  50                        2      Copper Beech Townhomes Phase I                           7,400,000            $28,800
  52                        1      Hillcrest Medical Center                                 7,274,324             $6,372
  55                        1      VIP Plaza                                                7,047,373             $4,558
  56                        1      Westcliff Office Plaza                                   6,975,000            $12,225
  58                        1      Northridge Shopping Center                               6,492,863                 $0
  59                        1      Parkland Town Center                                     6,488,760                 $0
  60           (A)          2      Meadows at Shadow Ridge                                  3,231,696            $19,750
  61           (A)          2      Oaks of Dutch Hollow                                     3,231,696            $19,250
  62                        1      Four Mile Fork Shopping Center                           6,442,904            $15,380
  66                        1      Silverlake Shopping Center                               5,335,100             $4,440
  69                        1      Addison Court                                            5,188,467                 $0
  71                        1      Deerfield Tech Center                                    5,100,000                 $0
  72                        1      Comfort Inn                                              4,994,800            $68,029
  76                        1      Centro Norcross                                          4,681,695             $7,620
  77                        1      Colt Crossing Shopping Center                            4,675,966             $5,520
  79                        1      Lehigh Industrial Portfolio                              4,329,960             $5,328
  80                        1      Corona Plaza Shopping Center                             4,300,000             $3,092
  81                        1      One Paseo Plaza - East Building                          4,288,124             $4,563
  83                        1      Waterford I                                              4,160,000             $6,875
  87                        1      Market Place I & II                                      3,971,583             $4,927
  89                        1      Bridgeton Crossing                                       3,829,862             $4,560
  92                        1      Holiday Inn Express-Westchase                          $ 3,487,545                 $0
  93                        1      Crooked Creek Centre                                     3,391,325                 $0
  96                        1      American Harbor Self - Storage                           3,287,124             $9,896
  98                        1      Village Commons East                                     3,277,534             $4,368
  100                       1      St. Charles Retail                                       3,235,299                 $0
  101                       1      Shea Corporate Medical Office                            3,225,000             $3,462
  102                       1      Corinth Commons Shopping Center                          3,187,069                 $0
  108                       1      MJ Crossing                                              2,913,493             $7,340
  111                       1      Commercial Drive Plaza                                   2,650,000                 $0
  112                       1      Parkway Shops                                            2,626,341                 $0
  114                       1      Wornall Village                                          2,540,000             $9,588
  116                       1      Cypress on the Ridge II                                  2,489,116             $2,056
  117                       1      Villas of Loiret                                         2,477,917             $6,504
  120                       2      Hermitage Gardens Apartments                             2,292,047            $18,252
  132                       1      Peaksview Shopping Center                                1,980,169             $6,820
  133                       1      Johnson Building                                         1,938,737             $8,153
  134                       1      Silverlake Professional Building                         1,918,249                 $0
  135                       1      Chapel Hill Center                                       1,895,994                 $0
  140                       2      Cedargate Apartments                                     1,758,210            $24,500
  144                       2      649 S. Burnside Ave                                      1,643,373             $9,000
  147                       1      MCM Building                                             1,632,053                 $0
  153                       1      Riverside Retail Center                                  1,444,187                 $0
  163                       1      Randall Center                                             947,107                 $0
  169                       1      DeSoto Albertson's Shadow Retail                           815,544                 $0
  174                       1      Forest Avenue                                              546,639             $3,000

              CONTRACTUAL          CONTRACTUAL        CONTRACTUAL
               RECURRING            RECURRING          RECURRING                              CONTRACTUAL           CONTRACTUAL
              REPLACEMENT            LC & TI            LC & TI          CONTRACTUAL         OTHER RESERVE         OTHER RESERVE
   #          RESERVE CAP            RESERVE          RESERVE CAP       OTHER RESERVE         DESCRIPTION               CAP
   -          -----------            -------          -----------       -------------         -----------               ---
   2              N/A                $600,000  (2)      $2,000,000            $0                  N/A                   N/A
   5              N/A                 $96,812             $300,000            $0                  N/A                   N/A
   6              N/A                $300,000  (4)        $350,000            $0                  N/A                   N/A
   7           $669,235              $100,000             $300,000            $0                  N/A                   N/A
   8           $350,000                    $0                  N/A            $0                  N/A                   N/A
  13           $172,800                    $0                  N/A            $0                  N/A                   N/A
  16              N/A                $150,000           $1,000,000            $0                  N/A                   N/A
  17            $76,029                    $0                  N/A            $0                  N/A                   N/A
  20           $100,000              $195,000             $500,000            $0                  N/A                   N/A
  22            $60,000              $202,653                  N/A            $0                  N/A                   N/A
  23              N/A                $100,000             $400,000            $0                  N/A                   N/A
  24            $52,508               $50,000             $150,000            $0                  N/A                   N/A
  26            $25,326                    $0                  N/A            $0                  N/A                   N/A
  30              N/A                 $17,000              $85,000            $0                  N/A                   N/A
  35              N/A                $118,637             $500,000            $0                  N/A                   N/A
  39              N/A                $100,000             $250,000            $0                  N/A                   N/A
  41            $79,200                    $0                  N/A            $0                  N/A                   N/A
  42              N/A                $120,000             $250,000            $0                  N/A                   N/A
  45              N/A                 $32,166              $64,330            $0                  N/A                   N/A
  50            $57,600                    $0                  N/A            $0                  N/A                   N/A
  52              N/A                 $47,789             $200,000            $0                  N/A                   N/A
  55              N/A                 $50,000             $100,000            $0                  N/A                   N/A
  56              N/A                 $36,000             $108,000            $0                  N/A                   N/A
  58              N/A                 $25,000              $75,000            $0                  N/A                   N/A
  59              N/A                 $30,000             $150,000            $0                  N/A                   N/A
  60            $19,750                    $0                  N/A            $0                  N/A                   N/A
  61            $19,250                    $0                  N/A            $0                  N/A                   N/A
  62            $46,140               $50,000              $75,000            $0                  N/A                   N/A
  66              N/A                 $20,004             $100,000            $0                  N/A                   N/A
  69              N/A                 $25,008              $75,000            $0                  N/A                   N/A
  71              N/A                 $29,400             $100,000            $0                  N/A                   N/A
  72           $325,500                    $0                  N/A            $0                  N/A                   N/A
  76              N/A                 $45,772              $75,000            $0                  N/A                   N/A
  77              N/A                 $12,000              $25,000            $0                  N/A                   N/A
  79              N/A                 $50,000             $250,000            $0                  N/A                   N/A
  80            $12,370                    $0                  N/A            $0                  N/A                   N/A
  81              N/A                 $34,000             $150,000            $0                  N/A                   N/A
  83            $20,625               $45,832             $137,496            $0                  N/A                   N/A
  87              N/A                 $12,000              $36,000            $0                  N/A                   N/A
  89              N/A                  $6,000              $30,000            $0                  N/A                   N/A
  92           $323,855                    $0                  N/A            $0                  N/A                   N/A
  93              N/A                 $40,000             $100,000            $0                  N/A                   N/A
  96            $40,000                    $0                  N/A            $0                  N/A                   N/A
  98              N/A                 $30,000             $145,000            $0                  N/A                   N/A
  100             N/A                      $0                  N/A          $2,095       Lease Holdback Reserve      $119,000
  101           $10,386               $20,000              $60,000            $0                  N/A                   N/A
  102             N/A                 $25,000              $50,000            $0                  N/A                   N/A
  108             N/A                 $26,913              $53,826            $0                  N/A                   N/A
  111             N/A                 $15,000              $75,000            $0                  N/A                   N/A
  112             N/A                 $10,008              $50,000            $0                  N/A                   N/A
  114             N/A                 $15,000              $60,000            $0                  N/A                   N/A
  116             N/A                 $20,564  (6)         $20,564            $0                  N/A                   N/A
  117           $13,000                    $0                  N/A            $0                  N/A                   N/A
  120           $54,750                    $0                  N/A            $0                  N/A                   N/A
  132           $13,640               $13,000              $39,000            $0                  N/A                   N/A
  133             N/A                 $26,340              $50,000            $0                  N/A                   N/A
  134             N/A                 $38,182              $70,000            $0                  N/A                   N/A
  135             N/A                 $14,496              $43,500            $0                  N/A                   N/A
  140           $75,000                    $0                  N/A            $0                  N/A                   N/A
  144           $18,000                    $0                  N/A            $0                  N/A                   N/A
  147             N/A                 $24,000             $100,000            $0                  N/A                   N/A
  153             N/A                 $13,835              $41,500            $0                  N/A                   N/A
  163             N/A                 $14,496              $43,500            $0                  N/A                   N/A
  169             N/A                 $18,600              $31,000            $0                  N/A                   N/A
  174             N/A                  $1,232               $7,000            $0                  N/A                   N/A

(A) The underlying mortgage loans secured by Meadows at Shadow Ridge and Oaks of Dutch Hollow are cross-defaulted and cross-collateralized.
(1)  Based on a Cut-off date in August 2004.
(2) Monthly TI/LC payments for Pacific Design Center Mortgage Loan will commence on 8/11/2006.
(3) Monthly Replacement Reserves payments for Centerpointe Mall Mortgage Loan will commence on 5/11/2007.
(4) In the event of a Klingman Vacancy Period, the Annual Contractual TILC amount increases from $300,000.00 to the lesser of $900,000.00 or all NCF from the property and the cap increases from $350,000.00 to $500,000.00.
(5) Monthly Replacement Reserves payments for Shelby Creek Mortgage Loan will commence on 3/11/2007.
(6) Monthly TI/LC payments for Cypress on the Ridge II Mortgage Loan will commence on 1/11/2007.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                        Large Mortgage Loan Concentration

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

           Underlying Mortgaged Real Properties by Ownership Interest
















NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                       WEIGHTED
                                     PERCENTAGE OF      AVERAGE                      WEIGHTED
                      CUT-OFF DATE      INITIAL        MORTGAGE        WEIGHTED      AVERAGE
                       PRINCIPAL     MORTGAGE POOL     INTEREST         AVERAGE     CUT-OFF DATE
  CONCENTRATION       BALANCE (1)       BALANCE          RATE          U/W DSCR     LTV RATIO (1)
-------------------------------------------------------------------------------------------------
      Top 1          $   154,000,000      9.4%          5.1359%          2.64x        48.1%
      Top 3              380,255,309     23.2%          5.6715%          1.93         60.2%
      Top 5              484,565,438     29.6%          5.5635%          1.90         61.0%
      Top 7              577,267,225     35.2%          5.5554%          1.85         62.4%
     Top 10              691,540,501     42.2%          5.6200%          1.77         64.8%
                     --------------------------------------------------------------------------
   ENTIRE POOL       $ 1,639,437,484    100.0%          5.6410%          1.62x        69.8%
                     ==========================================================================

(1)  Based on a Cut-off Date in August 2004.

                        UNDERLYING MORTGAGE LOAN SELLER

                                                                               WEIGHTED
                             NUMBER OF                      PERCENTAGE OF       AVERAGE                     WEIGHTED
                            UNDERLYING     CUT-OFF DATE        INITIAL         MORTGAGE      WEIGHTED       AVERAGE
                             MORTGAGE        PRINCIPAL      MORTGAGE POOL      INTEREST       AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER           LOANS        BALANCE (1)        BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.          152        $ 1,417,845,519       86.5%          5.6181%        1.65x         69.3%
PNC Bank, National Association   22            221,591,966       13.5%          5.7876%        1.44          72.8%
                            -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         174        $ 1,639,437,484      100.0%          5.6410%        1.62x         69.8%
                            ===========================================================================================

(1)  Based on a Cut-off Date in August 2004.

                            MORTGAGE INTEREST RATES

                                                                                        WEIGHTED
                                    NUMBER OF                        PERCENTAGE OF      AVERAGE                      WEIGHTED
                                    UNDERLYING      CUT-OFF DATE        INITIAL         MORTGAGE      WEIGHTED       AVERAGE
RANGE OF                             MORTGAGE         PRINCIPAL      MORTGAGE POOL      INTEREST      AVERAGE      CUT-OFF DATE
MORTGAGE INTEREST RATES               LOANS          BALANCE (1)        BALANCE           RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
   4.5200%       -       5.0000%        12          $ 165,614,405        10.1%          4.7937%         1.92x         65.7%
   5.0001%       -       5.5000%        39            534,139,105        32.6%          5.2343%         1.81          65.9%
   5.5001%       -       5.7500%        25            253,283,883        15.4%          5.6080%         1.52          74.8%
   5.7501%       -       6.0000%        43            279,169,354        17.0%          5.8927%         1.44          74.2%
   6.0001%       -       6.2500%        33            153,250,024         9.3%          6.1298%         1.41          74.5%
   6.2501%       -       6.5000%        12            186,122,467        11.4%          6.4445%         1.46          65.4%
   6.5001%       -       6.7500%         7             58,829,262         3.6%          6.6301%         1.36          75.7%
   6.7501%       -       7.2000%         3              9,028,984         0.6%          7.0797%         1.61          66.9%
                                  ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                174         $1,639,437,484       100.0%          5.6410%         1.62x         69.8%
                                  ==============================================================================================

Maximum Mortgage Interest Rate:            7.2000%
Minimum Mortgage Interest Rate:            4.5200%
Wtd. Avg. Mortgage Interest Rate:          5.6410%

(1)  Based on a Cut-off Date in August 2004.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                           WEIGHTED
                                       NUMBER OF                        PERCENTAGE OF      AVERAGE                      WEIGHTED
                                       UNDERLYING      CUT-OFF DATE        INITIAL         MORTGAGE      WEIGHTED       AVERAGE
RANGE OF CUT-OFF DATE                   MORTGAGE         PRINCIPAL      MORTGAGE POOL      INTEREST      AVERAGE      CUT-OFF DATE
PRINCIPAL BALANCES (1)                   LOANS          BALANCE (1)        BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
     $546,639    -          750,000        2          $    1,294,494         0.1%          6.2659%         1.34x         62.9%
      750,001    -        1,000,000       11               9,341,057         0.6%          6.0006%         1.42          70.1%
    1,000,001    -        1,250,000        7               7,691,469         0.5%          6.3042%         1.40          69.8%
    1,250,001    -        1,500,000        4               5,724,275         0.3%          6.0314%         1.63          70.0%
    1,500,001    -        2,000,000       24              43,228,951         2.6%          5.7712%         1.53          69.5%
    2,000,001    -        2,500,000       12              27,482,576         1.7%          5.6697%         1.52          69.5%
    2,500,001    -        3,000,000       10              27,545,541         1.7%          5.7483%         1.78          64.0%
    3,000,001    -        3,500,000       16              52,509,420         3.2%          5.8665%         1.59          70.0%
    3,500,001    -        4,000,000        6              23,264,048         1.4%          5.6869%         1.65          70.6%
    4,000,001    -        4,500,000        7              29,670,087         1.8%          5.9088%         1.56          70.6%
    4,500,001    -        5,000,000        6              28,863,912         1.8%          6.0111%         1.61          70.1%
    5,000,001    -        6,000,000        8              42,599,254         2.6%          5.6459%         1.43          75.7%
    6,000,001    -        7,000,000        6              39,189,931         2.4%          5.7563%         1.46          73.5%
    7,000,001    -        8,000,000        7              51,435,271         3.1%          5.1277%         1.53          77.2%
    8,000,001    -        9,000,000        6              51,894,896         3.2%          5.7287%         1.43          77.1%
    9,000,001    -       10,000,000        8              76,562,392         4.7%          5.8987%         1.46          76.0%
   10,000,001    -       12,500,000        3              32,980,816         2.0%          5.7711%         1.49          74.0%
   12,500,001    -       15,000,000        7              97,760,469         6.0%          5.9267%         1.43          74.7%
   15,000,001    -       20,000,000        7             116,917,220         7.1%          5.3216%         1.62          72.6%
   20,000,001    -       25,000,000        4              93,090,904         5.7%          5.5591%         1.38          73.6%
   25,000,001    -       30,000,000        1              28,000,000         1.7%          4.6600%         1.86          78.9%
   30,000,001    -       50,000,000        7             267,825,063        16.3%          5.7258%         1.43          74.2%
   50,000,001    -       77,500,000        3             180,565,438        11.0%          5.1827%         1.63          69.2%
   77,500,001    -     $154,000,000        2             304,000,000        18.5%          5.7897%         2.06          56.1%
                                      ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  174          $1,639,437,484       100.0%          5.6410%         1.62x         69.8%
                                      =============================================================================================

Maximum Cut-off Date Principal Balance  (1):  $154,000,000
Minimum Cut-off Date Principal Balance  (1):      $546,639
Average Cut-off Date Principal Balance  (1):    $9,422,055

(1)  Based on a Cut-off Date in August 2004.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE                     WEIGHTED
RANGE OF                      UNDERLYING      CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED        AVERAGE
ORIGINAL AMORTIZATION          MORTGAGE         PRINCIPAL     MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
TERMS (MONTHS) (1)              LOANS          BALANCE (2)       BALANCE          RATE        U/W DSCR     LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------
Interest Only                      7        $   244,785,000       14.9%          5.0013%        2.39x          57.3%
   120      -     300             47            117,567,778        7.2%          6.1561%        1.48           70.4%
   301      -     360            120          1,277,084,707       77.9%          5.7162%        1.48           72.1%
                            ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          174        $ 1,639,437,484      100.0%          5.6410%        1.62x          69.8%
                            =============================================================================================

Maximum Original Amortization Term (Months) (3):   360
Minimum Original Amoartization Term (Months) (3):  120
Wtd. Avg. Original Amortization Term (Months) (3): 348

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2) Based on a Cut-off Date in August 2004. (3) Does not include Mortgage Loans with interest only payments until ARD/Maturity Date.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE                     WEIGHTED
RANGE OF                      UNDERLYING      CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED        AVERAGE
ORIGINAL TERMS                 MORTGAGE         PRINCIPAL     MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1) LOANS          BALANCE (2)       BALANCE          RATE        U/W DSCR     LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------
    60      -      84             28        $   338,234,283       20.6%          5.1480%        1.67x          70.4%
    85      -     120            143          1,296,532,002       79.1%          5.7664%        1.61           69.7%
   121      -     240              3              4,671,199        0.3%          6.5193%        1.32           55.3%
                            ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          174        $ 1,639,437,484      100.0%          5.6410%        1.62x          69.8%
                            =============================================================================================

Maximum Original Term to Stated Maturity (Months) (1):  240
Minimum Original Term to Stated Maturity (Months) (1):   60
Wtd. Avg. Original Term to Stated Maturity (Months)(1): 108

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Based on a Cut-off Date in August 2004.

               REMAINING AMORTIZATION TERMS (1, 2)

                                                                                   WEIGHTED
                                 NUMBER OF                      PERCENTAGE OF       AVERAGE                        WEIGHTED
RANGE OF                         UNDERLYING   CUT-OFF DATE         INITIAL         MORTGAGE        WEIGHTED        AVERAGE
REMAINING AMORTIZATION            MORTGAGE      PRINCIPAL       MORTGAGE POOL      INTEREST        AVERAGE       CUT-OFF DATE
TERMS (MONTHS) (1, 2)              LOANS       BALANCE (2)         BALANCE           RATES         U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
Interest Only                         7       $  244,785,000         14.9%          5.0013%         2.39x           57.3%
    117        -       250            5            7,397,198          0.5%          6.5726%         1.55            61.3%
    251        -       300           42          110,170,580          6.7%          6.1281%         1.48            71.1%
    301        -       355           47          587,966,733         35.9%          5.8814%         1.45            72.6%
    356        -       360           73          689,117,974         42.0%          5.5752%         1.51            71.8%
                                 ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             174       $1,639,437,484        100.0%          5.6410%         1.62x           69.8%
                                 =============================================================================================

Maximum Remaining Amortization Term (Months)  (2, 3):                360
Minimum Remaining Amortization Term (Months)  (2, 3):                117
Wtd. Avg. Remaining Amortization Term (Months)  (2, 3):              346

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Based on a Cut-off Date in August 2004.
(3) Does not include Mortgage Loans with interest only payments until ARD/Maturity Date.

                   REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                   WEIGHTED
                                 NUMBER OF                      PERCENTAGE OF       AVERAGE                        WEIGHTED
RANGE OF                         UNDERLYING   CUT-OFF DATE         INITIAL         MORTGAGE        WEIGHTED        AVERAGE
REMAINING TERMS                   MORTGAGE      PRINCIPAL       MORTGAGE POOL      INTEREST        AVERAGE       CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1,2)  LOANS       BALANCE (2)         BALANCE           RATES         U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
     51        -       84            28       $  338,234,283         20.6%          5.1480%         1.67x           70.4%
     85        -       117          101          801,203,356         48.9%          5.5475%         1.70            68.9%
    118        -       234           45          499,999,845         30.5%          6.1242%         1.45            70.8%
                                 ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             174       $1,639,437,484        100.0%          5.6410%         1.62x           69.8%
                                 =============================================================================================

Maximum Remaining Term to Stated Maturity (Months)  (1, 2):          234
Minimum Remaining Term to Stated Maturity (Months)  (1, 2):           51
Wtd. Avg. Remaining Term to Stated Maturity (Months)  (1, 2):        105

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Based on a Cut-off Date in August 2004.

                           YEARS BUILT/YEARS RENOVATED

                                                                                  WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF      AVERAGE                       WEIGHTED
                                  MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE       WEIGHTED        AVERAGE
 RANGE OF YEARS                      REAL        PRINCIPAL      MORTGAGE POOL     INTEREST       AVERAGE       CUT-OFF DATE
BUILT/RENOVATED (1)               PROPERTIES    BALANCE (2)        BALANCE          RATE         U/W DSCR      LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
   1970      -      1997              62       $   322,266,252       19.7%          5.6462%        1.46x           74.2%
   1998      -      2000              39           306,363,118       18.7%          5.5364%        1.55            73.9%
   2001      -      2004              90         1,010,808,115       61.7%          5.6710%        1.69            67.1%
                                  ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              191       $ 1,639,437,484      100.0%          5.6410%        1.62x           69.8%
                                  ==========================================================================================

Most Recent Year Built/Renovated:    2004
Oldest Year Built/Renovated          1970
Wtd. Avg. Year Built/Renovated:      1999

(1) Years Built/Renovated reflects the later of the Year Built or the Year Renovated of the Mortgaged Real Properties.
(2)  Based on a Cut-off Date in August 2004.

                      OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                  WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF      AVERAGE                       WEIGHTED
                                  MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE       WEIGHTED        AVERAGE
 RANGE OF                            REAL        PRINCIPAL      MORTGAGE POOL     INTEREST       AVERAGE       CUT-OFF DATE
 OCCUPANCY RATES AT U/W (1)       PROPERTIES    BALANCE (2)        BALANCE          RATE         U/W DSCR      LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
    63%      -       85%              16       $   221,077,854       13.5%          6.2565%        1.47x           67.6%
    86%      -       90%              24           226,571,317       13.8%          5.3695%        1.67            66.0%
    91%      -       93%              30           194,110,984       11.8%          5.7972%        1.44            73.8%
    94%      -       95%              22           259,274,337       15.8%          5.2937%        2.21            58.7%
    96%      -       97%              23           233,455,256       14.2%          5.6657%        1.47            77.5%
    98%      -      100%              72           477,725,652       29.1%          5.5335%        1.49            73.4%
                                  ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              187       $ 1,612,215,400       98.3%          5.6220%        1.62x           69.8%
                                  ==========================================================================================

Maximum Occupancy Rate at U/W (1):   100%
Minimum Occupancy Rate at U/W (1):   63%
Wtd. Avg. Occupancy Rate at U/W (1): 93%

(1)  Does not include hospitality properties.
(2)  Based on a Cut-off Date in August 2004.

                   UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                              NUMBER OF                     PERCENTAGE OF      AVERAGE                      WEIGHTED
                              UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE      WEIGHTED       AVERAGE
RANGE OF                       MORTGAGE      PRINCIPAL      MORTGAGE POOL      INTEREST      AVERAGE      CUT-OFF DATE
U/W DSCRS                       LOANS       BALANCE (1)        BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
   1.20x    -    1.30             26      $  190,127,332        11.6%          5.8123%         1.27x         75.6%
   1.31     -    1.35             20         214,312,421        13.1%          5.6997%         1.32          76.9%
   1.36     -    1.40             25         203,012,062        12.4%          5.5865%         1.39          75.5%
   1.41     -    1.45             15          83,488,976         5.1%          5.7576%         1.44          73.4%
   1.46     -    1.50             19         279,140,144        17.0%          6.2067%         1.48          69.0%
   1.51     -    1.55             12         130,442,750         8.0%          5.6851%         1.53          74.9%
   1.56     -    1.60             12          45,366,959         2.8%          5.5286%         1.58          73.2%
   1.61     -    1.80             24         176,796,197        10.8%          5.5205%         1.70          70.6%
   1.81     -    2.00             12          75,130,019         4.6%          5.0250%         1.89          70.8%
   2.01     -    3.13              8         238,673,241        14.6%          5.0749%         2.47          49.6%
   3.14     -    3.54x             1           2,947,385         0.2%          5.7400%         3.54          33.5%
                              -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          174      $1,639,437,484       100.0%          5.6410%         1.62x         69.8%
                              =========================================================================================

Maximum U/W DSCR:               3.54x
Minimum U/W DSCR:               1.20x
Wtd. Avg. U/W DSCR:             1.62x

(1) Based on a Cut-off Date in August 2004.

                     CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                               WEIGHTED
                              NUMBER OF                     PERCENTAGE OF      AVERAGE                      WEIGHTED
                              UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE      WEIGHTED       AVERAGE
 RANGE OF CUT-OFF DATE         MORTGAGE      PRINCIPAL      MORTGAGE POOL      INTEREST      AVERAGE      CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)        LOANS       BALANCE (1)        BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
  33.5%     -   40.0%              3       $     6,438,131         0.4%          5.6655%         2.55x         34.8%
  40.1%     -   50.0%              5           213,949,628        13.1%          5.0614%         2.49          48.2%
  50.1%     -   60.0%             13            31,327,396         1.9%          5.8039%         1.82          55.9%
  60.1%     -   65.0%             14           254,958,414        15.6%          6.0862%         1.59          64.0%
  65.1%     -   70.0%             18           105,297,876         6.4%          5.6740%         1.59          68.7%
  70.1%     -   74.5%             44           292,146,818        17.8%          5.8512%         1.43          73.3%
  74.6%     -   75.0%              8            54,243,059         3.3%          5.7980%         1.48          74.8%
  75.1%     -   77.0%             18           260,324,214        15.9%          5.3943%         1.37          76.1%
  77.1%     -   77.5%              5             9,408,024         0.6%          5.7324%         1.40          77.4%
  77.6%     -   78.5%             10            97,846,718         6.0%          5.5209%         1.48          78.2%
  78.6%     -   80.0%             35           305,329,107        18.6%          5.6558%         1.47          79.4%
  80.1%     -   80.9%              1             8,168,099         0.5%          5.9300%         1.27          80.9%
                              -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          174       $ 1,639,437,484       100.0%          5.6410%         1.62x         69.8%
                              =========================================================================================

Maximum Cut-off Date LTV Ratio (1):            80.9%
Minimum Cut-off Date LTV Ratio (1):            33.5%
Wtd. Avg. Cut-off Date LTV Ratio (1):          69.8%

(1)  Based on a Cut-off Date in August 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                         WEIGHTED
                        NUMBER OF                    PERCENTAGE OF       AVERAGE                       WEIGHTED
                        MORTGAGED    CUT-OFF DATE       INITIAL          MORTGAGE       WEIGHTED       AVERAGE
                          REAL         PRINCIPAL     MORTGAGE POOL       INTEREST       AVERAGE      CUT-OFF DATE
STATE                  PROPERTIES     BALANCE (1)       BALANCE            RATE         U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
California                 27      $   369,069,577       22.5%           6.0039%          1.46x         68.5%
 Southern California (2)   25          344,578,220       21.0%           5.9804%          1.46          68.1%
 Northern California (2)    2           24,491,357        1.5%           6.3341%          1.43          73.8%
New York                   10          282,588,517       17.2%           5.2999%          2.07          60.6%
Texas                      41          171,530,298       10.5%           5.8283%          1.44          75.2%
Pennsylvania               11          113,226,936        6.9%           5.8997%          1.50          74.7%
Florida                    10          108,707,545        6.6%           5.4065%          1.76          61.6%
Michigan                    9          100,955,535        6.2%           5.6621%          1.56          70.2%
Georgia                     9           83,398,466        5.1%           5.2340%          1.44          74.8%
Virginia                    9           62,927,481        3.8%           5.3529%          1.72          75.5%
Kentucky                    5           59,500,000        3.6%           5.6574%          1.54          75.3%
Puerto Rico                 1           51,200,000        3.1%           5.5125%          1.52          80.0%
Ohio                       10           28,188,204        1.7%           5.5996%          1.45          74.7%
Illinois                    5           25,555,238        1.6%           5.6575%          1.52          76.3%
Washington                  5           24,490,442        1.5%           5.2194%          2.12          69.4%
South Carolina              1           22,500,000        1.4%           6.0300%          1.52          74.8%
Maryland                    1           18,439,121        1.1%           5.0700%          1.26          75.6%
Massachusetts               1           17,200,000        1.0%           5.0000%          1.91          69.6%
North Carolina              3           15,664,101        1.0%           5.2799%          1.41          78.4%
Arizona                     6           13,006,858        0.8%           5.4797%          1.43          74.4%
Colorado                    3           12,245,073        0.7%           5.7335%          1.54          67.9%
District of Columbia        1           10,224,269        0.6%           5.4700%          1.39          72.5%
Delaware                    1            9,822,730        0.6%           6.3700%          1.34          73.3%
Missouri                    3            5,462,943        0.3%           5.6642%          1.38          76.5%
Tennessee                   2            4,918,388        0.3%           5.1390%          1.49          76.3%
Indiana                     2            4,884,540        0.3%           6.2638%          1.48          61.0%
Nevada                      2            4,828,667        0.3%           5.5217%          1.90          63.1%
Oregon                      1            3,971,583        0.2%           5.8600%          1.55          63.3%
Kansas                      2            3,294,712        0.2%           5.9996%          1.33          77.9%
Oklahoma                    2            3,106,611        0.2%           6.0868%          1.24          76.8%
Connecticut                 2            2,616,628        0.2%           6.1852%          1.62          78.7%
New Hampshire               3            1,988,885        0.1%           5.9200%          1.32          71.3%
Minnesota                   1            1,938,737        0.1%           5.9500%          1.36          69.2%
Louisiana                   1            1,192,351        0.1%           6.3500%          1.55          74.5%
Iowa                        1              793,050       0.05%           5.8200%          1.55          75.5%
                       -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   191      $ 1,639,437,484      100.0%           5.6410%          1.62x         69.8%
                       ===========================================================================================

(1)  Based on a Cut-off Date in August 2004.
(2) Southern California consists of mortgaged properties in California zip codes less than or equal to 93600. Northern California consists of mortgaged real properties in California zip codes greater than 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED       WEIGHTED
                                UNDERLYING     CUT-OFF DATE       INITIAL       MORTGAGE    WEIGHTED     AVERAGE       AVERAGE
                                 MORTGAGE       PRINCIPAL      MORTGAGE POOL    INTEREST     AVERAGE  CUT-OFF DATE    REMAINING
LOAN TYPE                          LOANS       BALANCE (1)        BALANCE         RATE      U/W DSCR  LTV RATIO (1)   IO PERIOD (1)
---------------------------------------------------------------------------------------------------------------------------------
Balloons without IO Term            145       $   903,217,227       55.1%        5.6380%       1.52x       71.4%          N/A
Balloons with Partial IO Term        16           291,535,000       17.8%        5.6330%       1.41        76.8%           23
Interest Only Balloon Loans           4            67,250,000        4.1%        4.7508%       1.88        74.0%           56
ARD Loans without IO Periods          2            47,714,634        2.9%        6.4326%       1.33        79.1%          N/A
ARD Loans with Partial IO Periods     1           150,000,000        9.1%        6.4610%       1.47        64.4%           35
Interest Only ARD Loans               3           177,535,000       10.8%        5.0963%       2.58        50.9%          109
Fully Amortizing                      3             2,185,623        0.1%        6.0073%       1.35        52.5%          N/A
                             ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             174       $ 1,639,437,484      100.0%        5.6410%       1.62x       69.8%          N/A
                             ====================================================================================================

(1)  Based on a Cut-Off Date in August 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                       WEIGHTED
                                    NUMBER OF                        PERCENTAGE OF      AVERAGE                     WEIGHTED
                                    MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE      WEIGHTED        AVERAGE
                                       REAL          PRINCIPAL       MORTGAGE POOL     INTEREST       AVERAGE     CUT-OFF DATE
PROPERTY TYPE                       PROPERTIES      BALANCE (1)         BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Office                                  31         $  553,421,689        33.8%          5.7851%        1.82x          63.8%
Retail                                  51            460,942,436        28.1%          5.6137%        1.50           73.4%
Multifamily                             76            347,244,041        21.2%          5.4550%        1.51           75.0%
Mixed Use                               10            186,910,162        11.4%          5.3462%        1.58           67.7%
Self Storage                            15             53,078,374         3.2%          5.9725%        1.44           74.2%
Hotel                                    4             27,222,085         1.7%          6.7678%        1.59           67.9%
Industrial                               4             10,618,697         0.6%          6.0402%        1.34           73.5%
                                   ---------------------------------------------------------------------------------------------
                                       191         $1,639,437,484       100.0%          5.6410%        1.62x          69.8%
                                   =============================================================================================

(1)  Based on a Cut-off Date in August 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                       WEIGHTED
                                    NUMBER OF                        PERCENTAGE OF      AVERAGE                     WEIGHTED
                                    MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE      WEIGHTED        AVERAGE
                PROPERTY               REAL          PRINCIPAL       MORTGAGE POOL     INTEREST       AVERAGE     CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE            PROPERTIES      BALANCE (1)         BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Retail
                Anchored        (2)     30          $ 381,086,371        23.2%          5.5800%        1.48x          74.8%
                Unanchored              21             79,856,065         4.9%          5.7743%        1.59           66.6%
                                   ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 51          $ 460,942,436        28.1%          5.6137%        1.50x          73.4%
                                   =============================================================================================

Multifamily
                Conventional            70          $ 337,667,802        20.6%          5.4450%        1.51x          75.1%
                Manufactured Housing     6              9,576,239         0.6%          5.8080%        1.50           71.7%
                                   ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 76          $ 347,244,041        21.2%          5.4550%        1.51x          75.0%
                                   =============================================================================================

HOTEL
                Full Service             1          $  14,750,000         0.9%          6.700%         1.46x          70.2%
                Limited Service          3             12,472,085         0.8%          6.8480%        1.74           65.2%
                                   ---------------------------------------------------------------------------------------------
Total/Weighted Average:                  4          $  27,222,085         1.7%          6.7678%        1.59x          67.9%
                                   =============================================================================================

(1)  Based on a Cut-off Date in August 2004.
(2)  Includes shadow anchored properties.

                  PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                       WEIGHTED      WEIGHTED           WEIGHTED
                                                                        AVERAGE       AVERAGE           AVERAGE          WEIGHTED
                                                       PERCENTAGE OF   REMAINING     REMAINING         REMAINING          AVERAGE
RANGE OF                      NUMBER OF  CUT-OFF DATE     INITIAL       LOCKOUT       LOCKOUT       LOCKOUT PLUS YM      REMAINING
REMAINING TERMS TO            MORTGAGE     PRINCIPAL   MORTGAGE POOL    PERIOD    PLUS YM PERIOD  PLUS PREMIUM PERIOD    MATURITY
STATED MATURITY (YEARS) (1,2)   LOANS     BALANCE (1)     BALANCE    (MONTHS) (1)  (MONTHS) (1)       (MONTHS) (1)    (MONTHS) (1,2)
----------------------------------------------------------------------------------------------------------------------------------
    51        -        66        21      $  307,576,352     18.8%           53            53                53              57
    67        -        96         7          30,657,932      1.9%           73            73                73              81
    97        -        116       68         405,133,866     24.7%          110           111               111             114
    117       -        121       75         891,398,136     54.4%          108           114               114             118
    122       -        234        3           4,671,199      0.3%          167           184               184             188
                              ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         174      $1,639,437,484    100.0%           98           101               101             105
                              ====================================================================================================

(1)  Based on a Cut-off Date in August 2004.
(2) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

                               PREPAYMENT OPTION

                                                                       WEIGHTED      WEIGHTED           WEIGHTED
                                                                        AVERAGE       AVERAGE           AVERAGE          WEIGHTED
                                                       PERCENTAGE OF   REMAINING     REMAINING         REMAINING          AVERAGE
                              NUMBER OF  CUT-OFF DATE     INITIAL       LOCKOUT       LOCKOUT       LOCKOUT PLUS YM      REMAINING
                              MORTGAGE     PRINCIPAL   MORTGAGE POOL    PERIOD    PLUS YM PERIOD  PLUS PREMIUM PERIOD    MATURITY
PREPAYMENT OPTION               LOANS     BALANCE (1)     BALANCE    (MONTHS) (1)  (MONTHS) (1)       (MONTHS) (1)    (MONTHS) (1,2)
----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance             154     $1,557,721,476    95.0%          100           100               100               105
Lockout / Yield Maintenance       19         76,532,387     4.7%           39           113               113               117
Lockout / Defeasance / Static      1          5,183,622     0.3%          101           101               113               117
                             -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          174     $1,639,437,484   100.0%           98           101               101               105
                             =====================================================================================================

(1)  Based on a Cut-off Date in August 2004.
(2) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                              NUMBER OF
               MONTHS SINCE   MORTGAGE   OUTSTANDING  % OF POOL      YIELD      PREPAYMENT    % OF POOL
    DATE       CUT-OFF DATE     LOANS    BALANCE (MM)  LOCKOUT    MAINTENANCE     PREMIUM       OPEN        TOTAL
----------------------------------------------------------------------------------------------------------------------
   Aug-04            0           174      $ 1,639.4    100.00%      0.00%         0.00%        0.00%       100.0%
   Aug-05           12           174      $ 1,626.5    100.00%      0.00%         0.00%        0.00%       100.0%
   Aug-06           24           174      $ 1,611.9    100.00%      0.00%         0.00%        0.00%       100.0%
   Aug-07           36           174      $ 1,593.7     97.07%      2.93%         0.00%        0.00%       100.0%
   Aug-08           48           174      $ 1,572.8     96.26%      3.74%         0.00%        0.00%       100.0%
   Aug-09           60           153      $ 1,260.1     95.22%      4.40%         0.00%        0.38%       100.0%
   Aug-10           72           153      $ 1,240.2     94.17%      5.45%         0.00%        0.38%       100.0%
   Aug-11           84           146      $ 1,192.1     94.45%      5.55%         0.00%        0.00%       100.0%
   Aug-12           96           146      $ 1,170.6     94.47%      5.53%         0.00%        0.00%       100.0%
   Aug-13          108           146      $ 1,147.6     91.87%      5.50%         0.38%        2.24%       100.0%
   Aug-14          120             3      $     3.6     93.09%      6.91%         0.00%        0.00%       100.0%
   Aug-15          132             3      $     3.5     94.04%      5.96%         0.00%        0.00%       100.0%
   Aug-16          144             3      $     3.3     95.15%      4.85%         0.00%        0.00%       100.0%
   Aug-17          156             3      $     3.1     96.46%      3.54%         0.00%        0.00%       100.0%
   Aug-18          168             3      $     2.9     98.05%      1.95%         0.00%        0.00%       100.0%
   Aug-19          180             1      $     0.3    100.00%      0.00%         0.00%        0.00%       100.0%
   Aug-20          192             1      $     0.3    100.00%      0.00%         0.00%        0.00%       100.0%
   Aug-21          204             1      $     0.2    100.00%      0.00%         0.00%        0.00%       100.0%
   Aug-22          216             1      $     0.1    100.00%      0.00%         0.00%        0.00%       100.0%
   Aug-23          228             1      $     0.1    100.00%      0.00%         0.00%        0.00%       100.0%
----------------------------------------------------------------------------------------------------------------------

(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                       WEIGHTED
                               NUMBER OF                           PERCENTAGE OF       AVERAGE                         WEIGHTED
                               MORTGAGED        CUT-OFF DATE          INITIAL          MORTGAGE       WEIGHTED         AVERAGE
                                  REAL           PRINCIPAL         MORTGAGE POOL       INTEREST       AVERAGE        CUT-OFF DATE
OWNERSHIP INTEREST             PROPERTIES       BALANCE (1)           BALANCE           RATES         U/W DSCR      LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
Fee                               186          $ 1,501,419,485         91.6%           5.6773%          1.61x           70.1%
Leasehold                           3               78,817,999          4.8%           5.1457%          1.89            55.3%
Fee/Leasehold                       2               59,200,000          3.6%           5.3784%          1.57            79.9%
                              -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           191          $ 1,639,437,484        100.0%           5.6410%          1.62x           69.8%
                              =====================================================================================================

(1)  Based on a Cut-off Date in August 2004.

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                          WEIGHTED
                                      PERCENTAGE OF        AVERAGE                   WEIGHTED
                      CUT-OFF DATE       INITIAL          MORTGAGE     WEIGHTED      AVERAGE
                       PRINCIPAL     LOAN GROUP NO. 1     INTEREST      AVERAGE     CUT-OFF DATE
  CONCENTRATION       BALANCE (1)        BALANCE            RATE       U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------
      Top 1          $   154,000,000     11.8%             5.1359%       2.64x        48.1%
      Top 3              380,255,309     29.2%             5.6715%       1.93         60.2%
      Top 5              484,565,438     37.2%             5.5635%       1.90         61.0%
      Top 7              577,267,225     44.4%             5.5554%       1.85         62.4%
     Top 10              691,540,501     53.1%             5.6200%       1.77         64.8%
                     --------------------------------------------------------------------------
   ENTIRE POOL       $ 1,301,292,951    100.0%             5.6916%       1.65x        68.4%
                     ==========================================================================

(1)  Based on a Cut-off Date in August 2004.

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                               WEIGHTED
                             NUMBER OF                                          AVERAGE                     WEIGHTED
                            UNDERLYING     CUT-OFF DATE     PERCENTAGE OF      MORTGAGE      WEIGHTED       AVERAGE
                             MORTGAGE        PRINCIPAL      LOAN GROUP NO. 1   INTEREST       AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER           LOANS        BALANCE (1)        BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.           95        $ 1,136,130,032       87.3%           5.6737%        1.68x         67.8%
PNC Bank, National Association   13            165,162,918       12.7%           5.8151%        1.43          72.7%
                            -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         108        $ 1,301,292,951      100.0%           5.6916%        1.65x         68.4%
                            ===========================================================================================

(1)  Based on a Cut-off Date in August 2004.

                             MORTGAGE INTEREST RATES

                                                                                          WEIGHTED
                                        NUMBER OF                       PERCENTAGE OF      AVERAGE                     WEIGHTED
                                       UNDERLYING      CUT-OFF DATE        INITIAL        MORTGAGE      WEIGHTED        AVERAGE
RANGE OF                                MORTGAGE         PRINCIPAL      LOAN GROUP NO. 1  INTEREST       AVERAGE     CUT-OFF DATE
MORTGAGE INTEREST RATES                   LOANS         BALANCE (1)        BALANCE          RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
   4.6500%      -      5.0000%              7          $  102,414,086         7.9%          4.8823%        2.02x          58.1%
   5.0001%      -      5.5000%             26             432,714,479        33.3%          5.2394%        1.90           63.7%
   5.5001%      -      5.7500%             12             190,240,710        14.6%          5.5997%        1.47           75.4%
   5.7501%      -      6.0000%             28             214,955,936        16.5%          5.9066%        1.45           74.0%
   6.0001%      -      6.2500%             22             121,054,209         9.3%          6.1293%        1.43           74.0%
   6.2501%      -      6.5000%              7             177,289,396        13.6%          6.4484%        1.47           65.3%
   6.5001%      -      6.7500%              3              53,595,152         4.1%          6.6282%        1.35           76.6%
   6.7501%      -      7.2000%              3               9,028,984         0.7%          7.0797%        1.61           66.9%
                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   108          $1,301,292,951       100.0%          5.6916%        1.65x          68.4%
                                     ==============================================================================================

Maximum Mortgage Interest Rate:                           7.2000%
Minimum Mortgage Interest Rate:                           4.6500%
Wtd. Avg. Mortgage Interest Rate:                         5.6916%

(1)  Based on a Cut-off Date in August 2004.

                      CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                          WEIGHTED
                                        NUMBER OF                       PERCENTAGE OF      AVERAGE                     WEIGHTED
                                       UNDERLYING      CUT-OFF DATE        INITIAL        MORTGAGE      WEIGHTED        AVERAGE
RANGE OF CUT-OFF DATE                   MORTGAGE         PRINCIPAL      LOAN GROUP NO. 1  INTEREST       AVERAGE     CUT-OFF DATE
PRINCIPAL BALANCES (1)                    LOANS         BALANCE (1)        BALANCE          RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
     $546,639   -       1,000,000           6         $    4,806,870         0.4%          5.9131%        1.40x          63.5%
    1,000,001   -       1,500,000           4              4,786,809         0.4%          6.1605%        1.41           66.3%
    1,500,001   -       2,000,000          13             23,475,687         1.8%          5.6924%        1.64           67.8%
    2,000,001   -       2,500,000           7             16,222,692         1.2%          5.5761%        1.60           66.9%
    2,500,001   -       3,000,000           8             21,908,710         1.7%          5.7001%        1.59           66.9%
    3,000,001   -       3,500,000          10             32,639,860         2.5%          5.9135%        1.67           68.4%
    3,500,001   -       4,000,000           3             11,791,185         0.9%          5.8601%        1.71           66.8%
    4,000,001   -       4,500,000           7             29,670,087         2.3%          5.9088%        1.56           70.6%
    4,500,001   -       5,000,000           3             14,352,461         1.1%          6.3546%        1.39           75.5%
    5,000,001   -       6,000,000           5             26,736,830         2.1%          5.7391%        1.46           74.4%
    6,000,001   -       7,000,000           5             32,445,616         2.5%          5.7534%        1.50           72.2%
    7,000,001   -       8,000,000           3             21,692,307         1.7%          5.4133%        1.46           74.7%
    8,000,001   -       9,000,000           1              8,799,205         0.7%          5.9800%        1.47           78.9%
    9,000,001   -      10,000,000           7             67,375,290         5.2%          5.9067%        1.44           76.2%
   10,000,001   -      12,500,000           1             12,000,000         0.9%          6.1900%        1.44           70.6%
   12,500,001   -      15,000,000           5             71,120,739         5.5%          5.9392%        1.49           73.4%
   15,000,001   -      20,000,000           5             80,728,099         6.2%          5.5421%        1.68           71.0%
   20,000,001   -      25,000,000           3             68,350,000         5.3%          5.6963%        1.40           73.8%
   25,000,001   -      35,000,000           2             60,850,000         4.7%          5.6359%        1.31           75.8%
   35,000,001   -      40,000,000           3            114,273,276         8.8%          5.9462%        1.34           77.3%
   40,000,001   -      50,000,000           2             92,701,787         7.1%          5.5131%        1.60           69.5%
   50,000,001          77,500,000           3            180,565,438        13.9%          5.1827%        1.63           69.2%
   77,500,001   -    $154,000,000           2            304,000,000        23.4%          5.7897%        2.06           56.1%
                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   108         $1,301,292,951       100.0%          5.6916%        1.65x          68.4%
                                     ==============================================================================================

Maximum Cut-off Date Principal Balance  (1):            $154,000,000
Minimum Cut-off Date Principal Balance  (1):                $546,639
Average Cut-off Date Principal Balance  (1):             $12,049,009

(1)  Based on a Cut-off Date in August 2004.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE                     WEIGHTED
   RANGE OF                   UNDERLYING      CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED        AVERAGE
   ORIGINAL AMORTIZATION       MORTGAGE         PRINCIPAL     LOAN GROUP NO. 1  INTEREST      AVERAGE      CUT-OFF DATE
   TERMS (MONTHS) (1)           LOANS          BALANCE (2)       BALANCE          RATE        U/W DSCR     LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------
Interest Only                      4          $   191,035,000       14.7%          5.1107%        2.55x           51.4%
   120      -     300             26               84,839,305        6.5%          6.2106%        1.52            69.5%
   301      -     360             78            1,025,418,646       78.8%          5.7569%        1.49            71.5%
                            ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          108          $ 1,301,292,951      100.0%          5.6916%        1.65x           68.4%
                            =============================================================================================

Maximum Original Amortization Term (Months) (3):                   360
Minimum Original Amoartization Term (Months) (3):                  120
Wtd. Avg. Original Amortization Term (Months) (3):                 347

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Based on a Cut-off Date in August 2004.
(3) Does not include Mortgage Loans with interest only payments until ARD/Maturity Date.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE                     WEIGHTED
RANGE OF                      UNDERLYING      CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED        AVERAGE
ORIGINAL TERMS                 MORTGAGE         PRINCIPAL     LOAN GROUP NO. 1  INTEREST      AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1) LOANS          BALANCE (2)       BALANCE          RATE        U/W DSCR     LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------
    60      -      84             15          $   251,496,993       19.3%          5.2012%        1.64x          68.0%
    85      -     120             92            1,049,249,319       80.6%          5.8085%        1.65           68.5%
   121      -     180              1                  546,639        0.0%          7.0400%        1.44           45.6%
                            ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          108          $ 1,301,292,951      100.0%          5.6916%        1.65x          68.4%
                            =============================================================================================

Maximum Original Term to Stated Maturity (Months) (1):             180
Minimum Original Term to Stated Maturity (Months) (1):              60
Wtd. Avg. Original Term to Stated Maturity (Months) (1):           109

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Based on a Cut-off Date in August 2004.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                                   WEIGHTED
                                 NUMBER OF                      PERCENTAGE OF       AVERAGE                        WEIGHTED
RANGE OF                         UNDERLYING   CUT-OFF DATE         INITIAL         MORTGAGE        WEIGHTED        AVERAGE
REMAINING AMORTIZATION            MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1    INTEREST        AVERAGE       CUT-OFF DATE
TERMS (MONTHS) (1, 2)              LOANS       BALANCE (2)         BALANCE           RATES         U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
Interest Only                         4       $  191,035,000         14.7%           5.1107%          2.55x          51.4%
    117        -       250            3            4,843,094          0.4%           6.7560%          1.67           55.9%
    251        -       300           23           79,996,211          6.1%           6.1776%          1.51           70.3%
    301        -       355           30          496,460,217         38.2%           5.9347%          1.44           72.2%
    356        -       360           48          528,958,429         40.6%           5.5901%          1.53           70.9%
                                 ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             108       $1,301,292,951        100.0%           5.6916%          1.65x          68.4%
                                 =============================================================================================

Maximum Remaining Amortization Term (Months)  (2, 3):                360
Minimum Remaining Amortization Term (Months)  (2, 3):                117
Wtd. Avg. Remaining Amortization Term (Months)  (2, 3):              345

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Based on a Cut-off Date in August 2004.
(3) Does not include Mortgage Loans with interest only payments until ARD/Maturity Date.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                   WEIGHTED
                                 NUMBER OF                      PERCENTAGE OF       AVERAGE                        WEIGHTED
RANGE OF                         UNDERLYING   CUT-OFF DATE         INITIAL         MORTGAGE        WEIGHTED        AVERAGE
REMAINING TERMS                   MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1    INTEREST        AVERAGE       CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1,2)  LOANS       BALANCE (2)         BALANCE           RATES         U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
     52        -       84            15       $  251,496,993         19.3%           5.2012%          1.64x          68.0%
     85        -       117           65          634,725,550         48.8%           5.5631%          1.78           67.4%
    118        -       178           28          415,070,408         31.9%           6.1853%          1.45           70.2%
                                 ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             108       $1,301,292,951        100.0%           5.6916%          1.65x          68.4%
                                 =============================================================================================

Maximum Remaining Term to Stated Maturity (Months)  (1, 2):          178
Minimum Remaining Term to Stated Maturity (Months)  (1, 2):           52
Wtd. Avg. Remaining Term to Stated Maturity (Months)  (1, 2):        106

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Based on a Cut-off Date in August 2004.

                          YEARS BUILT/YEARS RENOVATED

                                                                                  WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF      AVERAGE                       WEIGHTED
                                  MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE       WEIGHTED        AVERAGE
  RANGE OF YEARS                     REAL        PRINCIPAL      LOAN GROUP NO. 1  INTEREST       AVERAGE       CUT-OFF DATE
BUILT/RENOVATED (1)               PROPERTIES    BALANCE (2)        BALANCE          RATE         U/W DSCR      LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
   1972      -      1997              38       $   237,534,013       18.3%          5.6368%         1.45x          74.0%
   1998      -      2000              22           228,241,142       17.5%          5.5312%         1.56           73.6%
   2001      -      2004              60           835,517,796       64.2%          5.7510%         1.73           65.4%
                                  ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              120       $ 1,301,292,951      100.0%          5.6916%         1.65x          68.4%
                                  ==========================================================================================

Most Recent Year Built/Renovated:                   2004
Oldest Year Built/Renovated                         1972
Wtd. Avg. Year Built/Renovated:                     2000

(1) Years Built/Renovated reflects the later of the Year Built or the Year Renovated of the Mortgaged Real Properties.
(2)  Based on a Cut-off Date in August 2004.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                  WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF      AVERAGE                       WEIGHTED
                                  MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE       WEIGHTED        AVERAGE
 RANGE OF                            REAL        PRINCIPAL      LOAN GROUP NO. 1  INTEREST       AVERAGE       CUT-OFF DATE
 OCCUPANCY RATES AT U/W (1)       PROPERTIES    BALANCE (2)        BALANCE          RATE         U/W DSCR      LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
    63%      -       85%              14       $   211,183,338       16.2%          6.2701%         1.46x          67.3%
    86%      -       90%              14           167,038,721       12.8%          5.4366%         1.75           62.4%
    91%      -       93%              18           130,631,307       10.0%          5.9195%         1.45           73.8%
    94%      -       95%              10           198,095,634       15.2%          5.2559%         2.39           53.7%
    96%      -       97%              10           160,090,857       12.3%          5.8169%         1.41           78.1%
    98%      -      100%              50           407,031,009       31.3%          5.5138%         1.49           73.1%
                                  ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              116       $ 1,274,070,866       97.9%          5.6686%         1.65x          68.4%
                                  ==========================================================================================

Maximum Occupancy Rate at U/W (1):                  100%
Minimum Occupancy Rate at U/W (1):                   63%
Wtd. Avg. Occupancy Rate at U/W (1):                 93%

(1)  Does not include hospitality properties.
(2)  Based on a Cut-off Date in August 2004.

                   UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                              NUMBER OF                     PERCENTAGE OF      AVERAGE                      WEIGHTED
                              UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE      WEIGHTED       AVERAGE
RANGE OF                       MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1   INTEREST      AVERAGE      CUT-OFF DATE
U/W DSCRS                       LOANS       BALANCE (1)        BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
  1.26x     -    1.30              9       $   98,658,979         7.6%          5.8713%         1.28x         75.1%
   1.31     -    1.35             10          154,375,565        11.9%          5.8260%         1.32          77.4%
   1.36     -    1.40             18          179,184,776        13.8%          5.6059%         1.39          75.6%
   1.41     -    1.45             12           79,103,484         6.1%          5.7494%         1.44          74.0%
   1.46     -    1.50             14          260,920,037        20.1%          6.2379%         1.47          68.7%
   1.51     -    1.55              9          121,105,235         9.3%          5.6905%         1.53          75.0%
   1.56     -    1.75             18          123,052,984         9.5%          5.5617%         1.65          68.4%
   1.76     -    2.00             11           51,024,386         3.9%          5.5610%         1.87          64.1%
   2.01     -   2.64x              7          233,867,505        18.0%          5.0612%         2.48          49.5%
                              -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          108       $ 1,301,292,951      100.0%          5.6916%         1.65x         68.4%
                              =========================================================================================

Maximum U/W DSCR:                              2.64x
Minimum U/W DSCR:                              1.26x
Wtd. Avg. U/W DSCR:                            1.65x

(1) Based on a Cut-off Date in August 2004.

                     CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                               WEIGHTED
                              NUMBER OF                     PERCENTAGE OF      AVERAGE                      WEIGHTED
                              UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE      WEIGHTED       AVERAGE
RANGE OF CUT-OFF DATE          MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1   INTEREST      AVERAGE      CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)        LOANS       BALANCE (1)        BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
  35.2%     -   40.0%              2       $     3,490,746         0.3%          5.6027%         1.72x         36.0%
  40.1%     -   50.0%              5           213,949,628        16.4%          5.0614%         2.49          48.2%
  50.1%     -   60.0%              8            18,958,897         1.5%          5.6568%         1.88          57.1%
  60.1%     -   65.0%             10           244,979,303        18.8%          6.0899%         1.59          64.1%
  65.1%     -   70.0%             17           101,421,262         7.8%          5.6704%         1.60          68.7%
  70.1%     -   72.5%             10            57,287,343         4.4%          6.0541%         1.49          71.0%
  72.6%     -   75.0%             27           211,739,114        16.3%          5.8838%         1.43          74.3%
  75.1%     -   76.0%              4            93,070,611         7.2%          5.6167%         1.31          75.8%
  76.1%     -   77.5%              4            86,160,226         6.6%          5.2817%         1.39          76.4%
  77.6%     -   79.0%              8            97,663,328         7.5%          5.6297%         1.45          78.4%
  79.1%     -   80.0%             13           172,572,493        13.3%          5.8496%         1.41          79.6%
                              -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          108       $ 1,301,292,951       100.0%          5.6916%         1.65x         68.4%
                              =========================================================================================

Maximum Cut-off Date LTV Ratio (1):            80.0%
Minimum Cut-off Date LTV Ratio (1):            35.2%
Wtd. Avg. Cut-off Date LTV Ratio (1):          68.4%

(1)  Based on a Cut-off Date in August 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                         WEIGHTED
                        NUMBER OF                    PERCENTAGE OF       AVERAGE                       WEIGHTED
                        MORTGAGED    CUT-OFF DATE       INITIAL          MORTGAGE       WEIGHTED       AVERAGE
                          REAL         PRINCIPAL     LOAN GROUP NO. 1    INTEREST       AVERAGE      CUT-OFF DATE
STATE                  PROPERTIES     BALANCE (1)       BALANCE            RATE         U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
California                 24       $  365,505,163       28.1%           6.0027%          1.46x         68.6%
 Southern California (2)   22          341,013,806       26.2%           5.9789%          1.46          68.2%
 Northern California (2)    2           24,491,357        1.9%           6.3341%          1.43          73.8%
New York                    7          278,344,473       21.4%           5.2823%          2.08          60.5%
Michigan                    9          100,955,535        7.8%           5.6621%          1.56          70.2%
Pennsylvania                7           90,073,816        6.9%           6.1083%          1.39          76.3%
Florida                     6           84,201,263        6.5%           5.2438%          1.85          57.9%
Texas                      21           82,179,920        6.3%           5.9345%          1.48          73.9%
Kentucky                    5           59,500,000        4.6%           5.6574%          1.54          75.3%
Puerto Rico                 1           51,200,000        3.9%           5.5125%          1.52          80.0%
Georgia                     5           32,449,073        2.5%           5.5656%          1.33          76.8%
South Carolina              1           22,500,000        1.7%           6.0300%          1.52          74.8%
Virginia                    5           18,661,597        1.4%           6.0704%          1.72          69.7%
Massachusetts               1           17,200,000        1.3%           5.0000%          1.91          69.6%
Washington                  1           15,535,000        1.2%           5.0000%          2.36          64.2%
Colorado                    3           12,245,073        0.9%           5.7335%          1.54          67.9%
Arizona                     4           10,191,963        0.8%           5.4097%          1.47          74.6%
Ohio                        5           10,102,501        0.8%           5.8460%          1.41          72.9%
Delaware                    1            9,822,730        0.8%           6.3700%          1.34          73.3%
North Carolina              2            8,505,829        0.7%           5.6249%          1.44          79.5%
Illinois                    2            8,335,299        0.6%           5.4249%          1.56          70.6%
Nevada                      2            4,828,667        0.4%           5.5217%          1.90          63.1%
Oregon                      1            3,971,583        0.3%           5.8600%          1.55          63.3%
Indiana                     1            3,391,325        0.3%           6.3800%          1.30          64.0%
Kansas                      2            3,294,712        0.3%           5.9996%          1.33          77.9%
Tennessee                   1            2,626,341        0.2%           5.4000%          1.50          75.0%
Missouri                    1            2,540,000        0.2%           5.6600%          1.41          74.4%
Minnesota                   1            1,938,737        0.1%           5.9500%          1.36          69.2%
Louisiana                   1            1,192,351        0.1%           6.3500%          1.55          74.5%
                       -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   120       $1,301,292,951      100.0%           5.6916%          1.65x         68.4%
                       ===========================================================================================

(1)  Based on a Cut-off Date in August 2004.
(2) Southern California consists of mortgaged properties in California zip codes less than or equal to 93600. Northern California consists of mortgaged real properties in California zip codes greater than 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                  WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF     AVERAGE                 WEIGHTED     WEIGHTED
                                  UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE   WEIGHTED      AVERAGE     AVERAGE
                                   MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1  INTEREST    AVERAGE   CUT-OFF DATE   REMAINING
LOAN TYPE                            LOANS      BALANCE (1)        BALANCE          RATE     U/W DSCR   LTV RATIO (1)  IO PERIOD (1)
--------------------------------------------------------------------------------------------------------------------------------
Balloons without IO Term              88       $  661,752,768        50.9%         5.6402%      1.53x        70.4%        N/A
Balloons with Partial IO Term         11          249,435,000        19.2%         5.6691%      1.43         76.6%         23
Interest Only Balloon Loans            2           21,500,000         1.7%         5.0100%      2.01         65.4%         56
ARD Loans without IO Periods           2           47,714,634         3.7%         6.4326%      1.33         79.1%        N/A
ARD Loans with Partial IO Periods      1          150,000,000        11.5%         6.4610%      1.47         64.4%         35
Interest Only ARD Loans                2          169,535,000        13.0%         5.1234%      2.61         49.6%        111
Fully Amortizing                       2            1,355,549         0.1%         5.6138%      1.35         39.4%        N/A
                                  ----------------------------------------------------------------------------------------------
                                     108       $1,301,292,951       100.0%         5.6916%      1.65x        68.4%        N/A
                                  ==============================================================================================

(1)  Based on a Cut-Off Date in August 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                       WEIGHTED
                                    NUMBER OF                        PERCENTAGE OF      AVERAGE                     WEIGHTED
                                    MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE      WEIGHTED        AVERAGE
                                       REAL          PRINCIPAL      LOAN GROUP NO. 1   INTEREST       AVERAGE     CUT-OFF DATE
PROPERTY TYPE                       PROPERTIES      BALANCE (1)         BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Office                                  31         $  553,421,689        42.5%          5.7851%        1.82x          63.8%
Retail                                  51            460,942,436        35.4%          5.6137%        1.50           73.4%
Mixed Use                               10            186,910,162        14.4%          5.3462%        1.58           67.7%
Self Storage                            15             53,078,374         4.1%          5.9725%        1.44           74.2%
Hotel                                    4             27,222,085         2.1%          6.7678%        1.59           67.9%
Industrial                               4             10,618,697         0.8%          6.0402%        1.34           73.5%
Multifamily                              5              9,099,508         0.7%          5.7887%        1.45           73.9%
                                   ---------------------------------------------------------------------------------------------
                                       120         $1,301,292,951       100.0%          5.6916%        1.65x          68.4%
                                   =============================================================================================

(1)  Based on a Cut-off Date in August 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                       WEIGHTED
                                    NUMBER OF                        PERCENTAGE OF      AVERAGE                     WEIGHTED
                                    MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE      WEIGHTED        AVERAGE
                PROPERTY               REAL          PRINCIPAL      LOAN GROUP NO. 1   INTEREST       AVERAGE     CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE            PROPERTIES      BALANCE (1)         BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Retail
                Anchored        (2)     30          $ 381,086,371       29.3%           5.5800%        1.48x          74.8%
                Unanchored              21             79,856,065        6.1%           5.7743%        1.59           66.6%
                                   ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 51          $ 460,942,436       35.4%           5.6137%        1.50x          73.4%
                                   =============================================================================================

Multifamily
                Conventional             1          $   2,477,917        0.2%           5.9500%        1.31x          77.4%
                Manufactured Housing     4              6,621,590        0.5%           5.7284%        1.50           72.5%
                                   ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  5          $   9,099,508        0.7%           5.7887%        1.45x          73.9%
                                   =============================================================================================

HOTEL
                Full Service             1          $  14,750,000        1.1%           6.700%         1.46x          70.2%
                Limited Service          3             12,472,085        1.0%           6.8480%        1.74           65.2%
                                   ---------------------------------------------------------------------------------------------
Total/Weighted Average:                  4          $  27,222,085        2.1%           6.7678%        1.59x          67.9%
                                   =============================================================================================

(1)  Based on a Cut-off Date in August 2004.
(2)  Includes shadow anchored properties.

                  PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)


                                                                         WEIGHTED     WEIGHTED         WEIGHTED
                                                                         AVERAGE      AVERAGE          AVERAGE        WEIGHTED
                                                         PERCENTAGE OF  REMAINING    REMAINING        REMAINING        AVERAGE
RANGE OF                       NUMBER OF  CUT-OFF DATE      INITIAL      LOCKOUT      LOCKOUT      LOCKOUT PLUS YM    REMAINING
REMAINING TERMS TO             MORTGAGE     PRINCIPAL   LOAN GROUP NO. 1  PERIOD   PLUS YM PERIOD PLUS PREMIUM PERIOD MATURITY
STATED MATURITY (YEARS) (1,2)    LOANS     BALANCE (1)      BALANCE     (MONTHS) (1)(MONTHS) (1)     (MONTHS) (1)    (MONTHS) (1,2)
---------------------------------------------------------------------------------------------------------------------------------
    52        -        67         10     $  227,015,037      17.4%          53           53               53             58
    68        -        97          5         24,481,955       1.9%          77           77               77             82
    98        -        117        65        634,725,550      48.8%         111          112              112            116
    118       -        122        27        414,523,769      31.9%         111          115              115            119
    123       -        178         1            546,639       0.0%          36          175              175            178
                              ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          108     $1,301,292,951     100.0%         100          102              102            106
                              ===================================================================================================

(1)  Based on a Cut-off Date in August 2004.
(2) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

                               PREPAYMENT OPTION

                                                                        WEIGHTED     WEIGHTED         WEIGHTED
                                                                        AVERAGE      AVERAGE          AVERAGE        WEIGHTED
                                                        PERCENTAGE OF  REMAINING    REMAINING        REMAINING        AVERAGE
                              NUMBER OF  CUT-OFF DATE      INITIAL      LOCKOUT      LOCKOUT      LOCKOUT PLUS YM    REMAINING
                              MORTGAGE     PRINCIPAL   LOAN GROUP NO. 1  PERIOD   PLUS YM PERIOD PLUS PREMIUM PERIOD MATURITY
PREPAYMENT OPTION               LOANS     BALANCE (1)      BALANCE     (MONTHS) (1)(MONTHS) (1)     (MONTHS) (1)    (MONTHS) (1,2)
--------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance             100     $1,271,866,676     97.7%         102          102              102             106
Lockout / Yield Maintenance        8         29,426,274      2.3%          48          115              115             121
                             ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          108     $1,301,292,951    100.0%         100          102              102             106
                             ===================================================================================================

(1)  Based on a Cut-off Date in August 2004.
(2) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

              LOAN GROUP NO. 1 MORTGAGE POOL PREPAYMENT PROFILE (1)

                              NUMBER OF
               MONTHS SINCE    MORTGAGE   OUTSTANDING % OF POOL      YIELD       PREPAYMENT  % OF POOL
    DATE       CUT-OFF DATE     LOANS     BALANCE (MM) LOCKOUT   MAINTENANCE (2)  PREMIUM       OPEN        TOTAL
----------------------------------------------------------------------------------------------------------------------
   Mar-03            0           171       $ 1,006.4   100.00%      0.00%          0.00%       0.00%       100.00%
   Mar-04           12           171       $   996.4   100.00%      0.00%          0.00%       0.00%       100.00%
   Mar-05           24           171       $   985.4   100.00%      0.00%          0.00%       0.00%       100.00%
   Mar-06           36           171       $   973.4    96.33%      3.67%          0.00%       0.00%       100.00%
   Mar-07           48           171       $   960.7    95.41%      4.59%          0.00%       0.00%       100.00%
   Mar-08           60           166       $   856.6    90.27%      9.73%          0.00%       0.00%       100.00%
   Mar-09           72           166       $   842.5    90.28%      9.72%          0.00%       0.00%       100.00%
   Mar-10           84           165       $   813.9    90.12%      9.88%          0.00%       0.00%       100.00%
   Mar-11           96           165       $   798.2    89.31%      9.87%          0.81%       0.00%       100.00%
   Mar-12          108           164       $   781.5    78.10%      9.87%          5.77%       6.26%       100.00%
   Mar-13          120             9       $     1.9    85.60%     14.40%          0.00%       0.00%       100.00%
   Mar-14          132             9       $     1.6     85.5%      14.5%          0.00%       0.00%       100.00%
   Mar-15          144             9       $     1.2     71.4%      14.7%         13.88%       0.00%       100.00%
   Mar-16          156             9       $     0.8     70.5%      15.2%         14.36%       0.00%       100.00%
   Mar-17          168             9       $     0.3     66.6%      17.1%         16.25%       0.00%       100.00%


(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the preliminary prospectus supplement.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                       WEIGHTED
                               NUMBER OF                           PERCENTAGE OF       AVERAGE                         WEIGHTED
                               MORTGAGED        CUT-OFF DATE          INITIAL          MORTGAGE       WEIGHTED         AVERAGE
                                  REAL           PRINCIPAL        LOAN GROUP NO. 1     INTEREST       AVERAGE        CUT-OFF DATE
OWNERSHIP INTEREST             PROPERTIES       BALANCE (1)           BALANCE           RATES         U/W DSCR      LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
Fee                               117          $ 1,181,499,221         90.8%           5.7339%          1.63x           68.8%
Leasehold                           2               68,593,730          5.3%           5.0973%          1.96            52.7%
Fee/Leasehold                       1               51,200,000          3.9%           5.5125%          1.52            80.0%
                              -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           120          $ 1,301,292,951        100.0%           5.6916%          1.65x           68.4%
                              =====================================================================================================

(1)  Based on a Cut-off Date in August 2004.

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                          WEIGHTED
                                       PERCENTAGE OF       AVERAGE                   WEIGHTED
                      CUT-OFF DATE      INITIAL           MORTGAGE     WEIGHTED      AVERAGE
                       PRINCIPAL       LOAN GROUP NO. 2   INTEREST      AVERAGE     CUT-OFF DATE
  CONCENTRATION       BALANCE (1)       BALANCE             RATE       U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------
      Top 1           $  28,000,000       8.3%             4.6600%       1.86x        78.9%
      Top 3              71,180,025      21.1%             4.9470%       1.51         76.0%
      Top 5             102,580,025      30.3%             4.9730%       1.52         76.6%
      Top 7             126,326,301      37.4%             5.1497%       1.50         76.8%
     Top 10             154,693,114      45.7%             5.2379%       1.51         76.4%
                     --------------------------------------------------------------------------
   ENTIRE POOL        $ 338,144,534     100.0%             5.4461%       1.51x        75.1%
                     ==========================================================================

(1)  Based on a Cut-off Date in August 2004.

                        UNDERLYING MORTGAGE LOAN SELLER

                                                                               WEIGHTED
                             NUMBER OF                      PERCENTAGE OF       AVERAGE                     WEIGHTED
                            UNDERLYING     CUT-OFF DATE        INITIAL         MORTGAGE      WEIGHTED       AVERAGE
                             MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2   INTEREST       AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER           LOANS        BALANCE (1)        BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.          57         $ 281,715,486        83.3%           5.3938%        1.52x         75.5%
PNC Bank, National Association   9            56,429,048        16.7%           5.7070%        1.46          73.0%
                            -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         66         $ 338,144,534       100.0%           5.4461%        1.51x         75.1%
                            ===========================================================================================

(1)  Based on a Cut-off Date in August 2004.

                            MORTGAGE INTEREST RATES

                                                                                            WEIGHTED
                                          NUMBER OF                      PERCENTAGE OF      AVERAGE                    WEIGHTED
                                         UNDERLYING     CUT-OFF DATE        INITIAL         MORTGAGE    WEIGHTED        AVERAGE
RANGE OF                                  MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2   INTEREST    AVERAGE      CUT-OFF DATE
MORTGAGE INTEREST RATES                     LOANS        BALANCE (1)        BALANCE           RATE      U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
   4.5200%       -      5.0000%               5          $ 63,200,319        18.7%          4.6501%       1.76x          78.1%
   5.0001%       -      5.5000%              13           101,424,627        30.0%          5.2125%       1.40           75.4%
   5.5001%       -      5.7500%              13            63,043,173        18.6%          5.6332%       1.67           73.0%
   5.7501%       -      6.0000%              15            64,213,418        19.0%          5.8461%       1.40           74.9%
   6.0001%       -      6.2500%              11            32,195,815         9.5%          6.1318%       1.32           76.3%
   6.2501%       -      6.5000%               5             8,833,072         2.6%          6.3663%       1.43           66.3%
   6.5001%       -      6.7500%               4             5,234,110         1.5%          6.6504%       1.42           66.6%
                                       --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      66         $ 338,144,534       100.0%          5.4461%       1.51x          75.1%
                                       ============================================================================================

Maximum Mortgage Interest Rate:                              6.7500%
Minimum Mortgage Interest Rate:                              4.5200%
Wtd. Avg. Mortgage Interest Rate:                            5.4461%

(1)  Based on a Cut-off Date in August 2004.

                      CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                            WEIGHTED
                                          NUMBER OF                      PERCENTAGE OF      AVERAGE                    WEIGHTED
                                         UNDERLYING     CUT-OFF DATE        INITIAL         MORTGAGE    WEIGHTED        AVERAGE
RANGE OF CUT-OFF DATE                     MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2   INTEREST    AVERAGE      CUT-OFF DATE
PRINCIPAL BALANCES (1)                      LOANS        BALANCE (1)        BALANCE           RATE      U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
     $747,856    -         750,000            1         $     747,856         0.2%          5.7000%       1.27x          75.5%
      750,001    -       1,000,000            6             5,080,826         1.5%          6.1952%       1.44           73.7%
    1,000,001    -       1,250,000            4             4,348,847         1.3%          6.3647%       1.38           73.3%
    1,250,001    -       1,500,000            3             4,280,088         1.3%          6.0386%       1.72           70.4%
    1,500,001    -       2,000,000           11            19,753,265         5.8%          5.8650%       1.40           71.5%
    2,000,001    -       2,500,000            5            11,259,884         3.3%          5.8045%       1.41           73.3%
    2,500,001    -       3,000,000            2             5,636,831         1.7%          5.9356%       2.48           52.7%
    3,000,001    -       3,500,000            6            19,869,560         5.9%          5.7891%       1.48           72.6%
    3,500,001    -       4,000,000            3            11,472,863         3.4%          5.5089%       1.60           74.5%
    4,000,001    -       5,000,000            3            14,511,450         4.3%          5.6715%       1.83           64.9%
    5,000,001    -       6,000,000            3            15,862,423         4.7%          5.4887%       1.38           78.1%
    6,000,001    -       7,000,000            1             6,744,315         2.0%          5.7700%       1.29           79.8%
    7,000,001    -       8,000,000            4            29,742,964         8.8%          4.9195%       1.59           79.0%
    8,000,001    -       9,000,000            5            43,095,692        12.7%          5.6774%       1.42           76.8%
    9,000,001    -      10,000,000            1             9,187,102         2.7%          5.8400%       1.58           74.1%
   10,000,001    -      12,500,000            2            20,980,816         6.2%          5.5315%       1.51           75.9%
   12,500,001    -      15,000,000            2            26,639,729         7.9%          5.8931%       1.26           77.9%
   15,000,001    -      20,000,000            2            36,189,121        10.7%          4.8297%       1.50           76.2%
   20,000,001    -      25,000,000            1            24,740,904         7.3%          5.1800%       1.31           73.1%
   25,000,001    -     $28,000,000            1            28,000,000         8.3%          4.6600%       1.86           78.9%
                                       --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      66         $ 338,144,534       100.0%          5.4461%       1.51x          75.1%
                                       ============================================================================================

Maximum Cut-off Date Principal Balance  (1):                $28,000,000
Minimum Cut-off Date Principal Balance  (1):                   $747,856
Average Cut-off Date Principal Balance  (1):                 $5,123,402

(1)  Based on a Cut-off Date in August 2004.

                        ORIGINAL AMORTIZATION TERMS (1)

                                                                                    WEIGHTED
                              NUMBER OF                           PERCENTAGE OF      AVERAGE                     WEIGHTED
RANGE OF                      UNDERLYING        CUT-OFF DATE         INITIAL        MORTGAGE      WEIGHTED        AVERAGE
ORIGINAL AMORTIZATION          MORTGAGE          PRINCIPAL        LOAN GROUP NO. 2  INTEREST      AVERAGE      CUT-OFF DATE
TERMS (MONTHS) (1)              LOANS           BALANCE (2)          BALANCE          RATE        U/W DSCR     LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
Interest Only                      3             $  53,750,000         15.9%          4.6127%        1.82x          78.3%
   240      -     300             21                32,728,473          9.7%          6.0146%        1.39           72.8%
   301      -     360             42               251,666,061         74.4%          5.5501%        1.46           74.7%
                            -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           66             $ 338,144,534        100.0%          5.4461%        1.51x          75.1%
                            =================================================================================================

Maximum Original Amortization Term (Months) (3):                       360
Minimum Original Amoartization Term (Months) (3):                      240
Wtd. Avg. Original Amortization Term (Months) (3):                     352

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Based on a Cut-off Date in August 2004.
(3) Does not include Mortgage Loans with interest only payments until ARD/Maturity Date.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                    WEIGHTED
                                 NUMBER OF                        PERCENTAGE OF      AVERAGE                     WEIGHTED
RANGE OF                         UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE      WEIGHTED        AVERAGE
ORIGINAL TERMS                    MORTGAGE       PRINCIPAL        LOAN GROUP NO. 2  INTEREST      AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)    LOANS        BALANCE (2)          BALANCE          RATE        U/W DSCR     LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
    60      -      84                13          $  86,737,291         25.7%          4.9936%        1.73x          77.6%
    85      -     120                51            247,282,682         73.1%          5.5880%        1.44           74.5%
   121      -     240                 2              4,124,561          1.2%          6.4503%        1.30           56.5%
                            -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              66          $ 338,144,534        100.0%          5.4461%        1.51x          75.1%
                            =================================================================================================

Maximum Original Term to Stated Maturity (Months) (1):                 240
Minimum Original Term to Stated Maturity (Months) (1):                  60
Wtd. Avg. Original Term to Stated Maturity (Months) (1):               106

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Based on a Cut-off Date in August 2004.

                      REMAINING AMORTIZATION TERMS (1, 2)

                                                                                   WEIGHTED
                                 NUMBER OF                      PERCENTAGE OF       AVERAGE                        WEIGHTED
RANGE OF                         UNDERLYING   CUT-OFF DATE         INITIAL         MORTGAGE        WEIGHTED        AVERAGE
REMAINING AMORTIZATION            MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2    INTEREST        AVERAGE       CUT-OFF DATE
TERMS (MONTHS) (1, 2)              LOANS       BALANCE (2)         BALANCE           RATES         U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
Interest Only                         3       $  53,750,000         15.9%           4.6127%          1.82x          78.3%
    233        -       250            2           2,554,104          0.8%           6.2247%          1.32           71.5%
    251        -       300           19          30,174,369          8.9%           5.9968%          1.39           73.0%
    301        -       355           17          91,506,516         27.1%           5.5923%          1.49           74.6%
    356        -       360           25         160,159,545         47.4%           5.5260%          1.44           74.7%
                                 ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              66       $ 338,144,534        100.0%           5.4461%          1.51x          75.1%
                                 =============================================================================================

Maximum Remaining Amortization Term (Months)  (2, 3):                360
Minimum Remaining Amortization Term (Months)  (2, 3):                233
Wtd. Avg. Remaining Amortization Term (Months)  (2, 3):              348

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Based on a Cut-off Date in August 2004.
(3) Does not include Mortgage Loans with interest only payments until ARD/Maturity Date.

                   REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                   WEIGHTED
                                 NUMBER OF                      PERCENTAGE OF       AVERAGE                        WEIGHTED
RANGE OF                         UNDERLYING   CUT-OFF DATE         INITIAL         MORTGAGE        WEIGHTED        AVERAGE
REMAINING TERMS                   MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2    INTEREST        AVERAGE       CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1,2)  LOANS       BALANCE (2)         BALANCE           RATES         U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
     51        -       84            13       $  86,737,291          25.7%           4.9936%          1.73x          77.6%
     85        -       117           36         166,477,806          49.2%           5.4882%          1.43           74.4%
    118        -       234           17          84,929,437          25.1%           5.8256%          1.45           73.9%
                                 ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              66       $ 338,144,534         100.0%           5.4461%          1.51x          75.1%
                                 =============================================================================================

Maximum Remaining Term to Stated Maturity (Months)  (1, 2):          234
Minimum Remaining Term to Stated Maturity (Months)  (1, 2):           51
Wtd. Avg. Remaining Term to Stated Maturity (Months)  (1, 2):        102


(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Based on a Cut-off Date in August 2004.

                          YEARS BUILT/YEARS RENOVATED

                                                                                  WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF      AVERAGE                       WEIGHTED
                                  MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE       WEIGHTED        AVERAGE
RANGE OF YEARS                       REAL        PRINCIPAL      LOAN GROUP NO. 2  INTEREST       AVERAGE       CUT-OFF DATE
BUILT/RENOVATED (1)               PROPERTIES    BALANCE (2)        BALANCE          RATE         U/W DSCR      LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
   1970      -      1997              24        $  84,732,239        25.1%          5.6727%         1.46x          74.8%
   1998      -      2001              26          159,278,452        47.1%          5.3073%         1.54           75.2%
   2002      -      2003              21           94,133,843        27.8%          5.4769%         1.50           75.1%
                                  ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               71        $ 338,144,534       100.0%          5.4461%         1.51x          75.1%
                                  ==========================================================================================

Most Recent Year Built/Renovated:                   2003
Oldest Year Built/Renovated                         1970
Wtd. Avg. Year Built/Renovated:                     1997

(1) Years Built/Renovated reflects the later of the Year Built or the Year Renovated of the Mortgaged Real Properties.

(2)  Based on a Cut-off Date in August 2004.

                        OCCUPANCY RATES AT UNDERWRITING

                                                                                  WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF      AVERAGE                       WEIGHTED
                                  MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE       WEIGHTED        AVERAGE
RANGE OF                             REAL        PRINCIPAL      LOAN GROUP NO. 2  INTEREST       AVERAGE       CUT-OFF DATE
OCCUPANCY RATES AT U/W            PROPERTIES    BALANCE (1)        BALANCE          RATE         U/W DSCR       LTV RATIO
----------------------------------------------------------------------------------------------------------------------------
    82%      -       88%              5          $ 21,263,301        6.3%          5.8587%         1.43x          74.5%
    89%      -       92%              13           62,421,392       18.5%          5.2529%         1.52           74.1%
    93%      -       94%              12           85,405,058       25.3%          5.4683%         1.42           74.3%
    95%      -       96%              15           85,093,854       25.2%          5.2375%         1.64           77.9%
    97%      -       98%              9            26,532,395        7.8%          5.6822%         1.52           71.5%
    99%      -      100%              17           57,428,534       17.0%          5.6700%         1.47           75.0%
                                  ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               71        $ 338,144,534      100.0%          5.4461%         1.51x          75.1%
                                  ==========================================================================================

Maximum Occupancy Rate at U/W:                      100%
Minimum Occupancy Rate at U/W:                      82%
Wtd. Avg. Occupancy Rate at U/W:                    94%

(1)  Based on a Cut-off Date in August 2004.

                   UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                              NUMBER OF                     PERCENTAGE OF      AVERAGE                      WEIGHTED
                              UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE      WEIGHTED       AVERAGE
RANGE OF                       MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2   INTEREST      AVERAGE      CUT-OFF DATE
U/W DSCRS                       LOANS       BALANCE (1)        BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
   1.20x    -    1.22              2        $   1,960,726         0.6%          6.0500%         1.21x         77.0%
   1.23     -    1.25              3           17,922,973         5.3%          5.6514%         1.23          78.5%
   1.26     -    1.30             12           71,584,654        21.2%          5.7646%         1.28          75.5%
   1.31     -    1.35             10           59,936,856        17.7%          5.3745%         1.32          75.5%
   1.36     -    1.40              7           23,827,286         7.0%          5.4406%         1.38          75.1%
   1.41     -    1.45              3            4,385,493         1.3%          5.9055%         1.42          62.6%
   1.46     -    1.50              5           18,220,107         5.4%          5.7598%         1.49          74.0%
   1.51     -    1.70             12           59,267,491        17.5%          5.5925%         1.62          74.8%
   1.71     -    1.90              9           71,811,468        21.2%          4.8447%         1.82          77.5%
   1.91     -    3.03              2            6,280,096         1.9%          5.8691%         2.08          60.7%
   3.04     -    3.54x             1            2,947,385         0.9%          5.7400%         3.54          33.5%
                              -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           66        $ 338,144,534       100.0%          5.4461%         1.51x         75.1%
                              =========================================================================================

Maximum U/W DSCR:                              3.54x
Minimum U/W DSCR:                              1.20x
Wtd. Avg. U/W DSCR:                            1.51x

(1) Based on a Cut-off Date in August 2004.

                     CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                               WEIGHTED
                              NUMBER OF                     PERCENTAGE OF      AVERAGE                      WEIGHTED
                              UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE      WEIGHTED       AVERAGE
RANGE OF CUT-OFF DATE          MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2   INTEREST      AVERAGE      CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)        LOANS       BALANCE (1)        BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
  33.5%     -   40.0%              1       $    2,947,385         0.9%          5.7400%         3.54x         33.5%
  40.1%     -   70.0%             10           26,224,225         7.8%          5.9788%         1.63          59.2%
  70.1%     -   72.5%              5           18,810,817         5.6%          5.6990%         1.44          71.8%
  72.6%     -   75.0%             10           58,552,604        17.3%          5.5343%         1.41          73.7%
  75.1%     -   76.5%              8           55,266,624        16.3%          5.5166%         1.31          75.7%
  76.6%     -   78.0%             10           44,550,860        13.2%          5.0893%         1.59          77.1%
  78.1%     -   79.0%              9           52,719,974        15.6%          5.1952%         1.70          78.7%
  79.1%     -   80.0%             12           70,903,948        21.0%          5.3967%         1.48          79.5%
  80.1%     -   80.9%              1            8,168,099         2.4%          5.9300%         1.27          80.9%
                              -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           66       $  338,144,534       100.0%          5.4461%         1.51x         75.1%
                              =========================================================================================

Maximum Cut-off Date LTV Ratio (1):            80.9%
Minimum Cut-off Date LTV Ratio (1):            33.5%
Wtd. Avg. Cut-off Date LTV Ratio (1):          75.1%

(1)  Based on a Cut-off Date in August 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                         WEIGHTED
                        NUMBER OF                    PERCENTAGE OF       AVERAGE                       WEIGHTED
                        MORTGAGED    CUT-OFF DATE       INITIAL          MORTGAGE       WEIGHTED       AVERAGE
                          REAL         PRINCIPAL     LOAN GROUP NO. 2    INTEREST       AVERAGE      CUT-OFF DATE
STATE                  PROPERTIES     BALANCE (1)       BALANCE            RATE         U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Texas                      20        $  89,350,377       26.4%           5.7307%          1.40x         76.4%
Georgia                     4           50,949,392       15.1%           5.0229%          1.52          73.5%
Virginia                    4           44,265,884       13.1%           5.0504%          1.72          78.0%
Florida                     4           24,506,282        7.2%           5.9655%          1.44          74.3%
Pennsylvania                4           23,153,120        6.8%           5.0883%          1.95          68.7%
Maryland                    1           18,439,121        5.5%           5.0700%          1.26          75.6%
Ohio                        5           18,085,702        5.3%           5.4619%          1.47          75.7%
Illinois                    3           17,219,939        5.1%           5.7702%          1.51          79.0%
District of Columbia        1           10,224,269        3.0%           5.4700%          1.39          72.5%
Washington                  4            8,955,442        2.6%           5.6000%          1.70          78.3%
North Carolina              1            7,158,272        2.1%           4.8700%          1.37          77.0%
New York                    3            4,244,044        1.3%           6.4544%          1.41          65.3%
California                  3            3,564,414        1.1%           6.1268%          1.42          59.6%
Southern California (2)     3            3,564,414        1.1%           6.1268%          1.42          59.6%
Oklahoma                    2            3,106,611        0.9%           6.0868%          1.24          76.8%
Missouri                    2            2,922,943        0.9%           5.6678%          1.35          78.2%
Arizona                     2            2,814,896        0.8%           5.7334%          1.28          73.6%
Connecticut                 2            2,616,628        0.8%           6.1852%          1.62          78.7%
Tennessee                   1            2,292,047        0.7%           4.8400%          1.47          77.7%
New Hampshire               3            1,988,885        0.6%           5.9200%          1.32          71.3%
Indiana                     1            1,493,215        0.4%           6.0000%          1.89          54.3%
Iowa                        1              793,050        0.2%           5.8200%          1.55          75.5%
                       -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    71        $ 338,144,534      100.0%           5.4461%          1.51x         75.1%
                       ===========================================================================================

(1)  Based on a Cut-off Date in August 2004.
(2) Southern California consists of mortgaged properties in California zip codes less than or equal to 93600. Loan Group No. 2 does not include any properties in Northern California.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                WEIGHTED
                               NUMBER OF                    PERCENTAGE OF       AVERAGE                 WEIGHTED       WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL          MORTGAGE   WEIGHTED      AVERAGE       AVERAGE
                               MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2    INTEREST    AVERAGE   CUT-OFF DATE     REMAINING
LOAN TYPE                        LOANS      BALANCE (1)        BALANCE            RATE     U/W DSCR   LTV RATIO (1)  IO PERIOD (1)
--------------------------------------------------------------------------------------------------------------------------------
Balloons without IO Term          57        $ 241,464,460        71.4%           5.6321%      1.48x        73.9%          N/A
Balloons with Partial IO Term      5           42,100,000        12.5%           5.4192%      1.31         77.7%           21
Interest Only Balloon Loans        2           45,750,000        13.5%           4.6290%      1.82         78.1%           56
Interest Only ARD Loans            1            8,000,000         2.4%           4.5200%      1.86         79.2%           58
Fully Amortizing                   1              830,074         0.2%           6.6500%      1.35         73.8%          N/A
                              --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           66        $ 338,144,534       100.0%           5.4461%      1.51x        75.1%          N/A
                              ==================================================================================================

(1)  Based on a Cut-Off Date in August 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                       WEIGHTED
                                    NUMBER OF                        PERCENTAGE OF      AVERAGE                     WEIGHTED
                                    MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE      WEIGHTED        AVERAGE
                                       REAL          PRINCIPAL      LOAN GROUP NO. 2   INTEREST       AVERAGE     CUT-OFF DATE
PROPERTY TYPE                       PROPERTIES      BALANCE (1)         BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Multifamily                             71          $ 338,144,534       100.0%          5.4461%        1.51x          75.1%
                                   ---------------------------------------------------------------------------------------------
                                        71          $ 338,144,534       100.0%          5.4461%        1.51x          75.1%
                                   =============================================================================================

(1)  Based on a Cut-off Date in August 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                       WEIGHTED
                                    NUMBER OF                        PERCENTAGE OF      AVERAGE                     WEIGHTED
                                    MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE      WEIGHTED        AVERAGE
                PROPERTY               REAL          PRINCIPAL      LOAN GROUP NO. 2   INTEREST       AVERAGE     CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE            PROPERTIES      BALANCE (1)         BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Multifamily
                Conventional            69          $ 335,189,885        99.1%          5.4413%        1.51x          75.1%
                Manufactured Housing     2              2,954,649         0.9%          5.9863%        1.50           70.0%
                                   ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 71          $ 338,144,534       100.0%          5.4461%        1.51x          75.1%
                                   =============================================================================================

(1)  Based on a Cut-off Date in August 2004.

                  PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                       WEIGHTED      WEIGHTED          WEIGHTED
                                                                        AVERAGE      AVERAGE           AVERAGE         WEIGHTED
                                                       PERCENTAGE OF   REMAINING    REMAINING         REMAINING         AVERAGE
RANGE OF                      NUMBER OF  CUT-OFF DATE     INITIAL       LOCKOUT      LOCKOUT       LOCKOUT PLUS YM     REMAINING
REMAINING TERMS TO            MORTGAGE     PRINCIPAL   LOAN GROUP NO. 2 PERIOD    PLUS YM PERIOD PLUS PREMIUM PERIOD   MATURITY
STATED MATURITY (YEARS) (1,2)   LOANS     BALANCE (1)     BALANCE     (MONTHS) (1) (MONTHS) (1)      (MONTHS) (1)     (MONTHS) (1,2)
----------------------------------------------------------------------------------------------------------------------------------
     51       -         66       11       $ 80,561,314      23.8%           52           52                52               56
     67       -         96        2          6,175,976       1.8%           58           58                58               79
     97       -        116       24        112,645,518      33.3%          109          111               111              114
    117       -        121       27        134,637,164      39.8%           88          113               114              118
    122       -        234        2          4,124,561       1.2%          185          185               185              189
                             -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          66      $ 338,144,534     100.0%           87           98                98              102
                             =====================================================================================================

(1)  Based on a Cut-off Date in August 2004.
(2) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

                               PREPAYMENT OPTION

                                                                       WEIGHTED      WEIGHTED          WEIGHTED
                                                                        AVERAGE      AVERAGE           AVERAGE         WEIGHTED
                                                       PERCENTAGE OF   REMAINING    REMAINING         REMAINING         AVERAGE
                              NUMBER OF  CUT-OFF DATE     INITIAL       LOCKOUT      LOCKOUT       LOCKOUT PLUS YM     REMAINING
                              MORTGAGE     PRINCIPAL   LOAN GROUP NO. 2 PERIOD    PLUS YM PERIOD PLUS PREMIUM PERIOD   MATURITY
PREPAYMENT OPTION               LOANS     BALANCE (1)     BALANCE     (MONTHS) (1) (MONTHS) (1)      (MONTHS) (1)     (MONTHS) (1,2)
----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance             54      $ 285,854,800      84.5%           95            95                95              100
Lockout / Yield Maintenance      11         47,106,112      13.9%           34           111               111              115
Lockout / Defeasance / Static     1          5,183,622       1.5%          101           101               113              117
                             -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          66      $ 338,144,534     100.0%           87            98                98              102
                             =====================================================================================================

(1)  Based on a Cut-off Date in August 2004.
(2) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

             LOAN GROUP NO. 2 MORTGAGE POOL PREPAYMENT PROFILE (1)

                              NUMBER OF
               MONTHS SINCE    MORTGAGE   OUTSTANDING % OF POOL      YIELD       PREPAYMENT  % OF POOL
    DATE       CUT-OFF DATE     LOANS     BALANCE (MM) LOCKOUT   MAINTENANCE (2)  PREMIUM       OPEN        TOTAL
----------------------------------------------------------------------------------------------------------------------
   Mar-03            0           171       $ 1,006.4     100.00%        0.00%         0.00%       0.00%       100.00%
   Mar-04           12           171       $   996.4     100.00%        0.00%         0.00%       0.00%       100.00%
   Mar-05           24           171       $   985.4     100.00%        0.00%         0.00%       0.00%       100.00%
   Mar-06           36           171       $   973.4      96.33%        3.67%         0.00%       0.00%       100.00%
   Mar-07           48           171       $   960.7      95.41%        4.59%         0.00%       0.00%       100.00%
   Mar-08           60           166       $   856.6      90.27%        9.73%         0.00%       0.00%       100.00%
   Mar-09           72           166       $   842.5      90.28%        9.72%         0.00%       0.00%       100.00%
   Mar-10           84           165       $   813.9      90.12%        9.88%         0.00%       0.00%       100.00%
   Mar-11           96           165       $   798.2      89.31%        9.87%         0.81%       0.00%       100.00%
   Mar-12          108           164       $   781.5      78.10%        9.87%         5.77%       6.26%       100.00%
   Mar-13          120             9       $     1.9      85.60%       14.40%         0.00%       0.00%       100.00%
   Mar-14          132             9       $     1.6       85.5%        14.5%         0.00%       0.00%       100.00%
   Mar-15          144             9       $     1.2       71.4%        14.7%        13.88%       0.00%       100.00%
   Mar-16          156             9       $     0.8       70.5%        15.2%        14.36%       0.00%       100.00%
   Mar-17          168             9       $     0.3       66.6%        17.1%        16.25%       0.00%       100.00%
----------------------------------------------------------------------------------------------------------------------

(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the preliminary prospectus supplement.
(2) The Harbor Key Apartments Mortgatage Loan also provides for a defeasance option after the second anniversary of the REMIC date.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                             WEIGHTED
                          NUMBER OF                        PERCENTAGE OF      AVERAGE                    WEIGHTED
                          MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE     WEIGHTED       AVERAGE
                             REAL          PRINCIPAL       LOAN GROUP NO. 2  INTEREST      AVERAGE     CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES      BALANCE (1)         BALANCE          RATES      U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
Fee                           69          $ 319,920,265        94.6%          5.4684%       1.51x         75.1%
Leasehold                      1             10,224,269         3.0%          5.4700%       1.39          72.5%
Fee/Leasehold                  1              8,000,000         2.4%          4.5200%       1.86          79.2%
                          ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       71          $ 338,144,534       100.0%          5.4461%       1.51x         75.1%
                          ==========================================================================================

(1)  Based on a Cut-off Date in August 2004.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION DATE STATEMENT

                                                          TABLE OF CONTENTS

                                 ===================================================================
                                 STATEMENT SECTIONS                                          PAGE(s)
                                 ------------------                                          -------

                                 Certificate Distribution Detail                               2
                                 Certificate Factor Detail                                     3
                                 Reconciliation Detail                                         4
                                 Other Required Information                                    5
                                 Cash Reconciliation                                           6
                                 Ratings Detail                                                7
                                 Current Mortgage Loan and Property Stratification Tables    8 - 10
                                 Mortgage Loan Detail                                          11
                                 Principal Prepayment Detail                                   12
                                 Historical Detail                                             13
                                 Delinquency Loan Detail                                       14
                                 Specially Serviced Loan Detail                             15 - 16
                                 Modified Loan Detail                                          17
                                 Liquidated Loan Detail                                        18
                                 ===================================================================

                 DEPOSITOR                                   MASTER SERVICER                              SPECIAL SERVICER
===========================================  ==============================================  =======================================
Credit Suisse First Boston Mortgage          Midland Loan Services, Inc.                     Clarion Partners, LLC
Securities Corp.                             10851 Mastin Street, Bldg. 82                   335 Madison Avenue, 7th Floor
11 Madison Avenue, 5th Floor                 Suite 700                                       New York, NY 10017
New York, NY 10010                           Overland Park, KS 66210


Contact:      General Information Number     Contact:      Brad Hauger                       Contact:      Bruce G. Morrison
Phone Number: (212) 325-2000                 Phone Number: (913) 253-9000                    Phone Number: (212) 883-2500
===========================================  ==============================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

==============================================================================================================

                      Pass-Through     Original    Beginning      Principal        Interest      Prepayment
Class       CUSIP         Rate          Balance     Balance      Distribution    Distribution     Premium
==============================================================================================================
A-1                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-2                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-3                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-4                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-5                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-1-A                  0.000000%          0.00         0.00          0.00            0.00            0.00
B                      0.000000%          0.00         0.00          0.00            0.00            0.00
C                      0.000000%          0.00         0.00          0.00            0.00            0.00
D                      0.000000%          0.00         0.00          0.00            0.00            0.00
E                      0.000000%          0.00         0.00          0.00            0.00            0.00
F                      0.000000%          0.00         0.00          0.00            0.00            0.00
G                      0.000000%          0.00         0.00          0.00            0.00            0.00
H                      0.000000%          0.00         0.00          0.00            0.00            0.00
J                      0.000000%          0.00         0.00          0.00            0.00            0.00
K                      0.000000%          0.00         0.00          0.00            0.00            0.00
L                      0.000000%          0.00         0.00          0.00            0.00            0.00
M                      0.000000%          0.00         0.00          0.00            0.00            0.00
N                      0.000000%          0.00         0.00          0.00            0.00            0.00
O                      0.000000%          0.00         0.00          0.00            0.00            0.00
P                      0.000000%          0.00         0.00          0.00            0.00            0.00
R                      0.000000%          0.00         0.00          0.00            0.00            0.00
==============================================================================================================
Totals
==============================================================================================================

=================================================================
       Realized Loss/                                   Current
      Additional Trust       Total        Ending    Subordination
Class  Fund Expenses      Distribution    Balance        Level
=================================================================
A-1         0.00             0.00          0.00          0.00%
A-2         0.00             0.00          0.00          0.00%
A-3         0.00             0.00          0.00          0.00%
A-4         0.00             0.00          0.00          0.00%
A-5         0.00             0.00          0.00          0.00%
A-1-A       0.00             0.00          0.00          0.00%
B           0.00             0.00          0.00          0.00%
C           0.00             0.00          0.00          0.00%
D           0.00             0.00          0.00          0.00%
E           0.00             0.00          0.00          0.00%
F           0.00             0.00          0.00          0.00%
G           0.00             0.00          0.00          0.00%
H           0.00             0.00          0.00          0.00%
J           0.00             0.00          0.00          0.00%
K           0.00             0.00          0.00          0.00%
L           0.00             0.00          0.00          0.00%
M           0.00             0.00          0.00          0.00%
N           0.00             0.00          0.00          0.00%
O           0.00             0.00          0.00          0.00%
P           0.00             0.00          0.00          0.00%
R           0.00             0.00          0.00          0.00%
=================================================================
Totals
=================================================================

==========================================================================================================================
                                        Original    Beginning                                                     Ending
                       Pass-Through     Notional    Notional        Interest      Prepayment        Total         Notional
Class       CUSIP          Rate          Amount      Amount       Distribution     Premium       Distribution      Amount
==========================================================================================================================
A-X                    0.000000%          0.00         0.00          0.00            0.00            0.00           0.00
A-SP                   0.000000%          0.00         0.00          0.00            0.00            0.00           0.00
==========================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

=================================================================================================================
                                                                                    Realized Loss/
                  Beginning       Principal        Interest         Prepayment     Additional Trust     Ending
Class  CUSIP      Balance         Distribution     Distribution     Premium         Fund Expenses       Balance
=================================================================================================================
A-1               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-2               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-3               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-4               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-5               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-1-A             0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
B                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
C                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
D                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
E                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
F                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
G                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
H                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
J                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
K                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
L                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
M                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
N                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
O                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
P                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
=================================================================================================================

==============================================================================
                  Beginning                                         Ending
                  Notional        Interest         Prepayment       Notional
Class  CUSIP      Amount          Distribution     Premium          Amount
==============================================================================
A-X               0.00000000      0.00000000       0.00000000       0.00000000
A-SP              0.00000000      0.00000000       0.00000000       0.00000000
==============================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                        RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                                MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00            Current Period Accrued Master Servicing Fees                   0.00
Servicing Advances Outstanding                 0.00            Less Master Servicing Fees on Delinquent Payments              0.00
                                                               Less Reductions to Master Servicing Fees                       0.00
Reimbursement for Interest on P & I            0.00            Plus Master Servicing Fees for Delinquent Payments Received    0.00
Advances paid from general collections                         Plus Adjustments for Prior Master Servicing Calculation        0.00
                                                               Total Master Servicing Fees Collected                          0.00
Reimbursement for Interest on Servicing        0.00
Advances paid from general collections

CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================
                                                          Certificate    Unpaid     Optimal
          Accrued         Uncovered                         Deferred    Interest    Interest     Interest                 Appraisal
        Certificate      Prepayment      Indemnification    Interest   Shortfall  Distribution   Shortfall   Interest     Reduction
Class     Interest   Interest Shortfall      Expenses        Amount      Amount      Amount       Amount   Distribution    Amount
====================================================================================================================================
A-1
A-2
A-3
A-4
A-5
A-1-A
B
C
D
E
F
G
H
J
K
L
M
N
O
P
A-X
A-SP
====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                                Appraisal Reduction Amount
Available Distribution Amount                           0.00                    ====================================================
                                                                                          Appraisal     Cumulative     Most Recent
                                                                                Loan      Reduction        ASER         App. Red.
                                                                                Number     Amount         Amount           Date
                                                                                ====================================================
Aggregate Number of Outstanding Loans                      0

Aggregate Unpaid Principal Balance of Loans             0.00

Aggregate Stated Principal Balance of Loans             0.00


Aggregate Amount of Master Servicing Fee                0.00

Aggregate Amount of Special Servicing Fee               0.00

Aggregate Amount of Trustee Fee                         0.00

Aggregate Amount of Primary Servicing Fee               0.00

Aggregate Trust Fund Expenses                           0.00


Specially Serviced Loans not Delinquent

    Number of Outstanding Loans                            0                    ====================================================
                                                                                Total
    Aggregate Unpaid Principal Balance                  0.00                    ====================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------


TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability     0.00              Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------
      TOTAL INTEREST COLLECTED                               0.00       Reimbursement for Interest on Advances           0.00
                                                                        ASER Amount                                      0.00
  PRINCIPAL:                                                            Special Servicing Fee                            0.00
                                                                        Reduction of funds due to Non-Recoverability
    Scheduled Principal                               0.00                 Determinations                                0.00
    Unscheduled Principal                             0.00              Rating Agency Expenses                           0.00
      Principal Prepayments                           0.00              Attorney Fees & Expenses                         0.00
      Collection of Principal after Maturity Date     0.00              Bankruptcy Expense                               0.00
      Recoveries from Liquidation and Insurance                         Taxes Imposed on Trust Fund                      0.00
         Proceeds                                     0.00              Non-Recoverable Advances                         0.00
      Excess of Prior Principal Amounts paid          0.00              Other Expenses                                   0.00
      Curtailments                                    0.00                                                                    ------
    Negative Amortization                             0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
    Principal Adjustments                             0.00
      TOTAL PRINCIPAL COLLECTED                            ------     INTEREST RESERVE DEPOSIT                                  0.00
                                                             0.00
                                                                      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
  OTHER:                                                                Interest Distribution                            0.00
    Prepayment Penalties/Yield Maintenance            0.00              Principal Distribution                           0.00
    Repayment Fees                                    0.00              Prepayment Penalties/Yield Maintenance           0.00
    Borrower Option Extension Fees                    0.00              Borrower Option Extension Fees                   0.00
    Equity Payments Received                          0.00              Equity Payments Paid                             0.00
    Net Swap Counterparty Payments Received           0.00              Net Swap Counterparty Payments Paid              0.00
                                                           ------                                                             ------
      TOTAL OTHER COLLECTED                                  0.00         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
                                                           ------                                                             ------
TOTAL FUNDS COLLECTED                                        0.00   TOTAL FUNDS DISTRIBUTED                                     0.00
                                                           ======                                                             ======

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP       Fitch     Moody's     S&P     Fitch     Moody's     S&P
                           ===============================================================================
                           A-1
                           A-2
                           A-3
                           A-4
                           A-5
                           A-1-A
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           J
                           K
                           L
                           M
                           N
                           O
                           P
                           A-X
                           A-SP
                           ===============================================================================

                           NR  - Designates that the class was not rated by the above agency at the time of original issuance.

                           X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

                           N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                           Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                                99 Church Street                             55 Water Street
New York, New York 10004                              New York, New York 10007                     New York, New York 10041
(212) 908-0500                                        (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                       SCHEDULED BALANCE                                                     STATE (3)
===============================================================   ===============================================================
                                % of                                                              % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                   # of   Scheduled   Agg.   WAM          Weighted
 Balance     Loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)  State        Props   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================   ===============================================================















===============================================================   ===============================================================
Totals                                                            Totals
===============================================================   ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 8 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                 DEBT SERVICE COVERAGE RATIO (1)                                           PROPERTY TYPE (3)
================================================================   ================================================================
                                    % of                                                               % of
Debt Service    # of    Scheduled   Agg.  WAM        Weighted      Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  Loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)   Type            Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================   ================================================================








================================================================   ================================================================
Totals                                                             Totals
================================================================   ================================================================

                            NOTE RATE                                                          SEASONING
================================================================   ================================================================
                                    % of                                                               % of
Note            # of    Scheduled   Agg.  WAM        Weighted                      # of    Scheduled   Agg.  WAM        Weighted
Rate            Loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)   Seasoning       Loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================   ================================================================








================================================================   ================================================================
Totals                                                             Totals
================================================================   ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 9 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
======================================================================   ===========================================================
                                          % of                           Remaining                      % of
Anticipated Remaining   # of   Scheduled  Agg.  WAM        Weighted      Stated       # of   Scheduled  Agg.  WAM        Weighted
Term (2)                Loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)   Term         Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)
======================================================================   ===========================================================







======================================================================   ===========================================================
Totals                                                                   Totals
======================================================================   ===========================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                            AGE OF MOST RECENT NOI
======================================================================   ===========================================================
                                          % of                                                          % of
Remaining Amortization  # of   Scheduled  Agg.  WAM        Weighted      Age of Most  # of   Scheduled  Agg.  WAM        Weighted
Term                    Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)   Recent NOI   Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)
======================================================================   ===========================================================







======================================================================   ===========================================================
Totals                                                                   Totals
======================================================================   ===========================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

==========================================================================================================
                                                                          Anticipated              Neg.
Loan            Property                  Interest   Principal   Gross     Repayment    Maturity   Amort
Number   ODCR   Type (1)   City   State   Payment    Payment     Coupon       Date        Date     (Y/N)
==========================================================================================================













==========================================================================================================
Totals
==========================================================================================================

=============================================================================
         Beginning    Ending     Paid   Appraisal   Appraisal   Res.     Mod.
Loan     Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number    Balance     Balance    Date      Date       Amount     (2)     (3)
=============================================================================













=============================================================================
Totals
=============================================================================

------------------------------------------------------------------------------------------------------------------------------------
         (1) Property Type Code                           (2) Resolution Strategy Code                     (3) Modification Code
         ----------------------                           ----------------------------                     ---------------------

MF - Multi-Family       OF -  Office               1 - Modification       9 - Pending Return to         1 - Maturity Date Extension
RT - Retail             MU -  Mixed Use            2 - Foreclosure            Master Servicer           2 - Amortization Change
HC - Health Care        LO -  Lodging              3 - Bankruptcy        10 - Deed in Lieu Of           3 - Principal Write-Off
IN - Industrial         SS -  Self Storage         4 - Extension              Foreclosure               4 - Combination
WH - Warehouse          OT -  Other                5 - Note Sale         11 - Full Payoff
MH - Mobile Home Park                              6 - DPO               12 - Reps and Warranties
                                                   7 - REO               13 - Other or TBD
                                                   8 - Resolved
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

   ==============================================================================================================================
                                              Principal Prepayment Amount                         Prepayment Premium
                   Offering Document     ------------------------------------     -----------------------------------------------
   Loan Number      Cross-Reference      Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
   ==============================================================================================================================














   ==============================================================================================================================
   Totals
   ==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL
===================================================================================================
                                              Delinquencies
---------------------------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days   90 Days or More   Foreclosure      REO       Modifications
Date           #  Balance   #  Balance     #   Balance     #   Balance   #  Balance     #  Balance
===================================================================================================
















===================================================================================================

======================================   =========================
                    Prepayments             Rate and Maturities
--------------------------------------   -------------------------
Distribution Curtailments     Payoff     Next Weighted Avg.
Date          #   Amount    #   Amount    Coupon    Remit    WAM
======================================   =========================
















======================================   =========================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

=================================================================================================================================
                   Offering        # of                     Current     Outstanding    Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy        Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)      Code(2)      Transfer Date
=================================================================================================================================










=================================================================================================================================
Totals
=================================================================================================================================

===========================================================================
                               Actual      Outstanding
               Foreclosure    Principal     Servicing     Bankruptcy   REO
Loan Number        Date        Balance       Advances        Date      Date
===========================================================================










===========================================================================
Totals
===========================================================================

------------------------------------------------------------------------------------------------------------------------------------
                (1) Status of Mortgage Loan                                         (2) Resolution Strategy Code
                ---------------------------                                         ----------------------------

A - Payment Not Received       0 - Current                                     1 - Modification     9 - Pending Return to
    But Still in Grace Period  1 - One Month Delinquent                        2 - Foreclosure          Master Servicer
B - Late Payment But Less      2 - Two Months Delinquent                       3 - Bankruptcy      10 - Deed In Lieu Of
    Than 1 Month Delinquent    3 - Three or More Months Delinquent             4 - Extension            Foreclosure
                               4 - Assumed Scheduled Payment                   5 - Note Sale       11 - Full Payoff
                                   (Performing Matured Balloon)                6 - DPO             12 - Reps and Warranties
                               7 - Foreclosure                                 7 - REO             13 - Other or TBD
                               9 - REO                                         8 - Resolved

** Outstanding P & I Advances include the current period advance.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

================================================================================================================
              Offering       Servicing    Resolution
Loan          Document       Transfer      Strategy     Scheduled    Property             Interest    Actual
Number    Cross-Reference      Date        Code(1)       Balance     Type (2)    State      Rate      Balance
================================================================================================================













================================================================================================================

======================================================================
            Net                                            Remaining
Loan     Operating    DSCR            Note    Maturity    Amortization
Number    Income      Date    DSCR    Date      Date          Term
======================================================================













======================================================================

                   (1) Resolution Strategy Code                                             (2) Property Type Code
                   ----------------------------                                             ----------------------

1 - Modification   6  - DPO                     10 -  Deed in Lieu Of              MF  -  Multi-Family       OF  -  Office
2 - Foreclosure    7  - REO                           Foreclosure                  RT  -  Retail             MU  -  Mixed Use
3 - Bankruptcy     8  - Resolved                11 -  Full Payoff                  HC  -  Health Care        LO  -  Lodging
4 - Extension      9  - Pending Return          12 -  Reps and Warranties          IN  -  Industrial         SS  -  Self Storage
5 - Note Sale           to Master Servicer      13 -  Other or TBD                 WH  -  Warehouse          OT  -  Other
                                                                                   MH  -  Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
             Offering         Resolution        Site
Loan         Document          Strategy      Inspection                    Appraisal    Appraisal       Other REO
Number    Cross-Reference      Code (1)         Date       Phase 1 Date      Date         Value      Property Revenue    Comment
====================================================================================================================================













====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                                 1  -  Modification  6  -  DPO                 10  -  Deed in Lieu Of
                                 2  -  Foreclosure   7  -  REO                        Foreclosure
                                 3  -  Bankruptcy    8  -  Resolved            11  -  Full Payoff
                                 4  -  Extension     9  -  Pending Return      12  -  Reps and Warranties
                                 5  -  Note Sale           to Master Servicer  13  -  Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
               Offering
 Loan          Document         Pre-Modification
Number     Cross-Reference          Balance          Modification Date                    Modification Description
====================================================================================================================================




















====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO]             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                          SERIES 2004-C3                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:  09/17/2004
                                                                                          RECORD DATE:   08/31/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

====================================================================================================================================
           Final Recovery        Offering                                                             Gross Proceeds     Aggregate
Loan       Determination         Document        Appraisal     Appraisal     Actual      Gross          as a % of        Liquidation
Number         Date          Cross-Reference        Date          Value      Balance     Proceeds     Actual Balance     Expenses *
====================================================================================================================================















====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

=================================================================================
                             Net        Net Proceeds                  Repurchased
Loan                    Liquidation       as a % of       Realized     by Seller
Number                    Proceeds      Actual Balance      Loss         (Y/N)
=================================================================================















=================================================================================
Current Total
=================================================================================
Cumulative Total
=================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 18

                                    EXHIBIT C
                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES


         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:


                                                  CLASS A-1 CERTIFICATES

                                                      PREPAYMENTS
                                                      -----------
FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................           %               %               %               %               %
August 2005...............................
August 2006...............................
August 2007...............................
August 2008 and thereafter................

WEIGHTED AVERAGE LIFE (IN YEARS)

                                                  CLASS A-2 CERTIFICATES

                                                      PREPAYMENTS
                                                      -----------
FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................           %               %               %               %               %
August 2005...............................
August 2006...............................
August 2007...............................
August 2008...............................
August 2009 and thereafter................

WEIGHTED AVERAGE LIFE (IN YEARS)

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                                                  CLASS A-3 CERTIFICATES

                                                      PREPAYMENTS
                                                      -----------
FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................           %               %               %               %               %
August 2005...............................
August 2006...............................
August 2007...............................
August 2008...............................
August 2009...............................
August 2010...............................
August 2011...............................
August 2012...............................
August 2013...............................
August 2014 and thereafter................

WEIGHTED AVERAGE LIFE (IN YEARS)


                                                  CLASS A-4 CERTIFICATES

                                                      PREPAYMENTS
                                                      -----------
FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................           %               %               %               %               %
August 2005...............................
August 2006...............................
August 2007...............................
August 2008...............................
August 2009...............................
August 2010...............................
August 2011...............................
August 2012...............................
August 2013...............................
August 2014 and thereafter................

WEIGHTED AVERAGE LIFE (IN YEARS)

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                                                  CLASS A-5 CERTIFICATES

                                                      PREPAYMENTS
                                                      -----------
FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................           %               %               %               %               %
August 2005...............................
August 2006...............................
August 2007...............................
August 2008...............................
August 2009...............................
August 2010...............................
August 2011...............................
August 2012...............................
August 2013...............................
August 2014 and thereafter................

WEIGHTED AVERAGE LIFE (IN YEARS)

                                                   CLASS B CERTIFICATES

                                                      PREPAYMENTS
                                                      -----------
FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................           %               %               %               %               %
August 2005...............................
August 2006...............................
August 2007...............................
August 2008...............................
August 2009...............................
August 2010...............................
August 2011...............................
August 2012...............................
August 2013...............................
August 2014 and thereafter................

WEIGHTED AVERAGE LIFE (IN YEARS)

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                                                   CLASS C CERTIFICATES

                                                      PREPAYMENTS
                                                      -----------
FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................           %               %               %               %               %
August 2005...............................
August 2006...............................
August 2007...............................
August 2008...............................
August 2009...............................
August 2010...............................
August 2011...............................
August 2012...............................
August 2013...............................
August 2014 and thereafter................

WEIGHTED AVERAGE LIFE (IN YEARS)

                                                   CLASS D CERTIFICATES

                                                      PREPAYMENTS
                                                      -----------
FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................           %               %               %               %               %
August 2005...............................
August 2006...............................
August 2007...............................
August 2008...............................
August 2009...............................
August 2010...............................
August 2011...............................
August 2012...............................
August 2013...............................
August 2014 and thereafter................

WEIGHTED AVERAGE LIFE (IN YEARS)

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

DISTRIBUTION DATE      REFERENCE RATE      DISTRIBUTION DATE      REFERENCE RATE
-----------------      --------------      -----------------      --------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC will be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder will be subject to 30% withholding unless each U.S. withholding agent receives:

         1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

         2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

         3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

              (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                   (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                   (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

                   (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                   (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury regulations; or

              (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                   (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                   (ii) certifying that the nonqualified intermediary is not acting for its own account,

                   (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                   (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or
                          (iv) of the U.S. Treasury regulations; or

         5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

         o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

         o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         o    can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                                       [PICTURE]





                                        24. DEARBORN | Dearborn,
              [PICTURE]                       ATRIUM | MI





                                                       [PICTURE]





 9. 615 CHESNUT | Philadelphia,         15. GWINNETT CROSSING | Duluth,
         STREET | PA                               APARTMENTS | GA






                                    [PICTURE]





 6. CENTERPOINTE | Grand Rapids,
            MALL | MI







                  [PICTURE]                               [PICTURE]






23. ENCINO | Encino,                           54. ENGLISH HILLS | Charlotte,
    ATRIUM | CA                                       APARTMENTS | NC

                                    [PICTURE]






12. LAKEWOOD | Lakewood,
      SQUARE | CA



                  [PICTURE]


                                                             [PICTURE]
7A.         BC WOOD PORTFOLIO - | Louiseville,
    DIXIE MANOR SHOPPING CENTER | KY

                                                 8H.    STARCREST | San Antonio,
                                                     SELF STORAGE | TX

                  [PICTURE]



70.         CEDARFIELD AT | Portsmouth,
    CHURCHLAND APARTMENTS | VA
                                                   [PICTURE]



                                 79A. LEHIGH INDUSTRIAL PORTFOLIO - | Bethlehem,
                                           2440 BRODHEAD ROAD (LBC) | PA





                                    [PICTURE]



5.       CENTRO | Vega Alta,
   GRAND CARIBE | PR

      The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2004-C3.xls". The spreadsheet file "CSFBMSC 2004-C3.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.


----------------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

--------------------------------------------------------------------------------
                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation;

o    consist of one or more classes with various payment characteristics;

o    evidence beneficial ownership interests in a trust established by us; and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.
--------------------------------------------------------------------------------
THE TRUST ASSETS:

The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties;

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or

o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.
--------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May 14, 2004.

                                TABLE OF CONTENTS

                                                                            PAGE

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3

SUMMARY OF PROSPECTUS..........................................................4

RISK FACTORS..................................................................12

CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................29

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................29

USE OF PROCEEDS...............................................................30

DESCRIPTION OF THE TRUST ASSETS...............................................30

YIELD AND MATURITY CONSIDERATIONS.............................................54

DESCRIPTION OF THE CERTIFICATES...............................................60

DESCRIPTION OF THE GOVERNING DOCUMENTS........................................68

DESCRIPTION OF CREDIT SUPPORT.................................................78

LEGAL ASPECTS OF MORTGAGE LOANS...............................................80

FEDERAL INCOME TAX CONSEQUENCES...............................................91

STATE AND OTHER TAX CONSEQUENCES.............................................126

ERISA CONSIDERATIONS.........................................................127

LEGAL INVESTMENT.............................................................130

PLAN OF DISTRIBUTION.........................................................131

LEGAL MATTERS................................................................132

FINANCIAL INFORMATION........................................................132

RATING.......................................................................133

GLOSSARY.....................................................................134

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE.........................  Credit Suisse First Boston Mortgage
                                     Securities Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse First Boston Management LLC, which in turn is a wholly-owned subsidiary of Credit Suisse First Boston
                                     (USA), Inc., which in turn is a
                                     wholly-owned subsidiary of Credit Suisse
                                     First Boston, Inc. See "Credit Suisse First
                                     Boston Mortgage Securities Corp."

THE SECURITIES BEING OFFERED.......  The securities that will be offered by this prospectus and the related prospectus
                                     supplements consist of
                                     commercial/multifamily mortgage
                                     pass-through certificates. These
                                     certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                     Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES.....  We may not publicly offer all the commercial/multifamily mortgage
                                     pass-through certificates evidencing
                                     interests in one of our trusts. We may
                                     elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS............  In general, a pooling and servicing agreement or other similar agreement or
                                     collection of agreements will govern, among other things--

                                     o     the issuance of each series of
                                           offered certificates;

                                     o     the creation of and transfer of
                                           assets to the related trust; and

                                     o     the servicing and administration of
                                           those assets.

                                     The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                     If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                     o     a master servicer that will generally
                                           be responsible for performing
                                           customary servicing duties with
                                           respect to those mortgage loans that
                                           are not defaulted or otherwise
                                           problematic in any material respect;
                                           and

                                     o     a special servicer that will
                                           generally be responsible for
                                           servicing and administering those
                                           mortgage loans that are defaulted or
                                           otherwise problematic in any material
                                           respect and real estate assets
                                           acquired as part of the related trust
                                           with respect to defaulted mortgage
                                           loans.

                                     The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                     If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                     In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS....................  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                     o     rental or cooperatively-owned
                                           buildings with multiple dwelling
                                           units;

                                     o     retail properties related to the sale
                                           of consumer goods and other products,
                                           or related to providing
                                           entertainment, recreational or
                                           personal services, to the general
                                           public;

                                     o     office buildings;

                                     o     hospitality properties;

                                     o     casino properties;

                                     o     health care-related facilities;

                                     o     industrial facilities;

                                     o     warehouse facilities, mini-warehouse
                                           facilities and self-storage
                                           facilities;

                                     o     restaurants, taverns and other
                                           establishments involved in the food
                                           and beverage industry;

                                     o     manufactured housing communities,
                                           mobile home parks and recreational
                                           vehicle parks;

                                     o     recreational and resort properties;

                                     o     arenas and stadiums;

                                     o     churches and other religious
                                           facilities;

                                     o     parking lots and garages;

                                     o     mixed use properties;

                                     o     other income-producing properties;
                                           and/or

                                     o     unimproved land.

                                     The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                     o     may provide for the accrual of
                                           interest at a mortgage interest rate
                                           that is fixed over its term, that
                                           resets on one or more specified dates
                                           or that otherwise adjusts from time
                                           to time;

                                     o     may provide for the accrual of
                                           interest at a mortgage interest rate
                                           that may be converted at the
                                           borrower's election from an
                                           adjustable to a fixed interest rate
                                           or from a fixed to an adjustable
                                           interest rate;

                                     o     may provide for no accrual of
                                           interest;

                                     o     may provide for level payments to
                                           stated maturity, for payments that
                                           reset in amount on one or more
                                           specified dates or for payments that
                                           otherwise adjust from time to time to
                                           accommodate changes in the mortgage
                                           interest rate or to reflect the
                                           occurrence of specified events;

                                     o     may be fully amortizing or,
                                           alternatively, may be partially
                                           amortizing or nonamortizing, with a
                                           substantial payment of principal due
                                           on its stated maturity date;

                                     o     may permit the negative amortization
                                           or deferral of accrued interest;

                                     o     may prohibit some or all voluntary
                                           prepayments or require payment of a
                                           premium, fee or charge in connection
                                           with those prepayments;

                                     o     may permit defeasance and the release
                                           of real property collateral in
                                           connection with that defeasance;

                                     o     may provide for payments of
                                           principal, interest or both, on due
                                           dates that occur monthly, bi-monthly,
                                           quarterly, semi-annually, annually or
                                           at some other interval; and/or

                                     o     may have two or more component parts,
                                           each having characteristics that are
                                           otherwise described in this
                                           prospectus as being attributable to
                                           separate and distinct mortgage loans.

                                     Most, if not all, of the mortgage loans
                                     underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                     We do not originate mortgage loans.
                                     However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                     Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                     The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                     o     the security has been registered
                                           under the Securities Act of 1933, as
                                           amended; or

                                     o     we would be free to publicly resell
                                           the security without registration.

                                     See "Description of the Trust
                                     Assets--Mortgage-Backed Securities."

                                     We will describe the specific
                                     characteristics of the mortgage assets
                                     underlying a series of offered certificates in the related prospectus supplement.

                                     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.........  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                     o cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                     o     other mortgage loans or
                                           mortgage-backed securities that--

                                           1.    conform to the description of
                                                 mortgage assets in this
                                                 prospectus; and

                                           2.    satisfy the criteria set forth
                                                 in the related prospectus
                                                 supplement.

                                     In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                     o     conform to the description of
                                           mortgage assets in this prospectus;
                                           and

                                     o     satisfy the criteria set forth in the
                                           related prospectus supplement.

                                     No replacement of mortgage assets or
                                     acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES.......................  An offered certificate may entitle the holder to receive--

                                     o     a stated principal amount;

                                     o     interest on a principal balance or
                                           notional amount, at a fixed, variable
                                           or adjustable pass-through rate;

                                     o     specified, fixed or variable portions
                                           of the interest, principal or other
                                           amounts received on the related
                                           mortgage assets;

                                     o     payments of principal, with
                                           disproportionate, nominal or no
                                           payments of interest;

                                     o     payments of interest, with
                                           disproportionate, nominal or no
                                           payments of principal;

                                     o     payments of interest or principal
                                           that commence only as of a specified
                                           date or only after the occurrence of
                                           specified events, such as the payment
                                           in full of the interest and principal
                                           outstanding on one or more other
                                           classes of certificates of the same
                                           series;

                                     o     payments of principal to be made,
                                           from time to time or for designated
                                           periods, at a rate that is--

                                           1.    faster and, in some cases,
                                                 substantially faster, or

                                           2.    slower and, in some cases,
                                                 substantially slower,

                                     than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                     o     payments of principal to be made,
                                           subject to available funds, based on
                                           a specified principal payment
                                           schedule or other methodology; or

                                     o     payments of all or part of the
                                           prepayment or repayment premiums,
                                           fees and charges, equity
                                           participations payments or other
                                           similar items received on the related
                                           mortgage assets.

                                     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                     A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                     We will describe the specific
                                     characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY
RELATED PROTECTION FOR THE
OFFERED CERTIFICATES...............  Some classes of offered certificates may be protected in full or in part against
                                     defaults and losses, or select types of
                                     defaults and losses, on the related
                                     mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                     The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                     o     guaranteed investment contracts in
                                           accordance with which moneys held in
                                           the funds and accounts established
                                           with respect to those offered
                                           certificates will be invested at a
                                           specified rate;

                                     o     interest rate exchange agreements,
                                           interest rate cap or floor
                                           agreements, or other agreements and
                                           arrangements designed to reduce the
                                           effects of interest rate fluctuations
                                           on the related mortgage assets or on
                                           one or more classes of those offered
                                           certificates; or

                                     o     currency exchange agreements or other
                                           agreements and arrangements designed
                                           to reduce the effects of currency
                                           exchange rate fluctuations with
                                           respect to the related mortgage
                                           assets and one or more classes of
                                           those offered certificates.

                                     We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                     See "Risk Factors," "Description of the
                                     Trust Assets" and "Description of Credit
                                     Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS....................  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                     o     delinquent scheduled payments of
                                           principal and/or interest, other than
                                           balloon payments;

                                     o     property protection expenses;

                                     o     other servicing expenses; or

                                     o     any other items specified in the
                                           related prospectus supplement.

                                     Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                     If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION...............  We will describe in the related prospectus supplement any circumstances in which a
                                     specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                     o     all the mortgage assets in any
                                           particular trust, thereby resulting
                                           in a termination of the trust; or

                                     o     that portion of the mortgage assets
                                           in any particular trust as is
                                           necessary or sufficient to retire one
                                           or more classes of offered
                                           certificates of the related series.

                                     See "Description of the
                                     Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES.......................  Any class of offered certificates will constitute or evidence ownership of--

                                     o     regular interests or residual
                                           interests in a real estate mortgage
                                           investment conduit under Sections
                                           860A through 860G of the Internal
                                           Revenue Code of 1986; or

                                     o     interests in a grantor trust under
                                           subpart E of Part I of subchapter J
                                           of the Internal Revenue Code of 1986.

                                    See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS.......  If you are a fiduciary of a retirement plan or other employee benefit plan or
                                     arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT...................  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     o investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     o    that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     Many of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow;

     o    reduce operating and repair costs; and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     Borrowers May Be Unable to Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     o prohibit the related borrower from encumbering the related real property with additional secured debt, or

     o require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

     If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property; or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     o    the default is deemed to be immaterial;

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury; or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     o    war;

     o    revolution;

     o    governmental actions;

     o    floods and other water-related causes;

     o    earth movement, including earthquakes, landslides and mudflows;

     o    wet or dry rot;

     o    vermin; and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners; or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower; or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint; and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     o    generally will not be reduced by losses from other activities;

     o for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management LLC, who is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc., who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period;

     o an estate for years, which consists of ownership of the property for a specified period of years;

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     o    shares in a cooperative corporation which owns the property; or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to the payment of real estate taxes; and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency;

     o    any forbearance arrangement then in effect;

     o    the condition of the related real property; and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include--

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project; and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments;

     o    real property taxes;

     o    maintenance expenses; and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders; and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers;

     o    factory outlet centers;

     o    malls;

     o    automotive sales and service centers;

     o    consumer oriented businesses;

     o    department stores;

     o    grocery stores;

     o    convenience stores;

     o    specialty shops;

     o    gas stations;

     o    movie theaters;

     o    fitness centers;

     o    bowling alleys;

     o    salons; and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     o    to lower rents;

     o    to grant a potential tenant a free rent or reduced rent period;

     o    to improve the condition of the property generally; or

     o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include--

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including--

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     o the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include--

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events; and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include--

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     o location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     o    building design;

     o    location and visibility;

     o    tenant privacy;

     o    efficient access to the property;

     o proximity to potential users, including apartment complexes or commercial users;

     o    services provided at the property, such as security;

     o    age and appearance of the improvements; and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment;

     o    product;

     o    price;

     o    value;

     o    quality;

     o    service;

     o    convenience;

     o    location; and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs;

     o    more favorable locations;

     o    more effective marketing;

     o    more efficient operations; or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     o actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether or not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location;

     o    its size;

     o    the surrounding neighborhood; and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property; and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan;

     o    cover operating expenses; and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities;

     o    hotels and motels;

     o    recreational vehicle parks; and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses;

     o    retail stores;

     o    office buildings; and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement; and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended;

     o    will be exempt from the registration requirements of that Act;

     o will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     o    conform to the description of mortgage assets in this prospectus; and

     o    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates;

     o    the pass-through rate on your offered certificates; and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust; or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property; or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods; and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     o    to convert to a fixed rate loan and thereby lock in that rate; or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property;

     o    meet cash flow needs; or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     o    the relative importance of those factors;

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization; or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances; and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan; or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower; or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2. slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     o    the periodic payment date for that series; and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     o    a 360-day year consisting of twelve 30-day months;

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     o the actual number of days elapsed during each relevant period in a normal calendar year; or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class; and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments;

     o    property protection expenses;

     o    other servicing expenses; or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     o at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates; and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year; or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream, Luxembourg. DTC is--

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking corporation" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the

Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     o    that the unaffiliated seller had good title to each mortgage loan;

     o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     o that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     o that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     o have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     o those procedures are consistent with the terms of the related Governing Document; and

     o they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o    make the initial determination of appropriate action;

     o    evaluate the success of corrective action;

     o    develop additional initiatives;

     o    institute foreclosure proceedings and actually foreclose; or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections; and

     o    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan;

     o    making calculations with respect to the mortgage loan; and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     o succeeding to our business or the business of any related master servicer, special servicer or manager, will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage;

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     o    the knowledge of the parties to the mortgage; and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property; and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor;

     o    the trustee to whom the real property is conveyed; and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     o    the express provisions of the related instrument;

     o    the law of the state in which the real property is located;

     o    various federal laws; and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent; or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings; and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property; and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions; or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale; and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security; and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent;

     o    accelerated rent;

     o    damages; or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     o    assume the lease and either retain it or assign it to a third party;
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials; and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     o    banks;

     o    insurance companies; and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered; and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     o regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     o a mortgage in default or as to which default is reasonably foreseeable;

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     o    a mortgage that was fraudulently procured by the mortgagor; and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     o    a fixed number of basis points;

     o    a fixed percentage of the total interest; or

     o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate;

     o    a qualified floating rate;

     o    an objective rate;

     o a combination of a single fixed rate and one or more qualified floating rates;

     o a combination of a single fixed rate and one qualified inverse floating rate; or

     o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     o    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     o    the issue price of the certificate; increased by

     o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     o    on the basis of a constant yield method;

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your certificate; and

     o the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     o    "excess inclusions";

     o    residual interests without "significant value"; and

     o    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     Taxable Income of the REMIC. The taxable income of a REMIC will equal--

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     o    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

     o    the amount paid for that REMIC residual certificate; increased by

     o amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     o distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o    through distributions;

     o    through the deduction of any net losses of the REMIC; or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o the daily portions of REMIC taxable income allocable to that certificate; over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the certificate; increased by

     o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies;

     o    common trust funds; and

     o    certain cooperatives.

     The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     o from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     o from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     o the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

     3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     Mark-to-Market Rules. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts, then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     o 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2009.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     o    the cost of the certificate to that certificateholder; increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Holders that recognize a loss on a sale or exchange of a REMIC regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     o    reacquires that same REMIC residual certificate;

     o    acquires any other residual interest in a REMIC; or

     o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     o    the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so; and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     o    events that have occurred up to the time of the transfer;

     o    the prepayment assumption; and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     o    the United States;

     o    any State or political subdivision thereof;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     o the residual interests in the entity are not held by disqualified organizations; and

     o the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income;

     o    deductions;

     o    gains;

     o    losses; and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations;

     o    trusts;

     o    securities dealers; and

     o    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o 30 days after the end of the quarter for which the information was requested; or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income;

     o    excess inclusions;

     o    investment expenses; and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

     o    a foreign person; and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors; or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o    foreign persons, or

     o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     o A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

     o    normal administration fees, and

     o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

     will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     o    "permitted assets" within the meaning of Section 860L(c) of the Code;
          and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be--

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     o in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o a class of grantor trust strip certificates is issued as part of the same series; or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer;

     o    a special servicer;

     o    any sub-servicer; or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     o    the treatment of certain stripped bonds as market discount bonds; and

     o    de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     o    the sum of all payments to be made on that certificate;

     o    other than qualified stated interest, if any; and

     o the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o there is no original issue discount or only a de minimis amount of original issue discount; or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     o    0.25% of the stated redemption price; and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o    the stated redemption price of the mortgage loans; and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o    the issue price of the mortgage loan; increased by

     o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o be allocated among the payments of stated redemption price on the mortgage loan; and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you; and

     o the projected payments remaining to be made thereon at the time of the purchase; plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     o the prepayment assumption we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     o the amount realized on the sale or exchange of a grantor trust certificate; and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     o    its cost; increased by

     o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     o    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     o the amount of servicing compensation received by a master servicer or special servicer; and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o    a custodian of a person's account;

     o    a nominee; and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     o    Plans; and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     o    investment prudence and diversification; and

     o    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     o those with discretionary authority or control over the assets of the entity;

     o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     o those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan; or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan; and

     o    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     o    consider your general fiduciary obligations under ERISA; and

     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. In any event, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency has amended 12 C.F.R.
Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift Supervision has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives

Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliates, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

     o    by placements by us with institutional investors through dealers; and

     o    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent;

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Cadwalader, Wickersham & Taft LLP; or

     o    Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates.

Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means--

     o    the United States;

     o    any State or political subdivision of the United States;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear Operator" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "Pass-Through Entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.